   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON             , 1999

                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                            ------------------------

                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------

                     LEVIATHAN GAS PIPELINE PARTNERS, L.P.
                         LEVIATHAN FINANCE CORPORATION
           (Exact name of co-registrants as specified in its charter)

             DELAWARE                             1311                            76-0396023
             DELAWARE                             1311                            76-0605880
 (State or other jurisdiction of      (Primary Standard Industrial             (I.R.S. Employer
  incorporation or organization)      Classification Code Number)           Identification Number)

                                                                       GRANT E. SIMS
                                                                  CHIEF EXECUTIVE OFFICER
              EL PASO ENERGY BUILDING                             EL PASO ENERGY BUILDING
         1001 LOUISIANA STREET, 26TH FLOOR                   1001 LOUISIANA STREET, 26TH FLOOR
               HOUSTON, TEXAS 77002                                HOUSTON, TEXAS 77002
                  (713) 420-2131                                      (713) 420-2131
    (Address, including zip code, and telephone           (Name, address, including zip code, and
           number including area code of                   telephone number, including area code
     registrants' principal executive offices)                     of agent for service)

                                    Copy to:
                              J. VINCENT KENDRICK
                   AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
                        1900 PENNZOIL PLACE, SOUTH TOWER
                              711 LOUISIANA STREET
                              HOUSTON, TEXAS 77002
                                 (713) 220-5800
                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable following the effectiveness of this Registration Statement.

     If any of the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
                                                                        PROPOSED MAXIMUM     PROPOSED MAXIMUM     AMOUNT OF
              TITLE OF EACH CLASS OF                  AMOUNT TO BE     OFFERING PRICE PER   AGGREGATE OFFERING   REGISTRATION
            SECURITIES TO BE REGISTERED                REGISTERED          NEW NOTES             PRICE(1)           FEE(1)
------------------------------------------------------------------------------------------------------------------------------
10 3/8% Series B Senior Subordinated Notes due
  2009.............................................   $175,000,000            100%             $175,000,000        $48,650
------------------------------------------------------------------------------------------------------------------------------
Guarantees of Series B Senior Subordinated
  Notes(2).........................................        --                  --                   --               (3)
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------

(1) In accordance with Rule 457(f)(2), the registration fee is calculated based on book value, which has been computed as of June 14, 1999, of the outstanding 10 3/8% Series A Senior Subordinated Notes due 2009 to be canceled in the exchange transaction hereunder.
(2) Each of the subsidiaries of Leviathan Gas Pipeline Partners, L.P. that is listed on the Table of Additional Registrant Guarantors on the following page has guaranteed the notes being registered pursuant hereto.
(3) Pursuant to Rule 457(n), no separate fee is payable with respect to the guaranties of the notes being registered.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                   TABLE OF ADDITIONAL REGISTRANT GUARANTORS

                                                       STATE OR OTHER                                    ADDRESS,
                                                      JURISDICTION OF     IRS EMPLOYER            INCLUDING ZIP CODE AND
                   EXACT NAME OF                      INCORPORATION OR   IDENTIFICATION       TELEPHONE NUMBER OF REGISTRANT
                REGISTRANT GUARANTOR                    ORGANIZATION         NUMBER       GUARANTOR'S PRINCIPAL EXECUTIVE OFFICES
                --------------------                  ----------------   --------------   ---------------------------------------
Delos Offshore Company, L.L.C.......................  Delaware             76-0543455     El Paso Energy Building
                                                                                           1001 Louisiana Street, 26th Floor
                                                                                           Houston, Texas 77002
                                                                                           (713) 420-2131
Ewing Bank Gathering Company, L.L.C.................  Delaware             76-0391368     El Paso Energy Building
                                                                                           1001 Louisiana Street, 26th Floor
                                                                                           Houston, Texas 77002
                                                                                           (713) 420-2131
Flextrend Development Company, L.L.C................  Delaware             76-0470583     El Paso Energy Building
                                                                                           1001 Louisiana Street, 26th Floor
                                                                                           Houston, Texas 77002
                                                                                           (713) 420-2131
Green Canyon Pipe Line Company, L.L.C...............  Delaware             76-0390827     El Paso Energy Building
                                                                                           1001 Louisiana Street, 26th Floor
                                                                                           Houston, Texas 77002
                                                                                           (713) 420-2131
Leviathan Oil Transport Systems, L.L.C..............  Delaware             76-0439426     El Paso Energy Building
                                                                                           1001 Louisiana Street, 26th Floor
                                                                                           Houston, Texas 77002
                                                                                           (713) 420-2131
Manta Ray Gathering Company, L.L.C..................  Delaware             76-0390825     El Paso Energy Building
                                                                                           1001 Louisiana Street, 26th Floor
                                                                                           Houston, Texas 77002
                                                                                           (713) 420-2131
Poseidon Pipeline Company, L.L.C....................  Delaware             76-0464961     El Paso Energy Building
                                                                                           1001 Louisiana Street, 26th Floor
                                                                                           Houston, Texas 77002
                                                                                           (713) 420-2131
Sailfish Pipeline Company, L.L.C....................  Delaware             76-0523106     El Paso Energy Building
                                                                                           1001 Louisiana Street, 26th Floor
                                                                                           Houston, Texas 77002
                                                                                           (713) 420-2131
Stingray Holding, L.L.C.............................  Delaware             76-0390830     El Paso Energy Building
                                                                                           1001 Louisiana Street, 26th Floor
                                                                                           Houston, Texas 77002
                                                                                           (713) 420-2131
Tarpon Transmission Company.........................  Texas                75-1548949     El Paso Energy Building
                                                                                           1001 Louisiana Street, 26th Floor
                                                                                           Houston, Texas 77002
                                                                                           (713) 420-2131
Transco Hydrocarbons Company, L.L.C.................  Delaware             76-0390837     El Paso Energy Building
                                                                                           1001 Louisiana Street, 26th Floor
                                                                                           Houston, Texas 77002
                                                                                           (713) 420-2131
Texam Offshore Gas Transmission, L.L.C..............  Delaware             76-0390835     El Paso Energy Building
                                                                                           1001 Louisiana Street, 26th Floor
                                                                                           Houston, Texas 77002
                                                                                           (713) 420-2131
Transco Offshore Pipeline Company, L.L.C............  Delaware             76-0390832     El Paso Energy Building
                                                                                           1001 Louisiana Street, 26th Floor
                                                                                           Houston, Texas 77002
                                                                                           (713) 420-2131
VK Deepwater Gathering Company, L.L.C...............  Delaware             76-0439425     El Paso Energy Building
                                                                                           1001 Louisiana Street, 26th Floor
                                                                                           Houston, Texas 77002
                                                                                           (713) 420-2131
VK-Main Pass Gathering Company, L.L.C...............  Delaware             76-0439424     El Paso Energy Building
                                                                                           1001 Louisiana Street, 26th Floor
                                                                                           Houston, Texas 77002
                                                                                           (713) 420-2131
Viosca Knoll Gathering Company......................  Delaware             76-0439596     El Paso Energy Building
                                                                                           1001 Louisiana Street, 26th Floor
                                                                                           Houston, Texas 77002
                                                                                           (713) 420-2131

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                   SUBJECT TO COMPLETION, DATED JUNE 18, 1999

PRELIMINARY PROSPECTUS

                     LEVIATHAN GAS PIPELINE PARTNERS, L.P.
                         LEVIATHAN FINANCE CORPORATION
                                  $175,000,000

                       OFFER TO EXCHANGE ALL OUTSTANDING
              10 3/8% SERIES A SENIOR SUBORDINATED NOTES DUE 2009

                                      FOR

              10 3/8% SERIES B SENIOR SUBORDINATED NOTES DUE 2009
           THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

     We are offering to exchange all of our outstanding 10 3/8% Series A Senior Subordinated Notes due 2009 for our registered 10 3/8% Series B Senior Subordinated Notes due 2009. The Series A notes were issued on May 27, 1999. The terms of the Series B notes are substantially identical to the terms of the Series A notes, except that we have registered the Series B notes with the Securities and Exchange Commission. Because we have registered the Series B notes, the Series B notes will not be subject to certain transfer restrictions and will not be entitled to registration rights. The Series A notes and Series B notes are collectively referred to in this prospectus as the "notes."

THE SERIES B NOTES:

     - The Series B notes will mature on June 1, 2009.

     - We will pay interest on the Series B notes semi-annually on June 1 and December 1 of each year beginning December 1, 1999 at the rate of 10 3/8% per annum.

     - We may redeem the Series B notes at any time after June 1, 2004. Before June 1, 2002, we may redeem up to 33% of the notes with the proceeds of offerings of our equity. If we sell certain assets and do not reinvest the proceeds or repay senior indebtedness or if we experience specific kinds of changes of control, we must offer to purchase the notes.

     - If we cannot make payments on the Series B notes when due, our guarantor subsidiaries, if any, must make them instead. Not all of our future subsidiaries will become guarantors of the notes.

     - The Series B notes are unsecured obligations and subordinated to all of our and our guarantor subsidiaries' current indebtedness (other than trade payables) and future indebtedness (other than trade payables), unless the terms of that indebtedness expressly provide otherwise.

THE EXCHANGE OFFER:

     - Subject to certain customary conditions, which we may waive, the exchange offer is not conditioned upon a minimum aggregate principal amount of Series A notes being tendered.

     - Our offer to exchange Series A notes for Series B notes will be open
       until 5:00 p.m., New York City time, on             , 1999, unless we
       extend the expiration date.

     - You should also carefully review the procedures for tendering the Series A notes beginning on page 78 of this prospectus.

     - You may withdraw your tenders of Series A notes at any time prior to the expiration of the exchange offer, unless we have already accepted your Series A notes for exchange.

     - If you fail to tender your Series A notes, you will continue to hold unregistered securities and your ability to transfer them could be adversely affected.

     - The exchange of Series A notes for Series B notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes.

     YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 13 OF THIS PROSPECTUS BEFORE PARTICIPATING IN THE EXCHANGE OFFER.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  THE DATE OF THIS PROSPECTUS IS JUNE 18, 1999

                                 LEVIATHAN MAP

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Forward-Looking Statements............   ii
Where You Can Find More Information...   ii
Prospectus Summary....................    1
Risk Factors..........................   13
The Transactions......................   25
Use of Proceeds.......................   26
Capitalization........................   27
Selected Historical Consolidated
  Financial Data......................   28
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations.......................   30
Business..............................   41
Management............................   65

                                        PAGE
                                        ----
Certain Relationships and Related
  Transactions........................   72
Principal Unitholders.................   74
The Exchange Offer....................   75
Description of Notes..................   84
Series A Notes Registration Rights....  127
Description of Other Indebtedness.....  129
The Partnership Agreement.............  131
Certain United States Federal Income
  Tax Considerations..................  136
Plan of Distribution..................  137
Legal Matters.........................  138
Experts...............................  138
Index to Financial Statements.........  F-1

     You may not transfer or resell the Series B notes except as permitted under the Securities Act of 1933 and applicable state securities laws.

     The information contained in this prospectus was obtained from us and other sources believed by us to be reliable.

     You should rely only on the information contained in this document or any supplement and any information incorporated by reference in this document or any supplement. We have not authorized anyone to provide you with any information that is different. If you receive any unauthorized information, you must not rely on it. You should disregard anything we said in an earlier document that is inconsistent with what is in our prospectus.

     You should not assume that the information in this document or any supplement or the information incorporated by reference in this document or any supplement is current as of any date other than the date on the front page of this prospectus. This document is not an offer to sell nor is it seeking an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

     NOTICE TO NEW HAMPSHIRE RESIDENTS: Neither the fact that a registration statement or an application for a license has been filed under RSA 421-B with the state of New Hampshire nor the fact that a security is effectively registered or a person is licensed in the state of New Hampshire constitutes a finding by the secretary of state that any document filed under RSA 421-B is true, complete and not misleading. Neither any such fact nor the fact that any exemption or exception is available for a security or a transaction means that the Secretary of State of New Hampshire has passed in any way upon the merits or qualifications of, or recommended or given approval to, any person, security or transaction. It is unlawful to make, or cause to be made, to any prospective purchaser, customer or client, any representation inconsistent with the provisions of this paragraph.

                           FORWARD-LOOKING STATEMENTS

     This prospectus includes and incorporates by reference forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to analyses and other information which are based on forecasts of future results and estimates of amounts not yet determinable. These statements also relate to our future prospects, developments and business strategies.

     These forward-looking statements are identified by their use of terms and phrases such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "predict," "project," "will," and similar terms and phrases, including references to assumptions. These statements are contained in the sections entitled "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and other sections of this prospectus and in the documents incorporated by reference in this prospectus.

     These forward-looking statements involve risks and uncertainties that may cause our actual future activities and results of operations to be materially different from those suggested or described in this prospectus. These risks include the risks that are identified in this prospectus, which are primarily listed in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections. These risks are also specifically described in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future or otherwise. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, our actual results may vary materially from those expected, estimated or projected.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities Exchange Commission under the Securities Exchange Act of 1934. You may read and copy any reports, statements or other information filed by us at the SEC's public reference room at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public from commercial document retrieval services and at the SEC's web site at http://www.sec.gov.

     We most recently have filed with the SEC the following documents:

     - Annual Report on Form 10-K for the year ended December 31, 1998;

     - Quarterly Report on Form 10-Q for the quarter ended March 31, 1999;

     - Proxy Statement dated February 8, 1999 for Special Meeting of Unitholders held on March 5, 1999;

     - Form 8-K dated June 11, 1999; and

     - Schedule 13D dated June 1, 1999.

     You may request a copy of any of these filings, at no cost, by writing or telephoning us at the following address or phone number:

        Leviathan Gas Pipeline Partners, L.P.
        El Paso Energy Building
        1001 Louisiana Street
        Houston, Texas 77002
        (713) 420-2131
        Attention: Investor Relations

                               PROSPECTUS SUMMARY

     This prospectus summary highlights some basic information from this prospectus to help you understand the Series B notes. It likely does not contain all the information that is important to you. You should carefully read this prospectus to understand fully the terms of the Series B notes, as well as the tax and other considerations that are important to you in making your investment decision. You should pay special attention to the "Risk Factors" section beginning on page 13 of this prospectus to determine whether an investment in the Series B notes is appropriate for you. For purposes of this prospectus, unless the context otherwise indicates, when we refer to "us," "we," "our," "ours," "Leviathan" or the "partnership," we are describing ourselves, Leviathan Gas Pipeline Partners, L.P., together with our subsidiaries, including Leviathan Finance Corporation. In this prospectus, the term "Series A notes" refers to the 10 3/8% Series A Senior Subordinated Notes due 2009 that were issued on May 27, 1999. The term "Series B notes" refers to the 10 3/8% Series B Senior Subordinated Notes due 2009 that will be issued in the exchange offer. The term "notes" refers to the Series A notes and the Series B notes collectively.

                               THE EXCHANGE OFFER

     On May 27, 1999, we completed the private offering of $175.0 million of 10 3/8% Series A Senior Subordinated Notes due 2009. We entered into a registration rights agreement with the initial purchasers in the private offering of the Series A notes in which we agreed, among other things, to deliver to you this prospectus and to complete this exchange offer within 180 days of the original issuance of the Series A notes. You are entitled to exchange in this exchange offer Series A notes that you hold for registered Series B notes with substantially identical terms. You should read the discussion under the headings "Summary of the Terms of the Series B Notes" beginning on page 9 and "Description of Notes" beginning on page 84 for further information regarding the Series B notes.

     We believe that the Series B notes that will be issued in this exchange offer may be resold by you without compliance with the registration and prospectus delivery provisions of the Securities Act, subject to certain conditions. You should read the discussion under the headings "Summary of the Terms of the Exchange Offer" beginning on page 6 and "The Exchange Offer" beginning on page 75 for further information regarding this exchange offer and resale of the Series B notes.

                                  THE COMPANY

     We are Leviathan Gas Pipeline Partners, L.P., a Delaware master limited partnership which commenced operations in 1989 (through a predecessor company) and is listed on the New York Stock Exchange (NYSE: LEV). We are a provider of integrated energy services, including natural gas and oil gathering, transportation, midstream and other related services in the Gulf of Mexico. Either directly or through joint ventures, we own interests in nine pipeline systems, which extend approximately 1,500 miles and have a design capacity of
6.8 Bcf of natural gas and 400.0 Mbbls of oil per day. We also own interests in multi-purpose platforms; production handling, dehydration and other energy-related infrastructure facilities; as well as oil and natural gas properties. During 1998, on a pro forma basis after giving effect to the offering of the notes and the transactions described under the caption "The Transactions" in this prospectus, we had total revenues of $95.7 million and consolidated cash flow of $68.8 million, which includes non-recurring reductions estimated to total approximately $13.3 million associated with the termination of a compensation plan ($4.5 million) and curtailment of oil and natural gas production at our Viosca Knoll Block 817 (estimated to be $8.8 million). Excluding such reductions, consolidated cash flow would have been $82.1 million. During the three months ended March 31, 1999, on a pro forma basis, we had total revenues of $26.7 million and consolidated cash flow of $19.4 million.

     Leviathan Gas Pipeline Company, our sole general partner, is a wholly owned indirect subsidiary of El Paso Energy Corporation (NYSE: EPG). El Paso Energy is a diversified energy holding company engaged, through its subsidiaries, in the interstate and intrastate transportation, gathering and processing of natural gas; the marketing of natural gas, power and other energy-related commodities; power generation;

and the development and operation of energy infrastructure facilities worldwide. In 1998, El Paso Energy paid approximately $422.0 million to acquire an effective 27.3% interest in us, including all of the general partner interests. In addition, in June 1999, El Paso Energy contributed to us a 49.0% interest in Viosca Knoll Gathering Company in exchange for $19.9 million in cash and $59.8 million in common units. The Viosca Knoll transaction increased El Paso Energy's effective ownership interest in us to 34.5% and is consistent with El Paso Energy's strategy to use us as its primary growth vehicle for future offshore gathering and transportation activities in the Gulf.

     We have substantial assets in the Gulf, offshore Louisiana, Mississippi and Texas, which we believe are well-situated to maintain a stable base of operations and to provide growth opportunities by successfully competing for new production in our areas of service, especially those assets in the Deepwater (water depths greater than 1,500 feet), Flextrend (water depths of 600 to 1,500 feet) and subsalt regions. Either directly or through joint ventures, we own interests in:

     - eight existing and one planned natural gas pipeline systems;

     - an oil pipeline system;

     - six strategically-located, multi-purpose platforms;

     - production handling and dehydration facilities;

     - four producing oil and natural gas properties; and

     - a non-producing oil and natural gas property.

     In addition to our wholly owned assets and operations, we conduct a large portion of our business through joint ventures/strategic alliances, which we believe are ideally suited for Deepwater operations. We use joint ventures to reduce our capital requirements and risk exposure to individual projects, as well as to develop strategic relationships, realize synergies resulting from combining resources, and benefit from the assets, experience and resources of our partners. Generally, our partners are integrated or very large independent energy companies with substantial interests, operations and assets in the Gulf, including Coastal/ANR, KN Energy/NGPL, Marathon, Shell and Texaco.

     Through our strategically-located network of wholly owned and joint venture pipelines and other facilities and businesses, we believe we provide customers with an efficient and cost effective midstream alternative. Today, we offer some customers a unique single point of contact through which they may access a wide range of integrated or independent midstream services, including gathering, transportation, production handling, dehydration and other services. We also provide producers operating in certain Deepwater and Flextrend areas with relatively low-cost access to numerous onshore long-haul pipelines and, accordingly, multiple end-use markets. Additionally, our specialized Deepwater experience and expertise allows us to provide economic operational solutions to producers' other offshore needs.

     We plan to focus our Gulf operations on the high profit potential Deepwater, Flextrend and subsalt regions. Our pipeline and infrastructure network currently extends from the shoreline, through the Flextrend and up to and, in some areas, into the Deepwater. The location of some of our facilities in relation to properties currently being developed, as well as to the onshore long-haul pipelines which producers need in order to access the most attractive markets, should provide us with an economic advantage over some of our competitors. We believe more extensive Deepwater operations will permit us to enhance our financial stability and growth for many reasons, including the substantial reserves associated with Deepwater fields and the large capital commitments and longer-term view required by producers developing these regions. Accordingly, we believe that Deepwater projects are less sensitive to near-term hydrocarbon price cycles.

     We formed Leviathan Finance Corporation for the sole purpose of co-issuing the notes described in this prospectus. Leviathan Finance has no material assets or operations.

                               INDUSTRY OVERVIEW

     We believe that development and exploration activity in the Gulf will continue and that the Gulf will continue to be one of the most prolific producing regions in the U.S. Today, the Gulf accounts for approximately 20.3% and 25.6% of total U.S. production of oil and natural gas, respectively. Oil production from the Gulf is expected to increase from 1.3 MMbbls/d in 1998 to
1.8 MMbbls/d in 2003, according to industry sources. Production of natural gas is also expected to increase from 14.0 Bcf/d in 1998 to 16.6 Bcf/d in 2003. The principal source of this production growth is expected to be the Flextrend and Deepwater. Recent developments in oil and natural gas exploration and production techniques, such as 3-D seismic analysis, horizontal drilling, remote subsea completions via satellite templates and sea floor wellheads, and non-stationary surface production facilities, have substantially reduced finding, development and production costs, allowing operators to move into the Deepwater regions of the Gulf. By year-end 2003, production from deeper water fields is projected to account for 54.6% and 24.0% of the Gulf's oil and natural gas production, respectively, up from 35.6% and 13.4% in 1998, respectively.

     We have pipelines, platforms and other infrastructure facilities strategically positioned throughout a large portion of the Flextrend area of the Gulf, offshore Louisiana and Mississippi and extending out to and, in some cases, into the Deepwater. Because of their location in relation to the way in which oil and natural gas development has occurred in the Gulf, we expect these assets to contribute significantly to the development of natural gas and oil in surrounding areas of the Flextrend and Deepwater. Historically, development of nascent Gulf regions has started with large pipelines positioned in a north/south direction connecting new, significant discoveries to existing shoreward infrastructure. Then, additional infrastructure has expanded laterally in an east/west direction to access reserves between the north/south pipelines. As additional infrastructure continues to be developed, previously uneconomic or less economic discoveries often become economic or more economic by sharing common facilities and the related costs. Along with the advances in exploration and development technology, we expect this process of lateral expansion, which has been continually repeated in the Gulf, to result in a continued and more complete development of the Flextrend and a more accelerated development of the Deepwater. Numerous major Deepwater discoveries have been announced by Unocal, Shell and other integrated or very large independent energy companies in recent years and such reserves are currently being developed. Recently, Unocal announced that its Mad Dog prospect, located offshore Louisiana in 6,700 feet of water and estimated to contain 400.0 MMbbls to 800.0 MMbbls of oil, could be the largest field ever discovered in the Gulf.

                               BUSINESS STRATEGY

     Our business objective is to maintain and enhance our position as a provider of integrated energy services, to continue to enhance the quality of our cash flow, earnings and other financial results of operations and to provide additional growth opportunities by pursuing the following strategies:

     - focus on high potential Deepwater operations, leveraging our existing assets and Deepwater knowledge and expertise;

     - provide independent, multiple market access for the Deepwater, Flextrend and subsalt regions of the Gulf;

     - offer a single source alternative for a complete range of midstream services;

     - diversify our portfolio with respect to geography, projects, customers and services;

     - share capital costs and risks through joint ventures/strategic alliances, principally with partners with substantial financial resources and strategic interests, assets and operations in the Gulf, especially in the Deepwater, Flextrend and subsalt regions;

     - design new infrastructure projects based on long-term commitments of dedicated production and/or fixed payments, with the ability to expand capacity and service in the future to capture potential growth opportunities; and

     - selectively invest in oil and natural gas properties associated with infrastructure opportunities.

                              RECENT DEVELOPMENTS

ALLEGHENY OIL PIPELINE

     We are currently constructing the Allegheny oil pipeline, a 100% owned crude oil pipeline which is 14 inches in diameter and 40 miles in length and which will connect the Allegheny Field in the Green Canyon area of the Gulf with the Poseidon oil pipeline at Ship Shoal Block 332. This new pipeline, which will have a daily capacity of more than 80.0 Mbbls/d, is scheduled to begin operating in October 1999. We estimate the construction costs for the Allegheny oil pipeline to total approximately $29.0 million, $12.3 million of which has been incurred prior to the offering of the Series A notes.

                                THE TRANSACTIONS

LEVIATHAN CREDIT FACILITY

     Concurrently with the closing of the offering of the Series A notes, we amended our $375.0 million revolving credit facility to, among other things, extend the maturity from December 1999 to May 2002. As of June 1, 1999, we had $250.0 million outstanding under the revolving credit facility bearing interest at an average floating rate of 7.5% per annum. See "Description of Other Indebtedness -- Leviathan Credit Facility."

VIOSCA KNOLL TRANSACTION

     Unitholders attending (in person or by proxy) our March 5, 1999 meeting overwhelmingly approved the Viosca Knoll transaction discussed in this prospectus. On June 1, 1999, after the closing of the offering of the Series A notes, we closed our acquisition of an additional 49.0% interest in Viosca Knoll Gathering Company from a subsidiary of El Paso Energy, which resulted in us owning 99.0% of Viosca Knoll with an option to purchase the remaining 1.0%. We paid El Paso Energy $79.7 million for the 49.0% interest, comprised of $19.9 million in cash and $59.8 million in common units.

     Following the closing of the Viosca Knoll transaction, El Paso Energy's effective ownership interest in us is 34.5%. In addition, at the closing of the Viosca Knoll transaction, El Paso Energy contributed approximately $33.4 million in cash to Viosca Knoll, which equalled 50.0% of the principal amount outstanding under Viosca Knoll's credit facility, and we thereafter repaid and terminated that credit facility.

                     STRUCTURE AND MANAGEMENT OF LEVIATHAN

     Leviathan Gas Pipeline Company, our sole general partner and an indirect wholly owned subsidiary of El Paso Energy, manages our activities and conducts our business. We and the general partner utilize the employees of, and management services provided by, El Paso Energy and its affiliates under our management agreement. The following chart depicts the ownership structure of Leviathan and certain of its affiliates after giving effect to the transactions described in this prospectus.

                                    [CHART]

                           OWNERSHIP
                           ---------
-Green Canyon               100.0%
-Tarpon                     100.0%
-Viosca Knoll               100.0%(3)
-Stingray                   50.0%
-HIOS                       40.0%
-East Breaks                40.0%
-UTOS                       33.3%
-Manta Ray Offshore         25.7%
-Nautilus                   25.7%
-Poseidon                   36.0%

                           OWNERSHIP
                           ---------
-Viosca Knoll Block 817     100.0%
-East Cameron Block 373     100.0%
-Ship Shoal Block 332       100.0%
-South Timbalier Block
  292                       100.0%
-Ship Shoal Block 331       100.0%
-Garden Banks Block 72      50.0%
-West Cameron Dehy          50.0%

                           OWNERSHIP
                           ---------
-Viosca Knoll Block 817     100.0%
-Ewing Bank 958 Unit        100.0%
-Garden Banks Block 72      50.0%
-Garden Banks Block 117     50.0%
-West Delta Block 35        38.0%

---------------

(1) Leviathan Gas Pipeline Company, an indirect wholly owned subsidiary of El Paso Energy, is our general partner. El Paso Energy's 34.5% effective interest in Leviathan includes a 1.0% general partner interest, a 32.5% limited partner interest comprised of approximately 9.0 million common units, and a 1.0% nonmanaging interest in substantially all of Leviathan's subsidiaries. The interest acquired in connection with the Viosca Knoll transaction is held by other El Paso Energy subsidiaries.

(2) Leviathan Finance, not shown in this ownership structure chart, was formed for the sole purpose of co-issuing the notes described herein. Leviathan Finance has no material assets or operations.

(3) Assumes the acquisition of an additional 1.0% interest from El Paso Energy in connection with the Viosca Knoll transaction through the exercise of the option to acquire the remaining 1.0% after June 1, 2000.

                   SUMMARY OF THE TERMS OF THE EXCHANGE OFFER

SECURITIES TO BE
EXCHANGED..................  On May 27, 1999, we issued $175.0 million aggregate principal amount of Series A notes to the initial purchasers in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). The terms of the Series B notes and the Series A notes are substantially the same in all material respects, except that the Series B notes will be freely transferable by the holders except as otherwise provided in this prospectus. See "Description of Notes" beginning on page 84 of this prospectus.

THE EXCHANGE OFFER.........  We are offering to exchange up to $175.0 million principal amount of the Series B notes for up to $175.0 million principal amount of the Series A notes. As of the date of this prospectus, Series A notes representing $175.0 million aggregate principal amount are outstanding. The Series B notes will evidence the same debt as the Series A notes, and the Series A notes and the Series B notes will be governed by the same indenture.

                             The Series B notes are described in detail under the heading "Description of Notes" beginning on page 84 of this prospectus.

RESALE.....................  We believe that you will be able to freely transfer the Series B notes without registration or any prospectus delivery requirement; however, certain broker-dealers and certain of our affiliates may be required to deliver copies of this prospectus if they resell any Series B notes.

EXPIRATION DATE............  The exchange offer will expire at 5:00 p.m., New
                             York City time,           , 1999 or a later date
                             and time if we extend it (the "Expiration Date").

WITHDRAWAL.................  You may withdraw the tender of any Series A notes pursuant to the exchange offer at any time prior to the Expiration Date. We will return, as promptly as practicable after the expiration or termination of the exchange offer, any Series A notes not accepted for exchange for any reason without expense to you.

INTEREST ON THE SERIES B
NOTES AND THE SERIES A
  NOTES....................  Interest on the Series B notes will accrue from the date of the original issuance of the Series A notes or from the date of the last payment of interest on the Series A notes, whichever is later. No additional interest will be paid on Series A notes tendered and accepted for exchange.

CONDITIONS TO THE EXCHANGE
  OFFER....................  The exchange offer is subject to certain customary conditions, certain of which may be waived by us. See "The Exchange Offer -- Conditions of the Exchange Offer" beginning on page 81 of this prospectus.

PROCEDURES FOR TENDERING
  SERIES A NOTES...........  If you wish to accept the exchange offer, you must complete, sign and date the accompanying letter of transmittal in accordance with the instructions in the letter of transmittal, and deliver the letter of transmittal, along with the Series A notes and any other required documentation, to the exchange agent. By executing the letter of transmittal, you will represent to us that, among other things:

                             - any Series B notes you receive will be acquired
                               in the ordinary course of business,

                             - you have no arrangement with any person to
                               participate in the distribution of the Series B notes, and

                             - you are not an affiliate of ours or, if you are
                               an affiliate, you will comply with the
                               registration and prospectus delivery requirements of the Securities Act to the extent applicable.

                             If you hold your Series A notes through the Depository Trust Company ("DTC") and wish to participate in the exchange offer, you may do so through the DTC's Automated Tender Offer Program. By participating in the exchange offer, you will agree to be bound by the letter of transmittal as though you had executed such letter of transmittal.

                             We will accept for exchange any and all Series A notes which are properly tendered (and not withdrawn) in the exchange offer prior to the Expiration Date. The Series B notes issued pursuant to the exchange offer will be delivered promptly following the Expiration Date. See "The Exchange Offer -- Acceptance of Series A Notes for Exchange" beginning on page 77 of this prospectus.

EFFECT OF NOT TENDERING....  Series A notes that are not tendered or that are tendered but not accepted will, following the completion of the exchange offer, continue to be subject to the existing restrictions upon transfer thereof. We will have no further obligation to provide for the registration under the Securities Act of such Series A notes.

SPECIAL PROCEDURES FOR
BENEFICIAL OWNERS..........  If you are a beneficial owner whose Series A notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and wish to tender such Series A notes in the exchange offer, please contact the registered holder as soon as possible and instruct them to tender on your behalf and comply with our instructions set forth elsewhere in this prospectus.

GUARANTEED DELIVERY
  PROCEDURES...............  If you wish to tender your Series A notes, you may, in certain instances, do so according to the guaranteed delivery procedures set forth elsewhere in this prospectus under "The Exchange Offer -- Procedures for Tendering Series A
                             Notes -- Guaranteed Delivery" beginning on page 79 of this prospectus.

REGISTRATION RIGHTS
AGREEMENT..................  We sold the Series A notes on May 27, 1999, to the initial purchasers in a private placement in reliance on Rule 144A and Regulation S under the Securities Act. In connection with the sale, we entered into a registration rights agreement with the initial purchasers which grants the holders of the Series A notes certain exchange and registration rights. This exchange offer satisfies those rights, which terminate upon consummation of the exchange offer. You will not be entitled to any exchange or registration rights with respect to the Series B notes. For additional information see "Series A Notes Registration Rights" beginning on page 127 of this prospectus.

CERTAIN FEDERAL INCOME TAX
  CONSIDERATIONS...........  We believe the exchange of Series A notes for
                             Series B notes pursuant to the exchange offer will not constitute a sale or an exchange for federal income tax purposes. See "Certain United States Federal Income Tax Considerations" beginning on page 136 of this prospectus.

USE OF PROCEEDS............  We will not receive any proceeds from the exchange of notes pursuant to the exchange offer.

EXCHANGE AGENT.............  We have appointed Chase Bank of Texas, N.A. as the exchange agent for the exchange offer (the
                             "Exchange Agent"). The mailing address and telephone number of the Exchange Agent are Chase Bank of Texas, N.A., Corporate Trust Operations,
                             Attn: Frank Ivins, P.O. Box 2320, Dallas, Texas 75221-2320, telephone 1-800-275-2048. See "The
                             Exchange Offer -- Exchange Agent" beginning on page 83 of this prospectus.

                   SUMMARY OF THE TERMS OF THE SERIES B NOTES

     The form and terms of the Series B notes are substantially the same as the form and terms of the Series A notes, except that the Series B notes are registered under the Securities Act. As a result, the Series B notes will not bear legends restricting their transfer and will not contain the registration rights and liquidated damages provisions contained in the Series A notes.

THE ISSUERS................  Leviathan Gas Pipeline Partners, L.P. and Leviathan
                             Finance Corporation.

SECURITIES OFFERED.........  $175.0 million aggregate principal amount of
                             10 3/8% Series B Senior Subordinated Notes due
                             2009.

MATURITY DATE..............  June 1, 2009.

INTEREST PAYMENT DATES.....  June 1 and December 1 of each year, beginning
                             December 1, 1999.

OPTIONAL REDEMPTION........  On or after June 1, 2004, we may redeem some or all of the notes at any time at the redemption prices listed in the section "Description of Notes -- Optional Redemption" on page 88 of this prospectus.

                             Before June 1, 2002, we may redeem up to 33% of the original principal amount of the notes with the proceeds of equity offerings by us at the price listed in the section "Description of Notes -- Optional Redemption" on page 88 of this prospectus, provided that at least 67% of the original issue remains outstanding.

MANDATORY OFFER TO
REPURCHASE.................  If we sell certain assets and do not reinvest the proceeds or repay senior indebtedness or if we experience specific kinds of changes of control, we must offer to repurchase the notes at the prices listed in the section "Description of Notes -- Repurchase at the Option of Holders" on page 89 of this prospectus.

SUBSIDIARY GUARANTEES......  Each of our existing subsidiaries will guarantee the Series B notes initially and so long as such subsidiary guarantees our senior debt. Not all of our future subsidiaries will have to become a guarantor. If we cannot make payments on the Series B notes when they are due, the guarantor subsidiaries, if any, must make them instead. See "Description of Notes -- The Guarantees" on page 87 of this prospectus.

RANKING....................  These notes and subsidiary guarantees are senior subordinated indebtedness. They rank behind all of our and our guarantor subsidiaries' current and future indebtedness (other than trade payables and certain other liabilities), except indebtedness that expressly provides that it is not senior to these notes and the subsidiary guarantees. See "Description of Notes -- Subordination" on page 86 of this prospectus.

                             Assuming we had completed the exchange offering of the Series B notes on June 1, 1999, the Series B notes and the subsidiary guarantees:

                               - would have been subordinated to $250.0 million
                                 of senior indebtedness;

                               - would have ranked equally with all other
                                 liabilities and trade debt of Leviathan or any subsidiary which is a subsidiary guarantor; and

                               - would have ranked senior to all junior
                                 subordinated indebtedness, of which there was none.

CERTAIN COVENANTS..........  We will issue the Series B notes, and we issued the
                             Series A notes, under an indenture with Chase Bank of Texas, National Association, as trustee. The indenture will, among other things, restrict our ability and the ability of our subsidiaries to:

                               - borrow money;

                               - pay distributions or dividends on equity or
                                 purchase equity;

                               - make investments;

                               - use assets as security in other transactions;

                               - enter into sale and lease-back transactions;

                               - sell certain assets or merge with or into other
                                 companies;

                               - engage in transactions with affiliates; and

                               - engage in unrelated businesses.

                             For more details, see the heading "Description of Notes -- Certain Covenants" on page 92 of this prospectus.

REGISTERED EXCHANGE OFFER
AND REGISTRATION RIGHTS....  We have agreed to:

                               - file a registration statement within 60 days
                                 after the closing date of the offering of the Series A notes for an offer to exchange those notes for debt securities with identical terms (except for transfer restrictions);

                               - use our best efforts to cause the registration
                                 statement to become effective within 150 days after the closing date of the offering of the Series A notes; and

                               - complete the registered exchange offer within
                                 180 days after the closing date of the offering of the Series A notes.

                             Under certain circumstances, we may be required to file a shelf registration statement for the notes registering the resale of the notes. If we do not comply with our obligations under the registration rights agreement, we will be required to pay liquidated damages.

                                  RISK FACTORS

     You should carefully consider the discussion of risks beginning on page 13 and the other information included in this prospectus prior to exchanging your Series A notes for Series B notes.

                        SUMMARY HISTORICAL AND PRO FORMA
                          CONSOLIDATED FINANCIAL DATA

     The historical financial data for each of the three years ended December 31, 1996, 1997 and 1998, and as of December 31, 1997 and 1998 was derived from our consolidated financial statements and notes thereto included elsewhere in this prospectus. The historical financial data as of December 31, 1996 has been derived from our historical consolidated financial statements (not included herein). The historical financial data for each of the three months ended March 31, 1998 and 1999 and as of March 31, 1999 was derived from our unaudited consolidated financial statements and notes thereto included elsewhere in this prospectus. The historical financial data as of March 31, 1998 has been derived from our unaudited historical consolidated financial statements (not included herein). We believe that all material adjustments, consisting only of normal recurring adjustments necessary for the fair presentation of our interim results, have been included. Results of operations for any interim period are not necessarily indicative of the results of operations for the entire year due to the seasonal nature of our business. The unaudited pro forma consolidated financial data reflects (1) the issuance of the notes, (2) the consummation of the Viosca Knoll transaction, (3) the repayment and cancellation of Viosca Knoll's credit facility, (4) the reduction of our revolving credit facility and
(5) the payment of transaction costs. The unaudited pro forma consolidated financial data is based on the assumptions described in the notes to the unaudited pro forma consolidated financial statements located on pages F-3 through F-10 and is not necessarily indicative of the results of operations that may be achieved in the future. You should read this information along with "Management's Discussion and Analysis of Financial Condition and Results of Operations" beginning on page 30, "Business" beginning on page 41 and the consolidated financial statements and notes thereto listed on pages F-1 and F-2.

                                                              PRO FORMA         THREE MONTHS
                               YEAR ENDED DECEMBER 31,        YEAR ENDED       ENDED MARCH 31,         PRO FORMA
                            ------------------------------   DECEMBER 31,    -------------------   THREE MONTHS ENDED
                              1996       1997       1998         1998          1998       1999       MARCH 31, 1999
                            --------   --------   --------   ------------    --------   --------   ------------------
                            (IN THOUSANDS, EXCEPT RATIOS)    (UNAUDITED)         (UNAUDITED)          (UNAUDITED)
STATEMENT OF OPERATIONS:
Oil and natural gas
  sales...................  $ 47,068   $ 58,106   $ 31,411     $ 31,939      $  9,135   $  6,805        $  6,824
Gathering, transportation
  and platform services...    24,005     17,329     17,320       46,126         3,260      4,373          11,715
Equity in earnings........    20,434     29,327     26,724       17,611         5,319     10,701           8,185
                            --------   --------   --------     --------      --------   --------        --------
         Total revenue....    91,507    104,762     75,455       95,676        17,714     21,879          26,724
                            --------   --------   --------     --------      --------   --------        --------
Operating expenses........     9,068     11,352     11,369       14,246         2,837      2,594           2,823
Depreciation, depletion
  and amortization........    31,731     46,289     29,267       34,558         7,867      6,719           7,991
Impairment, abandonment
  and other...............        --     21,222     (1,131)      (1,131)           --         --              --
General and administrative
  expenses and management
  fee.....................     8,540     14,661     16,189       16,343         4,950      3,130           3,171
                            --------   --------   --------     --------      --------   --------        --------
         Total operating
           costs..........    49,339     93,524     55,694       64,016        15,654     12,443          13,985
                            --------   --------   --------     --------      --------   --------        --------
Operating income..........    42,168     11,238     19,761       31,660         2,060      9,436          12,739
Interest income and
  other...................     1,710      1,475        771          821            84        103             119
Interest and other
  financing costs.........    (5,560)   (14,169)   (20,242)     (32,579)       (3,722)    (6,102)         (9,190)
Minority interest in
  (income) loss...........      (427)         7        (15)        (236)           13        (37)           (101)
                            --------   --------   --------     --------      --------   --------        --------
Income (loss) before
  income taxes............    37,891     (1,449)       275         (334)       (1,565)     3,400           3,567
Income tax benefit........       801        311        471          471           141         99              99
                            --------   --------   --------     --------      --------   --------        --------
         Net income
           (loss).........  $ 38,692   $ (1,138)  $    746     $    137      $ (1,424)  $  3,499        $  3,666
                            ========   ========   ========     ========      ========   ========        ========

                                                              PRO FORMA         THREE MONTHS
                               YEAR ENDED DECEMBER 31,        YEAR ENDED       ENDED MARCH 31,         PRO FORMA
                            ------------------------------   DECEMBER 31,    -------------------   THREE MONTHS ENDED
                              1996       1997       1998         1998          1998       1999       MARCH 31, 1999
                            --------   --------   --------   ------------    --------   --------   ------------------
                            (IN THOUSANDS, EXCEPT RATIOS)    (UNAUDITED)         (UNAUDITED)          (UNAUDITED)
OTHER FINANCIAL DATA:

Consolidated cash
  flow(1).................  $ 91,998   $ 77,846   $ 52,804     $ 68,807(4)   $ 11,043   $ 15,647        $ 19,404
Fixed charges(2)..........  $ 17,470   $ 15,890   $ 21,308     $ 33,645      $  4,175   $  6,541        $  9,629
Fixed charge coverage
  ratio(3)................      5.3x       4.9x       2.5x         2.0x          2.7x       2.4x            2.0x
BALANCE SHEET DATA (AT END
  OF PERIOD):
Total assets..............  $453,526   $409,842   $442,726           (5)     $410,800   $443,240        $570,641
Total debt................   227,000    238,000    338,000           (5)      251,000    355,000         418,594
Partners' capital.........   192,023    143,966     82,896           (5)      127,897     70,924         132,828

---------------

(1) For purposes of the above presentation, "consolidated cash flow" has been calculated in accordance with the Indenture. For the exact definition of this term, see "Description of Notes -- Certain Definitions" on page 111 of this prospectus. As defined, generally, "consolidated cash flow" means Leviathan's consolidated net income, plus (1) cash distributions to Leviathan and its restricted subsidiaries from persons other than its restricted subsidiaries, (2) extraordinary losses, (3) income tax expense,
    (4) interest and other financing costs, to the extent deducted and calculated in consolidated net income, (5) depreciation, depletion and amortization and (6) other non-cash expenses, to the extent deducted and calculated in consolidated net income, less (7) extraordinary non-cash items that increase Leviathan's consolidated net income and (8) earnings attributable to persons other than its restricted subsidiaries. Consolidated cash flow should not be considered in isolation or as a substitute for net income, cash flow or other income or cash flow data prepared in accordance with generally accepted accounting principles or as a measure of our profitability or liquidity.

(2) "Fixed charges" consist of interest costs (whether expensed or capitalized), amortization of debt issue costs and certain pre-tax preferred stock dividend requirements of Leviathan and any restricted subsidiary.

(3) "Fixed charge coverage ratio" is calculated as "consolidated cash flow" divided by "fixed charges."

(4) Consolidated cash flow on a pro forma basis for the year ended December 31, 1998 excluding estimated non-recurring reductions totaling approximately $13.3 million would have been $82.1 million. The non-recurring reductions include (1) approximately $4.5 million of compensation expense related to grants under our Unit Appreciation Plan, which was terminated in October 1998 and replaced with a compensation plan that is not expected to require the incurrence of similar compensation expenses, and (2) approximately $8.8 million related to lower production from our interest in Viosca Knoll Block 817, a producing property which we elected to curtail during 1998 due to downstream pipeline capacity constraints which were alleviated in late 1998 as a result of the expansion of the Viosca Knoll system. Consolidated cash flow should not be considered in isolation or as a substitute for net income, cash flow or other income or cash flow data prepared in accordance with generally accepted accounting principles or as a measure of our profitability or liquidity.

(5) This information is not included in this table as it is not required.

                                  RISK FACTORS

     You should carefully consider the following factors in evaluating whether or not you should participate in the exchange offer.

     This prospectus includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934 including, in particular, the statements about our plans, strategies and prospects under the headings "Prospectus Summary," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Business." Although we believe that our plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, we cannot assure you that we will achieve such plans, intentions or expectations. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this prospectus are set forth below and elsewhere in this prospectus. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the following cautionary statements.

RISKS RELATED TO THE EXCHANGE OFFER

     FAILURE TO EXCHANGE SERIES A NOTES -- IF YOU DO NOT PROPERLY TENDER YOUR SERIES A NOTES, YOU WILL CONTINUE TO HOLD UNREGISTERED SERIES A NOTES AND YOUR ABILITY TO TRANSFER SERIES A NOTES WILL BE ADVERSELY AFFECTED.

     We will only issue Series B notes in exchange for Series A notes that are timely received by the Exchange Agent together with all required documents, including a properly completed and signed letter of transmittal. Therefore, you should allow sufficient time to ensure timely delivery of the Series A notes and you should carefully follow the instructions on how to tender your Series A notes. Neither we nor the Exchange Agent are required to tell you of any defects or irregularities with respect to your tender of the Series A notes. If you do not tender your Series A notes or if we do not accept your Series A notes because you did not tender your Series A notes properly, then, after we consummate the exchange offer, you may continue to hold Series A notes that are subject to the existing transfer restrictions. In addition, if you tender your Series A notes for the purpose of participating in a distribution of the Series B notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Series B notes. If you are a broker-dealer that receives Series B notes for your own account in exchange for Series A notes that you acquired as a result of market-making activities or any other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale of such Series B notes. After the exchange offer is consummated, if you continue to hold any Series A notes, you may have difficulty selling them because there will be less Series A notes outstanding.

     THE MARKET VALUE OF THE SERIES B NOTES COULD BE MATERIALLY ADVERSELY AFFECTED IF ONLY A LIMITED NUMBER OF SERIES B NOTES ARE AVAILABLE FOR TRADING.

     To the extent that a large amount of the Series A notes are not tendered or are tendered and not accepted in the exchange offer, the trading market for the Series B notes could be materially adversely affected. Generally, a limited amount, or "float," of a security could result in less demand to purchase such security and, as a result, could result in lower prices for such security. We cannot assure you that a sufficient number of Series A notes will be exchanged for Series B notes so that this does not occur.

RISKS RELATED TO OUR FINANCIAL STRUCTURE AND THE NOTES

     OUR SUBSTANTIAL INDEBTEDNESS COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION AND PREVENT US FROM FULFILLING OUR OBLIGATIONS UNDER THE NOTES.

     We have a significant amount of indebtedness and the ability to incur more indebtedness. The following chart presents some of our important credit statistics at and for the three months ended March 31, 1999 on a pro forma basis assuming we had completed the offering of the Series A notes and the transactions described under "The Transactions" as of the date or at the beginning of the period specified:

                                                                   PRO FORMA
                                                               AT MARCH 31, 1999
                                                               -----------------
                                                                 (IN MILLIONS)
Total assets................................................        $570.6
Total indebtedness..........................................         418.6
Total partners' capital.....................................         132.8
Ratio of indebtedness to partners' capital..................           3.2x

                                                                   PRO FORMA
                                                               THREE MONTHS ENDED
                                                                 MARCH 31, 1999
                                                               ------------------
Fixed charge coverage ratio(1)..............................            2.0x

---------------

(1) As defined on page 12 of this prospectus.

     Concurrently with the closing of the offering of the Series A notes, we amended our $375.0 million revolving credit facility to, among other things, extend the maturity from December 1999 to May 2002. As of June 1, 1999, under our $375.0 million revolving credit facility, as amended (which is collateralized by a pledge of the stock of our subsidiaries and supported by guarantees of our subsidiaries), we had $250.0 million outstanding and would have been permitted to borrow up to an additional $77.9 million, all of which would have been senior to the notes. Our substantial indebtedness could have important consequences to you. For example, it could:

     - make it more difficult for us to satisfy our obligations with respect to the notes;

     - increase our vulnerability to general adverse economic and industry conditions;

     - limit our ability to fund future working capital, capital expenditures and other general partnership requirements, future acquisition, construction or development activities, or to otherwise fully realize the value of our assets and opportunities because of the need to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness or to comply with any restrictive terms of our indebtedness;

     - limit our flexibility in planning for, or reacting to, changes in our businesses and the industries in which we operate; and

     - place us at a competitive disadvantage as compared to our competitors that have less debt.

     YOUR RIGHT TO RECEIVE PAYMENTS ON THE NOTES IS UNSECURED AND CONTRACTUALLY SUBORDINATED TO OUR EXISTING INDEBTEDNESS AND, POSSIBLY, ANY ADDITIONAL INDEBTEDNESS WE INCUR. FURTHER, THE GUARANTEES OF THE NOTES ARE JUNIOR TO ALL THE GUARANTORS' EXISTING INDEBTEDNESS AND POSSIBLY TO ALL THEIR FUTURE BORROWINGS.

     The notes and the subsidiary guarantees rank behind all of our and the subsidiary guarantors' existing indebtedness (other than trade payables and certain other indebtedness) and all additional indebtedness (other than trade payables) we incur unless, and to the extent, that additional indebtedness expressly provides that it ranks equal with, or junior in right of payment to, the notes and the guarantees. Assuming we had completed the exchange offering of the Series B notes on June 1, 1999, the notes would have been subordinated to $250.0 million of senior indebtedness under our revolving credit facility (which is collateralized by a pledge of all the stock of our subsidiaries and supported by guarantees of our subsidiaries) and the guarantees would have been structurally subordinated to an aggregate $207.9 million of senior indebtedness under the joint venture credit facilities. In addition, our revolving credit facility, as amended, and the aggregated joint venture credit facilities could have provided for up to approximately $77.9 million and $67.4 million, respectively, of additional borrowings.

     In addition, all payments on the notes and the guarantees will be blocked in the event of a payment default on our significant senior indebtedness and may be blocked for up to 179 consecutive days in the event of certain non-payment defaults on our significant senior indebtedness.

     In the event of a bankruptcy, liquidation, reorganization or similar proceeding relating to us, any subsidiary guarantors or our property, our assets or the assets of the subsidiary guarantors would be available to pay obligators under the notes only after all payments had been made on our or the guarantors' senior indebtedness. Our creditors and the subsidiary guarantors' creditors holding claims which are not subordinated to any applicable senior indebtedness will in all likelihood be entitled to payments before all of our or the subsidiary guarantors' senior indebtedness has been paid in full. Therefore, holders of the notes will participate with trade creditors and all other holders of our and the guarantors' unsubordinated indebtedness in the assets remaining after we and the guarantors have paid all of the senior indebtedness. However, because the note indenture requires that amounts otherwise payable to holders of the notes in a bankruptcy, liquidation, reorganization or similar proceeding be paid to holders of senior indebtedness instead, holders of the notes may receive less, ratably, than holders of trade payables and other creditors in any such proceeding. In any of these cases, we and the subsidiary guarantors may not have sufficient funds to pay all of our creditors and, therefore, holders of notes would receive less, ratably, than the holders of senior indebtedness.

     In addition, the notes are effectively subordinated to the claims of all creditors, including trade creditors and tort claimants, of our subsidiaries that are not guarantors. In the event of the insolvency, bankruptcy, liquidation, reorganization, dissolution or winding up of the business of a subsidiary that is not a guarantor, creditors of such subsidiary will generally have the right to be paid in full before any distribution is made to us or the holders of the notes.

    OUR INDEBTEDNESS MAY RESTRICT OUR ABILITY TO OPERATE.

     Under the terms of our revolving credit facility, we have pledged to lenders our interest in substantially all of our assets, and we must comply with various affirmative and negative covenants. Among other things, these covenants limit our ability to:

     - incur additional indebtedness;

     - make payments in respect of or redeem or acquire any debt or equity issued by us;

     - sell assets;

     - make loans or investments;

     - acquire or be acquired by other companies; and

     - amend certain contractual arrangements.

The restrictions under the credit agreement may prevent us from engaging in certain transactions which might otherwise be considered beneficial to us. Our credit agreement also requires us to make mandatory repayments under certain circumstances, including when we sell certain assets or fail to achieve or maintain certain financial targets.

     If we incur additional indebtedness in the future, it would be under our existing credit agreement or under arrangements which, we believe, would have terms and conditions at least as restrictive as those contained in our existing credit agreement. Failure to comply with the terms and conditions of any existing or future indebtedness would constitute an event of default. If an event of default occurs, the lenders will have the right to foreclose upon the collateral, if any, securing that indebtedness. After such a foreclosure and payment in full of any senior indebtedness, we might not be able to repay in full our indebtedness, including the notes.

     FEDERAL AND STATE STATUTES WOULD ALLOW COURTS, UNDER SPECIFIC CIRCUMSTANCES, TO SUBORDINATE FURTHER OR VOID THE NOTES AND THE GUARANTEES AND REQUIRE NOTEHOLDERS TO RETURN PAYMENTS RECEIVED FROM US.

     Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a court could further subordinate or void the notes and the guarantees if, at the time we issue the notes and the guarantees, certain facts, circumstances and conditions exist, including that:

     - we received less than reasonably equivalent value or fair consideration for the incurrence of such indebtedness; or

     - we were insolvent or rendered insolvent by reason of such incurrence; or

     - we were engaged in a business or transaction for which our remaining assets constituted unreasonably small capital; or

     - we intended to incur, or believed that we would incur, indebtedness we could not repay at its maturity.

In such a circumstance, a court could require you to return to us or pay to our other creditors amounts we paid to you. This would entitle other creditors to be paid in full before any payment could be made on the notes. We may not have sufficient assets after the payment to other creditors. The guarantees issued by our subsidiaries could be challenged on the same grounds as the notes. In addition, a creditor may avoid a guarantee based on the level of benefits received by a guarantor compared to the amount of the subsidiary guarantee. The indenture contains a savings clause, which generally limits the obligations of each guarantor to the maximum amount which is not a fraudulent conveyance. If a subsidiary guarantee is avoided, or limited as a fraudulent conveyance or held unenforceable for any other reason, you would not have any claim against the guarantors and would be only creditors of Leviathan and any guarantor whose subsidiary guarantee was not avoided or held unenforceable. In such event, your claims against a guarantor would be subject to the prior payment of all liabilities (including trade payables) of such guarantor. There can be no assurance that, after providing for all prior claims, there would be sufficient assets to satisfy your claims relating to any avoided portions of any of the subsidiary guarantees.

     The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, we would be considered insolvent if:

     - the sum of our indebtedness, including contingent liabilities, were greater than the fair value or fair saleable value of all of our assets;

     - if the present fair value or fair saleable value of our assets were less than the amount that would be required to pay our probable liability on our existing indebtedness, including contingent liabilities, as it becomes absolute and mature; or

     - we could not pay our indebtedness as it becomes due.

     There is a risk of a preferential transfer if:

     - a subsidiary guarantor declares bankruptcy or its creditors force it to declare bankruptcy within 90 days (or in certain cases, one year) after the issuance of the guarantee; or

     - a subsidiary guarantee was made in contemplation of insolvency.

The subsidiary guarantee could be avoided by a court as a preferential transfer. In addition, a court could require you to return any payments made on the notes during the 90-day (or one-year) period.

     WE MAY NOT BE ABLE TO REPURCHASE NOTES UPON A CHANGE OF CONTROL.

     Upon a change of control, we will be required to repay the amounts outstanding under our revolving credit facility and to offer to repurchase the outstanding notes at 101% of the principal amount, plus accrued and unpaid interest to the date of repurchase. We cannot assure you that we will have sufficient funds available or that we will be permitted by our other debt instruments to fulfill these obligations upon the occurrence of a change of control.

     NO PRIOR MARKET FOR THE SERIES B NOTES -- YOU CANNOT BE SURE THAT AN ACTIVE TRADING MARKET WILL DEVELOP FOR THE SERIES B NOTES.

     The Series B notes are a new issue of securities with no established trading market and will not be listed on any securities exchange. The liquidity of the trading market in the Series B notes, and the market price quoted for the Series B notes, may be adversely affected by changes in the overall market for high yield securities and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, you cannot be sure that an active trading market will develop for the Series B notes.

RISKS RELATED TO OUR LEGAL STRUCTURE

     THE INTERRUPTION OF DISTRIBUTIONS TO US FROM OUR SUBSIDIARIES AND JOINT VENTURES MAY AFFECT OUR ABILITY TO MAKE PAYMENTS ON THE NOTES.

     Leviathan, a co-issuer of the notes, is a holding company. As such, our primary assets are the capital stock and other equity interests in our subsidiaries and joint ventures. Consequently, our ability to fund our commitments (including payments on the notes) depends upon the earnings and cash flow of our subsidiaries and joint ventures and the distribution of that cash to us. Distributions from our joint ventures are subject to the discretion of their respective management committees. In addition, several of our joint ventures have credit arrangements that contain various restrictive covenants. Among other things, those covenants limit or restrict such joint ventures' ability to make distributions to us under certain circumstances. Further, the joint venture charter documents typically vest in their management committees sole discretion regarding distributions. We cannot assure you that our joint ventures will continue to make distributions to us at current levels or at all.

     Moreover, pursuant to some of the joint venture credit arrangements, we have agreed to return a limited amount of the distributions made to us by the applicable joint venture if certain conditions exist. See "Management's Discussion and Analysis of Financial Condition and Results of
Operations -- Liquidity and Capital Resources -- Sources of Cash" beginning on page 34.

     WE CANNOT CAUSE OUR JOINT VENTURES TO TAKE OR NOT TO TAKE CERTAIN ACTIONS UNLESS SOME OR ALL OF OUR PARTNERS AGREE.

     Due to the nature of joint ventures, each partner (including Leviathan) in each of our joint ventures has made substantial contributions and other commitments to that joint venture and, accordingly, has required that the relevant charter documents contain certain features designed to provide each partner with the opportunity to protect its investment in that joint venture, as well as any other assets which may be substantially dependent on or otherwise affected by the activities of that joint venture. These protective features include a corporate governance structure which requires at least a majority in interest vote to authorize many basic activities and requires a greater voting interest (sometimes up to 100%) to authorize more significant activities. Depending on the particular joint venture, these more significant activities might involve large expenditures or contractual commitments, the construction or acquisition of assets, borrowing money, transactions with affiliates of a partner, litigation and/or transactions not in the ordinary course of business, among others. Thus, without the concurrence of partners with enough voting interests, we cannot cause any of our joint ventures to take or not to take certain actions, even though such actions may be in the best interest of the particular joint venture or Leviathan.

     WE DO NOT HAVE THE SAME FLEXIBILITY AS OTHER TYPES OF ORGANIZATIONS TO ACCUMULATE CASH AND EQUITY TO PROTECT AGAINST ILLIQUIDITY IN THE FUTURE.

     Unlike a corporation, our partnership agreement requires us to make quarterly distributions to our unitholders of all available cash reduced by any amounts reserved for commitments and contingencies, including capital and operating costs and debt service requirements. Although our payment obligations to our unitholders are subordinate to our payment obligations to you, the value of our units will decrease in direct correlation with decreases in the amount we distribute per unit. Accordingly, if we experience a liquidity problem in the future, we may not be able to issue equity to recapitalize.

    OUR TAX TREATMENT DEPENDS ON OUR PARTNERSHIP STATUS.

     We believe that under current law and regulations we and our subsidiaries which are limited liability companies will be classified as partnerships for federal income tax purposes. However, we have not requested, and will not request, any ruling from the IRS with respect to our or our subsidiaries' respective classifications as partnerships for federal income tax purposes or any other matter affecting us or our subsidiaries. Accordingly, the IRS may adopt positions that differ from our conclusions expressed herein. It may be necessary to resort to administrative or court proceedings in an effort to sustain some or all of our conclusions, and some or all of such conclusions ultimately may not be sustained. We will bear the costs of any such contest with the IRS. Except as specifically noted, this discussion assumes that we and our subsidiaries are treated as partnerships for federal income tax purposes.

     If we were classified as an association taxable as a corporation for federal income tax purposes in any taxable year, our income, gains, losses, deductions and credits would be reflected on our tax return rather than being passed through to our partners, and we would be taxed at corporate rates. This would materially and adversely affect our ability to make payments on the notes.

     For general discussion of the expected federal income tax consequences of acquiring, owning and disposing of the notes, see "Certain United States Federal Income Tax Considerations" beginning on page 136 of this prospectus.

RISKS RELATED TO OUR BUSINESS

     OUR PERFORMANCE DEPENDS ON FACTORS OUT OF OUR CONTROL, INCLUDING THE RATES FOR, AND VOLUME OF, PRODUCTION THAT WE HANDLE.

     Our ability to make payments on and to pay or refinance our indebtedness, including the notes, and to fund future working capital, capital expenditures and other general corporate requirements will depend on our ability to generate cash in the future. This, to a certain extent, is subject to economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

     Our future performance and, therefore, our ability to make payments to you on the notes will largely depend on the volume of, and rates for, the natural gas and oil handled by our pipelines, platforms and other infrastructure. Many factors outside of our control can affect these volumes and rates. The following factors, among others, affect the rates that our pipelines may charge:

     - prices for the production handled;

     - competition from other pipelines; and

     - the maximum rates established by the Federal Energy Regulatory Commission for our regulated pipelines.

Any decrease in the rates charged or volumes handled by any of our pipelines and other facilities could reduce our available cash. Accordingly, we cannot assure you that we will be able to continue to generate enough cash flow to satisfy our existing commitments, including making interest and principal payments on our indebtedness.

     Based on our current and anticipated level of operations and revenue growth, we believe our cash flow from operations, available cash and available borrowings under our revolving credit facility will be adequate to conduct our businesses as they currently exist. We cannot assure you, however, that these or other sources of capital will be available to us in amounts sufficient to enable us to pay our indebtedness, including the notes, or to fund our other liquidity needs, including the purchase, construction or other acquisition of assets or businesses in the future. We may need to pay or refinance all or a portion of our indebtedness, including the notes, on or before maturity. We cannot assure you that we will be able to do that on commercially reasonable terms or at all.

     OUR FUTURE PERFORMANCE DEPENDS ON SUCCESSFUL EXPLORATION AND DEVELOPMENT OF ADDITIONAL OIL AND NATURAL GAS RESERVES.

     The natural gas and oil reserves available to our pipelines and other infrastructure from existing wells naturally decline over time. In order to offset this natural decline, our pipelines and other infrastructure must access additional reserves. This means that our long-term prospects depend upon the successful exploration and development of additional reserves by third parties in areas accessible to our pipelines and other infrastructure.

     Finding and developing new natural gas and oil reserves from offshore properties is very expensive. The Flextrend and Deepwater areas, especially, will require large capital expenditures by third party producers for exploration, development drilling, installation of production facilities and pipeline extensions to reach the new wells.

     Many economic and business factors out of our control can adversely affect the decision by any third party producer to explore for and develop new reserves. These factors include relatively low natural gas and oil prices, cost and availability of equipment, capital budget limitations or the lack of available capital. For example, because of the recent decline in hydrocarbon prices, the level of overall oil and natural gas activity in the Gulf has declined from recent years. If hydrocarbon prices remain low and capital spending by the energy industry continues to decrease or remains at low levels for prolonged periods, our results of operations and cash flow could suffer. Consequently, we cannot assure you that additional reserves will be discovered or developed in the near future, or that they exist at all.

     PRICE AND VOLUME VOLATILITY IS SUBSTANTIALLY OUT OF OUR CONTROL AND IT COULD HAVE AN ADVERSE AFFECT ON OUR PRODUCTION BUSINESS.

     Our business and, to a certain extent, our ability to repay our indebtedness will be substantially affected by our future production from our oil and natural gas properties. The level of success of our future production from such properties is largely dependent on factors out of our control, such as the volume of, and prices realized for, the natural gas and oil produced from our oil and natural gas properties. In 1998, oil and natural gas prices dramatically declined, and we cannot assure you that there will not be further declines in commodity prices. Based on 1998 production levels of our currently producing properties which are depleting assets, for every $0.10 decline in the average price for natural gas and every $1.00 decline in the average price for oil we actually realized, our cash flow from operations would be reduced by $1.1 million and $0.5 million, respectively.

     WE WILL FACE COMPETITION FROM THIRD PARTIES TO HANDLE ANY NEW PRODUCTION.

     Even if additional reserves exist in the areas accessed by our pipelines and are ultimately produced, we cannot assure you that any of these reserves will be gathered, transported, processed or otherwise handled by any of our pipelines and other infrastructure. We would compete with others for any such production on the basis of many factors, including:

     - geographic proximity to the production;

     - costs of connection;

     - available capacity;

     - rates; and

     - access to onshore markets.

     POTENTIAL FUTURE EXPANSIONS MAY SUBSTANTIALLY INCREASE THE LEVEL OF OUR INDEBTEDNESS AND MAY ADVERSELY AFFECT OUR BUSINESS, IF WE CANNOT EFFECTIVELY INTEGRATE THESE NEW OPERATIONS.

     We intend to continue to construct, purchase and otherwise acquire assets (including entire businesses) that we believe will present opportunities to realize significant synergies, expand our role in the energy infrastructure business and/or increase our market position. This strategy may require substantial capital, and we may not be able to raise the necessary funds on satisfactory terms or at all.

     We regularly engage in discussions with respect to potential acquisition and investment opportunities. If we consummate any future acquisitions, our capitalization and results of operations may change significantly and you will not have the opportunity to evaluate the economic, financial and other relevant information that we will consider in determining the application of these funds.

     We are currently considering some specific future acquisitions or investments, although we cannot assure you that we will be able to reach agreement with respect to any such opportunities. If consummated, any such acquisition would likely result in the incurrence of indebtedness and contingent liabilities and an increase in interest expense and amortization expenses related to goodwill and other intangible assets, which could have a material adverse effect upon our business.

     Acquisitions and business expansions involve numerous risks, including difficulties in the assimilation of the operations, technologies, services and products of the acquired companies or business segments and the diversion of management's attention from other business concerns. For all of these reasons, if any such acquisitions or expansions occur, our business could be adversely affected.

     FERC REGULATION AND A CHANGING REGULATORY ENVIRONMENT COULD AFFECT OUR CASH FLOW.

     The Federal Energy Regulatory Commission extensively regulates certain of our pipelines. This regulation extends to such matters as:

     - rate structures;

     - rates of return on equity;

     - the services that our regulated pipelines are permitted to perform;

     - their ability to seek recovery of various categories of costs;

     - the acquisition, construction and disposition of assets; and

     - to an extent, the level of competition in the interstate pipeline industry.

     Given the extent of this regulation, the extensive changes in FERC policy over the last several years, the evolving nature of regulation and the possibility for additional changes, we cannot assure you that the current regulatory regime will remain unchanged or of the effect any changes in that regime would have on our financial position, results of operations or cash flows.

     Our regulated pipelines are over 20 years old. As a result, each such pipeline has depreciated significant portions of its initial capital expenditures. Unless those pipelines make additional capital expenditures, they could be fully depreciated within five years. This would reduce the rate base and increase the likelihood that FERC would reduce the approved rates for each of those pipelines.

     OUR ACTUAL PROJECT COSTS COULD EXCEED OUR FORECAST, AND OUR CASH FLOW FROM PROJECTS MAY NOT BE IMMEDIATE.

     Our forecast contemplates significant expenditures for the acquisition, construction and expansion of our pipelines and related infrastructure. Underwater operations, especially those in water depths in excess of 600 feet, are very expensive and involve much more uncertainty and risk than other operations. Further, if a problem occurs, the solution (if one exists) may be very expensive and time consuming. Accordingly, there is an increase in the frequency and amount of cost overruns related to underwater operations, especially in depths in excess of 600 feet. We cannot assure you that we will be able to complete our projects at the costs currently estimated. If we experience material cost overruns, we would have to finance these overruns using one or more of the following methods:

     - borrowing from our revolving credit facility;

     - using cash from operations;

     - delaying other planned projects;

     - issuing additional debt or equity.

Any or all of these methods may not be available when needed or could adversely affect our future results of operations.

     Our revenues may not increase immediately upon the expenditure of funds on a particular project. For instance, if we build a new pipeline, the construction will occur over an extended period of time and we may not receive any material increase in revenue from that project until after the reserves committed to it are developed and produced. If our revenues do not increase at projected levels because of substantial unanticipated delays of any future projects, we might not meet our obligations as they become due.

     CHANGES OF CONTROL OF OUR GENERAL PARTNER MAY ADVERSELY AFFECT YOU.

     Our results of operations and ability to pay amounts due under the notes could be adversely affected if there is a change in management resulting from a change of control of our general partner. El Paso Energy is not restricted from selling the general partner or any of the common units it holds. Such actions, however, result in a change of control under the terms of the indenture governing the notes. As a result, El Paso Energy could sell control of our general partner to another company with less familiarity and experience with our businesses and with different business philosophies and objectives. We cannot assure you that any such acquiror would continue our current business strategy, or even a business strategy economically compatible with our current business strategy.

     EL PASO ENERGY AND ITS AFFILIATES MAY HAVE CONFLICTS OF INTEREST WITH US AND, ACCORDINGLY, YOU.

     El Paso Energy is a New York Stock Exchange-traded company whose principal operations include the interstate and intrastate transportation, gathering and processing of natural gas; the marketing of natural gas, power, and other energy-related commodities; power generation and the development and operation of energy infrastructure facilities worldwide. El Paso Energy invested $422.0 million in August 1998 to acquire beneficial control of our general partner (it holds, indirectly through our general partner and certain other subsidiaries, a 34.5% interest in us, including 100% of the general partner interest). With respect to future investments, El Paso Energy's strategy is for us to serve as its primary offshore gathering and transportation growth vehicle in the Gulf (when practical), although El Paso Energy is not precluded from retaining gathering and transportation opportunities for itself.

     El Paso Energy (through a wholly owned subsidiary) elects all of the general partner's directors, who in turn select all of our executive officers and those of the general partner. In addition, El Paso Energy's beneficial control and ownership of 32.5% of our outstanding units could have a substantial effect on the outcome of some actions requiring unitholder approval.

     Although El Paso Energy controls our general partner and has financial incentives to protect its investment by encouraging our success and it plans to use us as its principal offshore gathering and transportation growth vehicle in the Gulf (when practical), El Paso Energy is not contractually bound to do so and may reconsider at any time, without notice. Additionally, El Paso Energy is not required to pursue a business strategy that will favor our business opportunities over the business opportunities of El Paso Energy or any of its affiliates (or any other competitor of ours acquired by El Paso Energy). In fact, El Paso Energy may have financial motives to favor our competitors. El Paso Energy and its subsidiaries (many of which are wholly owned) operate in some of the same lines of business and in some of the same geographic areas in which we operate. Although we acquired the remaining interest in Viosca Knoll from El Paso Energy, El Paso Energy continues to own pipelines and related facilities located in the Gulf, including the Bluewater and Seahawk Shoreline systems. In addition, shareholders of El Paso Energy and Sonat Inc. recently approved a planned merger. Sonat also owns pipelines and related assets in the Gulf, as well as numerous oil and natural gas properties, including properties in the Gulf. To the extent we continue to acquire interests in oil and natural gas properties and if the merger between El Paso Energy and Sonat is completed, our activities may compete with the exploration, development and marketing activities of Sonat conducted by El Paso Energy.

     In addition, we have, and we expect to enter into other, significant business relationships with El Paso Energy, our general partner and their affiliates. For instance, in January 1999, we entered into an agreement with El Paso Energy to purchase substantially all of its interest in Viosca Knoll gathering system, and in October 1998, we purchased the Ewing Bank 958 Unit from El Paso Energy. See "Certain Relationships and Related Transactions" beginning on page 72 and "Business -- Recent Developments, Acquisitions and New Projects" beginning on page 45 for a further discussion of the Viosca Knoll and Ewing Bank 958 Unit transactions.

     We and our general partner and its affiliates share and, therefore, will compete for, the time and effort of general partner personnel who provide services to us. Officers of the general partner and its affiliates do not, and will not be required to, spend any specified percentage or amount of time on our business. Since these shared officers function as both our representatives and those of our general partner and its affiliates, conflicts of interest could arise between our general partner and its affiliates, on the one hand, and us or you, on the other.

     In most instances in which an actual or potential conflict of interest arises between us, on the one hand, and our general partner or its affiliates, on the other hand, there will be a benefit to our general partner or its affiliates in which neither we nor you will share. Such conflicts may arise in situations which include (1) compensation paid to the general partner, which includes incentive distributions and reimbursements for reasonable general and administrative expenses; (2) payments to the general partner and its affiliates for any services rendered to us or on our behalf; (3) our general partner's determination of which direct and indirect costs we must reimburse; (4) decisions to enter into and the terms of transactions between us and our general partner or any of its affiliates, including transactions involving joint ventures, acquisitions and gathering and transportation; (5) the acquisition or operation of businesses by our general partner or its affiliates that would compete with us; and (6) our general partner's determination to establish cash reserves under certain circumstances and thereby decrease cash available for distributions to unitholders.

     OUR PARTNERSHIP AGREEMENT PURPORTS TO LIMIT OUR GENERAL PARTNERS' FIDUCIARY DUTIES AND CERTAIN OTHER OBLIGATIONS RELATING TO US.

     In addition, our general partner (Leviathan Gas Pipeline Company), but not El Paso Energy or any of its other affiliates, will owe certain fiduciary duties to us and will be liable for all our debts (other than non-recourse debts) to the extent not paid by us. Further, certain provisions of our partnership agreement contain exculpatory language purporting to limit the liability of the general partner to us and our unitholders. For example, the partnership agreement provides that:

     - borrowings of money by us, or the approval thereof by the general partner, will not constitute a breach of any duty of the general partner to us or our unitholders whether or not the purpose or effect of the borrowing is to permit distributions on common units or to result in or increase incentive distributions to the general partner;

     - any action taken by the general partner consistent with the standards of reasonable discretion set forth in certain definitions in our partnership agreement will be deemed not to breach any duty of the general partner to us or to our unitholders; and

     - in the absence of bad faith by the general partner, the resolution of conflicts of interest by the general partner will not constitute a breach of the partnership agreement or a breach of any standard of care or duty.

     Provisions of the partnership agreement also purport to modify the fiduciary duty standards to which the general partner would otherwise be subject under Delaware law, under which a general partner owes its limited partners the highest duties of good faith, fairness and loyalty. Such duty of loyalty would generally prohibit the general partner from taking any action or engaging in any transaction as to which it had a conflict of interest. The partnership agreement permits the general partner to exercise the discretion and authority granted to it in that agreement in managing us and in conducting its retained operations, so long as its actions are not inconsistent with our interests. The general partner and its officers and directors may not be liable to us or to our unitholders for certain actions or omissions which might otherwise be deemed to be a breach of fiduciary duty under Delaware or other applicable state law. Further, the partnership agreement requires us to indemnify the general partner to the fullest extent permitted by law, which indemnification, in light of the exculpatory provisions in the partnership agreement, could result in us indemnifying the general partner for negligent acts.

     A NATURAL DISASTER OR OTHER CATASTROPHE COULD DAMAGE OUR PIPELINES AND OTHER INCOME-PRODUCING ASSETS, CURTAIL THEIR OPERATIONS AND, POSSIBLY, ADVERSELY AFFECT OUR CASH FLOW.

     If one or more of our pipelines or other income-producing assets is damaged by severe weather or any other natural disaster, accident or catastrophe, our operations could be significantly interrupted. Similar interruptions could result from damage to production facilities or other production stoppages arising from factors beyond our control. These interruptions might range from a week or less for a minor incident to six months or a year or more for a major disaster. Any natural disaster or other catastrophe which interrupts the fees generated by our pipelines or other income-producing assets, or which causes us to make significant expenditures not covered by insurance, could adversely impact the market price of, and the amount of cash available for payment of, the notes. Further, we may not be able to obtain insurance on commercially reasonable terms.

     ENVIRONMENTAL COSTS AND LIABILITIES AND CHANGING ENVIRONMENTAL REGULATION COULD AFFECT OUR CASH FLOW.

     Our operations are subject to extensive federal, state and local regulatory requirements relating to environmental affairs, health and safety, waste management and chemical products. Governmental authorities have the power to enforce compliance with applicable regulations and permits and to subject violators to civil and criminal penalties, including civil fines, injunctions or both. Third parties may also have the right to pursue legal actions to enforce compliance. We will probably make expenditures in connection with environmental matters as part of normal capital expenditure programs. However, future environmental law developments, such as stricter laws, regulations or enforcement policies, could significantly increase our cost of handling, manufacture, use, emission or disposal of substances or wastes. Moreover, as with other companies engaged in similar or related businesses, our operations always have some risk of environmental costs and liabilities because we handle petroleum products. We cannot assure you that we will not incur material environmental costs and liabilities.

     THE YEAR 2000 PROBLEM MAY RESULT IN DECREASED REVENUES FOR US IF THIRD PARTIES DO NOT ADEQUATELY ADDRESS THEIR YEAR 2000 CONCERNS.

     We are more than three-quarters completed with the assessment and remediation phases of our Year 2000 project, and we expect that we will be substantially finished with the implementation phase by mid-1999. However, the responses that we have received from third parties, including partners, third party customers and vendors and operators of joint ventures in which we have an interest, regarding their Year 2000 efforts are inconclusive. Further, certain of our systems and processes may be interrelated with systems outside of our control.

     Unsuccessful Year 2000 efforts, either on our part or on the part of third parties, may adversely affect our financial position, results of operations and/or cash flows. A significant portion of the oil and natural gas handled by our pipelines is owned by third parties. Accordingly, failure by the owners of oil and natural gas to be ready for the Year 2000 could significantly disrupt the flow of the hydrocarbons to customers. However, in many cases, the owners have no direct contractual relationship with us, and we are relying on our customers to verify the Year 2000 readiness of the producers from whom they purchase oil and natural gas. A portion of our revenue is based upon fees paid by our customers for the reservation of capacity and a portion of the revenue is based upon the volume of actual throughput. As such, short-term disruptions in throughput caused by factors beyond our control may have a financial impact on us and could cause operational problems for our customers. Longer-term disruptions could materially impact our operational and financial condition, and therefore affect the market price of, and our ability to make payments on, the notes.

                                THE TRANSACTIONS

     In connection with the completion of the offering of the Series A notes, we consummated the transactions described below.

LEVIATHAN CREDIT FACILITY

     We amended our $375.0 million revolving credit facility to, among other things, extend the maturity from December 1999 to May 2002. As of June 1, 1999, we had $250.0 million outstanding under our revolving credit facility bearing interest at an average floating rate of 7.5% per annum. For additional information on our revolving credit facility, see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" beginning on page 34 and "Description of Other
Indebtedness -- Leviathan Credit Facility" beginning on page 129.

VIOSCA KNOLL TRANSACTION

     Prior to the offering of the Series A notes, Viosca Knoll Gathering Company was owned 50.0% by us and 50.0% by El Paso Energy (through a wholly owned subsidiary). In January 1999, we entered into an agreement with El Paso Energy to acquire an additional 49.0% interest in Viosca Knoll, which would result in us owning 99.0% of Viosca Knoll, with an option to purchase the remaining 1.0%. The acquisition price for the additional 49.0% interest was $79.7 million, comprised of 25.0% in cash ($19.9 million) and 75.0% in common units (2,661,870 common units based on a price of $22.4625 per unit).

     Following the consummation of the Viosca Knoll transaction in June 1999, El Paso Energy's effective ownership interest in us is 34.5%. In addition, at the closing of the Viosca Knoll transaction, El Paso Energy contributed approximately $33.4 million in cash to Viosca Knoll, which equalled 50.0% of the principal amount outstanding under Viosca Knoll's credit facility. Thereafter, we repaid in full and terminated the Viosca Knoll credit facility. For additional information on the Viosca Knoll transaction, see "Business -- Natural Gas and Oil Pipelines -- Viosca Knoll System" beginning on page 48.

                                USE OF PROCEEDS

     We will not receive any cash proceeds from the issuance of the Series B notes. In consideration for issuing the Series B notes as contemplated in this prospectus, we will receive in exchange Series A notes in like principal amount, which will be canceled and as such will not result in any increase in our indebtedness.

     Our net proceeds from the offering of the Series A notes were approximately $168.5 million. We used the net proceeds as follows:

                            USE                                   AMOUNT
                            ---                                -------------
                                                               (IN MILLIONS)
To reduce the balance outstanding under, and to extend, our
  credit facility...........................................      $115.2
To repay the Viosca Knoll credit facility...................        33.4
To consummate the Viosca Knoll transaction..................        19.9
                                                                  ------
          Total.............................................      $168.5
                                                                  ======

     Concurrently with the closing of the offering of the Series A notes, we amended our revolving credit facility to, among other things, extend the maturity from December 1999 to May 2002. We used approximately $115.2 million of the offering proceeds to temporarily reduce the outstanding balance to approximately $250.0 million (subject to adjustment) and to pay related fees and expenses. As of June 1, 1999, we had $250.0 million outstanding under the revolving credit facility bearing interest at an average floating rate of 7.5% per annum. Over the past 12 months, we used borrowings under the revolving credit facility to, among other things, (1) finance the acquisition and development of our non-producing property, the Ewing Bank 958 Unit ($30.0 million), (2) finance the construction and installation of a new platform and production handling facilities at East Cameron Block 373 ($9.4 million), (3) pay amounts related to the abandonment of the Ewing Bank flowlines ($2.9 million),
(4) finance the construction of the Allegheny oil pipeline ($12.3 million), and
(5) pay our management in connection with the accelerated vesting of the Unit Rights discussed in "Management -- Executive Compensation -- Unit Rights Appreciation Plan" ($8.6 million) beginning on page 69.

     The price for our acquisition of the additional interest in Viosca Knoll was $79.7 million, of which $19.9 million was paid in cash with proceeds from the offering of the Series A notes and $59.8 million was paid in our newly issued common units. In addition, we repaid in full and terminated the Viosca Knoll credit facility on June 1, 1999. Of the approximately $66.7 million which was repaid under this credit facility, $33.4 million came from proceeds of the offering of the Series A notes and the remaining approximately $33.4 million was contributed by El Paso Energy to Viosca Knoll at the closing of the acquisition. Over the past 12 months, Viosca Knoll used borrowings under its credit facility for the addition of compression facilities to and expansion of the Viosca Knoll system and for other working capital needs. For additional information on the Viosca Knoll transaction, see "The Transactions" beginning on page 25 and "Business -- Natural Gas and Oil Pipelines -- Viosca Knoll System" beginning on page 48.

                                 CAPITALIZATION

     The following table sets forth our consolidated capitalization on a historical basis as of March 31, 1999 and our unaudited consolidated capitalization as adjusted to reflect (1) the issuance of the notes, (2) the consummation of the Viosca Knoll transaction, (3) the repayment and cancellation of Viosca Knoll's credit facility, (4) the reduction of our revolving credit facility and (5) the payment of transaction costs. See "Use of Proceeds" beginning on page 26. You should read this table along with "Management's Discussion and Analysis of Financial Condition and Results of Operations" beginning on page 30 and our consolidated financial statements and notes thereto listed on pages F-1 and F-2.

                                                               AS OF MARCH 31, 1999
                                                              -----------------------
                                                               ACTUAL     AS ADJUSTED
                                                              --------    -----------
                                                                  (IN THOUSANDS)
Short-term debt:
  Revolving credit facility(1)..............................  $355,000     $     --
                                                              --------     --------
Long-term debt:
  Revolving credit facility(1)..............................        --      243,594
  Senior subordinated notes due 2009........................        --      175,000
                                                              --------     --------
          Total long-term debt..............................        --      418,594
                                                              --------     --------
Minority interest...........................................    (1,118)        (439)
                                                              --------     --------
Partners' capital:
  Preference unitholders....................................     7,134        7,130
  Common unitholders........................................    81,487      142,812
  General partner...........................................   (17,697)     (17,114)
                                                              --------     --------
          Total partners' capital...........................    70,924      132,828
                                                              --------     --------
               Total capitalization.........................  $424,806     $550,983
                                                              ========     ========

---------------

(1) Represents notes payable pursuant to our existing revolving credit facility prior to its amendment and restatement in May 1999. See "Use of Proceeds" beginning on page 26 and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" beginning on page 34 for additional information concerning the amendment of the revolving credit facility and the repayment of borrowings under the revolving credit facility with net proceeds from the offering of the Series A notes.

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

     The historical financial information for each of the three years ended December 31, 1996, 1997 and 1998 and as of December 31, 1997 and 1998 was derived from our consolidated financial statements and notes thereto included elsewhere in this prospectus. The historical financial information for the years ended December 31, 1994 and 1995 and as of December 31, 1994, 1995 and 1996 has been derived from our historical consolidated financial statements (not included herein). The historical financial data for each of the three months ended March 31, 1998 and 1999 and as of March 31, 1999 was derived from our unaudited consolidated financial statements and notes thereto included elsewhere in this prospectus. The historical financial data as of March 31, 1998 has been derived from our unaudited historical consolidated financial statements (not included herein). We believe that all material adjustments, consisting only of normal recurring adjustments necessary for the fair presentation of our interim results, have been included. Results of operations for any interim period are not necessarily indicative of the results of operations for the entire year due to the seasonal nature of our business. You should read this information along with "Management's Discussion and Analysis of Financial Condition and Results of Operations" beginning on page 30, "Business" beginning on page 41 and the consolidated financial statements and notes thereto listed on pages F-1 and F-2.

                                                                                             THREE MONTHS
                                                 YEAR ENDED DECEMBER 31,                    ENDED MARCH 31,
                                   ----------------------------------------------------   -------------------
                                     1994       1995       1996       1997       1998       1998       1999
                                   --------   --------   --------   --------   --------   --------   --------
                                                                                              (UNAUDITED)
                                               (IN THOUSANDS, EXCEPT PER UNIT AMOUNTS AND RATIOS)
STATEMENT OF OPERATIONS:
Oil and natural gas sales........  $    796   $  1,858   $ 47,068   $ 58,106   $ 31,411   $  9,135   $  6,805
Gathering, transportation and
  platform services..............    18,554     20,547     24,005     17,329     17,320      3,260      4,373
Equity in earnings...............    14,786     19,588     20,434     29,327     26,724      5,319     10,701
                                   --------   --------   --------   --------   --------   --------   --------
         Total revenue...........    34,136     41,993     91,507    104,762     75,455     17,714     21,879
                                   --------   --------   --------   --------   --------   --------   --------
Operating expenses...............     1,876      4,092      9,068     11,352     11,369      2,837      2,594
Depreciation, depletion and
  amortization...................     5,085      8,290     31,731     46,289     29,267      7,867      6,719
Impairment, abandonment and
  other..........................        --         --         --     21,222     (1,131)        --         --
General and administrative
  expenses and management fee....     5,408      7,069      8,540     14,661     16,189      4,950      3,130
                                   --------   --------   --------   --------   --------   --------   --------
         Total operating costs...    12,369     19,451     49,339     93,524     55,694     15,654     12,443
                                   --------   --------   --------   --------   --------   --------   --------
Operating income.................    21,767     22,542     42,168     11,238     19,761      2,060      9,436
Interest income and other........     1,293      1,884      1,710      1,475        771         84        103
Interest and other financing
  costs..........................      (912)      (833)    (5,560)   (14,169)   (20,242)    (3,722)    (6,102)
Minority interest in (income)
  loss...........................      (216)      (251)      (427)         7        (15)        13        (37)
                                   --------   --------   --------   --------   --------   --------   --------
Income (loss) before income
  taxes..........................    21,932     23,342     37,891     (1,449)       275     (1,565)     3,400
Income tax benefit...............       136        603        801        311        471        141         99
                                   --------   --------   --------   --------   --------   --------   --------
         Net income (loss).......  $ 22,068   $ 23,945   $ 38,692   $ (1,138)  $    746   $ (1,424)  $  3,499
                                   ========   ========   ========   ========   ========   ========   ========
Basic and diluted income (loss)
  per unit.......................  $   1.02   $   0.97   $   1.57   $  (0.06)  $   0.02   $  (0.05)  $   0.12
                                   ========   ========   ========   ========   ========   ========   ========
Distributions declared per common
  unit...........................  $   1.20   $   1.20   $   1.45   $   1.85   $   2.10   $  0.525   $  0.525
                                   ========   ========   ========   ========   ========   ========   ========
Distributions declared per
  preference unit................  $   1.20   $   1.20   $   1.45   $   1.85   $   1.60   $  0.525   $  0.275
                                   ========   ========   ========   ========   ========   ========   ========

                                                                                             THREE MONTHS
                                                 YEAR ENDED DECEMBER 31,                    ENDED MARCH 31,
                                   ----------------------------------------------------   -------------------
                                     1994       1995       1996       1997       1998       1998       1999
                                   --------   --------   --------   --------   --------   --------   --------
                                                                                              (UNAUDITED)
                                               (IN THOUSANDS, EXCEPT PER UNIT AMOUNTS AND RATIOS)
OTHER FINANCIAL DATA:
Capital expenditures.............  $ 98,398   $173,632   $101,721   $ 41,957   $ 66,111   $ 16,571   $  6,857
Consolidated cash flow(1)........  $ 28,316   $ 36,523   $ 91,998   $ 77,846   $ 52,804   $ 11,043   $ 15,647
Fixed charges(2).................  $    912   $  6,102   $ 17,470   $ 15,890   $ 21,308   $  4,175   $  6,541
Fixed charge coverage ratio(3)...     31.0x       6.0x       5.3x       4.9x       2.5x       2.7x       2.4x
Ratio of earnings to fixed
  charges(4).....................     25.3x       4.0x       2.5x       0.8x       1.0x       0.5x       1.5x
BALANCE SHEET DATA (AT END OF
  PERIOD):
Total assets.....................  $231,043   $398,696   $453,526   $409,842   $442,726   $410,800   $443,240
Total debt.......................  $  8,000   $135,780   $227,000   $238,000   $338,000   $251,000   $355,000
Total partners' capital..........  $192,431   $186,841   $192,023   $143,966   $ 82,896   $127,897   $ 70,924

---------------

(1) For purposes of the above presentation, "consolidated cash flow" has been calculated in accordance with the Indenture. For the exact definition of this term, see "Description of Notes -- Certain Definitions" on page 111 of this prospectus. As defined, generally, "consolidated cash flow" means Leviathan's consolidated net income, plus (1) cash distributions to Leviathan and its restricted subsidiaries from persons other than its restricted subsidiaries, (2) extraordinary losses, (3) income tax expense,
    (4) interest and other financing costs, to the extent deducted and calculated in consolidated net income, (5) depreciation, depletion and amortization and (6) other non-cash charges, to the extent deducted and calculated in consolidated net income, less (7) extraordinary non-cash items that increase Leviathan's consolidated net income and (8) earnings attributable to persons other than its restricted subsidiaries. Consolidated cash flow should not be considered in isolation or as a substitute for net income, cash flow or other income or cash flow data prepared in accordance with generally accepted accounting principles or as a measure of our profitability or liquidity.

(2) "Fixed charges" consist of interest costs (whether expensed or capitalized), amortization of debt issue costs and certain pre-tax preferred stock dividend requirements of Leviathan and any restricted subsidiary.

(3) "Fixed charge coverage ratio" is calculated as "consolidated cash flow" divided by "fixed charges."

(4) For the purpose of this calculation, "earnings" represents income (loss) from continuing operations before income taxes and minority interest, plus fixed charges exclusive of interest capitalized. As a result of the loss incurred in 1997, we were unable to fully cover the indicated fixed charges by $3.2 million. During 1997, we recorded a non-recurring asset impairment of $21.2 million. If the impairment had not occurred, the ratio of earnings to fixed charges would have equalled 2.1x. During the year ended December 31, 1998, we incurred non-recurring expenses of $3.7 million primarily as a result of El Paso Energy's acquisition of our general partner in August 1998, which caused us to be unable to fully cover the indicated fixed charges by $776,000. If the non-recurring expenses had not occurred, the ratio of earnings to fixed charges would have equalled 1.1x.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     You should read the following discussion in conjunction with (1) our consolidated financial statements and the notes thereto beginning on page F-3 of this prospectus and (2) the information set forth under the heading "Selected Financial Data." The following discussion should assist your understanding of our financial position and results of operations for the three months ended March 31, 1999 and 1998 and for each of the years ended December 31, 1998, 1997 and 1996. Unless the context otherwise requires, all references below to "we," "us" or "our" are also references to our subsidiaries.

OVERVIEW

     We are primarily engaged in the gathering, transportation and production of natural gas and crude oil in the Gulf. Through our subsidiaries and joint ventures, we own interests in eight existing natural gas pipeline systems, an oil pipeline system, six multi-purpose platforms, a dehydration facility, four producing oil and natural gas properties and one non-producing oil and natural gas property.

     The natural gas pipelines, located primarily offshore Louisiana, Mississippi and eastern Texas, gather and transport natural gas for producers, marketers, pipelines and end-users for a fee. Our current interests in the natural gas pipelines consist of: 100% interest in each of Green Canyon and Tarpon; a 99.0% interest in Viosca Knoll; a 50.0% interest in Stingray; a 40.0% interest in HIOS; a 33.3% interest in UTOS; and an effective 25.7% interest in each of Manta Ray Offshore and Nautilus. The natural gas pipelines include 1,200 miles of pipeline with a throughput capacity of 6.8 Bcf of natural gas per day.

     We own a 36.0% interest in the Poseidon oil pipeline. The Poseidon oil pipeline is located primarily offshore Louisiana and consists of approximately 300 miles of pipeline with a throughput capacity of 400.0 Mbbls of oil per day.

     We operate and own interests in six strategically-located, multi-purpose platforms in the Gulf, including a 100% interest in five platforms -- Viosca Knoll Block 817, East Cameron Block 373, Ship Shoal Block 332, South Timbalier Block 292 and Ship Shoal Block 331 -- and a 50.0% interest in the Garden Banks 72 platform. These platforms have production handling capabilities which complement our pipeline operations and play a key role in the development of oil and natural gas reserves. We also own a 50.0% interest in West Cameron Dehy, a dehydration and production handling facility located at the northern terminus of the Stingray system, onshore Louisiana.

RESULTS OF OPERATIONS

  THREE MONTHS ENDED MARCH 31, 1999 COMPARED WITH THREE MONTHS ENDED MARCH 31, 1998

     Oil and natural gas sales totaled $6.8 million for the three months ended March 31, 1999 as compared with $9.1 million for the same period in 1998. The decrease is attributable to (1) substantially lower realized oil and natural gas prices and (2) normal production declines from our oil and natural gas properties, partially offset by production from properties acquired in August 1998. During the three months ended March 31, 1999, we produced and sold 3,585 MMcf of natural gas and 99.2 Mbbls of oil at average prices of $1.60 per Mcf and $10.46 per barrel, respectively. During the same period in 1998, we produced and sold 2,789 MMcf of natural gas and 170.1 Mbbls of oil at average prices of $2.20 per Mcf and $17.26 per barrel, respectively.

     Revenue from gathering, transportation and platform services totaled $4.4 million for the three months ended March 31, 1999 as compared with $3.3 million for the same period in 1998. The increase primarily reflects an increase of $2.1 million in platform services revenue from our East Cameron Block 373 platform which was placed in service in April 1998, offset by decreases of (1) $0.6 million in gathering revenue as a result of lower throughput on the Green Canyon and Tarpon systems and (2) $0.4 million in platform services revenue from our Viosca Knoll Block 817 platform as a result of lower third party platform access fees as a result of our acquisition of additional working interests in the Viosca Knoll Block 817 property in August 1998.

     Revenue from our joint ventures totaled $10.7 million for the three months ended March 31, 1999 as compared with $5.3 million for the same period in 1998. The increase of $5.4 million primarily reflects increases of (1) $0.9 million related to Stingray as a result of changes in prior period estimates of reserves for uncollectible revenues and (2) $4.5 million from POPCO, Viosca Knoll, Nautilus and Manta Ray Offshore as a result of increased throughput. Total natural gas throughput volumes for our joint ventures increased approximately 6.9% from the three months ended March 31, 1998 to the same period in 1999 primarily as a result of increased throughput on the Viosca Knoll, Nautilus and Manta Ray Offshore systems. Oil volumes from Poseidon totaled 13.4 MMbbls and
6.7 MMbbls for the three months ended March 31, 1999 and 1998, respectively.

     Depreciation, depletion and amortization totaled $6.7 million for the three months ended March 31, 1999 as compared with $7.9 million for the same period in 1998. The decrease of $1.2 million reflects a decrease of $1.5 million in depreciation and depletion of oil and natural gas wells and facilities located on the Viosca Knoll Block 817, Garden Banks Block 72 and the Garden Banks Block 117 as a result of decreased depletion and abandonment accrual rates offset by $0.3 million of depreciation on our East Cameron Block 373 and Ship Shoal Block 331 platforms placed in service after March 31, 1998.

     General and administrative expenses, including the management fee allocated from our general partner, totaled $3.1 million for the three months ended March 31, 1999 as compared with $5.0 million for the same period in 1998. The decrease of $1.9 million reflects decreases of (1) $0.2 million in management fees allocated by our general partner to us and (2) $1.7 million in our direct general and administrative expenses in the 1998 period primarily related to the appreciation and vesting of unit rights granted to certain of our officers and employees under a compensation plan that was terminated in October 1998.

     Interest and other financing costs, excluding capitalized interest, for the three months ended March 31, 1999 totaled $6.1 million as compared with $3.7 million for the same period in 1998. During the three months ended March 31, 1999 and 1998, we capitalized $0.4 million and $0.5 million, respectively, of interest costs in connection with construction projects and drilling activities in progress during such periods. During the three months ended March 31, 1999 and 1998, we had outstanding indebtedness averaging approximately $347.3 million and $244.5 million, respectively.

     Net income for the three months ended March 31, 1999 totaled $3.5 million, or $0.12 per unit, as compared with a net loss of $1.4 million, or $0.05 per unit, for the three months ended March 31, 1998 as a result of the items discussed above.

    YEAR ENDED DECEMBER 31, 1998 COMPARED WITH YEAR ENDED DECEMBER 31, 1997

     Oil and natural gas sales totaled $31.4 million for the year ended December 31, 1998 as compared with $58.1 million for the same period in 1997. The decrease is attributable to (1) substantially lower realized oil and natural gas prices, (2) decreased production as a result of two tropical storms and Hurricane Georges passing through the Gulf during the third quarter of 1998, (3) normal production declines from our oil and natural gas properties and (4) the lack of acceptable markets downstream of the Viosca Knoll system. The production decline attributable to the capacity constraints of the downstream transporter was alleviated during the third quarter of 1998. During the year ended December 31, 1998, we produced and sold 11,324 MMcf of natural gas and 540.0 Mbbls barrels of oil at average prices of $2.01 per Mcf and $15.69 per barrel, respectively. During the same period in 1997, we produced and sold 19,792 MMcf of natural gas and 801.0 Mbbls barrels of oil at average prices of $2.08 per Mcf and $20.61 per barrel, respectively.

     Revenue from gathering, transportation and platform services totaled $17.3 million for each of the years ended December 31, 1998 and 1997. The activity for 1998 remained consistent with the prior year as a result of an increase of $5.5 million in platform services revenue from our East Cameron Block 373 platform, which was placed in service in April 1998, offset by decreases of (1) $2.8 million related to the cessation of production in May 1997 from the only well connected to the Ewing Bank system, (2) $1.9 million as a result of lower throughput on the Green Canyon system and the contribution of a significant portion of the Manta Ray system to Manta Ray Offshore on January 17, 1997, resulting in revenue from these assets being included in equity in earnings for the entire year ended December 31, 1998 as compared with a portion of the year ended December 31, 1997 and (3) $0.8 million in platform revenue services from our Viosca Knoll Block 817 platform as a result of lower oil and natural gas volumes processed on the platform due to capacity constraints of a downstream transporter which were alleviated during the third quarter of 1998. Throughput volumes for our wholly owned gathering systems decreased approximately 8.0% for the year ended December 31, 1998 as compared with the same period in 1997.

     Revenue from our joint ventures totaled $26.7 million for the year ended December 31, 1998 as compared with $29.3 million for the same period in 1997. The decrease of $2.6 million primarily reflects decreases of (1) $6.7 million related to non-recurring start-up costs, changes in prior period estimates and a change in equity ownership of Nautilus and Manta Ray Offshore and (2) $2.5 million related to Stingray and HIOS as a result of increased maintenance costs and decreased throughput offset by an increase of $6.6 million from Poseidon, Viosca Knoll, UTOS and West Cameron Dehy as a result of increased throughput. Total natural gas throughput volumes for our joint ventures increased approximately 20.0% from the year ended December 31, 1997 to the same period in 1998 primarily as a result of increased throughput on the Viosca Knoll, UTOS, Nautilus and Manta Ray Offshore systems. Oil volumes from Poseidon totaled 35.6 MMbbls and 19.0 MMbbls for the year ended December 31, 1998 and 1997, respectively. Our joint ventures were impacted by two tropical storms and Hurricane Georges passing through the Gulf during the third quarter of 1998.

     Operating expenses totaled $11.4 million for each of the years ended December 31, 1998 and 1997. The 1998 activity remained consistent with the prior year as a result of lower operating and transportation costs associated with our oil and natural gas properties offset by higher operating costs associated with the East Cameron Block 373 platform placed in service in April 1998, the acquisition of the Ship Shoal Block 331 platform in August 1998 and additional activities associated with the Ship Shoal Block 332 platform.

     Depreciation, depletion and amortization totaled $29.3 million for the year ended December 31, 1998 as compared with $46.3 million for the same period in 1997. The decrease of $17.0 million reflects decreases of (1) $14.0 million in depreciation and depletion on oil and natural gas wells and facilities located on the Viosca Knoll Block 817, Garden Banks Block 72 and the Garden Banks Block 117 as a result of decreased production from these leases and slightly lower estimated abandonment obligations and (2) $3.0 million in depreciation on pipelines, platforms and facilities as a result of us fully depreciating our investment in the Ewing Bank and Ship Shoal systems in June 1997, offset by increased depreciation attributable to our East Cameron Block 373 and Ship Shoal Block 331 platforms placed in service in 1998.

     Impairment, abandonment and other totaled ($1.1 million) for the year ended December 31, 1998 and represented the excess of accrued costs over actual costs incurred associated with the abandonment of our Ewing Bank flowlines. Impairment, abandonment and other totaled $21.2 million for the year ended December 31, 1997 and consisted of a non-recurring charge to reserve our investment in certain gathering facilities and other assets associated with Tatham Offshore's Ewing Bank 914 #2 well and Ship Shoal Block 331 property, to accrue our abandonment obligations associated with the gathering facilities serving these properties, to reserve our noncurrent receivable related to the prepayment of the demand charge obligations under certain agreements related to the Ewing Bank and Ship Shoal leases and to accrue certain abandonment obligations associated with its oil and natural gas properties.

     General and administrative expenses, including the management fee allocated from our general partner, totaled $16.2 million for the year ended December 31, 1998 as compared with $14.7 million for the same period in 1997. The increase of $1.5 million reflects increases of (1) $1.0 million in management fees allocated by our general partner to us as a result of our increased construction and operational activities and (2) $0.5 million in our direct general and administrative expenses primarily related to the vesting and appreciation of unit rights to certain of our officers and employees.

     Interest income and other totaled $0.8 million for the year ended December 31, 1998 as compared with $1.5 million for the same period in 1997.

     Interest and other financing costs, excluding capitalized interest, for the year ended December 31, 1998 totaled $20.2 million as compared with $14.2 million for the same period in 1997. During the year ended December 31, 1998 and 1997, we capitalized $1.1 million and $1.7 million, respectively, of interest costs in connection with construction projects and drilling activities in progress during such periods. During the years ended December 31, 1998 and 1997, we had outstanding indebtedness averaging approximately $288.0 million and $232.5 million, respectively.

     Net income for the year ended December 31, 1998 totaled $0.7 million, or $0.02 per unit, as compared with a net loss of $1.1 million, or $0.06 per unit, for the year ended December 31, 1997 as a result of the items discussed above.

    YEAR ENDED DECEMBER 31, 1997 COMPARED WITH YEAR ENDED DECEMBER 31, 1996

     Oil and natural gas sales totaled $58.1 million for the year ended December 31, 1997 as compared with $47.1 million for the year ended December 31, 1996. The increase of $11.0 million is attributable to increased production from our oil and natural gas properties as a result of initiating full production from Viosca Knoll Block 817 in March 1996, Garden Banks Block 72 in May 1996 and Garden Banks Block 117 in July 1996. During the year ended December 31, 1997, we produced and sold 19,792 MMcf of natural gas and 801.0 Mbbls of oil at average prices of $2.08 per Mcf and $20.61 per barrel, respectively. During 1996, we produced and sold 15,730 MMcf of natural gas and 393.0 Mbbls of oil at average prices of $2.37 per Mcf and $21.76 per barrel, respectively.

     Revenue from gathering, transportation and platform services totaled $17.3 million for the year ended December 31, 1997 as compared with $24.0 million for the year ended December 31, 1996. The decrease of $6.7 million reflects decreases of (1) $7.6 million as a result of the contribution of a significant portion of the Manta Ray system to Manta Ray Offshore in January 1997 resulting in revenue from these assets being included in equity in earnings for the remainder of the year ended December 31, 1997 and (2) $3.0 million related to lower throughput on the Ewing Bank system offset by increases of (1) $1.8 million in platform services from our Viosca Knoll Block 817 platform as a result of additional oil and natural gas volumes processed on the platform and
(2) $2.1 million from the Tarpon and Green Canyon systems primarily related to
(x) the deregulation of the Tarpon system allowing us to recognize additional revenue during the current period related to the gathering fees collected in prior periods and (y) new production attached to these systems. Throughput volumes for our wholly owned gathering systems decreased 34.0% for the year ended December 31, 1997 as compared with the year ended December 31, 1996 primarily due to an 82.0% decline from the Ewing Bank system due to a downhole mechanical problem in May 1997 which caused Tatham Offshore's Ewing Bank 914 #2 well to be shut-in.

     Revenue from our joint ventures totaled $29.3 million for the year ended December 31, 1997 as compared with $20.4 million for the year ended December 31, 1996. The increase of $8.9 million primarily reflects increases of (1) $2.9 million from Viosca Knoll and UTOS as a result of increased throughput, (2) $1.6 million from Poseidon, which placed the Poseidon system in service in three-phases, April 1996, December 1996 and December 1997, (3) $0.4 million from West Cameron Dehy, (4) $3.7 million from Manta Ray Offshore related to the Manta Ray assets contributed by Leviathan and (5) $2.2 million from Nautilus, primarily as a result of Nautilus recognizing as other income an allowance for funds used during construction, offset by (6) a $1.9 million decrease in Stingray and HIOS as a result of increased maintenance costs during 1997. Total natural gas throughput volumes for our joint ventures increased approximately 9.0% from 1996 to 1997 primarily as a result of increased throughput on the Viosca Knoll and UTOS systems as well as the addition of the Manta Ray Offshore system throughput as a joint venture, as discussed above. Oil volumes from Poseidon totaled 19.0 MMbbls for the year ended December 31, 1997 as compared with 7.5 MMbbls for the period from inception of operations in April 1996 through December 31, 1996.

     Operating expenses for the year ended December 31, 1997 totaled $11.4 million as compared with $9.1 million for the year ended December 31, 1996. The increase of $2.3 million is primarily attributable to additional maintenance costs related to the platforms we operate and our operation of one additional oil and natural gas well during 1997.
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

     Depreciation, depletion and amortization totaled $46.3 million for the year ended December 31, 1997 as compared with $31.7 million for the year ended December 31, 1996. The increase of $14.6 million reflects an increase of $19.7 million in depreciation and depletion on the oil and natural gas wells and facilities located on Viosca Knoll Block 817, Garden Banks Block 72 and Garden Banks Block 117 as a result of increased production from these leases which initiated production in December 1995, May 1996 and July 1996, respectively, offset by a decrease of $5.1 million in depreciation on pipelines, platforms and facilities.

     Impairment, abandonment and other totaled $21.2 million for the year ended December 31, 1997 and consisted of a non-recurring charge to reserve our investment in certain gathering facilities and other assets associated with Tatham Offshore's Ewing Bank 914 #2 well and Ship Shoal Block 331 property, to accrue our abandonment obligations associated with the gathering facilities serving these properties, to reserve our noncurrent receivable related to the prepayment of the demand charge obligations under certain agreements related to the Ewing Bank and Ship Shoal leases and to accrue certain abandonment obligations associated with its oil and natural gas properties.

     General and administrative expenses, including the management fee allocated from our general partner, totaled $14.7 million for the year ended December 31, 1997 as compared with $8.5 million for the year ended December 31, 1996. General and administrative expenses for the year ended December 31, 1996 were reduced by a one-time $1.4 million reimbursement from Poseidon as a result of our management of the initial construction of Poseidon. Excluding this one-time reimbursement by Poseidon, general and administrative expenses for the year ended December 31, 1997 increased $4.7 million as compared to the year ended December 31, 1996. This increase reflects (1) a $1.5 million increase in management fees allocated by our general partner to us as a result of our increased construction and operational activities, (2) a $3.6 million increase in our direct general and administrative expenses primarily related to the appreciation and vesting of unit appreciation rights granted to certain officers and employees in 1995, 1996 and 1997 and (3) a $0.4 million decrease in the reimbursement to El Paso Energy for certain tax liabilities pursuant to the management agreement with us.

     Interest income and other totaled $1.5 million for the year ended December 31, 1997 as compared with $1.7 million for the year ended December 31, 1996.

     Interest and other financing costs, excluding capitalized interest, for the year ended December 31, 1997 totaled $14.2 million as compared with $5.6 million for the year ended December 31, 1996. During the years ended December 31, 1997 and 1996, we capitalized $1.7 million and $11.9 million, respectively, of interest costs in connection with construction projects and drilling activities in progress during such periods. During the years ended December 31, 1997 and 1996, we had outstanding indebtedness averaging approximately $232.5 million and $181.4 million, respectively.

     Net loss for the year ended December 31, 1997 totaled $1.1 million, or $0.06 per unit, as compared with net income of $38.7 million, or $1.57 per unit, for the year ended December 31, 1996 as a result of the items discussed above.

LIQUIDITY AND CAPITAL RESOURCES

     SOURCES OF CASH. We intend to satisfy our capital requirements and other working capital needs primarily from cash on hand, cash from operations and borrowings under our revolving credit facility (discussed below). However, depending on market and other factors, we may issue additional equity to raise cash or acquire assets, as in the acquisition of the additional interest in Viosca Knoll. Net cash provided by operating activities for the year ended December 31, 1998 and for the three months ended March 31, 1999 totaled $25.7 million and $10.0 million, respectively. In addition to funds available under our credit facility or from the issuance of equity, we may use debt securities to raise cash to fund our working capital requirements, including the cash portion of the Viosca Knoll transaction and to repay borrowings under Viosca Knoll's credit facility. At March 31, 1999, we had cash and cash equivalents of $6.4 million.

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

     Cash from operations is derived from (1) payments for gathering natural gas through our 100% owned pipelines, (2) platform access and production handling fees, (3) cash distributions from our joint ventures and (4) the sale of oil and natural gas attributable to our interest in our producing properties. Oil and natural gas properties are depleting assets and will produce reduced volumes of oil and natural gas in the future unless additional wells are drilled or recompletions of existing wells are successful. See "Business -- Natural Gas and Oil Properties" beginning on page 46 for current rates from our properties.

     Our cash flows from operations will be affected by the ability of each of our joint ventures to make distributions. Distributions from such entities are also subject to the discretion of their respective management committees. Further, each of Stingray, Poseidon, Western Gulf and Viosca Knoll is party to a credit agreement under which it has outstanding obligations that may restrict the payments of distributions to its owners. We received distributions from our joint ventures during the year ended December 31, 1998 and for the three months ended March 31, 1999 totaling $31.2 million and $10.1 million, respectively.

     We currently have a revolving credit facility providing for up to $375.0 million of available credit, subject to customary terms and conditions, including certain limitations on incurring additional indebtedness (including borrowings under this facility) if certain financial targets are not achieved and maintained. In addition, we will be required to prepay a portion of the balance outstanding under our credit facility to the extent such financial targets are not achieved and maintained. We may borrow money under the credit agreement for general partnership purposes, including financing capital expenditures, working capital requirements, and, subject to certain limitations, distributions to our unitholders. We may also utilize this credit facility to issue letters of credit as may be required from time to time; however, no letters of credit are currently outstanding. Concurrently with the closing of the offering of the Series A notes, we amended our facility to, among other things, extend the maturity to May 2002 from December 1999. Our revolving credit facility is guaranteed by the general partner and each of our subsidiaries and is collateralized by (1) the management agreement between the general partner and a subsidiary of El Paso Energy, (2) substantially all of our assets and (3) the general partner's 1.0% general partner interest in us and approximate 1.0% nonmanaging interest in certain of our subsidiaries. Our revolving credit facility has no scheduled amortization prior to maturity. As of June 1, 1999, we had $250.0 million outstanding under our revolving credit facility bearing interest at an average floating rate of 7.5% per annum and approximately $77.9 million of funds are available under the facility. We used all otherwise unapplied proceeds from the offering of the Series A notes (approximately $112.3 million) to temporarily reduce the balance outstanding under our credit facility.

     Poseidon has a revolving credit facility with a syndicate of commercial banks to provide up to $150.0 million for other working capital needs of Poseidon. Poseidon's ability to borrow money under the facility is subject to certain customary terms and conditions, including certain limitations on incurring additional indebtedness (including borrowings under this credit facility) if certain financial targets are not achieved and maintained. In addition, Poseidon will be required to prepay a portion of the balance outstanding under this credit facility to the extent such financial targets are not achieved and maintained. The Poseidon credit facility has no scheduled amortization prior to maturity. The Poseidon credit facility is collateralized by a substantial portion of Poseidon's assets and matures on April 30, 2001. As of June 1, 1999, Poseidon had $135.5 million outstanding under its credit facility bearing interest at an average floating rate of 6.2% per annum and had approximately $14.5 million of additional funds available under the facility.

     Stingray has an existing term loan agreement with a syndicate of commercial banks which matures on March 31, 2003. The agreement requires Stingray to make 18 quarterly principal payments of approximately $1.6 million commencing December 31, 1998. The term loan agreement is principally collateralized by current and future natural gas transportation contracts between Stingray and its customers. On the earlier to occur of March 31, 2003 or the accelerated due date pursuant to the Stingray credit agreement, if Stingray has not paid all amounts due under its credit agreement, we are obligated to pay the lesser of (1) $8.5 million, (2) the aggregate amount of distributions received by us from Stingray subsequent to January 1, 1998 or (3) 50.0% of any then outstanding amounts due pursuant to the Stingray credit agreement. We do not expect to have to pay any amount pursuant to this obligation. As of June 1,
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

1999, Stingray had $25.3 million outstanding under its term loan agreement bearing interest at an average floating rate of 6.3% per annum.

     Western Gulf, which owns all of HIOS and East Breaks, entered into a revolving credit facility with a syndicate of commercial banks in February 1999 to provide up to $100.0 million for the construction of the East Breaks system and for other working capital needs of Western Gulf, East Breaks and HIOS. Western Gulf's ability to borrow money under the facility is subject to certain customary terms and conditions, including certain limitations on incurring additional indebtedness (including borrowings under this credit facility) if certain financial targets are not achieved and maintained. In addition, Western Gulf would be required to prepay a portion of the balance outstanding under this credit facility to the extent such financial targets are not achieved and maintained. The credit facility has no scheduled amortization prior to its maturity in February 2004. The Western Gulf credit facility is collateralized by substantially all of the material contracts and agreements of East Breaks and Western Gulf, including Western Gulf's ownership in HIOS and East Breaks, and supported by the guarantee of East Breaks. In addition, we have agreed to return up to $2.0 million in distributions paid to us by Western Gulf under certain circumstances. As of June 1, 1999, Western Gulf had $47.1 million outstanding under this credit facility bearing interest at a floating rate of 6.4% per annum and had approximately $52.9 million of additional funds available under this facility. See "Business -- Recent Developments, Acquisitions and New
Projects -- Joint Venture Restructuring and East Breaks Pipeline Construction" beginning on page 45.

     Prior to the closing of the offering of the Series A notes, Viosca Knoll had a revolving credit facility with a syndicate of commercial banks to provide up to $100.0 million for other working capital needs of Viosca Knoll, which we repaid in full and terminated on June 1, 1999 in connection with our acquisition of an additional 49.0% in Viosca Knoll from El Paso Energy.

     USES OF CASH. Our primary capital requirements are (1) quarterly distributions to holders of preference units and common units and to the general partner, including incentive distributions, as applicable, (2) expenditures for the maintenance of our pipelines and related infrastructure and the acquisition and construction of additional energy-related infrastructure, (3) expenditures related to our producing oil and natural gas properties, (4) expenditures relating to the development of our non-producing property, the Ewing Bank 958 Unit, (5) administrative expenses (including management fees) and other operating expenses, (6) contributions to our joint ventures as required to fund capital expenditures for new facilities and (7) debt service on our outstanding indebtedness, including temporarily reducing the balance outstanding under our revolving credit facility with approximately $112.3 million of proceeds from the offering of the Series A notes.

     On April 20, 1999, we declared our first quarter cash distribution of $0.275 per preference unit and $0.525 per common unit. The distributions were paid on May 14, 1999 to all holders of record of common and preference units at the close of business on April 30, 1999. The quarterly distributions cover the period from January 1, 1999 through March 31, 1999. In January 1999, we declared a cash distribution of $0.275 per preference unit and $0.525 per common unit for the period from October 1, 1998 through December 31, 1998 which was paid on February 12, 1999 to all holders of record of preference units and common units as of January 29, 1999. We believe that we will be able to continue to pay at least the current quarterly distributions of $0.275 per preference unit and $0.525 per common unit for the foreseeable future. At these distribution rates, the quarterly distributions total $15.6 million ($17.4 million assuming the issuance of at least 2,647,826 common units upon the consummation of the Viosca Knoll transaction) in respect of the preference units, common units and general partner interest. Distributions of our available cash are effectively made 98.0% to unitholders and 2.0% to the general partner, subject to the payment of incentive distributions. During the year ended December 31, 1998 and the three months ended March 31, 1999, we paid the general partner incentive distributions totaling $11.1 million and $2.8 million, respectively. In May 1999, we paid an incentive distribution of $2.8 million to the general partner.

     In April 1998, we completed the construction and installation of a new platform and production handling facilities at East Cameron Block 373 at a cost of $30.2 million, $9.4 million of which was incurred in 1998. See "Business -- Offshore Platforms and Other Facility -- East Cameron Block 373" beginning on page 51.

     During 1998, we paid $2.9 million related to the abandonment of the Ewing Bank flowlines and $8.6 million to our management in connection with the accelerated vesting of the unit rights discussed in "Management -- Executive Compensation -- Unit Rights Appreciation Plan" beginning on page 69.

     Substantially all of the capital expenditures by Poseidon, East Breaks, Viosca Knoll and Stingray were funded by borrowings under credit facilities, and any future capital expenditures by East Breaks, Poseidon, HIOS, Viosca Knoll and Stingray are anticipated to be funded by borrowings under credit facilities. As previously discussed, we repaid in full and terminated Viosca Knoll's credit facility upon the closing of the Viosca Knoll transaction. Our cash capital expenditures (including construction and installation of the Allegheny oil pipeline and development costs of the Ewing Bank 958 Unit) and equity investments for the year ended December 31, 1998 and for the three months ended March 31, 1999 were $66.1 million and $6.5 million, respectively. We have in the past contributed existing assets to joint ventures as partial consideration for ownership interest therein and may in the future contribute existing assets, including cash, to new joint ventures as partial consideration for ownership interest.

     Interest costs related to our credit facility totaled $19.2 million and $6.5 million, respectively, for the year ended December 31, 1998 and for the three months ended March 31, 1999. We capitalized $1.1 million and $0.4 million, respectively, of such interest costs in connection with construction projects and drilling activities in process during such periods.

     We anticipate that our capital expenditures and equity investments for 1999 will relate to continuing acquisition, construction and development activities, including consummating the transactions described in this prospectus and development of the Ewing Bank 958 Unit. We anticipate funding such cash requirements primarily with available cash flow, borrowings under our credit facility and, depending on the capital requirements and related market conditions, issuing additional debt and/or equity.

NEW ACCOUNTING STANDARDS

     REPORTING ON THE COSTS OF START-UP ACTIVITIES. In April 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities." This statement defines start-up activities, requires start-up and organization costs to be expensed as incurred and requires that any such costs that exist on the balance sheet be expensed upon adoption of this pronouncement. We adopted the provisions of this statement on January 1, 1999, the impact of which was not material to our financial position or results of operations.

     ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES. In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 requires that entities recognize all derivative investments as either assets or liabilities on the balance sheet and measure those instruments at fair value. Changes in the fair value of derivatives are recorded each period in current earnings or other comprehensive income, depending on whether a derivative is designated as a hedge transaction. For fair-value hedge transactions in which we are hedging changes in an asset's, liability's or firm commitment's fair value, changes in the fair value of the derivative instrument will generally be offset in the income statement by changes in the hedged item's fair value. For cash-flow hedge transactions, in which we are hedging the variability of cash flows related to a variable-rate asset, liability, or a forecasted transaction, changes in the fair value of the derivative instrument will be reported in other comprehensive income. The gains and losses on the derivative instrument that are reported in other comprehensive income will be reclassified as earnings in the periods in which earnings are impacted by the variability of the cash flows of the hedged item. The ineffective portion of all hedges will be recognized in current-period earnings. This statement was amended to be effective for fiscal years beginning after June 15, 2000. We have not yet determined the impact that the adoption of SFAS No. 133 will have on our financial position or results of operations.

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

     ACCOUNTING FOR CONTRACTS INVOLVED IN ENERGY TRADING AND RISK MANAGEMENT ACTIVITIES. In November 1998, the Emerging Issues Task Force ("EITF") reached a consensus on EITF 98-10, "Accounting for Contracts Involved in Energy Trading and Risk Management Activities." EITF 98-10 requires energy trading contracts to be recorded at fair value on the balance sheet, with the changes in fair value included in earnings and is effective for fiscal years beginning after December 15, 1998. We adopted the provisions of EITF 98-10 effective January 1, 1999, the resulting impact of which did not have a material impact on our financial position or results of operations.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     We may utilize derivative financial instruments for purposes other than trading to manage our exposure to movements in interest rates and commodity prices. In accordance with procedures established by our Board of Directors, we monitor current economic conditions and evaluate our expectations of future prices and interest rates when making decisions with respect to risk management.

     INTEREST RATE RISK. We are exposed to some market risk due to the floating interest rate under our credit facility. Under our credit facility and the notes, the remaining principal and the final interest payments are due in March 2002 and June 2009, respectively. As of June 1, 1999, indebtedness outstanding under our credit facility and the Series A notes was $250.0 million and $175.0 million, respectively, at an average interest rate of 7.5% per annum and 10.375% per annum, respectively. A 1 1/2% increase in interest rates could result in a $6.4 million annual increase in interest expense on the total existing principal balance. We are exposed to similar risk under the credit facilities and loan agreements entered into by our joint ventures. See "-- Liquidity and Capital Resources." We have determined that it is not necessary to participate in interest rate-related derivative financial instruments because we currently do not expect significant short-term increases in the interest rates charged under our credit facility or the various joint venture credit facilities and loan agreements.

     COMMODITY PRICE RISK. We hedge a portion of our oil and natural gas production to reduce our exposure to fluctuations in the market prices thereof. We use commodity price swap transactions whereby monthly settlements are based on differences between the prices specified in the commodity price swap agreements and the settlement prices of certain futures contracts quoted on the New York Mercantile Exchange ("NYMEX") or certain other indices. We settle the commodity price swap transactions by paying the negative difference or receiving the positive difference between the applicable settlement price and the price specified in the contract. The commodity price swap transactions we use differ from futures contracts in that there are no contractual obligations which require or allow for the future delivery of the product. The credit risk from our price swap contracts is derived from the counter-party to the transaction, typically a major financial institution. We do not require collateral and do not anticipate non-performance by this counter-party, which does not transact a sufficient volume of transactions with us to create a significant concentration of credit risk. Gains or losses resulting from hedging activities and the termination of any hedging instruments are initially deferred and included as an increase or decrease to oil and natural gas sales in the period in which the hedged production is sold. For the three months ended March 31, 1999, we recorded a net loss of $0.4 million related to hedging activities.

     As of March 31, 1999, we had open sales swap transactions for 10,000 MMbtu of natural gas per day for calendar 2000 at a fixed price to be determined at our option equal to the February 2000 Natural Gas Futures Contract on NYMEX as quoted at any time during 1999 and January 2000, to and including the last two trading days of the February 2000 contract, minus $0.5450 per MMbtu.

     Additionally, we had open sales swap transactions of 10,000 MMbtu of natural gas per day at a fixed price to be determined at our option equal to the January 2000 Natural Gas Futures Contract on NYMEX as quoted at any time during 1999, to and including the last two trading days of the January 2000 contract, minus $0.50 per MMbtu.

     If we had settled our open natural gas hedging positions as of March 31, 1999 based on the applicable settlement prices of the NYMEX futures contracts, we would have recognized a loss of approximately $2.6 million.

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

YEAR 2000

     The Year 2000 issue is the result of computer programs that were written using two digits rather than four to define the year. We have established a project team that works with the El Paso Energy executive steering committee to coordinate the phases of our Year 2000 project to ensure that our key automated systems and related processes will remain functional through Year 2000. Those phases include: (1) awareness, (2) assessment, (3) remediation, (4) testing, (5) implementation of the necessary modifications and (6) contingency planning (which was previously included as a component of our implementation phase). We have hired outside consultants and are involved in several industry trade-groups to supplement our project team.

     The awareness phase recognizes the importance of Year 2000 issues and its potential impact on us. Through the project team, we have established an awareness program which includes participation of management in each business area. The awareness phase is substantially completed, although we will continually update awareness efforts for the duration of the Year 2000 project.

     The assessment phase consists of conducting an inventory of our key automated systems and related processes, analyzing and assigning levels of criticality to those systems and processes, identifying and prioritizing resource requirements, developing validation strategies and testing plans, and evaluating business partner relationships. We estimate that we are more than three-quarters complete with the portion of the assessment phase to determine the nature and impact of the Year 2000 date change for hardware and equipment, embedded chip systems, and third-party developed software. The assessment phase of the project involves, among other things, efforts to obtain representations and assurances from third parties, including joint ventures, partners, customers and vendors, that their hardware and equipment products, embedded chip systems and software products being used by or impacting us are or will be modified to be Year 2000 compliant. To date, the responses from such third parties, although generally encouraging, are inconclusive. Although we intend to interact only with those third parties that have Year 2000 compliant computer systems, it is impossible for us to monitor all such systems. As a result, we cannot predict the potential consequences if our joint ventures, partners, customers or vendors are not Year 2000 compliant. We are currently evaluating the exposure associated with such business partner relationships.

     The remediation phase involves converting, modifying, replacing or eliminating selected key automated systems identified in the assessment phase. The testing phase involves the validation of the identified key automated systems. We are utilizing test tools and written procedures to document and validate, as necessary, its unit, system, integration and acceptance testing. We estimate that approximately three-quarters of the work for these phases remain, and expect each phase to be substantially completed by mid-1999.

     The implementation phase involves placing the converted or replaced key automated systems into operations. In some cases, the implementation phase will also involve the implementation of contingency plans needed to support business functions and processes that may be interrupted by Year 2000 failures that are outside our control. We are more than half way completed with this phase and expect to be substantially completed by mid-1999.

     The contingency planning phase consists of developing a risk profile of our critical business processes and then providing for actions we will pursue to keep such processes operational in the event of Year 2000 disruptions. The focus of such contingency planning is on prompt response to Year 2000 events, and a plan for subsequent resumption of normal operations. The plan is expected to assess the risk of significant failure to critical processes performed by us, and to address the mitigation of those risks. The plan will also consider any significant failures in the event the most reasonably likely worst case scenario develops, as discussed below. In addition, the plan is expected to factor in the severity and duration of the impact of a significant failure. We anticipate that we will complete the drafting of our contingency plan by mid-1999. This Year 2000 contingency plan will continue to be modified and adjusted through the year as additional information from key external business partners becomes available.

     Our goal is to ensure that all of our critical systems and processes that are under our direct control remain functional. However, certain systems and processes may be interrelated with or dependent upon systems outside our control and systems within our control may have unpredicted problems. Accordingly, there can be no assurance that significant disruptions will be avoided. Our present analysis of our most reasonably likely worst case scenario for Year 2000 disruptions includes Year 2000 failures in the telecommunications and electricity industries, as well as interruptions from suppliers that might cause disruptions in our operations, thus causing temporary financial losses and an inability to meet our obligations to customers. A significant portion of the oil and natural gas transported through our pipelines is owned by third parties. Accordingly, failures of the producers of oil and natural gas to be ready for the Year 2000 could significantly disrupt the flow of the hydrocarbons for customers. In many cases, the producers have no direct contractual relationship with us, and we rely on our customers to verify the Year 2000 readiness of the producers from whom they purchase oil and natural gas. A portion of our revenue for the transportation of oil and natural gas is based upon fees paid by our customers for the reservation of capacity and a portion of the revenue is based upon the volume of actual throughput. As such, short-term disruptions in throughput caused by factors beyond our control may have a financial impact on us and could cause operational problems for our customers. Longer-term disruptions could materially impact our operations, financial condition and cash flows.

     While the total cost of our Year 2000 project is still being evaluated, we estimate that the costs to be incurred in 1999 and 2000 associated with assessing, remediating and testing hardware and equipment, embedded chip systems, and third-party developed software will not exceed $1.0 million, all of which will be expensed. As of March 31, 1999, we had incurred less than $0.1 million related to such costs. We have previously only tracked incremental expenses related to our Year 2000 project. The costs of the Year 2000 project related to salaried employees of El Paso Energy, including their direct salaries and benefits, are not available and have not been included in the estimated costs of the project. The management fee charged to us by the general partner includes such incremental expenses. Since the earlier phases of the Year 2000 project mostly involved the work performed by such salaried employees, the costs expended to date do not reflect the percentage completion of the project. We anticipate that we will expend most of the costs reported above in the remediation, implementation and contingency planning phases of the project.

     Presently, we intend to reassess our estimate of Year 2000 costs in the event we complete an acquisition of, or make a material investment in, substantial facilities or another business entity.

     Management does not expect the costs of our Year 2000 project will have a material adverse effect on our financial position, results of operations or cash flows. However, based on information available at this time, we cannot conclude that disruption caused by internal or external Year 2000 related failures will not adversely effect us. Specific factors which may affect the success of our Year 2000 efforts and the frequency or severity of Year 2000 disruption or amount of any expense include failure by us or our outside consultants to properly identify deficient systems, the failure of the selected remedial action to adequately address the deficiencies, the failure by us or our outside consultants to complete the remediation in a timely manner (due to shortages of qualified labor or other factors), the failure of other parties to joint ventures in which we are involved to meet their obligations, both financial and operational under the relevant joint venture agreements to remediate assets used by the joint venture, unforeseen expenses related to the remediation of existing systems or the transition to replacement systems, and the failure of third parties, including joint ventures, to become Year 2000 compliant or to adequately notify us of potential noncompliance.

     The above disclosure is a "Year 2000 Readiness Disclosure" made with the intention to comply fully with the Year 2000 Information and Readiness Disclosure Act of 1998, Pub. L. No. 105-271, 112 Stat, 2386, signed into law October 19, 1998. All statements made herein shall be construed within the confines of the Act. To the extent that any reader of this Year 2000 Readiness Disclosure is other than an investor or potential investor in our or an affiliate's equity or debt securities, this disclosure is made for the sole purpose of communicating or disclosing information aimed at correcting, helping to correct and/or avoiding Year 2000 failures.

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

                                    BUSINESS

OVERVIEW

     We are a provider of integrated energy services, including natural gas and oil gathering, transportation, midstream and other related services in the Gulf. We commenced operations in 1989, through a predecessor company, with the objective of becoming a major natural gas gatherer and transporter in the Gulf, with specific focus on the emerging Deepwater, and identifying and exploiting other energy-related opportunities. When we completed our initial public offering in 1993, we owned interests in seven pipeline systems, which extended approximately 721 miles and had a design capacity of 5.0 Bcf of natural gas per day. Either directly or through joint ventures, we now own interests in nine pipeline systems, which extend approximately 1,500 miles and have a design capacity of 6.8 Bcf of natural gas and 400.0 Mbbls of oil per day. We also own multi-purpose platforms; production handling, dehydration and other energy-related infrastructure facilities; as well as oil and natural gas properties.

     Our general partner is a wholly owned indirect subsidiary of El Paso Energy. El Paso Energy is a diversified energy holding company engaged, through its subsidiaries, in the interstate and intrastate transportation, gathering and processing of natural gas; the marketing of natural gas, power and other energy-related commodities; power generation; and the development and operation of energy infrastructure facilities worldwide. In 1998, El Paso Energy paid approximately $422.0 million to acquire an effective 27.3% interest in us, including all of the general partner interests. In addition, at the closing of the offering of the Series A notes, El Paso Energy contributed to us a 49.0% interest in Viosca Knoll in exchange for $19.9 million in cash and $59.8 million in common units. The Viosca Knoll transaction increased El Paso Energy's effective ownership interest in us to 34.5% and is consistent with El Paso Energy's strategy to use us as its primary growth vehicle for future offshore gathering and transportation activities in the Gulf, when practical.

     We have substantial assets in the Gulf, offshore Louisiana, Mississippi and Texas which we believe are well-situated to maintain a stable base level of operations and to provide growth opportunities by successfully competing for new production in our areas of service, especially those assets in the Deepwater (water depths greater than 1,500 feet), Flextrend (water depths of 600 to 1,500 feet) and subsalt regions. Either directly or through joint ventures, we own interests in:

     - eight existing and one planned natural gas pipeline systems;

     - an oil pipeline system;

     - six strategically-located, multi-purpose platforms;

     - production handling and dehydration facilities;

     - four producing oil and natural gas properties; and

     - one non-producing oil and natural gas property.

     In the past six years, our operations have grown through the acquisition and construction of energy-related infrastructure, including:

     - acquiring all of the Manta Ray system and constructing and acquiring a 50.0% interest in the Viosca Knoll system in 1994;

     - constructing two multi-purpose platforms located at Viosca Knoll Block 817 and Garden Banks Block 72 in 1995 and early 1996, respectively;

     - forming Flextrend Development Company, L.L.C. to acquire, develop and produce oil and natural gas reserves located in the Gulf in 1995;

     - completing construction of the Poseidon system, a sour crude oil pipeline system in which we own a 36.0% working interest, in 1996;

     - acquiring an effective 25.7% interest in each of Nautilus and Manta Ray Offshore, to which we contributed substantially all of the Manta Ray system (originally acquired and constructed during a period from 1992 to 1994), in 1997;

     - constructing a multi-purpose platform located in East Cameron Block 373 and acquiring a 100% working interest in the Ewing Bank 958 Unit in 1998; and

     - acquiring an additional 49.0% interest in the Viosca Knoll system in June 1999.

     In addition to our wholly owned assets and operations, we conduct a large portion of our business through joint ventures/strategic alliances, which we believe are ideally suited for Deepwater operations. We use joint ventures to reduce our capital requirements and risk exposure to individual projects, as well as to develop strategic relationships, realize synergies resulting from combining resources, and benefit from the assets, experience and resources of our partners. Generally, our partners are integrated or very large independent energy companies with substantial interests, operations and assets in the Gulf, including Coastal/ANR, KN Energy/NGPL, Marathon, Shell and Texaco.

     Through our strategically-located network of wholly owned and joint venture pipelines and other facilities and businesses, we believe we provide customers with an efficient and cost effective midstream alternative. Today, we offer some customers a unique single point of contact through which they may access a wide range of integrated or independent midstream services, including gathering, transportation, production handling, dehydration and other services. We also provide producers operating in certain Deepwater and Flextrend areas with relatively low-cost access to numerous onshore long-haul pipelines and, accordingly, multiple end-use markets. Additionally, our specialized Deepwater experience and expertise allows us to provide economic operational solutions to producers' other offshore needs.

INDUSTRY OVERVIEW

     We believe that development and exploration activity in the Gulf will continue and that the Gulf will continue to be one of the most prolific producing regions in the U.S. Today, the Gulf accounts for approximately 20.3% and 25.6% of total U.S. production of oil and natural gas, respectively. Oil production from the Gulf is expected to increase from 1.3 MMbbls/d in 1998 to
1.8 MMbbls/d in 2003, according to the Potential Gas Committee, which is comprised of academic institutions, government agencies and industry participants. That committee also expects production of natural gas to increase from 14.0 Bcf/d in 1998 to 16.6 Bcf/d in 2003. The principal source of this production growth is expected to be the Flextrend and Deepwater. Recent developments in oil and natural gas exploration and production techniques, such as 3-D seismic analysis, horizontal drilling, remote subsea completions via satellite templates and sea floor wellheads, and non-stationary surface production facilities, have substantially reduced finding, development and production costs allowing operators to move into the Deepwater regions of the Gulf. For instance, the number of blocks under lease in the Gulf in water depths greater than 600 feet has increased from approximately 3,100 in February 1998 to approximately 4,200 in February 1999. By year-end 2003, production from deeper water fields is projected to account for 54.6% and 24.0% of the Gulf's oil and natural gas production, respectively, up from 35.6% and 13.4% in 1998, respectively, according to the Potential Gas Committee.

     We have pipelines, platforms and other infrastructure facilities strategically positioned throughout a large portion of the Flextrend area of the Gulf, offshore Louisiana and Mississippi and extending out to and, in some areas, into the Deepwater. Because of their location in relation to the way in which oil and natural gas development has occurred in the Gulf, we expect these assets to contribute significantly to the development of natural gas and oil in surrounding areas of the Flextrend and Deepwater. Historically, development of nascent Gulf regions has started with large pipelines positioned in a north/south direction connecting new, significant discoveries to existing shoreward infrastructure. Then, additional infrastructure has expanded laterally in an east/west direction to access reserves between the north/south pipelines. As this pipeline infrastructure became more accessible to more producing regions, the incremental cost of placing reserves on production declined, which facilitated the development of projects that could not support the installation of pipelines on a stand-alone basis. This process of lateral expansion has been continually repeated as advances in exploration and development technology have allowed producers to economically explore for oil and natural gas in progressively deeper water areas. We believe that the exploration and development of the deeper water areas will accelerate in the future and, as a result, will continue to provide attractive opportunities for companies strategically positioned to access production in those areas.

     In part because of the technological advancements and the expanded pipeline infrastructure, the Gulf Coast was the only part of the United States to see an increase in potential natural gas supplies in the last two years, while total U.S. natural gas supplies have declined over that same period, according to the Potential Gas Committee. That committee also projects that the Gulf coast natural gas resource base, including proved reserves, increased from 264.9 trillion cubic feet to 265.5 trillion cubic feet during 1998; thus, the Gulf was the only major producing region in the U.S. which replaced more reserves than were produced in 1998. Further, in April 1999, Unocal announced that its Mad Dog prospect, located offshore Louisiana in 6,700 feet of water, drilled to a depth of 24,000 feet and estimated to contain 400 MMbbls to 800 MMbbls of oil, could be the largest oil field ever discovered in the Gulf. The Unocal field is an example of today's rapidly increasing Deepwater hydrocarbon discoveries and production. Construction by us and others of the pipeline infrastructure necessary to deliver this production to onshore markets is expected to remain critical to the expansion and development efforts in these deeper water regions.

     We believe that we are strategically positioned to take advantage of new discoveries and increased production in the Deepwater, Flextrend and subsalt regions of the Gulf. In addition to comprising a significant portion of the network of pipelines in the shallow waters of the Gulf off of Louisiana, our pipelines also have substantial east/west facilities on the edge of portions of the Flextrend and deeper water. We also have several existing and planned extensions into the deeper water regions. However, we cannot assure you that additional reserves in those areas will actually be developed or, if developed, that any of our pipelines will gather, transport or otherwise handle that production.

BUSINESS STRATEGY

     Our strategically-positioned assets, as well as our knowledge and expertise, enhance our ability to capitalize on infrastructure and other energy-related business opportunities in the Gulf, particularly in the deeper water regions. By implementing the following business strategies, we expect to maintain our position as a provider of integrated energy services, including natural gas and oil gathering, transportation, midstream and other related services in the Gulf.

     - FOCUS ON HIGH POTENTIAL DEEPWATER.

      We believe Deepwater operations will provide us with significantly greater profit opportunities for a number of reasons. First, our existing assets are well-positioned for expansion into the Deepwater. Because of the location of certain of our assets, we believe such expansion projects can be implemented at a lower cost relative to our competition, thus enhancing our goal of being a low-cost provider of gathering, transportation, production handling and other midstream services. Second, Deepwater projects require large capital investment by producers and, in return, produce substantial reserves and cash flow, when successful. Given the significant return potential, such projects are undertaken with a longer-term view toward the commodity cycle and are substantially less sensitive to near-term oil and natural gas prices. Therefore, by focusing on Deepwater projects we expect to increase the stability of our operations and financial results.

     - PROVIDE MULTIPLE MARKET ACCESS FOR DEEPWATER, FLEXTREND AND SUBSALT GULF PRODUCTION.

      Our primary customers are Deepwater and Flextrend producers, including those focusing on the subsalt area of the Gulf. Unlike some of our competitors, we connect to numerous onshore, long-haul pipelines and can offer producers access to multiple end-use markets. Our ability to provide multiple pipeline connections and broad market access is important, because it allows producers to

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

      take advantage of pricing differentials, mitigate capacity constraints and avoid temporary suspensions of service.

     - OFFER A SINGLE SOURCE ALTERNATIVE FOR A COMPLETE RANGE OF MIDSTREAM SERVICES.

      Through our strategically-located network of wholly owned and joint venture pipelines, other facilities and businesses, we offer some customers a unique single point of contact through which they may access a wide range of midstream services and assets, including (1) gathering, transportation, production handling, dehydration, compression, pumping and other handling services for both natural gas and oil, (2) access to platforms, compression and other infrastructure facilities, (3) significant Flextrend and Deepwater experience and expertise, and (4) other related assets and services. Under the more conventional system used by many of our competitors, producers must contact and negotiate with a number of unaffiliated parties, including natural gas pipelines, oil pipelines, processors and other service providers, with potentially competing interests. By providing a complete range of services between the wellhead and the shore, we believe we provide producers with a more efficient midstream solution, which should result in increased revenue opportunities.

     - SHARE CAPITAL COSTS AND RISKS WITH STRATEGIC JOINT VENTURE PARTNERS.

      Given the significant cost to expand energy-related infrastructure in the Flextrend and Deepwater areas of the Gulf, we seek opportunities to undertake such projects through joint ventures or partnerships, principally with partners with substantial financial resources and substantial strategic interests, assets and operations, especially in the Deepwater, Flextrend and subsalt regions of the Gulf. By forming such joint ventures or partnerships, we reduce our capital requirements, mitigate our risk exposure to individual projects, develop strategic business relationships with other industry participants and benefit from the assets, experience and resources of our partners. Generally, our partners are integrated or very large independent energy companies with substantial interests, operations and assets in the Gulf, including Coastal/ANR, KN Energy/NGPL, Marathon, Shell and Texaco.

     - DESIGN NEW INFRASTRUCTURE PROJECTS BASED ON DEDICATED PRODUCTION UNDER LONG-TERM COMMITMENTS AND/OR FIXED PAYMENT ARRANGEMENTS WITH THE ABILITY TO EXPAND CAPACITY AND SERVICES IN THE FUTURE TO CAPTURE POTENTIAL GROWTH OPPORTUNITIES.

      We base decisions to construct new infrastructure on both firm long-term dedication agreements (and/or fixed payment arrangements) and our assessment of potential production in the vicinity of the dedication. This strategy allows us to recover our initial investment and receive a base return through a stable, predictable source of cash flow. We also design our new pipeline, platform, production handling and other hydrocarbon handling facilities with additional capacity and with the flexibility to expand capacity or provide additional services, as required. For example, we may design a platform to allow it to act as a pipeline landing and maintenance hub or to facilitate drilling and development activities. Although this approach increases the original cost of the asset, we believe that such capacity and flexibility allows us to more effectively compete for new production and to lower the overall cost of our services.

     - SELECTIVELY INVEST IN OIL AND NATURAL GAS PROPERTIES ASSOCIATED WITH INFRASTRUCTURE OPPORTUNITIES.

      In areas we serve or desire to serve, we pursue opportunistic investments in pipelines, platforms, production handling facilities and other infrastructure assets, as well as selective investment in oil and natural gas properties. By providing infrastructure to previously unserved geographic regions, we can accelerate the development of oil and natural gas properties in that area. The ability to access common facilities allows producers to share the high fixed costs associated with infrastructure and, in certain circumstances, results in the economic development of otherwise marginal reserves and in an increase in the total reserves produced from that region. Further, we will invest in oil and natural gas properties when such investment will augment the utilization of our existing assets or lead to a strategic infrastructure opportunity.

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

RECENT DEVELOPMENTS, ACQUISITIONS AND NEW PROJECTS

     VIOSCA KNOLL TRANSACTION. Prior to the closing of the offering of the Series A notes, Viosca Knoll Gathering Company was effectively owned 50.0% by us and 50.0% by El Paso Energy (through a wholly owned subsidiary). In January 1999, we entered into an agreement to acquire an additional 49.0% interest in Viosca Knoll from El Paso Energy, which would result in us owning 99.0% of Viosca Knoll with an option to purchase the remaining 1.0% interest. In exchange for El Paso Energy's contribution of its Viosca Knoll interest, we paid El Paso Energy $79.7 million for the 49.0% interest, comprised of $19.9 in cash and $59.8 million in common units. The acquisition of the Viosca Knoll interest closed on June 1, 1999.

     Following the closing of the Viosca Knoll transaction, El Paso Energy's effective ownership interest in us is 34.5%. In addition, at the closing of the Viosca Knoll transaction, El Paso Energy contributed to Viosca Knoll approximately $33.4 million in cash, which equaled 50.0% of the principal amount outstanding under Viosca Knoll's credit facility, and we thereafter repaid and terminated that credit facility. For a complete description of the Viosca Knoll Transaction, see "-- Natural Gas and Oil Pipelines -- Viosca Knoll System" beginning on page 48.

     ALLEGHENY OIL PIPELINE. We are currently constructing the Allegheny oil pipeline, a 100% owned crude oil pipeline that is 14 inches in diameter and 40 miles in length connecting the Allegheny Field in the Green Canyon area of the Gulf with the Poseidon oil pipeline at Ship Shoal Block 332. This new pipeline, which will have a daily capacity of more than 80.0 Mbbls/d, is scheduled to begin operating in October 1999. We estimate construction costs for the Allegheny oil pipeline to total approximately $29.0 million, $12.3 million of which has been incurred prior to the offering of the Series A notes.

     JOINT VENTURE RESTRUCTURING AND EAST BREAKS PIPELINE CONSTRUCTION. In December 1998, the partners of HIOS, a Delaware partnership owned 40.0% by us, 40.0% by subsidiaries of ANR and 20.0% by a subsidiary of NGPL, restructured the joint venture arrangement by (1) creating a holding company named Western Gulf Holdings, L.L.C., (2) converting HIOS, which owns a regulated natural gas pipeline located in the Gulf, into a limited liability company named High Island Offshore System, L.L.C., and (3) forming a new limited liability company named East Breaks Gathering Company, L.L.C. to construct and operate an unregulated natural gas pipeline system. Western Gulf owns 100% of each of HIOS and East Breaks.

     The East Breaks system will initially consist of 85 miles of an 18 to 20-inch pipeline and related facilities connecting the Diana and Hoover prospects, which were developed by Exxon Company USA and BP Amoco Plc in Alaminos Canyon Block 25 in the Gulf, with the HIOS system. The majority of the construction of the East Breaks system will occur in 1999 and the system is anticipated to be in service in late 2000 at an estimated cost of approximately $90.0 million. East Breaks entered into long-term agreements with Exxon and BP Amoco involving the commitment and the gathering and handling of production from the Diana and Hoover prospects. All of the natural gas to be produced from 11 blocks in the East Breaks and Alaminos Canyon areas will be dedicated for transportation services on the HIOS system.

     In February 1999, Western Gulf entered into a $100.0 million revolving credit facility with a syndicate of commercial banks to provide funds for substantially all of the costs of the East Breaks system and for other working capital needs of Western Gulf, East Breaks and HIOS. Western Gulf's ability to borrow money under its credit facility is subject to certain customary terms and conditions, including certain limitations on incurring additional indebtedness (including borrowings under this credit facility) if certain financial targets are not achieved and maintained. In addition, Western Gulf would be required to prepay a portion of the balance outstanding under this credit facility to the extent such financial targets are not achieved and maintained. The credit facility has no scheduled amortization prior to maturity. This credit facility is collateralized by substantially all of the material contracts and agreements of East Breaks and Western Gulf, including Western Gulf's ownership of HIOS and East Breaks, is supported by a guarantee from East Breaks, and matures in February 2004. As of May 14, 1999, Western Gulf had $47.1 million outstanding under its credit facility, bearing interest at an average floating rate of 6.4% per annum, and $52.9 million of additional availability under the facility.
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

     EWING BANK 958 UNIT. In October 1998, we purchased a 100% working interest in Ewing Bank Blocks 958, 959, 1002 and 1003 (the "Ewing Bank 958 Unit") from a wholly owned, indirect subsidiary of El Paso Energy for $12.2 million. The Ewing Bank 958 Unit, discovered in July 1994, is in approximately 1,500 feet of water and has received a royalty abatement from the Minerals Management Service of the U.S. Department of the Interior ("MMS") for the first 52.5 MMbbls of oil equivalent to be produced from the field. In December 1998, we completed the drilling of the Ewing Bank Block 958 #2 well, a delineation well and the third well to be successfully drilled in the field. This well encountered approximately 80 feet of net pay in two hydrocarbon-bearing sands, including approximately 65 net feet of high-porosity, high resistivity pay in the main field sand. Expected development for the field includes drilling five more wells, as well as constructing and installing a production platform and gathering facilities. To date, the Ewing Bank 958 Unit has no production. We are currently evaluating available alternatives to develop the Ewing Bank 958 Unit which include, among other things, the construction of a production platform and gathering facilities under farmout, trade and/or financing arrangements with an industry participant or financial institution. We cannot assure you, however, that we will be able to obtain any arrangement on acceptable terms. The Ewing Bank 958 Unit was formerly referred to as the Sunday Silence Property.

NATURAL GAS AND OIL PIPELINES

     GENERAL. We conduct a significant portion of our business activities through joint ventures, currently organized as general partnerships or limited liability companies, with subsidiaries of other substantial energy companies, including Marathon, Shell, Texaco, Coastal, KN Energy and El Paso Energy. These joint ventures include Stingray and UTOS, both of which are partnerships, and Manta Ray Offshore, HIOS, Poseidon, Nautilus, East Breaks and West Cameron Dehydration, all of which are limited liability companies. Management decisions related to the joint ventures are made by management committees comprised of representatives of each partner or member, as applicable, with authority appointed in direct relationship to ownership interests.

     Through our 100% owned operating subsidiaries and our joint ventures, we own interests in eight natural gas pipeline systems, strategically located offshore Texas, Louisiana and Mississippi, which handle natural gas for producers, marketers, pipelines and end-users for a fee. Our natural gas pipelines include over 1,200 miles of pipeline with a throughput capacity of approximately 6.8 Bcf of natural gas per day. During the years ended December 31, 1998, 1997 and 1996, the natural gas pipelines handled an average of approximately 3.2 Bcf, 2.7 Bcf and 2.7 Bcf, respectively, of natural gas per day. Each of our natural gas pipelines interconnects with one or more long-line transmission pipelines that provide access to multiple markets in the eastern half of the United States. In addition, our East Breaks system, which has a design capacity of approximately 400.0 MMcf of natural gas per day, is being constructed and expected to be placed in service in mid-2000. Our HIOS system is expected to be the primary beneficiary of the East Breaks volumes.

     None of our natural gas pipelines functions as a merchant to purchase and resell natural gas, thus avoiding the commodity risk associated with the purchase and resale of natural gas. Each of Nautilus, Stingray, HIOS and UTOS is currently classified as a "natural gas company" under the Natural Gas Act of 1938, as amended (the "NGA"), and is therefore subject to regulation by the FERC, including regulation of rates. None of Manta Ray Offshore, Viosca Knoll, Green Canyon Pipe Line Company, L.L.C., Ewing Bank Gathering Company, L.L.C., East Breaks, or Tarpon Transmission Company is currently, nor is East Breaks expected to be, considered a "natural gas company" under the NGA.

     We own a 36.0% interest in the Poseidon oil pipeline, a major sour crude oil pipeline system that was built in response to an increased demand for additional sour crude oil pipeline capacity in the central Gulf. Poseidon was constructed and placed in service in three separate phases. Today, Poseidon has a maximum design capacity of 400.0 Mbbls of oil per day. During 1998, 1997 and 1996, the Poseidon oil pipeline transported an average of approximately 97.5 Mbbls, 52.0 Mbbls and 30.0 Mbbls, respectively, of oil per day. During April 1999, this system averaged 170.0 MMbbls of oil per day. We expect Poseidon's throughput to increase substantially in the next several years as development progresses on the significant proved properties committed to that system.

     The following table sets forth certain information with respect to the pipelines. Currently, we operate all of our 100% owned pipelines and the Viosca Knoll system. The remaining joint venture pipelines are operated by unaffiliated companies.

                       GREEN              MANTA RAY    VIOSCA
                       CANYON   TARPON   OFFSHORE(1)   KNOLL      STINGRAY   HIOS       UTOS       NAUTILUS   POSEIDON
                       ------   ------   -----------   ------     --------   -----      -----      --------   --------
Ownership interest...    100%     100%       25.7%        99%(9)      50%      40%      33.3%        25.7%        36%
Unregulated(U)/
  Regulated(R)(2)....      U        U           U          U           R        R          R            R          U
In-service date......   1990     1978      1987/88      1994        1975     1977       1978         1997       1996
Approximate capacity
  (MMcf per day).....    220       80         755      1,000(3)    1,120     1,800      1,200         600         --
Approximate capacity
  (Mbbls per day)....     --       --          --         --          --       --         --           --        400
Aggregate miles of
  pipeline...........     68       40         225        125         417      204         30          101        314
Average gross
  throughput
  (MMcf/Mbbls per
  day) for calendar
  year ended:
  December 31,
    1998.............    126       63         281        570         658      842        479          153         97
  December 31,
    1997.............    148       50         195(4)     388         706      880        316           --(6)      52(7)
  December 31,
    1996.............    142       33         217(5)     288         747      930        309           --(6)      30(7)
Average net
  throughput
  (MMcf/Mbbls per
  day) for calendar
  year ended(8):
  December 31,
    1998.............    126       63          72        285(10)     329      337        159           39         35
  December 31,
    1997.............    148       50         195(4)     194(10)     353      352        105           --(6)      19(7)
  December 31,
    1996.............    142       33         217(5)     144(10)     373      372        103           --(6)      11(7)

------------------------------------

 (1) In January 1997, we contributed substantially all of the Manta Ray Gathering system (approximately 160 miles of pipeline) to Manta Ray Offshore, decreasing our ownership in this system from 100% to an effective 25.7%. We continue to own and develop 19 miles of oil pipeline which were formerly a part of the Manta Ray Gathering system.

 (2) Regulated pipelines are subject to extensive rate regulation by the FERC under the Natural Gas Act.

 (3) The original maximum design capacity of the Viosca Knoll system was 400 MMcf of natural gas per day. In 1996, Viosca Knoll installed a 7,000 horsepower compressor on our Viosca Knoll Block 817 platform to allow the Viosca Knoll system to increase its throughput capacity to approximately 700 MMcf of natural gas per day. In 1997, Viosca Knoll added approximately 25 miles of parallel 20-inch pipelines, increasing its throughput capacity to approximately 1,000 MMcf of natural gas per day.

 (4) Represents throughput specifically allocated to us by Manta Ray Offshore during the initial year of operations.

 (5) Represents 100% ownership interest during this period.

 (6) The Nautilus system was placed in service in late December 1997.

 (7) The Poseidon oil pipeline was placed in service in three phases, in April 1996, December 1996 and December 1997.

 (8) Represents throughput net to our interest.

 (9) We expect to acquire the remaining 1.0% interest in Viosca Knoll from El Paso Energy after June 1, 2000.

(10) Represents throughput net to our 50% ownership interest during such period.

     GREEN CANYON SYSTEM. The Green Canyon system, 100% owned and operated by us, is an unregulated natural gas transmission system consisting of approximately 68 miles of 10- to 20-inch diameter offshore pipeline which transports natural gas from the South Marsh Island, Eugene Island, Garden Banks and Green Canyon areas in the Gulf to the west leg of the South Lateral owned by Transcontinental Gas Pipe Line Corporation ("Transco") for transportation to shore in eastern Louisiana.

     TARPON SYSTEM. The Tarpon system, 100% owned and operated by us, is an unregulated natural gas transmission facility consisting of approximately 40 miles of 16-inch diameter offshore pipeline that extends from the Ship Shoal Block 274, South Addition, to the Eugene Island Area, South Addition, in an area of the Gulf adjacent to the Green Canyon system.

     MANTA RAY OFFSHORE SYSTEM. The Manta Ray Offshore system, indirectly owned 25.7% by us, 50.0% by Tejas Offshore Pipelines (a subsidiary of Shell) and 24.3% by Marathon Oil Company, is an unregulated natural gas transmission system consisting of (1) three separate gathering lines, all located offshore Louisiana in the Gulf, which consist of a total of 76 miles of 12- to 24-inch diameter pipeline, each interconnecting offshore with the east leg of the Transco's Southeast Louisiana Lateral, which provides transportation for natural gas to shore in eastern Louisiana, (2) approximately 51 miles of dual 14- and 16-inch diameter pipelines, with the 16-inch pipeline extending from Green Canyon Block 29 and the 14-inch pipeline extending from South Timbalier Block 301 northwesterly to a shallow water junction platform with production handling facilities located at Ship Shoal Block 207 and (3) approximately 47 miles of 24-inch pipeline extending from Green Canyon Block 65 to Ship Shoal Block 207. Affiliates of Marathon and Shell have dedicated for gathering on the Manta Ray Offshore system significant deepwater acreage positions in the area. Marathon operates the Manta Ray Offshore system. Manta Ray is a subsidiary of Neptune, in which we own a 25.7% interest.

     VIOSCA KNOLL SYSTEM. The Viosca Knoll system is an unregulated gathering system designed to serve the Main Pass, Mississippi Canyon and Viosca Knoll areas of the Gulf, southeast of New Orleans, offshore Louisiana. It consists of 125 miles of predominantly 20-inch diameter natural gas pipelines and a 7,000 horsepower compressor. The system provides its customers access to the facilities of a number of major interstate pipelines, including El Paso Energy, Columbia Gulf Transmission Company, Sonat, Transco and Destin Pipeline Company.

     The base system was constructed in 1994 and is comprised of (1) an approximately 94 mile, 20-inch diameter pipeline from a platform in Main Pass Block 252 owned by Shell to a pipeline owned by a wholly owned El Paso Energy subsidiary at South Pass Block 55 and (2) a six mile, 16-inch diameter pipeline from an interconnection with the 20-inch diameter pipeline at our Viosca Knoll Block 817 platform to a pipeline owned by Southern Natural Gas Company at Main Pass Block 289. A 7,000 horsepower compressor was installed in 1996 on the Viosca Knoll Block 817 platform to allow the Viosca Knoll system to effect deliveries at the operating pressures on downstream interstate pipelines with which it is interconnected. The additional capacity created by such compression allowed Viosca Knoll to transport new natural gas volumes during 1997 from the Shell operated Southeast Tahoe and Ram-Powell fields as well as other new deepwater projects in the area. Recently, Viosca Knoll added approximately 25 miles of parallel 20-inch pipelines to the system east of the Viosca Knoll Block 817 platform to improve deliverability from certain Main Pass producing areas and redeliveries into the Transco pipeline at Main Pass Block 261 and the Destin pipeline at Main Pass Block 260. We operate the Viosca Knoll system.

     Prior to the closing of the offering of the Series A notes, Viosca Knoll was owned 50.0% by us and 50.0% by El Paso Energy (through a wholly owned subsidiary). In June 1999, we acquired all of El Paso Energy's interest in Viosca Knoll, other than a 1.0% interest, for $79.7 million, comprised of 25.0% in cash ($19.9 million) and 75.0% in common units (2,661,870 common units based on a price of $22.4625 per unit). At the closing of that transaction, (1) El Paso Energy contributed its interest in Viosca Knoll to us and approximately $33.4 million in cash to Viosca Knoll, which equaled 50.0% of the principal amount then outstanding under Viosca Knoll's credit facility, (2) we delivered to El Paso Energy the cash and common units discussed above and (3) as required by our partnership agreement, the general partner contributed approximately $604,000 to us in order to maintain its 1.0% capital account balance. Upon consummation of the acquisition, our partnership agreement was amended to ensure that, even though

El Paso Energy beneficially owns an effective interest in us of 34.5%, the other unitholders will still have the votes necessary to remove the general partner.

     As a result of the acquisition, we own 99.0% of Viosca Knoll and have the option to acquire the remaining 1.0% interest during the six-month period commencing on the day after the first anniversary of the closing date. The option exercise price, payable in cash, is equal to the sum of $1.6 million plus the amount of additional distributions which would have been paid, accrued or been in arrears had we acquired the remaining 1.0% of Viosca Knoll at the initial closing by issuing additional common units in lieu of a cash payment of $1.7 million.

     Although certain federal and state securities laws would otherwise limit El Paso Energy's ability to dispose of any common units held by it, El Paso Energy would have the right on three occasions to require us to file a registration statement covering such common units for a three-year period and to participate in offerings made pursuant to certain other registration statements filed by us during a ten-year period. Such registrations would be at our expense and, generally, would allow El Paso Energy to dispose of all or any of its common units. There can be no assurance (1) regarding how long El Paso Energy may hold any of its common units or (2) that El Paso Energy's disposition of a significant number of common units in a short period of time would not depress the market price of the common units.

     On March 5, 1999, our unitholders of record as of January 28, 1999, held a meeting and ratified and approved the transactions based upon the ratification, approval and recommendation of the Board of Directors of the general partner and a Special Committee of independent directors of the general partner and based a fairness opinion of an independent financial advisor.

     The acquisition of Viosca Knoll's interest closed on June 1, 1999.

     STINGRAY SYSTEM. The Stingray system, owned 50.0% by us and 50.0% by NGPL, is a regulated natural gas transmission system consisting of (1) approximately 361 miles of 6- to 36-inch diameter pipeline that transports natural gas from the HIOS, West Cameron, East Cameron and Vermilion lease areas in the Gulf to onshore transmission systems at Holly Beach, Cameron Parish, Louisiana, (2) approximately 12 miles of 16-inch diameter pipeline and approximately 31 miles of 20-inch diameter pipeline, connecting the Garden Banks Block 191 lease operated by Chevron U.S.A. Production Company and our 50.0%-owned Garden Banks Block 72 platform, respectively, to the system, and (3) approximately 13 miles of 16-inch diameter pipeline connecting our platform at East Cameron Block 373 to the Stingray system at East Cameron Block 338. NGPL currently operates the Stingray system.

     HIOS SYSTEM. The HIOS system, indirectly owned 40.0% by us, 40.0% by ANR and 20.0% by NGPL, is a regulated natural gas transmission system consisting of approximately 204 miles of pipeline comprised of three supply laterals, the West, Central and East Laterals, that connect to a 42-inch diameter mainline. The HIOS system transports natural gas received from fields located in the Galveston, Garden Banks, HIOS, West Cameron and East Breaks areas of the Gulf to a junction platform owned by HIOS located in West Cameron Block 167. There, it interconnects with the UTOS system and a pipeline owned by ANR for further transportation to points onshore. ANR operates the HIOS system. HIOS is a subsidiary of Western Gulf, in which we own a 40.0% interest.

     UTOS SYSTEM. The UTOS system, owned 33.3% by us, 33.3% by ANR and 33.3% by NGPL, is a regulated natural gas transmission system consisting of approximately 30 miles of 42-inch diameter pipeline extending from a point of interconnection with the HIOS system at West Cameron Block 167 to the Johnson Bayou production handling facility. The UTOS system transports natural gas from the terminus of the HIOS system at West Cameron Block 167 to the Johnson Bayou facility, where it interconnects with several pipelines. The UTOS system is essentially an extension of the HIOS system, as almost all the natural gas transported through UTOS comes from the HIOS system. UTOS also owns the Johnson Bayou facility, which provides primarily natural gas and liquids separation and natural gas dehydration for natural gas transported on the HIOS and UTOS systems. ANR operates the UTOS system.

     NAUTILUS SYSTEM. The Nautilus system, indirectly owned 25.7% by us, 50.0% by Tejas and 24.3% by Marathon, is a regulated natural gas transmission system consisting of 101 miles of 30-inch pipeline running downstream from Ship Shoal Block 207 and connecting to a natural gas production handling plant onshore Louisiana operated by Exxon and some other facilities downstream of that plant and effects deliveries to multiple interstate pipelines. Affiliates of Marathon and Tejas have dedicated to the Nautilus system certain deepwater acreage positions in the area. Marathon operates and maintains the Nautilus system and Tejas performs financial, accounting and administrative services for Nautilus. Nautilus is a subsidiary of Neptune, in which we own a 25.7% interest.

     POSEIDON SYSTEM. The Poseidon system, owned 36.0% by us, 36.0% by Texaco, Inc. and 28.0% by a subsidiary of Marathon, is an unregulated major new sour crude oil pipeline system that was built in response to an increased demand for additional sour crude oil pipeline capacity in the central Gulf. The Poseidon system consists of (1) approximately 117 miles of 16- to 20-inch diameter pipeline extending in an easterly direction from our 50.0%-owned platform located at Garden Banks Block 72 to our platform located at Ship Shoal Block 332, (2) approximately 122 miles of 24-inch diameter pipeline extending in a northerly direction from the Ship Shoal Block 332 platform to Houma, Louisiana and (3) approximately 58 miles of 16-inch diameter pipeline extending northwesterly from Ewing Bank Block 873 to the Texaco-operated Eugene Island Pipeline System at Ship Shoal Block 141. In July 1998, Poseidon completed a 17-mile extension of 16-inch pipeline from Garden Banks Block 260 to South Marsh Island Block 205. Texaco pipelines and related facilities accept oil from Poseidon at Larose and Houma, Louisiana and redeliver it to St. James, Louisiana, a significant market hub for batching, handling and transportation of oil. Currently, Texaco operates the Poseidon system and has contracted with Equilon Pipeline Company, LLC, a newly-formed joint venture between Texaco and Shell, to operate and perform the administrative functions related to Poseidon and the Poseidon system. In April 1999, Texaco assigned its membership interest in Poseidon to Equilon.

OIL AND NATURAL GAS SUPPLY

     A substantial portion of the reserves handled by our pipelines is committed pursuant to long-term contracts, for the productive life of the relevant field. Nonetheless, these reserves and other reserves that may become available to our pipelines are depleting assets and, as such, will be produced over a finite period. Each of our pipelines must access additional reserves to offset the natural decline in production from existing connected wells or the loss of any other production to a competitor.

     As somewhat reflected by throughput for 1998, Manta Ray Offshore, Viosca Knoll and Tarpon obtained commitments from new fields and some additional commitments from existing fields. However, Green Canyon, Stingray, HIOS and UTOS were not able to offset reductions in throughput associated with normal production declines for committed reserves with throughput associated with commitments of additional reserves. Nevertheless, we believe that there will be sufficient reserves available to the natural gas pipelines for transportation to maintain throughput at or near current levels for at least several years.

     In addition to the production commitments from Texaco and Marathon, Poseidon has been successful in obtaining long-term commitments of production from several properties containing significant reserves. Poseidon has contracted with affiliates of Exxon, Phillips Petroleum, BP Amoco, Anadarko, Newfield Exploration, Mobil, Amerada Hess, Oryx, Sun, PennzEnergy, Enterprise Oil, British Borneo, Occidental and us. We anticipate that Poseidon will add more commitments as new subsalt and Deepwater fields are developed in the area which the Poseidon system serves, but we cannot assure you any such commitment would be made or when the production from such commitment would be initiated. However, we do believe that there should be significant increases in reserves committed to the Poseidon system for at least the next several years.

     Tatham Offshore's Ewing Bank Block 914 #2 well was the only production dedicated to the Ewing Bank system. In May 1997, the well was shut in due to a mechanical problem. After approximately one year of evaluating certain remedies to place the well on production, we decided, along with Tatham Offshore, to abandon the well and the Ewing Bank system in May 1998.

OFFSHORE PLATFORMS AND OTHER FACILITIES

     GENERAL. Offshore platforms play a key role in the development of oil and natural gas reserves and, thus, in the offshore pipeline network. Platforms are used to interconnect the offshore pipeline grid and to provide an efficient means to perform pipeline maintenance and to locate compression, separation, production handling and other facilities. In addition to numerous platforms owned by our joint ventures, we own six strategically located platforms in the Gulf.

     The following table sets forth certain information with respect to our platforms.

                                             VIOSCA   GARDEN    EAST      SHIP      SOUTH     SHIP
                                             KNOLL    BANKS    CAMERON   SHOAL    TIMBALIER   SHOAL
                                              817       72       373      332        292       331
                                             ------   ------   -------   ------   ---------   -----
Ownership interest.........................    100%      50%      100%      100%      100%     100%
In-service date............................   1995     1995      1998      1985      1984     1994
Water depth (in feet)......................    671      518       441       438       283      376
Acquired (A) or constructed (C)............      C        C         C         A         A        A
Product handling capacity:
  Natural gas (MMcf per day)...............    140       80       110       150(1)     150      --(1)
  Oil and condensate (bbls per day)........  5,000    5,500     5,000    12,000(1)   2,500      --(1)

------------------------------------

(1) Our Ship Shoal Block 331 platform is currently used as a satellite landing area and all products transported over the platform are processed on our Ship Shoal Block 332 platform.

     VIOSCA KNOLL BLOCK 817. We constructed a multi-purpose platform located in Viosca Knoll Block 817 in 1995. We used this platform as a base for conducting drilling operations for oil and natural gas reserves located on the Viosca Knoll Block 817 lease. In addition, the platform serves as a base for landing other Deepwater production in the area, thereby generating platform access and production handling fees for us. A 7,000 horsepower compressor was installed in 1996 on the Viosca Knoll Block 817 platform to allow the Viosca Knoll system to effect deliveries at the operating pressures on downstream interstate pipelines with which it is interconnected. The additional capacity created by such compression allowed Viosca Knoll to transport new natural gas volumes during 1997 from the Shell-operated Southeast Tahoe and Ram-Powell fields as well as other new Deepwater projects in the area. Viosca Knoll leases space on this platform from us for the location of the new compression equipment for the Viosca Knoll system. We own 100% of the Viosca Knoll 817 platform.

     GARDEN BANKS BLOCK 72. We own a 50.0% interest in a multi-purpose platform located in Garden Banks Block 72. This platform is located at the south end of the Stingray system and serves as the westernmost terminus of the Poseidon system. We also use this platform in our drilling and production operations. It now serves as the landing site for production from our Garden Banks Block 117 lease located in an adjacent lease block.

     EAST CAMERON BLOCK 373. In 1998, we placed in service a new multi-purpose platform located in East Cameron Block 373 at a construction cost of $30.2 million. This four pile production platform with production handling facilities is strategically located to exploit deeper water reserves in the East Cameron and Garden Banks areas of the Gulf and is the terminus for an extension of the Stingray system. Kerr McGee Corporation has rights to utilize a portion of the platform and has committed its production from multiple blocks in the East Cameron and Garden Banks areas to be processed on this platform and transported through the Stingray system. We own 100% of the East Cameron Block 373 platform.

     SHIP SHOAL BLOCK 332. We own a 100% interest in a platform located in Ship Shoal Block 332 which serves as a junction platform for natural gas pipelines in the Manta Ray Offshore system as well as an eastern junction for the Poseidon system.

     SOUTH TIMBALIER BLOCK 292. The South Timbalier Block 292 platform is a 100%-owned facility located at the easternmost terminus of the Manta Ray Offshore system and serves as a landing site for natural gas production in that area.

     SHIP SHOAL BLOCK 331. In August 1998, in connection with El Paso Energy's acquisition of our general partner, we acquired the Ship Shoal Block 331 platform, a production facility located 75 miles off the coast of Louisiana in approximately 370 feet of water. Pogo Producing Company has certain rights to utilize the platform pursuant to a production handling and use of space agreement. We own 100% of the Ship Shoal Block 331 platform.

     OTHER FACILITIES. Through our 50.0% ownership interest in West Cameron Dehy, we own an interest in certain dehydration facilities located at the northern terminus of the Stingray system, onshore Louisiana.

MAINTENANCE

     Each of our pipelines requires regular and thorough maintenance. The interior of pipelines is maintained through the regular "pigging" of the lines. Pigging involves propelling a large spherical object through the line which collects, or pushes, any condensate and other liquids on the walls or at the bottom of the pipeline through the line and out the far end. More sophisticated pigging devices include those with scrapers, brushes and x-ray devices; however, such pigging devices are usually deployed only on an as needed basis. Corrosion inhibitors are also injected into all of the systems through the flow stream on a continuous basis. To prevent external corrosion of the pipe, sacrificial anodes are fastened to the pipeline at prescribed intervals, providing protection from sea water. Our platforms are painted to the waterline every three to five years to prevent atmospheric corrosion. Sacrificial anodes are also fastened to the platform legs below the waterline to prevent corrosion. A sacrificial anode is a zinc aluminum alloy fixture that is attached to the exterior of a steel object to attract the corrosive reaction that occurs between steel and saltwater to the fixture itself, thus protecting the steel object from corrosion. Remotely operated vehicles or divers inspect our platforms below the waterline, usually every five years.

     The Stingray, HIOS, Viosca Knoll, Manta Ray Offshore and Poseidon systems include platforms that are manned on a continuous basis. The personnel onboard those platforms are responsible for site maintenance, operations of the facilities on the platform, measurement of the natural gas stream at the source of production and corrosion control (pig launching and inhibitor injection).

COMPETITION

     Each of our natural gas pipelines is located in or near natural gas production areas that are served by other pipelines. As a result, each of our natural gas pipeline systems faces competition from both regulated and unregulated systems. Some of these competitors are not subject to the same level of rate and service regulation as, and may have a lower cost structure than, our natural gas pipelines. Other competing pipelines, such as long-haul transporters, have rate design alternatives unavailable to our natural gas pipelines. Consequently, those competing pipelines may be able to provide service on more flexible terms and at rates significantly below the rates offered by our natural gas pipelines. The principal competitors of our regulated pipeline systems are Shell, Texaco, ANR, Transco, Trunkline Gas Co., Texas Eastern, Columbia Gas Transmission and their affiliates.

     The Poseidon system was built as a result of our belief that additional sour crude oil capacity was required to transport new subsalt and Deepwater oil production to shore. Poseidon's principal competitors for additional crude oil production are Equilon Pipeline Company, LLC and oil pipelines built, owned and operated by producers to handle their own production and, as capacity is available, production for others. In addition to the Texaco-operated Eugene Island Pipeline and the Shell-operated Amberjack systems which are competitors of Poseidon owned by Equilon, we understand that Texaco will transfer its 36.0% interest in Poseidon to Equilon. Our pipelines compete for new production with these and other competitors on the basis of geographic proximity to the production, cost of connection, available capacity, transportation rates and access to onshore markets. In addition, the ability of the pipelines to access future reserves will be subject to the ability of the pipelines or the producers to fund the anticipated significant capital expenditures required to connect the new production.

CUSTOMERS AND CONTRACTS

     GENERAL. The rates we charge for our services are dependent on (1) whether the relevant pipeline, platform, production handling, dehydration or other facility is regulated or unregulated-established maximum rate, or fully negotiated rate, (2) the quality of the service required by the customer-interruptible or firm, and (3) the amount and term of the reserve commitment by the customer. A significant portion of our arrangements involve life-of-reserve commitments with both firm and interruptible components. Generally, we receive a price per unit (Mcf of natural gas or barrel of oil or water) handled. And depending on transaction specific factors, for firm arrangements, we often also receive a monthly fixed fee which is paid by the customer regardless of the level of throughput, except under individually specified circumstances.

     The Poseidon system receives crude oil from committed properties under buy/sell agreements, often surviving for the life of the property. The same factors described above affect the contract amounts and other terms.

     PRINCIPAL CUSTOMERS. See our consolidated financial statements and notes thereto located elsewhere in this prospectus for certain information regarding our principal transportation customers.

OIL AND NATURAL GAS PROPERTIES

     GENERAL. We conduct exploration and production activities through a subsidiary that is an independent energy company engaged in the development and production of reserves located offshore the U.S. in the Gulf focusing principally on the Flextrend and Deepwater areas. As of December 31, 1998, we owned interests in four producing and one non-producing oil and natural gas properties, comprised of thirteen lease blocks in the Gulf covering 66,369 gross (54,278 net) acres. We sell the majority of our oil and natural gas production to Offshore Gas Marketing, Inc., our affiliate and an indirect wholly owned subsidiary of El Paso Energy.

     The following is a description of our currently held properties.

     VIOSCA KNOLL BLOCK 817. Viosca Knoll Block 817 is a producing property that is comprised of 5,760 gross and net acres located 40 miles off the coast of Louisiana in approximately 670 feet of water. Initially, we acquired a 75.0% working interest in Viosca Knoll Block 817 from the sea-floor through the stratigraphic equivalent of the base of the Tex X-6 Sand, subject to certain reversionary rights. In connection with El Paso Energy's acquisition of our general partner, those reversionary rights were relinquished and we acquired the remaining 25.0% working interest in Viosca Knoll Block 817. This working interest is subject to a production payment that entitles the holders in the aggregate to 25.0% of the proceeds from the production attributable to this working interest (after deducting all leasehold operating expenses, including platform access and production handling fees) until the holders have received the aggregate sum of $16.0 million. At December 31, 1998, the unpaid portion of the production payment obligation totaled $11.1 million.

     As operator, we concluded a drilling program and placed eight wells on production on Viosca Knoll Block 817. We do not anticipate drilling any more wells or having any other major expenditures with respect to this property except for the possible recompletion of certain existing wells. From inception of production in December 1995 through December 31, 1998, the Viosca Knoll property has produced 42,661 MMcf of natural gas and 67.6 Mbbls of oil, net to our interest. During March 1999, Viosca Knoll Block 817 produced an aggregate of approximately 44.9 MMcf of natural gas per day. Natural gas production from Viosca Knoll Block 817 is dedicated to us for gathering through the Viosca Knoll system and oil production is transported through a Shell-operated system. Our recent expansion of the Viosca Knoll system eliminated downstream pipeline capacity constraints on that system and is expected to allow us to produce Viosca Knoll Block 817 at optimal rates in the future.

     GARDEN BANKS BLOCK 72. Garden Banks Block 72 covers 5,760 gross (2,880 net) acres and is located 120 miles off the coast of Louisiana in approximately 550 feet of water. In 1995, we acquired a 50.0% working interest (approximately 40.2% net revenue interest) in Garden Banks Block 72, subject to certain reversionary interests which were relinquished in connection with El Paso Energy's acquisition of our general partner. A subsidiary of Occidental Petroleum Company owns the remaining 50.0% working interest in Garden Banks Block 72.

     Since May 1996, we have placed five wells on production at Garden Banks Block 72. We do not anticipate drilling any more wells or having any other major expenditures with respect to this property except for the possible recompletion of certain existing wells. Production at Garden Banks Block 72 totaled 2,979 MMcf of natural gas and 902.1 Mbbls of oil, net to our interest, from the inception of production in May 1996 through December 31, 1998. During March 1999, the five wells produced a total of approximately 1.5 Mbbls of oil and 4.3 MMcf of natural gas per day. Natural gas production from Garden Banks Block 72 is being transported through the Stingray system and the oil production is delivered to the Poseidon oil pipeline.

     GARDEN BANKS BLOCK 117. Garden Banks Block 117 covers 5,760 gross (2,880 net) acres adjacent to Garden Banks Block 72 and is located in approximately 1,000 feet of water. In 1995, we acquired a 50.0% working interest (approximately 37.5% net revenue interest) in Garden Banks Block 117, subject to certain reversionary interests which were relinquished in connection with El Paso Energy's acquisition of our general partner. Midcon Exploration owns the remaining 50.0% working interest in Garden Banks Block 117.

     In July 1996 and May 1997, we completed and initiated production from the Garden Banks Block 117 #1 and #2 wells, respectively. During March 1999, these wells produced a total of approximately 1.2 Mbbls of oil and 2.4 MMcf of natural gas per day. Since inception of production through December 31, 1998, Garden Banks Block 117 produced 1,327 MMcf of natural gas and 761.8 Mbbls of oil, net to our interest. We do not anticipate drilling any more wells on this property except for a recompletion of the Garden Banks 117 #2 well. Natural gas production from Garden Banks Block 117 is transported on the Stingray system and oil production is delivered to the Poseidon oil pipeline.

     WEST DELTA BLOCK 35. In connection with El Paso Energy's acquisition of our general partner, we acquired a 38.0% non-operating working interest in West Delta Block 35, a producing field located 10 miles off the coast of Louisiana in approximately 60 feet of water covering 4,985 gross (1,894 net) acres. The West Delta Block 35 field commenced production in July 1993. Since August 14, 1998 through December 31, 1998, West Delta Block 35 produced 272 MMcf of natural gas and 2.2 Mbbls of oil, net to our interest.

     EWING BANK 958 UNIT. In October 1998, we purchased a 100% working interest in Ewing Bank Blocks 958, 959, 1002 and 1003 (the "Ewing Bank 958 Unit"), from a wholly owned indirect subsidiary of El Paso Energy for $12.2 million and drilled a successful delineation well for approximately $17.8 million. The Ewing Bank 958 Unit is contained within four lease blocks in the Ewing Bank area of the Gulf in approximately 1,500 feet of water and has received a royalty abatement from the MMS for the first 52.5 MMbbls of oil equivalent to be produced from the field. See "Business -- Recent Developments, Acquisitions and New
Projects -- Ewing Bank 958 Unit" beginning on page 45.

COMPETITION

     The oil and natural gas industry is intensely competitive. In all segments of our business, we compete with a substantial number of other companies, including some with larger technical staffs and greater financial and operational resources. Many such competitors are more vertically integrated than we are -- that is, they not only acquire, explore for, develop, produce, gather and transport oil and natural gas reserves, but also carry on refining operations, generate electricity and market refined products. As a result, many of our competitors may be better positioned to acquire and exploit prospects, hire personnel, market production and withstand the effects of general and/or industry-specific economic changes. We also face potential competition from companies not previously active in oil and natural gas who may choose to acquire reserves to establish a firm supply or simply as an investment. In addition, the oil and natural gas industry competes with other industries supplying energy and fuel to industrial, commercial and individual consumers.

OIL AND NATURAL GAS RESERVES

     The following estimates of our total proved developed and proved undeveloped reserves of oil and natural gas as of December 31, 1998 have been made by Netherland, Sewell & Associates, Inc., an independent petroleum engineering consulting firm.

                                                           OIL (BARRELS)      NATURAL GAS (MCF)
                                                           -------------   ------------------------
                                                              PROVED         PROVED       PROVED
                                                             DEVELOPED     DEVELOPED    UNDEVELOPED
                                                           -------------   ----------   -----------
Viosca Knoll Block 817...................................       80,592     21,700,344    2,452,000
Garden Banks Block 72....................................      495,437      2,306,934           --
Garden Banks Block 117...................................      991,888      1,645,839           --
West Delta Block 35......................................        9,599        779,179           --
                                                             ---------     ----------    ---------
          Total..........................................    1,577,516     26,432,296    2,452,000
                                                             =========     ==========    =========

     In general, estimates of economically recoverable oil and natural gas reserves and of the future net revenue therefrom are based upon a number of variable factors and assumptions, such as historical production from the subject properties, the assumed effects of regulation by governmental agencies and assumptions concerning future oil and natural gas prices, future operating costs and future plugging and abandonment costs, all of which may vary considerably from actual results. All such estimates are to some degree speculative, and classifications of reserves are only attempts to define the degree of speculation involved. For these reasons, estimates of the economically recoverable oil and natural gas reserves attributable to any particular group of properties, classifications of such reserves based on risk of recovery and estimates of the future net revenue expected therefrom, prepared by different engineers or by the same engineers at different sites, may vary substantially. The meaningfulness of such estimates is highly dependent upon the assumptions upon which they are based.

     Furthermore, production from Garden Banks Block 117, Garden Banks Block 72 and Viosca Knoll Block 817 was initiated in July 1996, May 1996 and December 1995, respectively, and, accordingly, estimates of future production are based on this limited history. Estimates with respect to proved undeveloped reserves that may be developed and produced in the future are often based upon volumetric calculations and upon analogy to similar types of reserves rather than upon actual production history. Estimates based on these methods are generally less reliable than those based on actual production history. Subsequent evaluation of the same reserves based upon production history will result in variations, which may be substantial, in the estimated reserves. A significant portion of our reserves is based upon volumetric calculations.

     The following table sets forth, as of December 31, 1998, the estimated future net cash flows and the present value of estimated future net cash flows, discounted at 10.0% per annum, from the production and sale of the proved developed and undeveloped reserves attributable to our interest in oil and natural gas properties as of such date, as determined by Netherland, Sewell in accordance with the requirements of applicable accounting standards, before income taxes.

                                                                      DECEMBER 31, 1998
                                                              ---------------------------------
                                                               PROVED       PROVED       TOTAL
                                                              DEVELOPED   UNDEVELOPED   PROVED
                                                              ---------   -----------   -------
                                                                       (IN THOUSANDS)
Undiscounted estimated future net cash flows from proved
  reserves before income taxes(1)...........................   $28,457       $864       $29,321
Present value of estimated future net cash flows from proved
  reserves before income taxes, discounted at 10.0%(2)......   $26,131       $541       $26,672

------------------------------------

(1) The average oil and natural gas prices, as adjusted by lease for gravity and Btu content, regional posted price differences and oil and natural gas price hedges in place and weighted by production over the life of the proved reserves, used in the calculation of estimated future net cash flows at December 31, 1998 are $9.80 per barrel of oil and $1.53 per Mcf of natural gas.

(2) We estimate that, if all other factors (including the estimated quantities of economically recoverable reserves) were held constant, a $1.00 per barrel change in oil prices from that used in the Netherland, Sewell reserve report would change the December 31, 1998 present value of future net cash flows from proved reserves by approximately $1.3 million or a $0.10 per Mcf change in gas prices from that used in the Netherland, Sewell reserve report would change such present value by approximately $3.1 million.

     In accordance with applicable requirements of the Securities and Exchange Commission, the estimated discounted future net revenue from estimated proved reserves are based on prices and costs at fiscal year end unless future prices or costs are contractually determined at such date. Actual future prices and costs may be materially higher or lower. Actual future net revenue also will be affected by factors such as actual production, supply and demand for oil and natural gas, curtailments or increases in consumption by natural gas purchasers, changes in governmental regulations or taxation and the impact of inflation on costs.

     In accordance with the methodology approved by the SEC, specific assumptions were applied in the computation of the reserve evaluation estimates. Under this methodology, future net cash flows are determined by reducing estimated future gross cash flows to us for oil and natural gas sales by the estimated costs to develop and produce the underlying reserves, including future capital expenditures, operating costs, transportation costs, royalty and overriding royalty burdens, production payments and net profits interest expense on certain of our properties.

     Future net cash flows were discounted at 10.0% per annum to arrive at discounted future net cash flows. The 10.0% discount factor used to calculate present value is required by the SEC, but such rate is not necessarily the most appropriate discount rate. Present value of future net cash flows, irrespective of the discount rate used, is materially affected by assumptions as to timing of future oil and natural gas prices and production, which may prove to be inaccurate. In addition, the calculations of estimated net revenue do not take into account the effect of certain cash outlays, including, among other things, general and administrative costs, interest expense and partner distributions. The present value of future net cash flows shown above should not be construed as the current market value as of December 31, 1998, or any prior date, of the estimated oil and natural gas reserves attributable to our properties.

PRODUCTION, UNIT PRICES AND COSTS

     The following table sets forth certain information regarding the production volumes of, average unit prices received for and average production costs for our sale of oil and natural gas for the periods indicated:

                                           OIL (BARRELS)                NATURAL GAS (MMCF)
                                      YEAR ENDED DECEMBER 31,         YEAR ENDED DECEMBER 31,
                                   ------------------------------   ---------------------------
                                     1998       1997       1996      1998      1997      1996
                                   --------   --------   --------   -------   -------   -------
Net production(1)................   540,000    801,000    393,000    11,324    19,792    15,730
Average sales price(1)...........  $  15.69   $  20.61   $  21.76   $  2.01   $  2.08   $  2.37
Average production costs(2)......  $   3.04   $   1.98   $   1.59   $  0.51   $  0.33   $  0.27

------------------------------------

(1) The information regarding production and unit prices excludes overriding royalty interests.

(2) The components of production costs may vary substantially among wells depending on the methods of recovery employed and other factors, but generally include third party transportation expenses, maintenance and repair, labor and utilities costs.

     The relationship between average sales prices and average production costs depicted by the table above is not necessarily indicative of future expected results of our operations.

ACREAGE

     The following table sets forth our developed and undeveloped oil and natural gas acreage as of December 31, 1998. Undeveloped acreage is considered to be those lease acres on which wells have not been drilled or completed to a point that would permit the production of commercial quantities of oil and natural gas, regardless of whether or not such acreage contains proved reserves. Gross acres in the following table refer to the number of acres in which we own directly a working interest. The number of net acres is our fractional ownership of working interests in the gross acres.

                                                              GROSS     NET
                                                              ------   ------
Developed acreage...........................................   6,792    5,416
Undeveloped acreage.........................................  59,577   48,862
                                                              ------   ------
          Total acreage.....................................  66,369   54,278
                                                              ======   ======

OIL AND NATURAL GAS DRILLING ACTIVITY

     The following table sets forth the gross and net number of productive, dry and total exploratory wells and development wells that we have drilled in each of the respective years:

                                                       YEAR ENDED DECEMBER 31,
                                              ------------------------------------------
                                                  1998           1997           1996
                                              ------------   ------------   ------------
                                              GROSS   NET    GROSS   NET    GROSS   NET
                                              -----   ----   -----   ----   -----   ----
Exploratory
  Natural gas...............................    --      --     --      --      --     --
  Oil.......................................    --      --     --      --    1.00   0.50
  Dry.......................................    --      --     --      --      --     --
          Total.............................    --      --     --      --    1.00   0.50
                                              ====    ====   ====    ====   =====   ====
Development
  Natural gas...............................    --      --     --      --    7.00   5.00
  Oil.......................................  1.00    1.00     --      --    5.00   2.75
  Dry.......................................    --      --     --      --    3.00   1.75
                                              ----    ----   ----    ----   -----   ----
          Total.............................  1.00    1.00     --      --   15.00   9.50
                                              ====    ====   ====    ====   =====   ====

     The following table sets forth our ownership in producing wells at December 31, 1998:

                                                              GROSS    NET
                                                              -----   -----
Natural gas.................................................  10.00    8.26
Oil.........................................................   6.00    3.00
                                                              -----   -----
          Total.............................................  16.00   11.26
                                                              =====   =====

MAJOR ENCUMBRANCES

     All of the operating assets in which we own an interest are owned by our subsidiaries or joint ventures. Substantially all of our assets (primarily our interests in our subsidiaries) and our subsidiaries' assets are pledged as collateral to secure obligations under our credit facility. In addition, certain of our joint ventures currently have, and others are expected to have, credit facilities pursuant to which substantially all of such joint ventures' assets are or would be pledged.

REGULATION

     The oil and natural gas industry is extensively regulated by federal and state authorities in the U.S. Numerous departments and agencies, both federal and state, have issued rules and regulations binding on the oil and natural gas industry and its individual members, some of which carry substantial penalties for the failure to comply. Legislation affecting the oil and natural gas industry is under constant review and statutes are constantly being adopted, expanded or amended. The regulatory burden on the oil and natural gas industry increases its cost of doing business.

     GENERAL. The design, construction, operation and maintenance of our natural gas pipelines and of certain of their natural gas transmission facilities are subject to regulation by the Department of Transportation under the Natural Gas Pipeline Safety Act of 1968 as amended (the "NGPSA"). Operations in offshore federal waters are regulated by the Department of Interior and the FERC. Under the Outer Continental Shelf Lands Act (the "OCSLA") as implemented by the FERC, pipelines that transport natural gas across the OCS must offer nondiscriminatory transportation of natural gas. Substantially all of the pipeline network owned by our pipelines is located in federal waters in the Gulf, and the related rights-of-way were granted by the federal government, the agencies of which oversee such pipeline operations. Federal rights-of-way require compliance with detailed federal regulations and orders which regulate such operations.

     Poseidon is subject to regulation under the Hazardous Liquid Pipeline Safety Act ("HLPSA"). In addition, under the OCSLA, as implemented by the FERC, pipelines that transport crude oil across the OCS must offer "equal access" to other potential shippers of crude. The Poseidon system is located in federal waters in the Gulf, and its right-of-way was granted by the federal government. Therefore, the FERC may assert that it has jurisdiction to compel Poseidon to grant access under the OCSLA to other shippers of crude oil upon the satisfaction of certain conditions and to apportion the capacity of the line among owner and non-owner shippers.

     RATES. Each of our regulated pipelines (the Nautilus, Stingray, HIOS and UTOS systems) is classified as a "natural gas company" by the NGA. Consequently, the FERC has jurisdiction over these regulated pipelines with respect to transportation of natural gas, rates and charges, construction of new facilities, extension or abandonment of service and facilities, accounts and records, depreciation and amortization policies and certain other matters. In addition, these regulated pipelines hold certificates of public convenience and necessity issued by the FERC authorizing their facilities, activities and services.

     Under the terms of the regulated pipelines' tariffs on file at the FERC, the regulated pipelines may not charge or collect more than the maximum rates on file with the FERC. FERC regulations permit natural gas pipelines to charge maximum rates that generally allow pipelines the opportunity to (1) recover operating expenses, (2) recover the pipeline's undepreciated investment in property, plant and equipment ("rate base") and (3) receive an overall allowed rate of return on the pipeline's rate base. We believe that even after the rate base of any regulated pipeline is substantially depleted, the FERC will allow such regulated pipeline to recover a reasonable return, whether through a management fee or otherwise.

     Each of the Nautilus, Stingray, HIOS and UTOS systems is currently operating under agreements with their respective customers that provide for rates that have been approved by the FERC.

     On March 13, 1997, the FERC issued an order declaring Tarpon's facilities exempt from NGA regulation under the gathering exception, thereby terminating Tarpon's status as a "natural gas company" under the NGA. Tarpon has agreed, however, to continue service for shippers that have not executed replacement contracts on the terms and conditions, and at the rate reflected in, its last effective regulated tariff for two years from the date of the order. None of the Green Canyon, Ewing Bank, Manta Ray Offshore or Viosca Knoll systems is currently, nor do we expect East Breaks to be, considered a "natural gas company" under the NGA. Consequently, these companies are not subject to extensive FERC regulation under the NGA or the Natural Gas Policy Act of 1978, as amended (the "NGPA"), and are thus allowed to negotiate the rates and terms of service with their respective shippers, subject to the "equal access" requirements of the OCSLA.

     The FERC has asserted its NGA rate jurisdiction over services performed through gathering facilities owned by a natural gas company (as defined in the NGA) when such services were performed "in connection with" transportation services provided by such natural gas company. Whether, and to what extent, the FERC should exercise any NGA rate jurisdiction it may be found to have over gathering facilities owned either by natural gas companies or affiliates thereof is subject to case-by-case review by the FERC. Based on current FERC policy and precedent, we do not anticipate that the FERC will assert or exercise any NGA rate jurisdiction over the Green Canyon, Ewing Bank, Manta Ray Offshore, Viosca Knoll or East Breaks systems, so long as the services provided through such lines are not performed "in connection with" transportation services performed through any of the regulated pipelines.

     The FERC has generally disclaimed jurisdiction to set rates for oil pipelines in the OCS under the Interstate Commerce Act. As a result, Poseidon, as operator of the Poseidon system, has not filed tariffs with the FERC for the Poseidon system.

     PRODUCTION AND DEVELOPMENT. Our production and development operations are subject to regulation at the federal and state levels. Such regulation includes requiring permits for the drilling of wells and maintaining bonds and insurance requirements in order to drill or operate wells, and regulating the location of wells, the method of drilling and casing wells, the surface use and restoration of properties upon which wells are drilled and the plugging and abandoning of wells. Our production and development operations are also subject to various conservation laws and regulations. These include the regulation of the size of drilling and spacing units or proration units, the density of wells that may be drilled, the levels of production, and the unitization or pooling of oil and natural gas properties.

     We presently have interests in or rights to offshore leases located in federal waters. Federal leases are administered by the MMS. Individuals and entities must qualify with the MMS prior to owning and operating any leasehold or right-of-way interest in federal waters. Such qualification with the MMS generally involves filing certain documents with the MMS and obtaining an area-wide performance bond and, in some cases, supplemental bonds representing security deemed necessary by the MMS in excess of the area-wide bond requirements for facility abandonment and site clearance costs.

OPERATIONAL HAZARDS AND INSURANCE

     Pipelines, platforms and other offshore assets may experience damage as a result of an accident or other natural disaster, especially in the deeper water regions. In addition, our production and development operations are subject to the usual hazards incident to the drilling and production of natural gas and crude oil, such as blowouts, cratering, explosions, uncontrollable flows of oil, natural gas or well fluids, fires, pollution, releases of toxic gas and other environmental hazards and risks. These hazards can cause personal injury and loss of life, severe damage to and destruction of property and equipment, pollution or environmental damages and suspension of operations. To mitigate the impact of repair costs associated with such an accident or disaster, we maintain insurance of various types that we consider to be adequate to cover our operations. In our opinion, this insurance provides reasonable coverage for all of our assets except for our 50.0% interest in the assets of Stingray, for which insurance providing reasonable coverage is carried at the Stingray partnership level. The insurance package is subject to deductibles that we consider reasonable and not excessive. Our insurance does not cover every potential risk associated with operating pipelines or the drilling and production of oil and natural gas. Consistent with insurance coverage generally available to the industry, our insurance policies do not provide coverage for losses or liabilities relating to pollution, except for sudden and accidental occurrences. We do, however, have certificates of financial responsibility of not less than $35.0 million per offshore facility and/or lease.

     The occurrence of a significant event not fully insured or indemnified against, or the failure of a party to meet its indemnification obligations, could materially and adversely affect our operations and financial condition. We believe that we are adequately insured for public liability and property damage to others with respect to its operations. However, we can give no assurance that we will be able to maintain adequate insurance in the future at rates we consider reasonable.

INDUSTRY CONDITIONS

     Profitability and cash flow in the oil and natural gas industry largely depend on the market prices of oil and natural gas, which historically have been seasonal, cyclical, volatile and driven by general economic developments, governmental regulations and many other factors, including weather and political conditions. Commodity prices for hydrocarbons were very volatile in 1998 and continue to be in 1999, including some significant declines. These commodity prices also declined dramatically from 1981 until the mid-1980's and increased noticeably from the mid-1980's through the early 1990's.

     Supply and demand conditions and regulatory factors have been the primary contributors to this oil and natural gas price volatility as well as a related restructuring of certain segments of the energy industry. Increases in worldwide oil production capability and decreases in energy consumption have brought about substantial surpluses in oil supplies in recent years. This, in turn, has resulted in substantial domestic competition between oil and natural gas for end-use markets. Changes in government regulations relating to the production, transportation and marketing of natural gas have also resulted in significant changes in the historical marketing patterns of the natural gas industry. Generally, these changes have resulted in the abandonment by many pipelines of long-term contracts for the purchase of natural gas, the development by natural gas producers of their own marketing programs to take advantage of new regulations requiring pipelines to transport natural gas for regulated fees, and the emergence of various types of marketing companies and other aggregators of natural gas supplies.

     As a result of the recent steep decline in energy commodity prices, internal and external sources of cash have become constrained, and accordingly, some industry participants have reduced offshore exploration and development budgets. The future direction of these commodity prices is uncertain, as are the long-term effects on the industry.

ENVIRONMENTAL

     GENERAL. Our operations are subject to extensive federal, state and local statutory and regulatory requirements relating to environmental affairs, health and safety, waste management and chemical products. In recent years, these requirements have become increasingly stringent and in certain circumstances, they impose "strict liability" on a company, rendering it liable for environmental damage without regard to negligence or fault on the part of such company. To our knowledge, our operations are in substantial compliance, and are expected to continue to comply in all material respects, with applicable environmental laws, regulations and ordinances.

     It is possible, however, that future developments, such as stricter environmental laws, regulations or enforcement policies could affect the handling, manufacture, use, emission or disposal of substances or wastes by us or our pipelines. In addition, some risk of environmental costs and liabilities is inherent in our operations and products as it is with other companies engaged in similar or related businesses, and there can be no assurance that we will not incur material costs and liabilities, including substantial fines and criminal sanctions for violation of environmental laws and regulations. Furthermore, we will likely be required to increase our expenditures during the next several years to comply with higher industry and regulatory safety standards. However, such expenditures cannot be accurately estimated at this time.

     PIPELINES. In addition to the NGA, the NGPA and the OCSLA, several federal and state statutes and regulations may pertain specifically to the operations of our pipelines. The Hazardous Materials Transportation Act, 49 U.S.C. sec. 5101 et seq., as amended, regulates materials capable of posing an unreasonable risk to health, safety and property when transported in commerce. The NGPSA and the HLPSA authorize the development and enforcement of regulations governing pipeline transportation of natural gas and hazardous liquids. Although federal jurisdiction is exclusive over regulated pipelines, the statutes allow states to impose additional requirements for intrastate lines if compatible with federal programs. Both Texas and Louisiana have developed regulatory programs that parallel the federal program for the transportation of natural gas by pipelines.

     SOLID WASTE. The operations of our pipelines may generate or transport both hazardous and nonhazardous solid wastes that are subject to the requirements of the federal Resource Conservation and Recovery Act ("RCRA"), as amended, 42 U.S.C. sec. 6901 et. seq., and its regulations, and comparable state statutes and regulations. Further, it is possible that some wastes that are currently classified as nonhazardous, via exemption or otherwise, perhaps including wastes currently generated during pipeline operations, may, in the future, be designated as "hazardous wastes," which would then be subject to more rigorous and costly treatment, storage, transportation and disposal requirements. Such changes in the regulations may result in additional expenditures or operating expenses by Leviathan. On August 8, 1998, the Environmental Protection Agency ("EPA") added four petroleum refining wastes to the list of RCRA hazardous wastes. While the full impact of the rule has yet to be determined, the rule may, as of February 1999, impose increased expenditures and operating expenses on us or our pipelines, which may take on increased obligations relating to the treatment, storage, transportation and disposal of certain petroleum refining wastes that previously were not regulated as hazardous waste.

     HAZARDOUS SUBSTANCES. The Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. sec. 9601 et. seq., and comparable state statutes, also known as "Superfund" laws, impose liability, without regard to fault or the legality of the original conduct, on certain classes of persons that cause or contribute to the release of a "hazardous substance" into the environment. These persons include the current owner or operator of a site, the past owner or operator of a site, and companies that transport, dispose of, or arrange for the disposal of the hazardous substances found at the site. CERCLA also authorizes the EPA or state agency, and in some cases, third parties, to take actions in response to threats to the public health or the environment and to seek to recover from the responsible classes of persons the costs they incur. Despite the "petroleum exclusion" of Section 101(14) that currently encompasses natural gas, we may nonetheless generate or transport "hazardous substances" within the meaning of CERCLA, or comparable state statutes, in the course of our ordinary operations. And, certain petroleum refining wastes that previously were not regulated as hazardous waste may now fall within the definition of CERCLA hazardous substances. Thus, we may be responsible under CERCLA or the state equivalents for all or part of the costs required to cleanup sites where a release of a hazardous substance has occurred.

     AIR. Our operations may be subject to the Clean Air Act ("CAA"), 42 U.S.C. sec. 7401-7642, and comparable state statutes. The 1990 CAA amendments and accompanying regulations, state or federal, may impose certain pollution control requirements with respect to air emissions from operations, particularly in instances where a company constructs a new facility or modifies an existing facility. We may also be required to incur certain capital expenditures in the next several years for air pollution control equipment in connection with maintaining or obtaining operating permits and approvals addressing other air emission-related issues. However, we do not believe our operations will be materially adversely affected by any such requirements.

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     WATER. The Federal Water Pollution Control Act ("FWPCA") or Clean Water
Act, 33 U.S.C. sec. 1311 et. seq., imposes strict controls against the unauthorized discharge of produced waters and other oil and natural gas wastes into navigable waters. The FWPCA provides for civil and criminal penalties for any unauthorized discharges of oil and other hazardous substances in reportable quantities, and, along with the Oil Pollution Act of 1990 ("OPA"), 33 U.S.C. sec.sec. 2701-2761, imposes substantial potential liability for the costs of removal, remediation and damages. Similarly, the OPA imposes liability for the discharge of oil into or upon navigable waters or adjoining shorelines. Among other things, the OPA raises liability limits, narrows defenses to liability and provides more instances in which a responsible party is subject to unlimited liability. One provision of the OPA requires that offshore facilities establish and maintain evidence of financial responsibility of up to $35.0 million or any amount up to $150.0 million if the EPA determines that a greater amount is justified based on the relative operational, environmental, human health and other risks posed by the quantity or quality of the oil involved. State laws for the control of water pollution also provide varying civil and criminal penalties and liabilities in the case of an unauthorized discharge of petroleum, its derivatives or other hazardous substances into state waters. Further, the Coastal Zone Management Act ("CZMA"), 16 U.S.C. sec.sec. 1451-1464, authorizes state implementation and development of programs containing management measures for the control of nonpoint source pollution to restore and protect coastal waters.

     ENDANGERED SPECIES. The Endangered Species Act ("ESA"), 7 U.S.C. sec. 136, seeks to ensure that activities do not jeopardize endangered or threatened plant and animal species, nor destroy or modify the critical habitat of such species. Under the ESA, certain exploration and production operations, as well as actions by federal agencies or funded by federal agencies, must not significantly impair or jeopardize the species or its habitat. The ESA provides for criminal penalties for willful violations of this act. Other statutes which provide protection to animal and plant species and thus may apply to our operations are the Marine Mammal Protection Act, the Marine Protection and Sanctuaries Act, the Fish and Wildlife Coordination Act, the Fishery Conservation and Management Act, and the Migratory Bird Treaty Act. The National Historic Preservation Act, 16 U.S.C. sec. 3470, may impose similar requirements.

     COMMUNICATION OF HAZARDS. The Occupational Safety and Health Act, as amended ("OSHA"), 29 U.S.C. sec.sec. 651 et. seq., the Emergency Planning and Community Right-to-Know Act, as amended ("EPCRA"), 42 U.S.C. sec.sec. 11001 et. seq., and comparable state statutes require us to organize and disseminate information to employees, state and local organizations, and the public about the hazardous materials used in its operations and its emergency planning.

EMPLOYEES

     Prior to August 1998, we and the general partner depended primarily upon the employees and management services provided by DeepTech International Inc. pursuant to a management agreement, although one of our subsidiaries had 10 full-time employees based in Houma, Louisiana to perform operational functions for its natural gas pipeline and platform operations. Since El Paso Energy's acquisition of our general partner, El Paso Energy through its subsidiaries has provided such services under the management agreement. Accordingly, El Paso Energy hired substantially all of the employees comprising our management team and those employees performing the operational functions. We reimburse the general partner for all reasonable general and administrative expenses and other reasonable expenses incurred by the general partner and its affiliates for or on behalf of us, including, but not limited to, amounts paid by the general partner to El Paso Energy and its affiliates under the management agreement.

LEGAL PROCEEDINGS

     We are involved from time to time in various claims, actions, lawsuits and regulatory matters that have arisen in the ordinary course of business, including various rate cases and other proceedings before the FERC.

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

     In particular, we are a defendant in a lawsuit filed by Transcontinental Gas Pipe Line Corporation ("Transco") in the 157th Judicial District Court, Harris County, Texas on August 30, 1996. Transco alleges that, pursuant to a platform lease agreement entered into on June 28, 1994, Transco has the right to expand its facilities and operations on the offshore platform by connecting additional pipeline receiving and appurtenant facilities. We have denied Transco's request to expand its facilities and operations because the lease agreement does not provide for such expansion and because Transco's activities will interfere with the Manta Ray Offshore system and our existing and planned activities on the platform. Transco has requested a declaratory judgment and is seeking damages. The case is set to be tried in June 1999. It is the opinion of management that adequate defenses exist and that the final disposition of this suit individually, and all of our other pending legal proceedings in the aggregate, will not have a material adverse effect on our consolidated financial position, results of operations or cash flows.

     Leviathan and several subsidiaries of El Paso Energy have been made defendants in United States ex rel Grynberg v. El Paso Natural Gas Company, et al. litigation. Generally, the complaint in this motion alleges an industry-wide conspiracy to underreport the heating value as well as the volumes of the natural gas produced from federal and Indian lands, thereby depriving the United States government of royalties. The complaint remains sealed. We believe the complaint is without merit and therefore will not have a material adverse effect on our consolidated financial position, results of operations or cash flows.

EL PASO ENERGY'S ACQUISITION OF OUR GENERAL PARTNER

     Effective August 14, 1998, El Paso Energy completed the acquisition of our general partner, which became a wholly owned indirect subsidiary of El Paso Energy. The material terms of the acquisition and the related transactions, as they relate to us, are as follows:

          (1) El Paso Energy acquired the minority interests of Leviathan Holdings Company, which owns 100% of the general partner, and two other affiliates of Leviathan Holdings for an aggregate of $55.0 million. Therefore, following that acquisition by El Paso Energy, El Paso Energy owned an overall 27.3% effective interest in us, comprised of a 1.0% general partner interest, a 25.3% limited partner interest comprised of 6,291,894 common units and a 1.0% nonmanaging membership interest in most of our subsidiaries. Following the closing of the acquisition of the Viosca Knoll interest discussed in "-- Natural Gas and Oil Pipelines -- Viosca Knoll System," El Paso Energy (through a subsidiary) acquired an additional 7.2% effective interest in us represented by 2,661,870 common units.

          (2) On August 14, 1998, Tatham Offshore, Inc. (an affiliate of ours through August 1998) transferred its remaining assets located in the Gulf to us in exchange for the 7,500 shares of Tatham Offshore Series B 9% Senior Convertible Preferred Stock owned by us. We acquired Tatham Offshore's right, title and interest in and to Viosca Knoll Block 817 (subject to an existing production payment obligation), West Delta Block 35, the platform located at Ship Shoal Block 331 and other lease blocks not material to our current operations. Our net cash expenditure for these transactions totaled $0.8 million representing (a) $2.8 million of abandonment costs relating to wells located at Ewing Bank Blocks 914 and 915 offset by (b) $2.0 million of net cash generated from producing properties from January 1, 1998 through August 14, 1998. In addition, we assumed all remaining abandonment and restoration obligations associated with the platform and leases.

AVAILABLE INFORMATION

     We are subject to the reporting requirements of the Exchange Act. This means that we file reports and other information with the Securities and Exchange Commission. You can inspect and/or copy these reports and other information at offices maintained by the SEC, including:

     - The principal offices of the SEC located at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549;

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

     - The Regional Offices of the SEC located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511;

     - The Regional Offices of the SEC located at 7 World Trade Center, New York, New York 10048; and

     - The SEC's website at http://www.sec.gov.

Further, our common units are listed on the New York Stock Exchange, and you can inspect similar information at the offices of the New York Stock Exchange, located at 20 Broad Street, New York, New York 10005.

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

                                   MANAGEMENT

OUR DIRECTORS AND EXECUTIVE OFFICERS

     We and the general partner utilize the employees of and management services provided by El Paso Energy and its affiliates under our management agreement. We reimburse the general partner for reasonable general and administrative expenses, and other reasonable expenses, incurred by the general partner and its affiliates, for or on our behalf, including, without limitation, fees paid by the general partner to El Paso Energy and its affiliates pursuant to our management agreement.

     Some of our officers and the general partner's officers and directors are also officers and directors of El Paso Energy and its affiliates. Such officers and directors may spend a substantial amount of time managing the business and affairs of the general partner and El Paso Energy and its affiliates and may face a conflict regarding the allocation of their time between our interests and the other business interests of the general partner and El Paso Energy and its affiliates. Mr. Sims and Mr. Lytal entered into employment agreements with five-year terms with El Paso Energy pursuant to which they would continue to serve as Chief Executive Officer and President, respectively, of the general partner and us. However, pursuant to the terms of their respective employment agreements, Messrs. Sims and Lytal have the right to terminate such agreements upon 30 days notice and El Paso Energy has the right to terminate such agreements under certain circumstances. The general partner may retain, acquire and invest in businesses that compete with us, subject to certain limitations. However, the ability of El Paso Energy and its other affiliates to retain, acquire and invest in businesses that compete with us is not subject to any limitations.

     Certain provisions of our partnership agreement contain exculpatory language purporting to (1) limit the liability of the general partner to us and our unitholders and (2) modify the fiduciary duty standards to which the general partner would otherwise be subject under Delaware law. Our partnership agreement provides that (1) any action taken by the general partner consistent with the standards of reasonable discretion set forth in certain definitions in our partnership agreement will not breach any duty of the general partner to us or to our unitholders, (2) in the absence of bad faith by the general partner, the resolution of conflicts of interest by the general partner will not breach our partnership agreement or any standard of care or duty and (3) the general partner and its officers and directors may not be liable to us or to our unitholders for certain actions or omissions which might otherwise be deemed to be a breach of fiduciary duty under Delaware or other applicable state law. Further, the partnership agreement requires us to indemnify the general partner to the fullest extent permitted by law, which indemnification, in light of the exculpatory provisions in the partnership agreement, could result in us indemnifying the general partner for negligent acts.

DIRECTORS AND EXECUTIVE OFFICERS OF THE GENERAL PARTNER

     The following table sets forth certain information as of March 31, 1999, regarding our executive officers and the executive officers and directors of the general partner who provide services to us. Each executive officer of the general partner holds the same executive position for us. Directors are elected annually by the general partner's sole stockholder, Leviathan Holdings Company, and hold office until their successors are elected and qualified. Each executive officer named in the following table has been elected to serve until his successor is duly appointed or elected or until his earlier removal or resignation from office.

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

     There is no family relationship among any of the executive officers or directors, and other than described in this prospectus, no arrangement or understanding exists between any executive officer and any other person pursuant to which he was or is to be selected as an officer.

NAME                                        AGE                  POSITION(S)
----                                        ---                  -----------
William A. Wise...........................  53    Director and Chairman of the Board
Grant E. Sims.............................  43    Director and Chief Executive Officer
James H. Lytal............................  41    Director and President
H. Brent Austin...........................  44    Director and Executive Vice President
Robert G. Phillips........................  44    Director and Executive Vice President
Keith B. Forman...........................  41    Vice President and Chief Financial Officer
D. Mark Leland............................  37    Vice President and Controller
Michael B. Bracy..........................  57    Director
H. Douglas Church.........................  61    Director
Malcolm Wallop............................  66    Director

     WILLIAM A. WISE has served as a director and Chairman of the Board of the general partner since August 1998, Chairman of the Board of El Paso Energy since January 1994 and Chief Executive Officer of El Paso Energy since June 1990. Mr. Wise served as President of El Paso Energy from January 1990 until April 1996 and from July 1998 to the present. Mr. Wise served as President and Chief Operating Officer of El Paso Energy from April 1989 to December 1989. From March 1987 until April 1989, Mr. Wise was an Executive Vice President of El Paso Energy and a Senior Vice President of El Paso Energy from January 1984 to February 1987. Mr. Wise is a member of the Boards of Directors of Battle Mountain Gold Company and Chase Bank of Texas and is Chairman of the Board of El Paso Tennessee Pipeline Co.

     GRANT E. SIMS has served as a director of the general partner since July 1995 and as our Chief Executive Officer and the Chief Executive Officer of general partner since August 1994. Mr. Sims served as our President and President of the general partner from March 1994 through June 1995. In addition, Mr. Sims has served as a director and Senior Vice President of DeepTech International Inc. since July 1993 and served as a director of Offshore Gas Marketing, Inc., a subsidiary of DeepTech, from December 1992 to March 1994. Prior to his employment with DeepTech, Mr. Sims spent ten years with Transco in various capacities, most recently directing Transco's non-jurisdictional natural gas activities.

     JAMES H. LYTAL has served as a director of the general partner since July 1995 and as our President and President of the general partner since August 1994. He served as our Senior Vice President and Senior Vice President of the general partner from August 1994 to June 1995. Prior to joining us, Mr. Lytal was Vice President -- Business Development for American Pipeline Company from December 1992 to August 1994. Prior thereto, Mr. Lytal served as Vice
President -- Business Development for United Gas Pipe Line Company from March 1991 to December 1992. Prior thereto, Mr. Lytal has served in various capacities in the oil and natural gas exploration and production and natural gas pipeline industries with Texas Oil and Gas, Inc. and American Pipeline Company from September 1980 to March 1991.

     H. BRENT AUSTIN has served as a director and an Executive Vice President of the general partner and as our Executive Vice President since August 1998. Mr. Austin has served as an Executive Vice President of El Paso Energy since May 1995 and as the Chief Financial Officer of El Paso Energy since April 1992. He served as the Senior Vice President of El Paso Energy from April 1992 to May 1995. He served as the Vice President, Planning and Treasurer of Burlington Resources Inc. from November 1990 to March 1992 and Assistant Vice President, Planning of Burlington Resources from January 1989 to October 1990. Mr. Austin is a member of the Board of Directors of El Paso Tennessee Pipeline Co.

     ROBERT G. PHILLIPS has served as a director and an Executive Vice President of the general partner and as our Executive Vice President since August 1998. Mr. Phillips has served as President of El Paso Field

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

Services Company since June 1997. He served as President of El Paso Energy Resources Company from December 1996 to June 1997, President of El Paso Field Services Company from April 1996 to December 1996 and Senior Vice President of El Paso Energy from September 1995 to April 1996. For more than five years prior thereto, Mr. Phillips was Chief Executive Officer of Eastex Energy, Inc.

     KEITH B. FORMAN has served as our Chief Financial Officer and Chief Financial Officer of the general partner since January 1992 and served as a director of the general partner from July 1992 to August 1998. Prior to joining us, Mr. Forman served as Vice President of the Natural Gas Pipeline Group of Manufacturers Hanover Trust Company which he joined in 1982. His account responsibility included interstate natural gas transmission companies and natural gas gathering companies.

     D. MARK LELAND has served as our Vice President and Controller and Vice President and Controller of the general partner since August 1998 and as Vice President of El Paso Field Services Company since September 1997. He served as Director of Business Development for El Paso Field Services Company from September 1994 to September 1997. For more than five years prior thereto, Mr. Leland served in various capacities in the finance and accounting functions of El Paso Energy.

     MICHAEL B. BRACY has served as a director of the general partner since October 1998. From January 1993 to August 1997, Mr. Bracy served as a director, Executive Vice President and Chief Financial Officer of NorAm Energy Corp. (formerly Arkla, Inc.) and as Executive Vice President and Chief Financial Officer of NorAm from December 1991 to January 1993. For seven years prior thereto, Mr. Bracy served in various executive capacities with NorAm. From December 1977 to October 1984, Mr. Bracy held various executive financial positions with El Paso Energy and prior thereto, Mr. Bracy served in various capacities with The Chase Manhattan Bank. Mr. Bracy is a member of the Board of Directors of Itron, Inc.

     H. DOUGLAS CHURCH has served as a director of the general partner since January 1999. From January 1994 to December 1998, Mr. Church served as the Senior Vice President, Transmission, Engineering and Environmental for a subsidiary of, Duke Energy Corporation, Texas Eastern Transmission Company. For thirty-two years prior thereto, Mr. Church served in various engineering and operating capacities with Texas Eastern, Panhandle Eastern Corporation and Transwestern Pipeline Company. Mr. Church is a past member and Chairman of the Board of Directors of Southern Gas Association and Boys and Girls Country of Houston, Inc.

     MALCOLM WALLOP has served as a director of the general partner since August 1998 and as a director of El Paso Energy since February 1995. Mr. Wallop became Chairman of Western Gulf Strategy Group on January 1, 1999. Since January 1996, Mr. Wallop has served as President for Frontiers of Freedom Foundation, a political foundation. For eighteen years prior thereto, Mr. Wallop was a member of the United States Senate. He is a member of the Board of Directors of Hubbell Inc. and Sheridan State Bank.

COMPENSATION OF DIRECTORS

     Directors of the general partner are entitled to reimbursement for their reasonable out-of-pocket expenses in connection with their travel to and from, and attendance at, meetings of the Board or committees thereof. Mr. Paul Thompson III, Mr. George L. Ball and Mr. William A. Bruckmann, III, directors of the general partner until their resignation on August 14, 1998, were paid an annual fee of $36,000 plus $1,000 per meeting attended. Current non-employee directors are paid an annual fee of $30,000. Officers of the general partner and our officers are elected by, and serve at the discretion of, the Board.

     Pursuant to our former non-employee director compensation arrangements, we were obligated to pay each non-employee director 2.5% of the general partner's Incentive Distribution as a profit participation fee. During the year ended December 31, 1998, we paid the Messrs. Thompson, Ball and Bruckmann a total of $600,000 as a profit participation fee. In connection with El Paso Energy's acquisition of Leviathan, Messrs. Thompson, Ball and Bruckmann resigned and the compensation arrangements were terminated.
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

     In August 1998, we adopted the 1998 Unit Option Plan for Non-Employee Directors to provide us with the ability to issue unit options to attract and retain the services of knowledgeable directors. Unit options to purchase a maximum of 100,000 common units may be issued pursuant to this plan. Under this plan, we granted (1) 1,500 unit options to Mr. Wallop in August 1998 to acquire an equal number of common units at $27.34375 per unit, (2) 1,500 unit options to Mr. Bracy in October 1998 to acquire an equal number of common units at $25.00 per unit and (3) 1,500 unit options to Mr. Church in January 1999 to acquire an equal number of common units at $20.625 per unit. Each unit option vests immediately at the date of grant and shall expire ten years from such date, but shall be subject to earlier termination in the event that Messrs. Wallop, Bracy and Church cease to be a director of the general partner for any reason, in which case the unit options expire 36 months after such date except in the case of death, in which case the unit options expire 12 months after such date. This plan is administered by a management committee consisting of the Chairman of the Board and such other senior officers of the general partner or its affiliates as the Chairman of the Board shall designate.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     We do not currently have a compensation committee or another committee performing similar functions, and all such matters which would be considered by such committee are acted upon by the full Board of Directors. The Board of Directors, administers and interprets the Omnibus Plan. See
"Management -- Executive Compensation -- Omnibus Plan" beginning on page 69.

AUDIT AND CONFLICTS COMMITTEE

     Currently, Messrs. Bracy, Church and Wallop, who are neither officers nor employees of the general partner nor any of its affiliates, serve as the Audit and Conflicts Committee of the Board of Directors of the general partner and of us. Mr. Wallop is a director of El Paso Energy. Through August 14, 1998, Messrs. Thompson, Ball and Bruckmann, who were neither officers nor employees of the general partner nor any of its affiliates, served as the Audit and Conflicts Committee.

     The Audit and Conflicts Committee provides two primary services. First, it advises the Board of Directors in matters regarding the system of internal controls and the annual independent audit, and reviews our policies and practices, as well as those of the general partner. Second, the Audit and Conflicts Committee, at the request of the general partner, reviews specific matters as to which the general partner believes there may be a conflict of interest in order to determine if the resolution of such conflict proposed by the general partner is fair and reasonable to us. Except as otherwise required by the rules of the NYSE, the Audit and Conflicts Committee only reviews matters concerning potential conflicts of interest at the request of the general partner, which has sole discretion to determine which such matters to submit to that committee. Any such matters approved by a majority vote of the Audit and Conflicts Committee will be conclusively deemed (1) to be fair and reasonable to us, (2) approved by all of our limited partners and (3) not a breach by the general partner of any duties it may owe to us. However, it is possible that such procedure in itself may constitute a conflict of interest.

COMPENSATION OF THE GENERAL PARTNER

     The general partner receives no remuneration in connection with our management other than: (1) distributions in respect of its general and limited partner interests in us and its nonmanaging interest in certain of our subsidiaries; (2) incentive distributions in respect of its general partner interest, as provided in our partnership agreement; and (3) reimbursement for all direct and indirect costs and expenses incurred on our behalf, all selling, general and administrative expenses incurred by the general partner for or on our behalf and all other expenses necessary or appropriate to the conduct of the business of, and allocable to, us, including, but not limited to, the management fees paid by the general partner to El Paso Energy and its affiliates under our management agreement.

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

EXECUTIVE COMPENSATION

     Our executive officers (who are also executive officers of the general partner) are compensated by El Paso Energy (and, prior to consummation of El Paso Energy's acquisition of Leviathan, were compensated by Leviathan's parent) and do not receive compensation from the general partner or us for their services in such capacities with the exception of awards pursuant to the Unit Rights Appreciation Plan and Omnibus Plan discussed below.

     UNIT RIGHTS APPRECIATION PLAN

     In 1995, we adopted the Unit Rights Appreciation Plan to provide us with the ability of making awards of unit rights to certain officers and employees of the general partner or its affiliates as an incentive for these individuals to continue in the service of us or our affiliates. Under the Unit Rights Plan, we granted 1.2 million unit rights to certain officers and employees of the general partner or its affiliates that provided for the right to purchase, or realize the appreciation of, a preference unit or a common unit, pursuant to the provisions of the Unit Rights Plan. The Unit Rights Plan was administered by a committee of the Board of Directors of the general partner comprised of two or more non-employee directors. The aggregate number of rights that could have been issued pursuant to the Unit Rights Plan could not exceed 400,000 rights per calendar year and 4 million rights over the term of that plan, subject to adjustment. No participant could have been granted more than 400,000 rights in any calendar year. The exercise price covered by the rights granted pursuant to that plan was the closing price of the preference units as reported on the NYSE on the date on which rights were granted pursuant to that plan.

     The exercise prices covered by these rights granted pursuant to this plan ranged from $15.6875 to $21.50, the closing prices of the preference units as reported on the NYSE on the grant date of the respective rights. As a result of the "change of control" occurring upon the closing of El Paso Energy's acquisition of Leviathan, the rights fully vested and the holders of those rights elected to be paid $8.6 million, the amount equal to the difference between the grant price of those rights and the average of the high and the low sales price of the common units on the date of exercise. Upon the exercise of all of the rights outstanding, that plan was terminated. We replaced that plan with the Omnibus Plan described below.

     OMNIBUS PLAN

     In August 1998, we adopted the 1998 Omnibus Compensation Plan to provide us with the ability to issue unit options to attract and retain the services of knowledgeable officers and key management personnel. Unit options to purchase a maximum of 3 million common units may be issued pursuant to the Omnibus Plan. The Plan is administered by the Board. The Board interprets, prescribes, amends and rescinds rules relating to the Omnibus Plan, selects eligible participants, makes grants to participants who are not Section 16 insiders pursuant to the Exchange Act, and takes all other actions necessary for the Omnibus Plan administration, which actions shall be final and binding upon all the participants.

     In August 1998, we granted 930,000 unit options to employees of our general partner to purchase an equal number of common units at $27.1875 per unit pursuant to the Omnibus Plan. These unit options, none of which are exercisable, remain outstanding as of April 30, 1999.

     REPORT FROM COMPENSATION COMMITTEE REGARDING EXECUTIVE COMPENSATION

     Because we do not have a compensation committee or another committee performing similar functions, this report is presented by the full Board of Directors. The Board of Directors is responsible for establishing appropriate compensation goals for the knowledgeable officers and key management personnel working for us and evaluating the performance of such officers and personnel in meeting such goals.

     The goals of the Board of Directors in administering the Omnibus Plan are as follows:

          (1) To fairly compensate the knowledgeable officers and key management personnel working for us and our affiliates for their contributions to our short-term and long-term performance.
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

          (2) To allow us to attract, motivate and retain the management personnel necessary to our success by providing an Omnibus Plan comparable to that offered by companies with which we compete for such management personnel.

     The elements of the Omnibus Plan described above are implemented and periodically reviewed and adjusted by the Board of Directors. The awards made under the Omnibus Plan are determined based on individual performance, experience and comparison with awards made by our industry peers and other companies in similar industries with comparable revenue while linking such awards to our achievement of certain financial goals.

SUMMARY COMPENSATION TABLE

     The following table sets forth information concerning the annual compensation earned by our Chief Executive Officer and each of our other four most highly compensated executive officers whose annual salary and bonus from us during the year ended December 31, 1998 exceeded $100,000:

                                                                                       LONG-TERM COMPENSATION
                                                   ANNUAL COMPENSATION(2)                      AWARDS
                                        --------------------------------------------   ----------------------
                                                         MARKET VALUE   OTHER ANNUAL              ALL OTHER
                               FISCAL   SALARY   BONUS     OF UNITS     COMPENSATION   OPTIONS   COMPENSATION
   NAME/PRINCIPAL POSITION      YEAR     ($)      ($)       ISSUED          ($)          (#)         ($)
   -----------------------     ------   ------   -----   ------------   ------------   -------   ------------
Grant E. Sims................   1998       --      --          --             --       215,000(3)      --
  Chief Executive Officer       1997       --      --          --             --       125,000(4)      --
                                1996       --      --          --             --        90,000(4)      --
James H. Lytal...............   1998       --      --          --             --       215,000(3)      --
  President                     1997       --      --          --             --       125,000(4)      --
                                1996       --      --          --             --        90,000(4)      --
Keith B. Forman..............   1998       --      --          --             --       215,000(3)      --
  Chief Financial Officer       1997       --      --          --             --       125,000(4)      --
                                1996       --      --          --             --        90,000(4)      --
John H. Gray(1)..............   1998       --      --          --             --            --        --
  Chief Operating Officer       1997       --      --          --             --       125,000(4)      --
                                1996       --      --          --             --        90,000(4)      --
Donald V. Weir(1)............   1998       --      --          --             --            --        --
  Vice President                1997       --      --          --             --            --        --
                                1996       --      --          --             --            --        --
T. Darty Smith...............   1998       --      --          --             --        70,000(3)      --
  Vice President                1997       --      --          --             --        50,000(4)      --
                                1996       --      --          --             --        20,000(4)      --
Bart H. Heijermans...........   1998       --      --          --             --        40,000(3)      --
  Vice President                1997       --      --          --             --            --        --
                                1996       --      --          --             --            --        --

------------------------------------

(1) John H. Gray, our former Chief Operating Officer, and Donald V. Weir, our former Vice President, resigned their positions in connection with the consummation of El Paso Energy's acquisition of our general partner on August 14, 1998.

(2) Other than awards made under our incentive arrangements, all other compensation was paid by El Paso Energy and/or our previous parent.

(3) Issued pursuant to the Omnibus Plan.

(4) Issued pursuant to the Unit Rights Plan.

OPTION GRANTS

     The following table sets forth certain information concerning the unit options granted to the named officers during the year ended December 31, 1998:

                                                                                   POTENTIAL REALIZABLE
                                                                                  VALUE AT ASSUMED ANNUAL
                                         PERCENT OF                                 RATES OF UNIT PRICE
                                           TOTAL                                  APPRECIATION FOR OPTION
                         NUMBER OF        OPTIONS                                          TERM
                       COMMON UNITS      GRANTED TO    EXERCISE OR                -----------------------
                        UNDERLYING      EMPLOYEES IN   BASE PRICE    EXPIRATION       5%          10%
        NAME          OPTIONS GRANTED   FISCAL YEAR      ($/SH)         DATE         ($)          ($)
        ----          ---------------   ------------   -----------   ----------   ----------   ----------
Grant E. Sims........     215,000(1)         23%        $27.1875     8/14/2008    $3,676,086   $9,315,923
James H. Lytal.......     215,000(1)         23%        $27.1875     8/14/2008    $3,676,086   $9,315,923
Keith B. Forman......     215,000(1)         23%        $27.1875     8/14/2008    $3,676,086   $9,315,923
T. Darty Smith.......      70,000(1)          8%        $27.1875     8/14/2008    $1,196,865   $3,033,091
Bart H. Heijermans...      40,000(1)          4%        $27.1875     8/14/2008    $  683,923   $1,733,195

------------------------------------

(1) These unit options were issued pursuant to the Omnibus Plan and are not immediately exercisable. One half of the unit options are considered vested and exercisable one year after at the date of grant and the remaining one-half of the units options are considered vested and exercisable one year after the first anniversary of the date of grant. The unit options shall expire 10 years from such grant date, but shall be subject to earlier termination in the event that a participant ceases employment with the general partner for retirement or disability, in which case the unit options expire 36 months after such date; for termination without cause, one year after such date; for voluntary termination, three months after such date; and death, twelve months after such date.

OPTION EXERCISES AND YEAR-END VALUE TABLE

     The following table sets forth certain information concerning the unit options held by the relevant officers at December 31, 1998 or exercised by those officers during the year then ended:

                                                                                             VALUE OF
                                                                                            UNEXERCISED
                                                                                           IN-THE-MONEY
                                                                                         OPTIONS AT FISCAL
                                                                         NUMBER OF           YEAR-END
                                      SHARES ACQUIRED      VALUE        EXERCISABLE/       EXERCISABLE/
NAME                                  ON EXERCISE(#)    REALIZED($)   UNEXERCISABLE(2)     UNEXERCISABLE
----                                  ---------------   -----------   ----------------   -----------------
Grant E. Sims........................     215,000(1)    $1,745,938(1)    -- /215,000          -$-/$--
James H. Lytal.......................     215,000(1)     1,745,938(1)    -- /215,000          --/ --
Keith B. Forman......................     215,000(1)     1,745,938(1)    -- /215,000          --/ --
T. Darty Smith.......................      70,000(1)       416,875(1)     -- /70,000          --/ --
Bart H. Heijermans...................          --               --        -- /40,000          --/ --

------------------------------------

(1) As a result of the "change of control" occurring upon El Paso Energy's acquisition of our general partner, the rights issued pursuant to the Unit Rights Plan fully vested and the holders of the rights elected to be paid the amount equal to the difference between the grant price of the right and the average of the high and the low sales price of the common units on the date of exercise.

(2) All unexercisable options in this column relate to options issued pursuant to the Omnibus Plan.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

MANAGEMENT FEES

     Substantially all of the individuals who perform the day-to-day financial, administrative, accounting and operational functions for us, as well as those who are responsible for our direction are currently employed by El Paso Energy. Under a management agreement between a subsidiary of El Paso Energy and our general partner, a management fee is charged to our general partner which is intended to approximate the amount of resources allocated by El Paso Energy and/or its subsidiary in providing various operational, financial, accounting and administrative services on our behalf and on behalf of the general partner. The management agreement expires on June 30, 2002, and may be terminated thereafter upon 90 days notice by either party. Under the partnership agreement, our general partner is reimbursed for all reasonable general and administrative expenses and other reasonable expenses that it and its affiliates incur on our behalf, including amounts payable by our general partner to a subsidiary of El Paso Energy under the management agreement.

     Effective November 1, 1995, July 1, 1996 and July 1, 1997, primarily as a result of our increased activities, our general partner amended its management agreement with a subsidiary of El Paso Energy to provide for an annual management fee of 45.3%, 54.0% and 52.0%, respectively, of the manager's overhead. In connection with El Paso Energy's acquisition of our general partner, the general partner amended its management agreement to provide for a monthly management fee of $775,000. Our general partner charged us $9.3 million, $8.1 million and $6.6 million under our management agreement for the years ended December 31, 1998, 1997 and 1996, respectively.

     The general partner must reimburse El Paso Energy for certain tax liabilities resulting from, among other things, additional taxable income allocated to the general partner due to (1) the issuance of additional preference units and (2) the investment of such proceeds in additional acquisitions or construction projects. During the years ended December 31, 1998, 1997 and 1996, our general partner charged us $489,000, $713,000 and $1.1 million, respectively, for additional taxable income allocated to the general partner.

PLATFORM ACCESS AND TRANSPORTATION AGREEMENTS

     VIOSCA KNOLL. For the years ended December 31, 1998, 1997 and 1996, we received approximately $1.1 million, $1.9 million and $1.9 million, respectively, from Tatham Offshore as platform access and production handling fees related to our platform located in Viosca Knoll Block 817.

     For the years ended December 31, 1998, 1997 and 1996, we charged Viosca Knoll approximately $2.5 million, $2.1 million and $249,000, respectively, for expenses and platform access fees related to the Viosca Knoll Block 817 platform.

     In addition, for the years ended December 31, 1998, 1997 and 1996, Viosca Knoll reimbursed us $152,000, $47,000 and $254,000, respectively, for costs we incurred in connection with the acquisition and installation of a booster compressor on our Viosca Knoll Block 817 platform.

     During the years ended December 31, 1998, 1997 and 1996, Viosca Knoll charged us approximately $1.9 million, $3.9 million and $3.2 million, respectively, for transportation services related to transporting production from the Viosca Knoll Block 817 lease.

     GARDEN BANKS. During the years ended December 31, 1998, 1997 and 1996, Poseidon charged us approximately $1.4 million, $2.0 million and $1.0 million, respectively, for transportation services related to transporting production from the Garden Banks Block 72 and 117 leases.

OTHER

     We have agreed to sell all of our oil and natural gas production to Offshore Gas Marketing, Inc. a wholly owned subsidiary of El Paso Energy, on a month to month basis. This agreement provides Offshore

Gas Marketing fees equal to 2.0% of the sales value of crude oil and condensate and $0.015 per dekatherm of natural gas for selling our production. During the years ended December 31, 1998, 1997 and 1996, our oil and natural gas sales to Offshore Gas Marketing totaled approximately $31.2 million, $57.8 million and $46.2 million, respectively.

     We are party to a management agreement with Viosca Knoll under which we charge Viosca Knoll a base fee of $100,000 annually in exchange for providing financial, accounting and administrative services to Viosca Knoll. For each of the years ended December 31, 1998, 1997 and 1996, we charged Viosca Knoll $100,000 in accordance with this agreement.

     For the years ended December 31, 1998 and 1997, we charged Manta Ray Offshore approximately $1.3 million and $287,000, respectively, under management and operations agreements.

     In connection with El Paso Energy's acquisition of our general partner, Mr. Grant E. Sims and Mr. James H. Lytal entered into employment agreements with five year terms with El Paso Energy under which they would continue to serve as our and our general partner's Chief Executive Officer and President, respectively. However, under their respective employment agreements, Messrs. Sims and Lytal have the right to terminate such agreements upon 30 days notice and El Paso Energy has the right to terminate these agreements under certain circumstances.

     Under our former non-employee director compensation arrangements, we were obligated to pay each non-employee director 2.5% of the general partner's incentive distribution as a profit participation fee. During the years ended December 31, 1998 and 1997, we paid the three non-employee directors of Leviathan a total of $621,000 and $313,000, respectively, as a profit participation fee. As a result of El Paso Energy's acquisition of our general partner, the three non-employee directors resigned and the compensation arrangements were terminated.

                             PRINCIPAL UNITHOLDERS

     The following table sets forth, as of April 15, 1999, the beneficial ownership of our outstanding equity securities, by (1) each person who we know to beneficially own more than 5.0% of our outstanding units, (2) each director of the general partner and (3) all directors and executive officers of the general partner as a group.

                                                            COMMON UNITS       PREFERENCE UNITS
                                                         ------------------    -----------------
BENEFICIAL OWNER                                         NUMBER     PERCENT    NUMBER    PERCENT
----------------                                         ------     -------    ------    -------
El Paso Energy(1)......................................        (1)    (1)       --         --
Grant E. Sims..........................................  33,000(2)     *        --         --
James H. Lytal.........................................  6,050(3)      *        --         --
Keith B. Forman........................................  1,000         *        --         --
Robert G. Phillips.....................................  1,000         *        --         --
William A. Wise........................................  9,670(4)      *        --         --
H. Brent Austin........................................     --        --        --         --
D. Mark Leland.........................................     --        --        --         --
Michael B. Bracy.......................................  6,500(5)      *        --         --
H. Douglas Church......................................  1,500(5)      *        --         --
Malcolm Wallop.........................................  1,500(5)      *        --         --
Executive officers and directors of Leviathan as a
  group (10 persons)...................................  60,220        *        --         --

------------------------------------

 *  Less than 1%.

(1) El Paso Energy beneficially owns all of the outstanding capital stock of our general partner, the general partner of Leviathan. The address for our general partner and El Paso Energy is El Paso Energy Building, 1001 Louisiana Street, Houston, Texas 77002. El Paso Energy indirectly owns all of the general partner's outstanding common stock, par value $0.10 per share. The general partner has no other class of capital stock outstanding. As of April 15, 1999, our general partner, through its ownership of 6,291,894 common units, its 1.0% general partner interest and its approximate 1.0% nonmanaging interest in certain of our subsidiaries, effectively owned a 27.3% interest in us.

(2) Mr. Sims disclaims beneficial ownership of 2,000 common units held in trust for his 18 year old son.

(3) Mr. Lytal may be deemed to be the beneficial owner of 34 common units owned by Mr. Lytal's son, a minor.

(4) This number excludes 3,625 units owned by Mr. Wise's children, for which he disclaims beneficial ownership.

(5) Includes the option to acquire 1,500 common units pursuant to the 1998 Unit Option Plan for Non-Employee Directors. See "Management -- Compensation of Directors" beginning on page 67.

                               THE EXCHANGE OFFER

EXCHANGE TERMS

     $175.0 million principal amount of Series A notes are currently issued and outstanding. The maximum principal amount of Series B notes that will be issued in exchange for Series A notes is $175.0 million. The terms of the Series B notes and the Series A notes are substantially the same in all material respects, except that the Series B notes will be freely transferable by the holders except as provided in this prospectus.

     The Series B notes will bear interest at a rate of 10 3/8% per year, payable semi-annually on June 1 and December 1 of each year, beginning on December 1, 1999. Holders of Series B notes will receive interest from the date of the original issuance of the Series A notes or from the date of the last payment of interest on the Series A notes, whichever is later. Holders of Series B notes will not receive any interest on Series A notes tendered and accepted for exchange. In order to exchange your Series A notes for transferable Series B notes in the exchange offer, you will be required to make the following representations:

     - any Series B notes will be acquired in the ordinary course of your business;

     - you have no arrangement with any person to participate in the distribution of the Series B notes; and

     - you are not our "affiliate," as defined in Rule 405 of the Securities Act, or if you are our affiliate, you will comply with the applicable registration and prospectus delivery requirements of the Securities Act.

     Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept for exchange any Series A notes properly tendered in the exchange offer, and the Exchange Agent will deliver the Series B notes promptly after the Expiration Date (as defined below) of the exchange offer. We expressly reserve the right to delay acceptance of any of the tendered Series A notes or terminate the exchange offer and not accept for exchange any tendered Series A notes not already accepted if any conditions set forth under "Conditions of the Exchange Offer" beginning on page 81 have not been satisfied or waived by us or do not comply, in whole or in part, with any applicable law.

     If you tender your Series A notes, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of the Series A notes. We will pay all charges, expenses and transfer taxes in connection with the exchange offer, other than certain taxes described below under "Transfer Taxes."

EXPIRATION DATE; EXTENSIONS; TERMINATION; AMENDMENTS

     The exchange offer will expire at 5:00 p.m., New York City time, on
            , 1999, unless extended by us (the "Expiration Date"). We expressly reserve the right to extend the exchange offer on a daily basis or for such period or periods as we may determine in our sole discretion from time to time by giving oral, confirmed in writing, or written notice to the Exchange Agent and by making a public announcement by press release to the Dow Jones News Service prior to 9:00 a.m., New York City time, on the first business day following the previously scheduled Expiration Date. During any extension of the exchange offer, all Series A notes previously tendered, not validly withdrawn and not accepted for exchange will remain subject to the exchange offer and may be accepted for exchange by us.

     To the extent we are legally permitted to do so, we expressly reserve the absolute right, in our sole discretion, to:

     - waive any condition to the exchange offer and

     - amend any of the terms of the exchange offer.

     Any waiver or amendment to the exchange offer will apply to all Series A notes tendered, regardless of when or in what order the Series A notes were tendered. If we make a material change in the terms of the exchange offer or if we waive a material condition of the exchange offer, we will disseminate additional exchange offer materials, and we will extend the exchange offer to the extent required by law.

     We expressly reserve the right, in our sole discretion, to terminate the exchange offer if any of the conditions set forth under "Conditions of the Exchange Offer" beginning on page 81 exist. Any such termination will be followed promptly by a public announcement. In the event we terminate the exchange offer, we will give immediate notice to the Exchange Agent, and all Series A notes previously tendered and not accepted for payment will be returned promptly to the tendering holders.

     In the event that the exchange offer is withdrawn or otherwise not completed, Series B notes will not be given to holders of Series A notes who have validly tendered their Series A notes.

RESALE OF SERIES B NOTES

     Based on interpretations of the SEC staff set forth in no action letters issued to third parties, we believe that Series B notes issued under the exchange offer in exchange for Series A notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

     - you are not our "affiliate" within the meaning of Rule 405 under the Securities Act;

     - you are acquiring Series B notes in the ordinary course of your business; and

     - you do not intend to participate in the distribution of the Series B notes.

     If you tender Series A notes in the exchange offer with the intention of participating in any manner in a distribution of the Series B notes:

     - you cannot rely on those interpretations by the SEC staff, and

     - you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K.

     Unless an exemption from registration is otherwise available, any security holder intending to distribute Series B notes should be covered by an effective registration statement under the Securities Act containing the selling security holder's information required by Item 507 of Regulation S-K under the Securities Act. This prospectus may be used for an offer to resell, a resale or other retransfer of Series B notes only as specifically set forth in this prospectus. Only broker-dealers that acquired the Series A notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives Series B notes for its own account in exchange for Series A notes, where such Series A notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the Series B notes. Please read the section captioned "Plan of Distribution" beginning on page 137 for more details regarding the transfer of Series B notes.

ACCEPTANCE OF SERIES A NOTES FOR EXCHANGE

     We will accept for exchange Series A notes validly tendered pursuant to the exchange offer, or defectively tendered, if such defect has been waived by us, after the later of: (1) the Expiration Date of the exchange offer and (2) the satisfaction or waiver of the conditions specified below under "Conditions of the Exchange Offer." We will not accept Series A notes for exchange subsequent to the Expiration Date of the exchange offer. Tenders of Series A notes will be accepted only in principal amounts equal to $1,000 or integral multiples of $1,000.

     We expressly reserve the right, in our sole discretion, to:

     - delay acceptance for exchange of Series A notes tendered under the exchange offer, subject to Rule 14e-1 under the Exchange Act, which requires that an offeror pay the consideration offered or return the securities deposited by or on behalf of the holders promptly after the termination or withdrawal of a tender offer, or

     - terminate the exchange offer and not accept for exchange any Series A notes not theretofore accepted for exchange, if any of the conditions set forth below under "Conditions of the Exchange Offer" have not been satisfied or waived by us or in order to comply in whole or in part with any applicable law. In all cases, Series B notes will be issued only after timely receipt by the Exchange Agent of certificates representing Series A notes, or confirmation of book-entry transfer, a properly completed and duly executed letter of transmittal, or a manually signed facsimile thereof, and any other required documents. For purposes of the exchange offer, we will be deemed to have accepted for exchange validly tendered Series A notes, or defectively tendered Series A notes with respect to which we have waived such defect, if, as and when we give oral, confirmed in writing, or written notice to the Exchange Agent. Promptly after the Expiration Date, we will deposit the Series B notes with the Exchange Agent, who will act as agent for the tendering holders for the purpose of receiving the Series B notes and transmitting them to the holders. The Exchange Agent will deliver the Series B notes to holders of Series A notes accepted for exchange after the Exchange Agent receives the Series B notes.

     If, for any reason, we delay acceptance for exchange of validly tendered Series A notes or we are unable to accept for exchange validly tendered Series A notes, then the Exchange Agent may, nevertheless, on our behalf, retain tendered Series A notes, without prejudice to our rights described under "Expiration Date; Extensions; Termination; Amendments" beginning on page 75, "Conditions of the Exchange Offer" beginning on page 81 and "Withdrawal of Tenders" beginning on page 80, subject to Rule 14e-1 under the Exchange Act, which requires that an offeror pay the consideration offered or return the securities deposited by or on behalf of the holders thereof promptly after the termination or withdrawal of a tender offer.

     If any tendered Series A notes are not accepted for exchange for any reason, or if certificates are submitted evidencing more Series A notes than those that are tendered, certificates evidencing Series A notes that are not exchanged will be returned, without expense, to the tendering holder, or, in the case of Series A notes tendered by book-entry transfer into the Exchange Agent's account at a book-entry transfer facility under the procedure set forth under "Procedures for Tendering Series A Notes -- Book-Entry Transfer" beginning on page 79, such Series A notes will be credited to the account maintained at such book-entry transfer facility from which such Series A notes were delivered, unless otherwise requested by such holder under "Special Delivery Instructions" in the letter of transmittal, promptly following the exchange date or the termination of the exchange offer.

     Tendering holders of Series A notes exchanged in the exchange offer will not be obligated to pay brokerage commissions or transfer taxes with respect to the exchange of their Series A notes other than as described in "Transfer Taxes" beginning on page 82 or in Instruction 7 to the letter of transmittal. We will pay all other charges and expenses in connection with the exchange offer.

PROCEDURES FOR TENDERING SERIES A NOTES

     Any beneficial owner whose Series A notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee or held through a book-entry transfer facility and who wishes to tender Series A notes should contact such registered holder promptly and instruct such registered holder to tender Series A notes on such beneficial owner's behalf.

     Tender of Series A Notes Held Through DTC. The Exchange Agent and DTC have confirmed that the exchange offer is eligible for the DTC automated tender offer program. Accordingly, DTC participants may electronically transmit their acceptance of the exchange offer by causing DTC to transfer Series A notes to the Exchange Agent in accordance with DTC's automated tender offer program procedures for transfer. DTC will then send an agent's message to the Exchange Agent.

     The term "agent's message" means a message transmitted by DTC, received by the Exchange Agent and forming part of the book-entry confirmation, which states that DTC has received an express acknowledgment from the participant in DTC tendering Series A notes that are the subject of that book-entry confirmation that the participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce such agreement against such participant. In the case of an agent's message relating to guaranteed delivery, the term means a message transmitted by DTC and received by the Exchange Agent, which states that DTC has received an express acknowledgment from the participant in DTC tendering Series A notes that they have received and agree to be bound by the notice of guaranteed delivery.

     Tender of Series A Notes Held in Physical Form. For a holder to validly tender Series A notes held in physical form:

     - the Exchange Agent must receive at its address set forth in this prospectus a properly completed and validly executed letter of transmittal, or a manually signed facsimile thereof, together with any signature guarantees and any other documents required by the instructions to the letter of transmittal, and

     - the Exchange Agent must receive certificates for tendered Series A notes at such address, or such Series A notes must be transferred pursuant to the procedures for book-entry transfer described above. A confirmation of such book-entry transfer must be received by the Exchange Agent prior to the Expiration Date of the exchange offer. A holder who desires to tender Series A notes and who cannot comply with the procedures set forth herein for tender on a timely basis or whose Series A notes are not immediately available must comply with the procedures for guaranteed delivery set forth below.

     LETTERS OF TRANSMITTAL AND SERIES A NOTES SHOULD BE SENT ONLY TO THE EXCHANGE AGENT, AND NOT TO US OR TO ANY BOOK-ENTRY TRANSFER FACILITY.

     THE METHOD OF DELIVERY OF SERIES A NOTES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER TENDERING SERIES A NOTES. DELIVERY OF SUCH DOCUMENTS WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF SUCH DELIVERY IS BY MAIL, WE SUGGEST THAT THE HOLDER USE PROPERLY INSURED, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, AND THAT THE MAILING BE MADE SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE OF THE EXCHANGE OFFER TO PERMIT DELIVERY TO THE EXCHANGE AGENT PRIOR TO SUCH DATE. NO ALTERNATIVE, CONDITIONAL OR CONTINGENT TENDERS OF SERIES A NOTES WILL BE ACCEPTED.

     Signature Guarantees. Signatures on the letter of transmittal must be guaranteed by an eligible institution unless:

     - the letter of transmittal is signed by the registered holder of the Series A notes tendered therewith, or by a participant in one of the book-entry transfer facilities whose name appears on a security position listing it as the owner of those Series A notes, or if any Series A notes for principal amounts not tendered are to be issued directly to the holder, or, if tendered by a participant in one of the book-entry transfer facilities, any Series A notes for principal amounts not tendered or not
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

       accepted for exchange are to be credited to the participant's account at the book-entry transfer facility, and neither the "Special Issuance Instructions" nor the "Special Delivery Instructions" box on the letter of transmittal has been completed, or

     - the Series A notes are tendered for the account of an eligible institution.

An eligible institution is a firm that is a participant in the Security Transfer Agents Medallion Program or the Stock Exchange Medallion Program, which is generally a member of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office in the United States.

     Book-Entry Transfer. The Exchange Agent will seek to establish a new account or utilize an existing account with respect to the Series A notes at DTC promptly after the date of this prospectus. Any financial institution that is a participant in the book-entry transfer facility system and whose name appears on a security position listing it as the owner of the Series A notes may make book-entry delivery of Series A notes by causing the book-entry transfer facility to transfer such Series A notes into the Exchange Agent's account. HOWEVER, ALTHOUGH DELIVERY OF SERIES A NOTES MAY BE EFFECTED THROUGH BOOK-ENTRY TRANSFER INTO THE EXCHANGE AGENT'S ACCOUNT AT A BOOK-ENTRY TRANSFER FACILITY, A PROPERLY COMPLETED AND VALIDLY EXECUTED LETTER OF TRANSMITTAL, OR A MANUALLY SIGNED FACSIMILE THEREOF, MUST BE RECEIVED BY THE EXCHANGE AGENT AT ONE OF ITS ADDRESSES SET FORTH IN THIS PROSPECTUS ON OR PRIOR TO THE EXPIRATION DATE OF THE EXCHANGE OFFER, OR ELSE THE GUARANTEED DELIVERY PROCEDURES DESCRIBED BELOW MUST BE COMPLIED WITH. The confirmation of a book-entry transfer of Series A notes into the Exchange Agent's account at a book-entry transfer facility is referred to in this prospectus as a "book-entry confirmation." Delivery of documents to the book-entry transfer facility in accordance with that book-entry transfer facility's procedures does not constitute delivery to the Exchange Agent.

     Guaranteed Delivery. If you wish to tender your Series A notes and:

     (1) certificates representing your Series A notes are not lost but are not immediately available,

     (2) time will not permit your letter of transmittal, certificates representing your Series A notes and all other required documents to reach the Exchange Agent on or prior to the Expiration Date of the exchange offer, or

     (3) the procedures for book-entry transfer cannot be completed on or prior to the Expiration Date of the exchange offer, you may tender if all of the following are complied with:

        - your tender is made by or through an eligible institution;

        - on or prior to the Expiration Date of the exchange offer, the Exchange Agent has received from the eligible institution a properly completed and validly executed notice of guaranteed delivery, by manually signed facsimile transmission, mail or hand delivery, in substantially the form provided with this prospectus. The notice of guaranteed delivery must:

         (a) set forth your name and address, the registered number(s) of your Series A notes and the principal amount of Series A notes tendered,

         (b) state that the tender is being made thereby and

         (c) guarantee that, within three New York Stock Exchange trading days after the date of the notice of guaranteed delivery, the letter of transmittal or facsimile thereof properly completed and validly executed, together with certificates representing the Series A notes, or a book-entry confirmation, and any other documents required by the letter of transmittal and the instructions thereto, will be deposited by the eligible institution with the Exchange Agent; and

        - the Exchange Agent receives the properly completed and validly executed letter of transmittal or facsimile thereof with any required signature guarantees, together with certificates for all Series A notes in proper form for transfer, or a book-entry confirmation, and any other required documents, within three New York Stock Exchange trading days after the date of the notice of guaranteed delivery.

     Other Matters. Series B notes will be issued in exchange for Series A notes accepted for exchange only after timely receipt by the Exchange Agent of:

     - certificates for (or a timely book-entry confirmation with respect to) your Series A notes,

     - a properly completed and duly executed letter of transmittal or facsimile thereof with any required signature guarantees, or, in the case of a book-entry transfer, an agent's message, and

     - any other documents required by the letter of transmittal.

     All questions as to the form of all documents and the validity, including time of receipt, and acceptance of all tenders of Series A notes will be determined by us, in our sole discretion, the determination of which shall be final and binding. ALTERNATIVE, CONDITIONAL OR CONTINGENT TENDERS OF SERIES A NOTES WILL NOT BE CONSIDERED VALID. We reserve the absolute right to reject any or all tenders of Series A notes that are not in proper form or the acceptance of which, in our opinion, would be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular Series A notes.

     Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding.

     Any defect or irregularity in connection with tenders of Series A notes must be cured within the time we determine, unless waived by us. Tenders of Series A notes will not be deemed to have been made until all defects and irregularities have been waived by us or cured. Neither we, the Exchange Agent, or any other person will be under any duty to give notice of any defects or irregularities in tenders of Series A notes, or will incur any liability to holders for failure to give any such notice.

     By signing or agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

     - any Series B notes that you receive will be acquired in the ordinary course of your business;

     - you have no arrangement or understanding with any person or entity to participate in the distribution of the Series B notes;

     - if you are not a broker-dealer, that you are not engaged in and do not intend to engage in the distribution of the Series B notes;

     - if you are a broker-dealer that will receive Series B notes for your own account in exchange for Series A notes that were acquired as a result of market-making activities, that you will deliver a prospectus, as required by law, in connection with any resale of those Series B notes; and

     - you are not our "affiliate," as defined in Rule 405 of the Securities Act, or, if you are an affiliate, you will comply with any applicable registration and prospectus delivery requirements of the Securities Act.

WITHDRAWAL OF TENDERS

     Except as otherwise provided in this prospectus, you may withdraw your tender of Series A notes at any time prior to the Expiration Date.

     For a withdrawal to be effective:

     - the Exchange Agent must receive a written notice of withdrawal at one of the addresses set forth below under "-- Exchange Agent" on page 83, or

     - you must comply with the appropriate procedures of DTC's automated tender offer program system.

     Any notice of withdrawal must:

     - specify the name of the person who tendered the Series A notes to be withdrawn and

     - identify the Series A notes to be withdrawn, including the principal amount of the Series A notes.

     If Series A notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Series A notes and otherwise comply with the procedures of DTC.

     We will determine all questions as to the validity, form, eligibility and time of receipt of notice of withdrawal, and our determination shall be final and binding on all parties. We will deem any Series A notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer.

     Any Series A notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder without cost to the holder or, in the case of Series A notes tendered by book-entry transfer into the Exchange Agent's account at DTC according to the procedures described above, such Series A notes will be credited to an account maintained with DTC for the Series A notes. This return or crediting will take place as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. You may retender properly withdrawn Series A notes by following one of the procedures described under "-- Procedures for Tendering Series A Notes" beginning on page 78 at any time on or prior to the Expiration Date.

CONDITIONS OF THE EXCHANGE OFFER

     We will not be required to accept for exchange, or exchange any Series B notes for, any Series A notes tendered, and we may terminate, extend or amend the exchange offer and may, subject to Rule 14e-1 under the Exchange Act, which requires that an offeror pay the consideration offered or return the securities deposited by or on behalf of the holders thereof promptly after the termination or withdrawal of a tender offer, postpone the acceptance for exchange of Series A notes so tendered if, on or prior to the Expiration Date of the exchange offer, the following shall have occurred:

     - we have determined that the offering and sales under the registration statement, the filing of such registration statement or the maintenance of its effectiveness would require disclosure of or would interfere in any material respect with any material financing, merger, offering or other transaction involving the issuers or the subsidiary guarantors of the notes or would otherwise require disclosure of nonpublic information that could materially and adversely affect the issuers or the subsidiary guarantors.

     The conditions to the exchange offer are for our sole benefit and may be asserted by us in our sole discretion or may be waived by us, in whole or in part, in our sole discretion, whether or not any other condition of the exchange offer also is waived. We have not made a decision as to what circumstances would lead us to waive any condition, and any waiver would depend on circumstances prevailing at the time of that waiver. Any determination by us concerning the events described in this section shall be final and binding upon all persons.

     ALTHOUGH WE HAVE NO PRESENT PLANS OR ARRANGEMENTS TO DO SO, WE RESERVE THE RIGHT TO AMEND, AT ANY TIME, THE TERMS OF THE EXCHANGE OFFER. WE WILL GIVE HOLDERS NOTICE OF ANY AMENDMENTS IF REQUIRED BY APPLICABLE LAW.

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

TRANSFER TAXES

     We will pay all transfer taxes applicable to the transfer and exchange of Series A notes pursuant to the exchange offer. If, however:

     - delivery of the Series B notes, and/or certificates for Series A notes for principal amounts not exchanged, are to be made to any person other than the record holder of the Series A notes tendered;

     - tendered certificates for Series A notes are recorded in the name of any person other than the person signing any letter of transmittal; or

     - a transfer tax is imposed for any reason other than the transfer and exchange of Series A notes to us or our order,

the amount of any such transfer taxes, whether imposed on the recordholder or any other person, will be payable by the tendering holder prior to the issuance of the Series B notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

     If you do not exchange your Series A notes for Series B notes in the exchange offer, you will remain subject to the restrictions on transfer of the Series A notes:

     - as set forth in the legend printed on the notes as a consequence of the issuance of the Series A notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

     - otherwise set forth in the memorandum distributed in connection with the private offering of the Series A notes.

     In general, you may not offer or sell the Series A notes unless they are registered under the Securities Act, or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the Series A notes under the Securities Act. Based on interpretations of the SEC staff, you may offer for resale, resell or otherwise transfer Series B notes issued in the exchange offer without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that (1) you are not our "affiliate" within the meaning of Rule 405 under the Securities Act, (2) you acquired the Series B notes in the ordinary course of your business and (3) you have no arrangement or understanding with respect to the distribution of the Series B notes to be acquired in the exchange offer. If you tender Series A notes in the exchange offer for the purpose of participating in a distribution of the Series B notes:

     - you cannot rely on the applicable interpretations of the SEC; and

     - you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K.

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

EXCHANGE AGENT

     Chase Bank of Texas, N.A. has been appointed as Exchange Agent for the exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus, the letter of transmittal or any other documents to the Exchange Agent. You should send certificates for Series A notes, letters of transmittal and any other required documents to the Exchange Agent addressed as follows:

                   CHASE BANK OF TEXAS, NATIONAL ASSOCIATION

       By Registered or Certified Mail
            or Overnight Courier:                            By Hand in Dallas:
          Chase Bank of Texas, N.A.                      Chase Bank of Texas, N.A.
          Corporate Trust Operations                     Corporate Trust Operations
                P.O. Box 2320                                 1201 Main Street
           Dallas, Texas 75221-2320                         Dallas, Texas 75202
                1-800-275-2048                                 1-800-275-2048
              Attn: Frank Ivins                              Attn: Frank Ivins

                                 By Facsimile:
                        (for eligible institutions only)
                                 (214) 672-5746

                             Confirm by Telephone:
                                 (214) 672-5678

                              DESCRIPTION OF NOTES

     You can find the definitions of certain terms used in this description under the subheading "Certain Definitions." In this description, the word "issuers" refers only to Leviathan and Leviathan Finance and not to any of their subsidiaries and any reference to "Leviathan" or "Leviathan Finance" does not include any of their respective subsidiaries.

     The issuers issued the Series A notes under an Indenture (the "Indenture") dated May 27, 1999 among the issuers, the Subsidiary Guarantors and Chase Bank of Texas, National Association, as trustee (the "Trustee") in a private transaction that was not subject to the registration requirements of the Securities Act. The Series B notes will be issued under the same Indenture. The terms of the notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "Trust Indenture Act").

     The following description is a summary of the material provisions of the Indenture. It does not restate that agreement in its entirety. We urge you to read the Indenture because it, and not this description, defines your rights as holders of these notes. The Indenture has been filed with the SEC and copies are available upon request from Leviathan. Certain terms used herein are defined below under "-- Certain Definitions" beginning on page 111.

GENERAL

     The Series A notes and the Series B notes will constitute a single class of debt securities under the Indenture. If the exchange offer is completed, holders of Series A notes who do not exchange their Series A notes for Series B notes will vote together with holders of the Series B notes for all relevant purposes under the Indenture. In that regard, the Indenture requires that certain actions by holders, including acceleration following an event of default, must be taken, and certain rights must be exercised, by specified minimum percentages of the aggregate principal amount of the outstanding securities issued under the Indenture. In determining whether the required holders have given any notice, consent or waiver or taken any other action permitted under the Indenture, any Series A notes that remain outstanding after the exchange offer will be aggregated with the Series B notes, and the holders of the Series A notes and the Series B notes will vote together as a single series. All references in this prospectus to specified percentages in aggregate principal amount of the notes means, at any time after the exchange offer is completed, the percentages in aggregate principal amount of the Series A notes and the Series B notes collectively then outstanding.

     The term "notes" as used in this prospectus refers collectively to the Series A notes and the Series B notes.

BRIEF DESCRIPTION OF THE NOTES AND THE GUARANTEES

  The Notes

     These notes:

     - are general unsecured obligations of the issuers;

     - are subordinated in right of payment to all existing and future Senior Debt of the issuers, including borrowings under the Leviathan Credit Facility;

     - are senior or equal in right of payment to any future subordinated Indebtedness of the issuers; and

     - are unconditionally guaranteed by the Subsidiary Guarantors.

  The Guarantees

     These notes are guaranteed by the following subsidiaries of Leviathan:

     - Delos Offshore Company, L.L.C.,

     - Ewing Bank Gathering Company, L.L.C.,

     - Flextrend Development Company, L.L.C.,

     - Green Canyon Pipe Line Company, L.L.C.,

     - Leviathan Oil Transport Systems, L.L.C.,

     - Manta Ray Gathering Company, L.L.C.,

     - Poseidon Pipeline Company, L.L.C.,

     - Sailfish Pipeline Company, L.L.C.,

     - Stingray Holding, L.L.C.,

     - Tarpon Transmission Company,

     - Transco Hydrocarbons Company, L.L.C.,

     - Texam Offshore Gas Transmission, L.L.C.,

     - Transco Offshore Pipeline Company, L.L.C.,

     - VK Deepwater Gathering Company, L.L.C.,

     - VK-Main Pass Gathering Company, L.L.C., and

     - Viosca Knoll Gathering Company.

     Each Guarantee of a Subsidiary Guarantor of these notes:

     - is a general unsecured obligation of that Subsidiary Guarantor;

     - is subordinated in right of payment to all existing and future Senior Debt of that Subsidiary Guarantor; and

     - is senior or equal in right of payment to any future subordinated Indebtedness of that Subsidiary Guarantor.

     As of June 1, 1999, the issuers and the Subsidiary Guarantors had total Senior Debt of $250.0 million. As indicated above and as discussed in detail below under the subheading "Subordination," payments on the notes will be subordinated to the payment of Senior Debt. The Indenture will permit Leviathan and the Subsidiary Guarantors to incur additional Senior Debt. The Guarantee of each Subsidiary Guarantor will be subordinated to all Senior Debt of that Subsidiary Guarantor. As a result of Leviathan's acquisition of an additional interest in Viosca Knoll Gathering Company, Viosca Knoll became a Subsidiary of Leviathan and a guarantor of the Leviathan Credit Facility and, therefore, a Subsidiary Guarantor of these notes.

     As of the date of the Indenture, all of our Subsidiaries (other than Leviathan Finance) will be "Restricted Subsidiaries." Certain Subsidiaries in the future may not be Subsidiary Guarantors. Also, under the circumstances described below under the subheading "Certain Covenants -- Designation of Restricted and Unrestricted Subsidiaries," we will be permitted to designate certain of our Subsidiaries as "Unrestricted Subsidiaries." Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the Indenture. Unrestricted Subsidiaries will not guarantee the notes. In addition, Leviathan has invested, and may invest in the future, in Joint Ventures. The rights of Leviathan to receive assets from any Subsidiary that is not a Subsidiary Guarantor or from any Joint Venture that are attributable to Leviathan's Equity Interests therein (and thus the ability of the holders of the notes to benefit indirectly from such assets) are subject to the claims of all existing and future third party indebtedness and liabilities (including trade debt) of such Subsidiary or Joint Venture.

PRINCIPAL, MATURITY AND INTEREST

     The issuers will issue notes with a maximum aggregate principal amount of $175.0 million. The issuers will issue notes in denominations of $1,000 and integral multiples of $1,000. The notes will mature on June 1, 2009.

     Interest on these notes will accrue at the rate of 10 3/8% per annum and will be payable semi-annually in arrears on June 1 and December 1, commencing on December 1, 1999. The issuers will make each interest payment to the holders of record of these notes on the immediately preceding May 15 and November 15.

     Interest on these notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

METHODS OF RECEIVING PAYMENTS ON THE NOTES

     If a holder has given wire transfer instructions to the issuers, the issuers will make all payments of principal of, premium, if any, and interest and Liquidated Damages, if any, on the notes in accordance with those instructions. All other payments on these notes will be made at the office or agency of the Paying Agent and Registrar within the City and State of New York unless the issuers elect to make interest payments by check mailed to the holders at their address set forth in the register of holders.

PAYING AGENT AND REGISTRAR FOR THE NOTES

     The Trustee will initially act as Paying Agent and Registrar. The issuers may change the Paying Agent or Registrar without prior notice to the holders of the notes, and the issuers or any of their Subsidiaries may act as Paying Agent or Registrar.

TRANSFER AND EXCHANGE

     A holder may transfer or exchange notes in accordance with the Indenture. The Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and the issuers may require a holder to pay any taxes and fees required by law or permitted by the Indenture. The issuers are not required to transfer or exchange any note selected for redemption or repurchase (except in the case of a note to be redeemed or repurchased in part, the portion not to be redeemed or repurchased). Also, the issuers are not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed or between a record date and the next succeeding interest payment date.

     The registered holder of a note will be treated as the owner of it for all purposes.

SUBORDINATION

     The payment of principal of, premium, if any, and interest and Liquidated Damages, if any, and other Obligations on, the notes, including upon the acceleration or redemption of the notes, will be subordinated to the prior payment in full in cash of all Senior Debt of the issuers.

     The holders of Senior Debt of the issuers will be entitled to receive payment in full in cash of all Obligations due in respect of Senior Debt (including interest after the commencement of any of the following specified proceedings at the rate specified in the applicable Senior Debt, whether or not such interest would be an allowed claim in such proceeding), before the holders of notes will be entitled to receive any payment or distribution with respect to the notes (except that holders of notes may receive and retain Permitted Junior Securities and payments made from the trust described under "-- Legal Defeasance and Covenant Defeasance," provided that the funding of such trust was permitted), in the event of any payment or distribution to creditors of an issuer:

          (1) in a liquidation or dissolution of that issuer;

          (2) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to that issuer or its property;

          (3) in an assignment for the benefit of creditors; or

          (4) in any marshalling of that issuer's assets and liabilities.

     Neither of the issuers may make any payment or distribution (whether by redemption, purchase, defeasance or otherwise) in respect of the notes (except in Permitted Junior Securities or from the trust described under "-- Legal Defeasance and Covenant Defeasance") if:

          (1) a default in the payment of principal, premium or interest (and other Obligations in the case of the Credit Facilities) on Designated Senior Debt occurs and is continuing; or

          (2) any other default occurs and is continuing on Designated Senior Debt that permits holders of the Designated Senior Debt to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Issuers or the holders of any Designated Senior Debt (or their representative).

     Payments on the notes may and shall be resumed:

          (1) in the case of a payment default, upon the date on which such default is cured or waived; and

          (2) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived and 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated.

     No new Payment Blockage Notice may be delivered unless and until 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice.

     No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 120 days.

     If the Trustee or any holder receives payment that violates the above, such payment shall be held in trust by the Trustee or such holder for the benefit of, and upon written request shall be paid to, the holder of Designated Senior Debt. Holders of the notes shall have subrogation rights.

     The issuers must promptly notify holders of Senior Debt if payment of the notes is accelerated because of an Event of Default.

     As a result of the subordination provisions described above, in the event of a bankruptcy, liquidation or reorganization of Leviathan or Leviathan Finance, holders of these notes may recover less ratably than creditors of such issuers who are holders of Senior Debt. See "Risk Factors -- Risks Related to Our Financial Structure and the Notes" beginning on page 13.

THE GUARANTEES

     The Subsidiary Guarantors will jointly and severally guarantee the issuers' obligations under these notes. Each Guarantee and the related obligations will be subordinated to the prior payment in full of all Senior Debt of that Subsidiary Guarantor. The obligations of each Subsidiary Guarantor under its Guarantee will be limited as necessary to prevent that Guarantee from constituting a fraudulent conveyance under applicable law. See "Risk
Factors -- Risks Related to Our Financial Structure and the Notes" beginning on page 13.

     The Obligations of each Subsidiary Guarantor with respect to the notes under its Guarantee will be subordinated to its Senior Debt on the same basis as the notes are subordinated to Senior Debt.

     A Subsidiary Guarantor may not incur any Indebtedness which is subordinate or junior in ranking in any respect to any of its Senior Debt unless such Indebtedness is Senior Debt or is expressly subordinated in right of payment to the Senior Debt of such Subsidiary Guarantor to at least the same extent as the Guarantee of such Subsidiary Guarantor.

     A Subsidiary Guarantor may not consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person), another Person unless:

          (1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

          (2) the Person (if not otherwise a Subsidiary Guarantor) formed by or surviving any such consolidation or merger assumes all the obligations of that Subsidiary Guarantor pursuant to a supplemental indenture satisfactory to the Trustee, except as provided in the next paragraph.

Leviathan or any Subsidiary Guarantor, however, may be merged or consolidated with or into any one or more Subsidiary Guarantors or Leviathan.

     The Guarantee of a Subsidiary Guarantor will be released:

          (1) in connection with any sale or other disposition of all or substantially all of the assets of that Subsidiary Guarantor (including by way of merger or consolidation), if Leviathan applies the Net Proceeds of that sale or other disposition in accordance with the applicable provisions of the Indenture; or

          (2) in connection with any sale or other disposition of all of the Equity Interests of a Subsidiary Guarantor, if Leviathan applies the Net Proceeds of that sale in accordance with the applicable provisions of the Indenture applicable to Asset Sales; or

          (3) if Leviathan designates any Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary; or

          (4) at such time as such Subsidiary Guarantor ceases to guarantee any other Indebtedness of Leviathan.

     See "Repurchase at the Option of Holders -- Asset Sales" beginning on page 90.

     Any Restricted Subsidiary that guarantees Indebtedness of either of the issuers or any other Restricted Subsidiary at a time when it is not a Subsidiary Guarantor shall execute a Guarantee.

OPTIONAL REDEMPTION

     Prior to June 1, 2002, the issuers may on any one or more occasions redeem up to 33% of the aggregate principal amount of notes originally issued under the Indenture at a redemption price of 110 3/8% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings. However, at least 67% of the aggregate principal amount of notes must remain outstanding immediately after the occurrence of such redemption (excluding notes held by Leviathan, Leviathan Finance and its Restricted Subsidiaries). Any redemption must occur within 90 days of the date of the closing of such Equity Offering.

     Except pursuant to the preceding paragraph, the notes will not be redeemable at the issuers' option prior to June 1, 2004.

     On or after June 1, 2004, the issuers may redeem all or a part of these notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, if any, and Liquidated Damages, if any, to the applicable redemption date, if redeemed during the 12-month period beginning on June 1st of the years indicated below:

YEAR                                                        PERCENTAGE
----                                                        ----------
2004.....................................................    105.188%
2005.....................................................    103.458%
2006.....................................................    101.729%
2007 and thereafter......................................    100.000%

SELECTION AND NOTICE

     If less than all of the notes are to be redeemed at any time, the Trustee will select notes for redemption as follows:

          (1) if the notes are listed, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

          (2) if the notes are not so listed or there are no such requirements, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

     No notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address. Notices of redemption may not be conditional.

     If any note is to be redeemed in part only, the notice of redemption that relates to that note shall state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder thereof upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest and Liquidated Damages, if applicable, ceases to accrue on notes or portions of them called for redemption unless the Issuers default in making such redemption payment.

REPURCHASE AT THE OPTION OF HOLDERS

  Change of Control

     If a Change of Control occurs, each holder of notes will have the right to require the issuers to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that holder's notes pursuant to the Change of Control Offer. In the Change of Control Offer, the issuers will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest thereon, if any, and Liquidated Damages, if any, to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the issuers will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Payment Date specified in such notice, pursuant to the procedures required by the Indenture and described in such notice. The issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control.

     On the Change of Control Payment Date, the issuers will, to the extent lawful;

          (1) accept for payment all notes or portions thereof properly tendered pursuant to the Change of Control Offer;

          (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all notes or portions thereof so tendered; and

          (3) deliver or cause to be delivered to the Trustee the notes so accepted together with an Officers' Certificate stating the aggregate principal amount of notes or portions thereof being purchased by Leviathan.

     The Paying Agent will promptly mail to each holder of notes so tendered the Change of Control Payment for such notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each such new note will be in a principal amount of $1,000 or an integral multiple thereof. The issuers will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     Prior to complying with any of the provisions of this "Change of Control" covenant, but in any event within 90 days following a Change of Control, the issuers will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of notes required by this covenant.

     The provisions described above that require the issuers to make a Change of Control Offer following a Change of Control will be applicable regardless of whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the holder of the notes to require that the issuers repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

     Leviathan's outstanding Senior Debt currently prohibits Leviathan from purchasing any notes, and also provides that certain change of control events with respect to Leviathan would constitute a default under the agreements governing the Senior Debt. Any future credit agreements or other agreements relating to Senior Debt to which Leviathan becomes a party may contain similar restrictions and provisions. Moreover, the exercise by the holders of their right to require the issuers to repurchase the notes could cause a default under such Senior Debt, even if the Change of Control does not, due to the financial effect of such a repurchase on Leviathan. If a Change of Control occurs at a time when Leviathan is prohibited from purchasing notes, Leviathan could seek the consent of its senior lenders to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If Leviathan does not obtain such a consent or repay such borrowings, Leviathan will remain prohibited from purchasing notes. In such case, Leviathan's failure to purchase tendered notes would constitute an Event of Default under the Indenture which would, in turn, in all likelihood constitute a default under such Senior Debt. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the holders of notes. Finally, the issuers' ability to pay cash to the holders upon a repurchase may be limited by Leviathan's then existing financial resources. We cannot assure you that sufficient funds will be available when necessary to make any required repurchases.

     Notwithstanding the preceding paragraphs of this covenant, the issuers will not be required to make a Change of Control Offer upon a Change of Control and a holder will not have the right to require the issuers to repurchase any notes pursuant to a Change of Control Offer if a third party makes an offer to purchase the notes in the manner, at the times and otherwise in substantial compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer and purchases all notes validly tendered and not withdrawn under such purchase offer.

     The definition of Change of Control includes a phrase relating to the sale, transfer, lease, conveyance or other disposition of "all or substantially all" of the assets of Leviathan and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require Leviathan to repurchase such notes as a result of a sale, transfer, lease, conveyance or other disposition of less than all of the assets of Leviathan and its Restricted Subsidiaries taken as a whole to another Person or group may be uncertain.

  Asset Sales

     The issuers will not, and will not permit any of Leviathan's Restricted Subsidiaries to, consummate an Asset Sale unless:

          (1) Leviathan (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

          (2) such fair market value is determined by (a) an executive officer of Leviathan if the value is less than $5.0 million, as evidence by an Officers' Certificate delivered to the Trustee or (b) the
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

     Board of Directors of the General Partner if the value is $5.0 million or more, as evidenced by a resolution of such Board of Directors of the General Partner; and

          (3) at least 75% of the consideration therefor received by Leviathan or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following shall be deemed to be cash:

             (a) any liabilities (as shown on the issuer's or such Restricted Subsidiary's most recent balance sheet) of Leviathan or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases Leviathan or such Restricted Subsidiary from further liability; and

             (b) any securities, notes or other obligations received by Leviathan or any such Restricted Subsidiary from such transferee that are within 90 days after the Asset Sale (subject to ordinary settlement periods) converted by such issuer or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion).

     Within 360 days after the receipt of any Net Proceeds from an Asset Sale, Leviathan or a Restricted Subsidiary may apply (or enter into a definitive agreement for such application within such 360-day period, provided that such capital expenditure or purchase is closed within 90 days after the end of such 360-day period) such Net Proceeds at its option:

          (1) to repay Senior Debt of Leviathan and/or its Restricted Subsidiaries (or to make an offer to repurchase or redeem Senior Debt, provided that such repurchase or redemption closes within 45 days after the end of such 360-day period) with a permanent reduction in availability for any revolving credit Indebtedness;

          (2) to make a capital expenditure in a Permitted Business;

          (3) to acquire other long-term tangible assets that are used or useful in a Permitted Business; or

          (4) to invest in any other Permitted Business Investment or any other Permitted Investments other than Investments in Cash Equivalents, Interest Swaps or Currency Agreements.

Pending the final application of any such Net Proceeds, we may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture.

     Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute Excess Proceeds. When the aggregate amount of Excess Proceeds exceeds $10.0 million, the issuers will make a pro rata offer (an "Asset Sale Offer") to all holders of notes and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest (including any Liquidated Damages in the case of the notes), if any, and premium, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, Leviathan may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture, including, without limitation, the repurchase or redemption of Indebtedness of the issuers or any Subsidiary Guarantor that is subordinated to the notes or, in the case of any Subsidiary Guarantor, the Guarantee of such Subsidiary Guarantor. If the aggregate principal amount of notes tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds allocated for repurchases of notes pursuant to the Asset Sale Offer for notes, the Trustee shall select the notes to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

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

     The term Asset Sale excludes:

          (1) any transaction whereby assets or properties (including (a) ownership interests in any Subsidiary or Joint Venture and (b) in the case of an exchange or contribution for tangible assets, up to 25% in the form of cash, Cash Equivalents, accounts receivable or other current assets), owned by Leviathan or a Restricted Subsidiary are exchanged or contributed for the Equity Interests of a Joint Venture or Unrestricted Subsidiary in a transaction that satisfies the requirements of a Permitted Business Investment or for other assets (not more than 25% of which consists of cash, Cash Equivalents, accounts receivables or other current assets) or properties (including interests in any Subsidiary or Joint Venture) so long as (i) the fair market value of the assets or properties (if other than a Permitted Business Investment) received are substantially equivalent to the fair market value of the assets or properties given up, and (ii) any cash received in such exchange or contribution by Leviathan or any Restricted Subsidiary is applied in accordance with the foregoing "-- Asset Sales" provision;

          (2) any sale, transfer or other disposition of cash or Cash
     Equivalents;

          (3) any sale, transfer or other disposition of Restricted Investments; and

          (4) any sale, transfer or other disposition of interests in oil and gas leaseholds (including, without limitation, by abandonment, farm-ins, farm-outs, leases, swaps and subleases), hydrocarbons and other mineral products in the ordinary course of business of the oil and gas operations conducted by Leviathan or any Restricted Subsidiary, which sale, transfer or other disposition is made by Leviathan or any Restricted Subsidiary.

CERTAIN COVENANTS

  Restricted Payments

     The issuers will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly:

          (1) declare or pay any dividend or make any other payment or distribution on account of Leviathan's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Leviathan or any of its Restricted Subsidiaries) or to the direct or indirect holders of Leviathan's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than distributions or dividends payable in Equity Interests of Leviathan (other than Disqualified Equity) and other than distributions or dividends payable to Leviathan or a Restricted Subsidiary);

          (2) except to the extent permitted in clause 4 below, purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving an Issuer) any Equity Interests of Leviathan or any of its Restricted Subsidiaries (other than any such Equity Interests owned by Leviathan or any of its Restricted Subsidiaries);

          (3) except to the extent permitted in clause 4 below, make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is pari passu with or subordinated to the notes or the Guarantees (other than the notes or the Guarantees), except (a) a payment of interest or principal at the Stated Maturity thereof, (b) a purchase, redemption, acquisition or retirement required to be made pursuant to the terms of such Indebtedness (including pursuant to an asset sale or change of control provision) and (c) any such Indebtedness of Leviathan or a Restricted Subsidiary owned by Leviathan or a Restricted Subsidiary; or

          (4) make any Investment other than a Permitted Investment or a Permitted Business Investment (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments"),

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

unless, at the time of and after giving effect to such Restricted Payment, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and either:

          (1) if the Fixed Charge Coverage Ratio for Leviathan's four most recent fiscal quarters for which internal financial statements are available is not less than 1.75 to 1.0 through March 31, 2001, and 2.0 to
     1.0 thereafter, such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Leviathan and its Restricted Subsidiaries during the quarter in which such Restricted Payment is made, is less than the sum, without duplication, of (a) Available Cash constituting Cash from Operations as of the end of the immediately preceding quarter, (b) the aggregate net cash proceeds of any (i) substantially concurrent capital contribution to Leviathan from any Person (other than a Restricted Subsidiary of Leviathan) made after the Issue Date, (ii) substantially concurrent issuance and sale made after the Issue Date of Equity Interests (other than Disqualified Equity) of Leviathan or from the issuance or sale made after the Issue Date of convertible or exchangeable Disqualified Equity or convertible or exchangeable debt securities of Leviathan that have been converted into or exchanged for such Equity Interests, (iii) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or Cash Equivalents or otherwise liquidated or repaid for cash or Cash Equivalents, the lesser of the refund of capital or similar payment made in cash or Cash Equivalents with respect to such Restricted Investment (less the cost of such disposition, if any) and the initial amount of such Restricted Investment (other than to a Restricted Subsidiary of Leviathan), and (c) the net reduction in Investments in Restricted Investments resulting from dividends, repayments of loans or advances, or other transfers of assets in each case to Leviathan or any of its Restricted Subsidiaries from any Person (including, without limitation, Unrestricted Subsidiaries) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries, to the extent such amounts have not been included in Available Cash constituting Cash from Operations for any period commencing on or after the Issue Date (items (b) and (c) being referred to as "Incremental Funds"), less (d) the aggregate amount of Incremental Funds previously expended pursuant to this clause (1) or clause (2) below; or

          (2) if the Fixed Charge Coverage Ratio for Leviathan's four most recent fiscal quarters for which internal financial statements are available is less than 1.75 to 1.0 through March 31, 2001, and 2.0 to 1.0 thereafter, such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Leviathan and its Restricted Subsidiaries during the quarter in which such Restricted Payment is made, is less than the sum, without duplication, of (a) $40.0 million less the aggregate amount of all Restricted Payments made by Leviathan and its Restricted Subsidiaries pursuant to this clause (2)(a) during the period ending on the last day of the fiscal quarter of Leviathan immediately preceding the date of such Restricted Payment and beginning on the Issue Date, plus (b) Incremental Funds to the extent not previously expended pursuant to this clause (2) or clause (1) above.

For purposes of clauses (1) and (2) above, the term "substantially concurrent" means that either (x) the offering was consummated within 120 days of the date of determination or (y) the offering was consummated within 24 months of the date of determination and the proceeds therefrom were used for the purposes expressly stated in the documents related thereto and may be traced to such use by segregating, separating or otherwise specifically identifying the movement of such proceeds.

     So long as no Default has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit:

          (1) the payment by Leviathan or any Restricted Subsidiary of any distribution or dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture;

          (2) the redemption, repurchase, retirement, defeasance or other acquisition of any pari passu or subordinated Indebtedness of Leviathan or any of its Restricted Subsidiaries or of any Equity Interests of Leviathan or any of its Restricted Subsidiaries in exchange for, or out of the net cash proceeds of, a substantially concurrent (a) capital contribution to Leviathan or such Restricted Subsidiary from any Person (other than Leviathan or another Restricted Subsidiary) or (b) sale (a sale will be deemed substantially concurrent if such redemption, repurchase, retirement, defeasance or acquisition occurs not more than 120 days after such sale) (other than to a Restricted Subsidiary of Leviathan) of (i) Equity Interests (other than Disqualified Equity) of Leviathan or such Restricted Subsidiary or (ii) Indebtedness that is subordinated to the notes or the Guarantees, provided that such new subordinated Indebtedness with respect to the redemption, repurchase, retirement, defeasance or other acquisition of pari passu or subordinated Indebtedness (W) is subordinated to the same extent as such refinanced subordinated Indebtedness, (X) has a Weighted Average Life to Maturity of at least the remaining Weighted Average Life to Maturity of the refinanced subordinated Indebtedness, (Y) is for the same principal amount as either such refinanced subordinated Indebtedness plus original issue discount to the extent not reflected therein or the redemption or purchase price of such Equity Interests (plus reasonable expenses of refinancing and any premiums paid on such refinanced subordinated Indebtedness) and (Z) is incurred by Leviathan or the Restricted Subsidiary that is the obligor on the Indebtedness so refinanced or the issuer of the Equity Interests so redeemed, repurchased or retired; provided, however, that the amount of any net cash proceeds that are utilized for any such redemption, repurchase or other acquisition or retirement shall be excluded or deducted from the calculation of Available Cash and Incremental Funds;

          (3) the defeasance, redemption, repurchase or other acquisition of pari passu or subordinated Indebtedness of Leviathan or any Restricted Subsidiary with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

          (4) the payment of any distribution or dividend by a Restricted Subsidiary to Leviathan or to the holders of its Equity Interests (other than Disqualified Equity) on a pro rata basis;

          (5) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Leviathan or any Restricted Subsidiary of Leviathan held by any member of the General Partner's or Leviathan's or any Restricted Subsidiary's management pursuant to any management equity subscription agreement or stock option agreement or to satisfy obligations under any Equity Interests appreciation rights or option plan or similar arrangement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $2.0 million in any 12-month period;

          (6) the acquisition on or before December 31, 2000 of preference units of Leviathan outstanding on the date of issuance of the original notes under the Indenture, provided that the aggregate amount paid to acquire preference units shall not exceed $2.0 million; and

          (7) any payment by Leviathan pursuant to section 3.1(b) of the Management Agreement to compensate for certain tax liabilities resulting from certain allocated income.

In computing the amount of Restricted Payments previously made for purposes of the immediately preceding paragraph, Restricted Payments made under clauses (1) (but only if the declaration of such dividend or other distribution has not been counted in a prior period) and, to the extent of amounts paid to holders other than Leviathan or a Restricted Subsidiary, (4) shall be included, and Restricted Payments made under clauses (2), (3), (5), (6) and (7) and, except to the extent noted above, (4) shall not be included. The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Leviathan or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant shall be determined by the Board of Directors of the General Partner whose resolution with respect thereto shall be delivered to the Trustee.

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

  Incurrence of Indebtedness and Issuance of Disqualified Equity

     Leviathan will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and Leviathan will not issue any Disqualified Equity and will not permit any of its Restricted Subsidiaries to issue any Disqualified Equity; provided, however, that Leviathan and any Restricted Subsidiary may incur Indebtedness (including Acquired Debt), and Leviathan and the Restricted Subsidiaries may issue Disqualified Equity, if the Fixed Charge Coverage Ratio for Leviathan's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Equity is issued would have been at least 2.0 to 1.0 through March 31, 2001, and 2.25 to 1.0 thereafter, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Equity had been issued, as the case may be, at the beginning of such four-quarter period.

     So long as no Default shall have occurred and be continuing or would be caused thereby, the first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

          (1) the incurrence by Leviathan and any Restricted Subsidiary of the Indebtedness under Credit Facilities and the guarantees thereof; provided that the aggregate principal amount of all Indebtedness of Leviathan and the Restricted Subsidiaries outstanding under all Credit Facilities after giving effect to such incurrence does not exceed $375.0 million less the aggregate amount of all repayments of Indebtedness under a Credit Facility that have been made by Leviathan or any of its Restricted Subsidiaries in respect of Asset Sales to the extent such repayments constitute a permanent reduction of commitments under such Credit Facility;

          (2) the incurrence by Leviathan and its Restricted Subsidiaries of Existing Indebtedness;

          (3) the incurrence by Leviathan and the Subsidiary Guarantors of Indebtedness represented by the notes and the Guarantees and the related Obligations;

          (4) the incurrence by Leviathan or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of Leviathan or such Restricted Subsidiary, in an aggregate principal amount not to exceed $10.0 million at any time outstanding;

          (5) the incurrence by Leviathan or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace, Indebtedness (other than intercompany Indebtedness) that was not incurred in violation of the Indenture;

          (6) the incurrence by Leviathan or any of its Restricted Subsidiaries of intercompany Indebtedness between or among Leviathan and any of its Restricted Subsidiaries; provided, however, that:

             (a) if Leviathan or any Subsidiary Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the notes, in the case of Leviathan, or the Guarantee of such Subsidiary Guarantor, in the case of a Subsidiary Guarantor, and

             (b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Leviathan or a Restricted Subsidiary thereof and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either Leviathan or a Restricted Subsidiary thereof, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by Leviathan or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

          (7) the incurrence by Leviathan or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging foreign currency exchange rate risk of Leviathan or any Restricted Subsidiary or interest rate risk with respect to any floating rate Indebtedness of Leviathan or any Restricted Subsidiary that is permitted by the terms of this Indenture to be outstanding or commodities pricing risks of Leviathan or any Restricted Subsidiary in respect of hydrocarbon production from properties in which Leviathan or any of its Restricted Subsidiaries owns an interest;

          (8) the guarantee by Leviathan or any of the Restricted Subsidiaries of Indebtedness of Leviathan or a Restricted Subsidiary that was permitted to be incurred by another provision of this covenant;

          (9) bid, performance, surety and appeal bonds in the ordinary course of business, including guarantees and standby letters of credit supporting such obligations, to the extent not drawn;

          (10) the incurrence by Leviathan or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (10), not to exceed $10.0 million;

          (11) the incurrence by Leviathan's Unrestricted Subsidiaries of Non-Recourse Debt; provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of Leviathan that was not permitted by this clause (11);

          (12) the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Equity, in the form of additional shares of the same class of Disqualified Equity, provided, in each such case, that the amount thereof is included in Fixed Charges of Leviathan as so accrued, accredited or amortized; and

          (13) Indebtedness incurred by Leviathan or any of its Restricted Subsidiaries arising from agreements or their respective bylaws providing for indemnification, adjustment of purchase price or similar obligations.

     For purposes of determining compliance with this "-- Incurrence of Indebtedness and Issuance of Disqualified Equity" covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (12) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, Leviathan will be permitted to classify such item of Indebtedness in any manner that complies with this covenant. An item of Indebtedness may be divided and classified in one or more of the types of Permitted Indebtedness.

  Limitation on Layering

     Leviathan will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of Leviathan and senior in any respect in right of payment to the notes. No Subsidiary Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of such Subsidiary Guarantor and senior in any respect in right of payment to such Subsidiary Guarantor's Guarantee.

  Liens

     Leviathan will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness, Attributable Debt or

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trade payables on any asset now owned or hereafter acquired, except Permitted
Liens, without making effective provision whereby all Obligations due under the notes and Indenture or any Guarantee, as applicable, will be secured by a Lien equally and ratably with any and all Obligations thereby secured for so long as any such Obligations shall be so secured.

  Dividend and Other Payment Restrictions Affecting Subsidiaries

     Leviathan will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

          (1) pay dividends or make any other distributions on its Equity Interests to Leviathan or any of Leviathan's Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to Leviathan or any of the other Restricted Subsidiaries;

          (2) make loans or advances to or make other investments in Leviathan or any of the other Restricted Subsidiaries; or

          (3) transfer any of its properties or assets to Leviathan or any of the other Restricted Subsidiaries.

     However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

          (1) agreements as in effect on the Issue Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of any such agreements or any Existing Indebtedness to which such agreement relates, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such distribution, dividend and other payment restrictions and loan or investment restrictions than those contained in such agreement, as in effect on the date of the Indenture;

          (2) the Leviathan Credit Facility and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such distribution, dividend and other payment restrictions and loan or investment restrictions than those contained in such Credit Facility as in effect on the date of the Indenture;

          (3) the Indenture, the notes and the Guarantees;

          (4) applicable law;

          (5) any instrument governing Indebtedness or Equity Interests of a Person acquired by Leviathan or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than such Person, or the property or assets of such Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred;

          (6) customary non-assignment provisions in licenses and leases entered into in the ordinary course of business and consistent with past practices;

          (7) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in clause (3) of the preceding paragraph;

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          (8) any agreement for the sale or other disposition of a Restricted
     Subsidiary that contains any one or more of the restrictions described in clauses 1 through 3 of the preceding paragraph by such Restricted Subsidiary pending its sale or other disposition, provided that such sale or disposition is consummated, or such restrictions are canceled or terminated or lapse, within 90 days;

          (9) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

          (10) Liens securing Indebtedness otherwise permitted to be issued pursuant to the provisions of the covenant described above under the caption "-- Liens" that limit the right of Leviathan or any of its Restricted Subsidiaries to dispose of the assets subject to such Lien;

          (11) any agreement or instrument relating to any property or assets acquired after the Issue Date, so long as such encumbrance or restriction relates only to the property or assets so acquired and is not and was not created in anticipation of such acquisitions;

          (12) any agreement or instrument relating to any Acquired Debt of any Restricted Subsidiary at the date on which such Restricted Subsidiary was acquired by Leviathan or any Restricted Subsidiary (other than Indebtedness incurred in anticipation of such acquisition and provided such encumbrances or restrictions extend only to property of such acquired Restricted Subsidiary);

          (13) any agreement or instrument governing Indebtedness permitted to be incurred under the Indenture, provided that the terms and conditions of any such restrictions and encumbrances, taken as a whole, are not materially more restrictive than those contained in the Indenture, taken as a whole;

          (14) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements, including clawback agreements, to maintain financial performance or results of operations of a joint venture entered into in the ordinary course of business; and

          (15) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

  Merger, Consolidation, or Sale of Assets

     Neither of the issuers may, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not such issuer is the survivor); or (2) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person; unless:

          (1) either: (a) such issuer is the surviving entity of such transaction; or (b) the Person formed by or surviving any such consolidation or merger (if other than such issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia, provided that Leviathan Finance may not consolidate or merge with or into any entity other than a corporation satisfying such requirement for so long as Leviathan remains a partnership;

          (2) the Person formed by or surviving any such consolidation or merger (if other than such issuer) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of such issuer under the notes and the Indenture pursuant to agreements reasonably satisfactory to the Trustee;

          (3) immediately after such transaction no Default or Event of Default exists;

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          (4) such issuer or the Person formed by or surviving any such consolidation or merger (if other than such issuer):

             (a) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of such issuer immediately preceding the transaction; and

             (b) will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "Incurrence of Indebtedness and Issuance of Disqualified Equity;"

          (5) such issuer has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and, if a supplemental indenture is required, such supplemental indenture comply with the Indenture and all conditions precedent therein relating to such transaction have been satisfied.

     Notwithstanding the foregoing paragraph, Leviathan is permitted to reorganize as any other form of entity in accordance with the procedures established in the Indenture; provided that

          (1) the reorganization involves the conversion (by merger, sale, contribution or exchange of assets or otherwise) of Leviathan into a form of entity other than a limited partnership formed under Delaware law;

          (2) the entity so formed by or resulting from such reorganization is an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia;

          (3) the entity so formed by or resulting from such reorganization assumes all the obligations of Leviathan under the notes and the Indenture pursuant to agreements reasonably satisfactory to the Trustee;

          (4) immediately after such reorganization no Default or Event of Default exists; and

          (5) such reorganization is not adverse to the holders of the notes (for purposes of this clause (5) it is stipulated that such reorganization shall not be considered adverse to the holders of the notes solely because the successor or survivor of such reorganization (i) is subject to federal or state income taxation as an entity or (ii) is considered to be an "includible corporation" of an affiliated group of corporations within the meaning of Section 1504(b)(i) of the Code or any similar state or local law).

     The "Merger, Consolidation, or Sale of Assets" covenant described in the first paragraph of this section will not apply to a merger or consolidation, or any sale, assignment, transfer, lease, conveyance or other disposition of assets between or among Leviathan and any of its Restricted Subsidiaries.

     No Subsidiary Guarantor may consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another Person, whether or not affiliated with such Subsidiary Guarantor, but excluding Leviathan or another Subsidiary Guarantor, unless (i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) assumes all the obligations of such Subsidiary Guarantor pursuant to the Subsidiary Guarantor's Guarantee of the notes and the Indenture pursuant to a supplemental indenture and (ii) immediately after giving effect to such transaction, no Default or Event of Default exists. Any Subsidiary Guarantor may be merged or consolidated with or into any one or more Subsidiary Guarantors.

     In the event of a sale or other disposition of all or substantially all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all or substantially all of the Equity Interests of any Subsidiary Guarantor, then such Subsidiary Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the Equity Interests of such Subsidiary Guarantor) or the Person acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor) will be released

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and relieved of any obligations under its Guarantee; provided that the transaction complies with the provisions set forth under "Asset Sales."

  Transactions with Affiliates

     Leviathan will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

          (1) such Affiliate Transaction is on terms that are no less favorable to Leviathan or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Leviathan or such Restricted Subsidiary with an unrelated Person; and

          (2) Leviathan delivers to the Trustee:

             (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, a resolution of the Board of Directors of the General Partner set forth in the Officers' Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the General Partner; and

             (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, either (I) an opinion as to the fairness to Leviathan of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing recognized as an expert in rendering fairness opinions on transactions such as those proposed, (II) with respect to assets classified, in accordance with GAAP, as property, plant and equipment on Leviathan's or such Restricted Subsidiary's balance sheet, a written appraisal from a nationally recognized appraiser showing the assets have a fair market value not less than the consideration to be paid (provided that if the fair market value determined by such appraiser is a range of values or otherwise inexact, the Board of Directors of the General Partner shall determine the exact fair market value, provided that it shall be within the range so determined by the appraiser), (III) in the case of gathering, transportation, marketing, hedging, production handling, operating, construction, storage, platform use, or other operational contracts, any such contracts are entered into in the ordinary course of business on terms substantially similar to those contained in similar contracts entered into by Leviathan or any Restricted Subsidiary and third parties or, if none of Leviathan or any Restricted Subsidiary has entered into a similar contract with a third party, that the terms are no less favorable than those available from third parties on an arm's-length basis, as determined by the Board of Directors of the General Partner or (IV) in the case of any transaction between Leviathan or any of its Restricted Subsidiaries and any Affiliate thereof in which Leviathan beneficially owns 50% or less of the Voting Stock and one or more Persons not Affiliated with Leviathan beneficially own (together) a percentage of Voting Stock at least equal to the interest in Voting Stock of such Affiliate beneficially owned by Leviathan, a resolution of the Board of Directors of the General Partner set forth in the Officers' Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the General Partner. Even though a particular Affiliate Transaction or series of Affiliate Transactions may be covered by two or more of clauses (I) through (IV) above, the compliance with any one of such applicable clauses shall be satisfactory.

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     The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

          (1) transactions pursuant to the Management Agreement as in effect on the date hereof,

          (2) any employment, equity option or equity appreciation agreement or plan entered into by Leviathan or any of its Restricted Subsidiaries in the ordinary course of business and, as applicable, consistent with the past practice of Leviathan or such Restricted Subsidiary;

          (3) transactions between or among Leviathan and/or its Restricted Subsidiaries;

          (4) Restricted Payments that are permitted by the provisions of the Indenture described above under the caption "-- Restricted Payments;"

          (5) transactions effected in accordance with the terms of agreements as in effect on the closing date of the issuance of the notes;

          (6) customary compensation, indemnification and other benefits made available to officers, directors or employees of Leviathan or a Restricted Subsidiary, including reimbursement or advancement of out-of-pocket expenses and provisions of officers' and directors' liability insurance; and

          (7) loans to officers and employees made in the ordinary course of business in an aggregate amount not to exceed $1.0 million at any one time outstanding.

  Additional Subsidiary Guarantees

     If Leviathan or any of its Restricted Subsidiaries acquires or creates another Restricted Subsidiary after the date of the Indenture that guarantees any Indebtedness of either of the issuers, then that newly acquired or created Restricted Subsidiary must become a Subsidiary Guarantor and execute a supplemental indenture satisfactory to the Trustee and deliver an Opinion of Counsel to the Trustee within 10 Business Days of the date on which it was acquired or created. If a Restricted Subsidiary that is not then a Subsidiary Guarantor guarantees Indebtedness of either of the issuers or any other Restricted Subsidiary, such Restricted Subsidiary shall execute and deliver a Guarantee. Leviathan will not permit any of its Restricted Subsidiaries, directly or indirectly, to guarantee or pledge any assets to secure the payment of any other Indebtedness of either issuer unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture providing for the guarantee of the payment of the notes by such Restricted Subsidiary, which guarantee shall be senior to or pari passu with such Restricted Subsidiary's guarantee of or pledge to secure such other Indebtedness, unless such other Indebtedness is Senior Debt, in which case the guarantee of the notes may be subordinated to the guarantee of such Senior Debt to the same extent as the notes are subordinated to such Senior Debt. Notwithstanding the foregoing, any Guarantee of a Restricted Subsidiary that was incurred pursuant to this paragraph shall provide by its terms that it shall be automatically and unconditionally released upon the release or discharge of the guarantee which resulted in the creation of such Restricted Subsidiary's Subsidiary Guarantee, except a discharge or release by, or as a result of payment under, such guarantee.

  Designation of Restricted and Unrestricted Subsidiaries

     The General Partner may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default or Event of Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, all outstanding Investments owned by Leviathan and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be an Investment made as of the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of the covenant described above under the caption "-- Restricted Payments", for Permitted Investments or for Permitted Business Investments, as applicable. All such outstanding Investments will be valued at their fair market value at the time of such designation. That designation will only be permitted if such Restricted Payment, Permitted Investments or Permitted Business Investments would be permitted at that time and such

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Restricted Subsidiary otherwise meets the definition of an Unrestricted
Subsidiary. All Subsidiaries of an Unrestricted Subsidiary shall be also Unrestricted Subsidiaries. The Board of Directors of the General Partner may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if a Default or Event of Default is not continuing, the redesignation would not cause a Default or Event of Default and provided that, if at the time of such designation such Subsidiary is a Subsidiary Guarantor, after giving effect to such designation, Leviathan and its remaining Restricted Subsidiaries could incur at least $1.00 of additional Indebtedness under the limitation on indebtedness included in the first paragraph under the caption "Incurrence of Indebtedness and Issuance of Disqualified Equity" above. A Subsidiary may not be designated as an Unrestricted Subsidiary unless at the time of such designation,
(x) it has no Indebtedness other than Non-Recourse Debt; (y) no portion of the Indebtedness or any other obligation of such Subsidiary (whether contingent or otherwise and whether pursuant to the terms of such Indebtedness or the terms governing the organization and operation of such Subsidiary or by law) (A) is guaranteed by Leviathan or any other Restricted Subsidiary, except as such Indebtedness is permitted by the covenants under "-- Restricted Payments" and "-- Incurrence of Indebtedness and Issuance of Disqualified Equity" above, (B) is recourse to or obligates Leviathan or any Restricted Subsidiary in any way (including any "claw-back", "keep-well" or "make-well" agreements or other agreements, arrangements or understandings to maintain the financial performance or results of operations of such Subsidiary, except as such Indebtedness or Investment is permitted by the covenants captioned "-- Incurrence of Indebtedness and Issuance of Disqualified Equity" and "-- Restricted Payments") or (C) subjects any property or assets of Leviathan or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof; and (z) no Equity Interests of a Restricted Subsidiary are held by such Subsidiary, directly or indirectly. Upon the designation of a Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary, the Guarantee of such entity shall be released.

  Sale and Lease-Back Transactions

     Leviathan will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and lease-back transaction; provided that Leviathan or any Restricted Subsidiary that is a Subsidiary Guarantor may enter into a sale and lease-back transaction if:

          (1) Leviathan or that Subsidiary Guarantor, as applicable, could have
     (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and lease-back transaction under the Fixed Charge Coverage Ratio test in the first paragraph of the covenant described above under the caption "-- Incurrence of Additional Indebtedness and Issuance of Disqualified Equity," and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the caption "-- Liens;"

          (2) the gross cash proceeds of that sale and lease-back transaction are at least equal to the fair market value, as determined in good faith by the Board of Directors of the General Partner, of the property that is the subject of such sale and lease-back transaction; and

          (3) the transfer of assets in that sale and lease-back transaction is permitted by, and Leviathan applies the proceeds of such transaction in compliance with, the covenant described above under the caption
     "-- Repurchase at the Option of Holders -- Asset Sales."

  Business Activities

     Leviathan will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses.

  Payments for Consent

     Leviathan will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the notes unless such consideration is offered to be paid and is paid to all holders of the notes that consent, waive or agree to
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

amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

  Reports

     Whether or not required by the SEC, so long as any notes are outstanding, Leviathan will file with the SEC (unless the SEC will not accept such a filing) within the time periods specified in the SEC's rules and regulations, and upon request, Leviathan will furnish (without exhibits) to the Trustee for delivery to the holders of the notes:

          (1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if Leviathan were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by Leviathan's certified independent accountants; and

          (2) all current reports that would be required to be filed with the SEC on Form 8-K if Leviathan were required to file such reports.

     If as of the end of any such quarterly or annual period Leviathan has designated any of its Subsidiaries as Unrestricted Subsidiaries or if Leviathan owns more than 50% of Western Gulf or UTOS but such entity or any of its Subsidiaries still is designated as a Joint Venture, then Leviathan shall deliver (promptly after such SEC filing referred to in the preceding paragraph) to the Trustee for delivery to the holders of the notes quarterly and annual financial information required by the preceding paragraph as revised to include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of Leviathan and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries and each such designated Joint Venture of Leviathan.

     In addition, whether or not required by the SEC, Leviathan will make such information available to securities analysts, investors and prospective investors upon request.

EVENTS OF DEFAULT AND REMEDIES

     Each of the following is an Event of Default:

          (1) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the notes, whether or not prohibited by the subordination provisions of the Indenture;

          (2) default in payment when due of the principal of or premium, if any, on the notes, whether or not prohibited by the subordination provisions of the Indenture;

          (3) failure by Leviathan or any of its Subsidiaries to comply with the provisions described under the captions "-- Change of Control" or "-- Asset Sales."

          (4) failure by Leviathan or any of its Restricted Subsidiaries for 60 days after notice to comply with any of the other agreements in the Indenture (provided that notice need not be given, and an Event of Default shall occur, 60 days after any breach of the covenants under "-- Certain Covenants -- Restricted Payments," "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Disqualified Equity" and "-- Merger, Consolidation or Sale of Assets");

          (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by an issuer or any of Leviathan's Restricted Subsidiaries (or the payment of which is guaranteed by Leviathan or any of

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     its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists or is created after the date of the Indenture, if that default:

             (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

             (b) results in the acceleration of such Indebtedness prior to its express maturity,

     and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more;

          (6) failure by an issuer or any of Leviathan's Restricted Subsidiaries to pay final judgments aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

          (7) except as permitted by the Indenture, any Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in force and effect or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, shall deny or disaffirm its obligations under its Guarantee; and

          (8) certain events of bankruptcy or insolvency with respect to Leviathan or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.

     In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the issuers, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable immediately. Notwithstanding the foregoing, so long as any Credit Facility shall be in full force and effect, if an Event of Default pursuant to clause (5) above with regard to such Credit Facility shall have occurred and be continuing, the notes shall not become due and payable until the earlier to occur of (x) five business days following delivery of written notice of such acceleration of the notes to the agent under such Credit Facility and (y) the acceleration of any Indebtedness under such Credit Facility.

     Holders of the notes may not enforce the Indenture or the notes except as provided in the Indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders of the notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

     The holder of a majority in aggregate principal amount of the notes then outstanding by notice to the Trustee may on behalf of the holders of all of the notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest (or Liquidated Damages, if any) on, or the principal of, the notes.

     The Issuers and the Subsidiary Guarantors are required to deliver to the Trustee annually a statement regarding compliance with the Indenture. Upon any officer of the General Partner or Leviathan Finance becoming aware of any Default or Event of Default, the Issuers are required to deliver to the Trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

     No past, present or future director, officer, partner, employee, incorporator, stockholder or member of the issuers, the General Partner, or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the issuers or the Subsidiary Guarantors under the notes, the Indenture, the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of
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notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The issuers may, at their option and at any time, elect to have all of the issuers' obligations discharged with respect to the outstanding notes and all obligations of the Subsidiary Guarantors discharged with respect to their Guarantees ("Legal Defeasance") except for:

          (1) the rights of holders of outstanding notes to receive payments in respect of the principal of, premium, if any, and interest on such notes when such payments are due (but not the Change of Control Payment or the payment pursuant to an Asset Sale Offer) from the list referred to below;

          (2) the issuer's obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

          (3) the rights, powers, trusts, duties and immunities of the Trustee, and the issuers' obligations in connection therewith;

          (4) the Legal Defeasance provisions of the Indenture; and

          (5) the issuers' rights of optional redemption.

     In addition, Leviathan may, at its option and at any time, elect to have the obligations of the issuers and the Guarantors released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants shall not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance:

          (1) the issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding notes at the Stated Maturity thereof or on the applicable redemption date, as the case may be, and Leviathan must specify whether the notes are being defeased to maturity or to a particular redemption date;

          (2) in the case of Legal Defeasance, Leviathan shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) Leviathan has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (3) in the case of Covenant Defeasance, Leviathan shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the

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     same manner and at the same times as would have been the case if such
     Covenant Defeasance had not occurred;

          (4) no Default or Event of Default shall have occurred and be continuing either: (a) on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which shall be applied to such deposit); or (b) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

          (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which Leviathan or any of its Restricted Subsidiaries is a party or by which Leviathan or any of its Restricted Subsidiaries is bound;

          (6) Leviathan must have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

          (7) Leviathan must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by Leviathan with the intent of preferring the holders of notes over the other creditors of Leviathan with the intent of defeating, hindering, delaying or defrauding other creditors of Leviathan; and

          (8) Leviathan must deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

AMENDMENT, SUPPLEMENT AND WAIVER

     Without the consent of each holder affected, an amendment or waiver may not (with respect to any notes held by a non-consenting holder):

          (1) reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

          (2) reduce the principal of or change the fixed maturity of any note or alter or waive the provisions with respect to the redemption of the notes (other than provisions relating to the covenants described above under the caption "-- Repurchase at the Option of Holders"):

          (3) reduce the rate of or change the time for payment of interest on any note;

          (4) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from such acceleration);

          (5) make any note payable in money other than that stated in the notes;

          (6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of or premium, if any, or interest on the notes;

          (7) waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption "-- Repurchase at the Option of Holders");

          (8) except as otherwise permitted in the Indenture, release any Subsidiary Guarantor from its obligations under its Guarantee or the Indenture or change any Guarantee in any manner that would adversely affect the rights of holders; or

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

          (9) make any change in the preceding amendment and waiver provisions (except to increase any percentage set forth therein).

     In addition, any amendment to, or waiver of, the provisions of the Indenture relating to subordination that adversely affects the rights of the holders of the notes will require the consent of the holders of at least 75% in aggregate principal amount of notes then outstanding.

     Notwithstanding the preceding, without the consent of any holder of notes, the issuers, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture or the notes:

          (1) to cure any ambiguity, defect or inconsistency;

          (2) to provide for uncertificated notes in addition to or in place of certificated notes;

          (3) to provide for the assumption of an issuer's or Subsidiary Guarantor's obligations to holders of notes in the case of a merger or consolidation or sale of all or substantially all of such issuer's assets;

          (4) to add or release Subsidiary Guarantors pursuant to the terms of the Indenture;

          (5) to make any change that would provide any additional rights or benefits to the holders of notes or surrender any right or power conferred upon the issuers or the Subsidiary Guarantors by the Indenture that does not adversely affect the rights under the Indenture of any holder of the Notes;

          (6) to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

          (7) to evidence or provide for the acceptance of appointment under the Indenture of a successor Trustee;

          (8) to add any additional Events of Default; or

          (9) to secure the notes and/or the Guarantees.

CONCERNING THE TRUSTEE

     If the Trustee becomes a creditor of an issuer or any Subsidiary Guarantor, the Indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in aspect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

     The holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur and be continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of notes, unless such holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

ADDITIONAL INFORMATION

     Anyone who receives this prospectus may obtain a copy of the Indenture and Registration Rights Agreement without charge by writing to Leviathan at El Paso Energy Building, 1001 Louisiana, Houston, Texas 77002, Attention: Investor Relations.

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BOOK-ENTRY, DELIVERY AND FORM

     Except as set forth below, the Series B notes will be represented by one permanent global registered note in global form, without interest coupons (the "Global notes"). The Global notes will be deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee of DTC, or will remain in the custody of the Trustee pursuant to the FAST Balance Certificate Agreement between DTC and the Trustee.

     The descriptions of the operations and procedures of DTC, the Euroclear System ("Euroclear") and Cedel Bank ("Cedel") set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. Neither Leviathan nor the Initial Purchasers takes any responsibility for these operations or procedures, and investors are urged to contact the relevant system or its participants directly to discuss these matters.

DEPOSITARY PROCEDURES

     DTC has advised Leviathan that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Direct Participants") and to facilitate the clearance and settlement of transactions in those securities between Direct Participants through electronic book-entry changes in accounts of Participants. The Direct Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations, including Euroclear and Cedel. Access to DTC's system is also available to other entities that clear through or maintain a direct or indirect, custodial relationship with a Direct Participant (collectively, the "Indirect Participants").

     DTC has advised Leviathan that, pursuant to DTC's procedures, (i) upon deposit of the Global notes, DTC will credit the accounts of the Direct Participants designated by the Initial Purchasers with portions of the principal amount of the Global notes that have been allocated to them by the Initial Purchasers, and (ii) DTC will maintain records of the ownership interests of such Direct Participants in the Global notes and the transfer of ownership interests by and between Direct Participants. DTC will not maintain records of the ownership interests of, or the transfer of ownership interests by and between, Indirect Participants or other owners of beneficial interests in the Global notes. Direct Participants and Indirect Participants must maintain their own records of the ownership interests of, and the transfer of ownership interests by and between, Indirect Participants and other owners of beneficial interests in the Global notes.

     The laws of some states in the United States require that certain persons take physical delivery in definitive, certificated form, of securities that they own. This may limit or curtail the ability to transfer beneficial interest in a Global note to such persons. Because DTC can act only on behalf of Direct Participants, which in turn act on behalf of Indirect Participants and others, the ability of a person having a beneficial interest in a Global note to pledge such interest to persons or entities that are not Direct Participants in DTC, or to otherwise take actions in respect of such interests, may be affected by the lack of physical certificates evidencing such interests. For certain other restrictions on the transferability of the notes see "-- Transfers of Interests in Global Notes for Certificated Notes."

     EXCEPT AS DESCRIBED IN "-- TRANSFERS ON INTERESTS IN GLOBAL NOTES FOR CERTIFICATED NOTES," OWNERS OF BENEFICIAL INTERESTS IN THE GLOBAL NOTES WILL NOT HAVE NOTES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF NOTES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR HOLDERS THEREOF UNDER THE INDENTURE FOR ANY PURPOSE.

     Under the terms of the Indenture, the issuers, the Subsidiary Guarantors and the Trustee will treat the persons in whose names the notes are registered (including notes represented by Global notes) as the owners thereof for the purpose of receiving payments and for any and all other purposes whatsoever. Payments in respect of the principal of premium, if any, and interest and Liquidated Damages, if any, on Global notes registered in the name of DTC or its nominee will be payable by the Trustee to DTC or its nominee as the registered holder under the Indenture. Consequently, none of the issuers, the Trustee nor

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any agent of the issuers or the Trustee has or will have any responsibility or liability for (i) any aspect of DTC's records or any Direct Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global notes or for maintaining, supervising or reviewing any of DTC's records or any Direct Participant's or Indirect Participant's records relating to the beneficial ownership interests in any Global note or (ii) any other matter relating to the actions and practices of DTC or any of its Direct Participants or Indirect Participants.

     DTC has advised the issuers that its current payment practice (for payments of principal, interest and the like) with respect to securities such as the notes is to credit the accounts of the relevant Direct Participants with such payment on the payment date in amounts proportionate to such Direct Participant's respective ownership interests in the Global notes as shown on DTC's records. Payments by Direct Participants and Indirect Participants to the beneficial owners of the notes will be governed by standing instructions and customary practices between them and will not be the responsibility of DTC, the Trustee, the issuers or the Subsidiary Guarantors. None of the issuers, the Subsidiary Guarantors or the Trustee will be liable for any delay by DTC or its Direct Participants or Indirect Participants in identifying the beneficial owners of the notes, and the issuers and the Trustee may conclusively relay on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the notes for all purposes.

     The Global notes will trade in DTC's Same-day Funds Settlement System and, therefore, transfers between Direct Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in immediately available funds. Transfers between Indirect Participants (other than Indirect Participants who hold an interest in the notes through Euroclear or CEDEL) who hold an interest through a Direct Participant will be effected in accordance with the procedures of such Direct Participant but generally will settle in immediately available funds. Transfers between and among Indirect Participants who hold interests in the notes through Euroclear and CEDEL will be effected in the ordinary way in accordance with their respective rules and operating procedures.

     Subject to compliance with the transfer restrictions applicable to the notes described herein, cross-market transfers between Direct Participants in DTC, on the one hand, and Indirect Participants who hold interests in the notes through Euroclear or CEDEL, on the other hand, will be effected by Euroclear's or CEDEL's respective Nominee through DTC in accordance with DTC's rules on behalf of Euroclear or CEDEL; however, delivery of instructions relating to crossmarket transactions must be made directly to Euroclear or CEDEL and within their established deadlines (Brussels time for Euroclear and UK time for CEDEL). Indirect Participants who hold interest in the notes through Euroclear and CEDEL may not deliver instructions directly to Euroclear's and CEDEL's Nominee. Euroclear and CEDEL will, if the transaction meets its settlement requirements, deliver instructions to its respective Nominee to deliver or receive interests on Euroclear's or CEDEL's behalf in the relevant Global note in DTC, and make or receive payment in accordance with normal procedures for same-day fund settlement applicable to DTC.

     Because of time zone differences, the securities accounts of an Indirect Participant who holds an interest in the notes through Euroclear or CEDEL purchasing an interest in a Global Note from a Direct Participant in DTC will be credited, and any such crediting will be reported to Euroclear or CEDEL during the European business day immediately following the settlement date of DTC in New York. Although recorded in DTC's accounting records as of DTC's settlement date in New York, Euroclear and CEDEL customers will not access to the cash amount credited to their accounts as a result of a sale of an interest in a Regulation S Global Note to a DTC Participant unit the European business for Euroclear and CEDEL immediately following DTC's settlement date.

     DTC has advised Leviathan that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Direct Participants to whose account interests in the Global notes are credited and only in respect of such portion of the aggregate principal amount of the notes to which such Direct Participant or Direct Participants has or have given direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange Global notes (without the direction of one or more of its Direct Participants) for legended notes in certificated form, and to distribute such certificated

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forms of notes to its Direct Participants. See "-- Transfers of Interests in
Global Notes for Certificated Notes" below.

     Although DTC, Euroclear and CEDEL have agreed to the foregoing procedures to facilitate transfers of interests in the Global notes among Direct Participants, including Euroclear and CEDEL, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of the issuers, the Subsidiary Guarantors, the Initial Purchasers or the Trustee shall have any responsibility for the performance by DTC, Euroclear and CEDEL or their respective Direct and Indirect Participants of their respective obligations under the rules and procedures governing any of their operations.

     The information in this section concerning DTC, Euroclear and CEDEL and their book-entry systems has been obtained from sources that the issuers believe to be reliable, but the issuers take no responsibility for the accuracy thereof.

  Transfers of Interests in Global Notes for Certificated Notes

     An entire Global note may be exchanged for definitive notes in registered, certificated form without interest coupons ("Certificated notes") if (i) DTC (x) notifies the issuers that it is unwilling or unable to continue as depositary for the Global notes and the issuers thereupon fail to appoint a successor depositary within 90 days or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) the issuers, at their option, notify the Trustee in writing that they elect to cause the issuance of Certificated notes or (iii) there shall have occurred and be continuing a Default or an Event of Default with respect to the notes. In any such case, the issuers will notify the Trustee in writing that, upon surrender by the Direct and Indirect Participants of their interest in such Global note, Certificated notes will be issued to each person that such Direct and Indirect Participants and the DTC identify as being the beneficial owner of the related notes.

     Beneficial interests in the Global notes held by any Direct or Indirect Participant may be exchanged for Certificated notes upon request to DTC, by such Direct Participant (for itself or on behalf of an Indirect Participant), to the Trustee in accordance with customary DTC procedures. Certificated notes delivered in exchange for any beneficial interest in any Global note will be registered in the names, and issued in any approved denominations, requested by DTC on behalf of such Direct or Indirect Participants (in accordance with DTC's customary procedures).

     None of the issuers, the Subsidiary Guarantors or the Trustee will be liable for any delay by the holder of any Global note or DTC in identifying the beneficial owners of notes, and the issuers and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of the Global note or DTC for all purposes.

  Same Day Settlement and Payment

     The Indenture requires that payments in respect of the notes represented by the Global notes (including principal, premium, if any, interest and Liquidated Damages, if any) be made by wire transfer of immediately available same day funds to the accounts specified by the holder of interests in such Global Note. With respect to Certificated notes, the issuers will make all payments of principal, premium, if any, interest and Liquidated Damages, if any, by wire transfer of immediately available same day funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder's registered address. The issuers expect that secondary trading in the Certificated notes will also be settled in immediately available funds.

REGISTRATION RIGHTS; LIQUIDATED DAMAGES

     Leviathan, Leviathan Finance, the Subsidiary Guarantors and the Initial Purchasers entered into the Registration Rights Agreement on May 27, 1999. For a summary discussion of the terms of the Registration Rights Agreement, see "Series A Notes Registration Rights" beginning on page 127 of this prospectus.
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CERTAIN DEFINITIONS

     Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Acquired Debt" means, with respect to any specified Person:

          (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person, but excluding Indebtedness which is extinguished, retired or repaid in connection with such Person merging with or becoming a Subsidiary of such specific Person; and

          (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a specified Person shall be deemed to be control by the other Person; provided, further, that any third Person which also beneficially owns 10% or more of the Voting Stock of a specified Person shall not be deemed to be Affiliate of either the specified Person or the other Person merely because of such common ownership in such specified Person. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings. Notwithstanding the foregoing, the term "Affiliate" shall not include a Restricted Subsidiary of any specified Person.

     "Asset Sale" means:

          (1) the sale, lease, conveyance or other disposition of any assets or rights, other than sales of inventory in the ordinary course of business consistent with past practices; provided that the sale, conveyance or other disposition of all or substantially all of the assets of Leviathan or Leviathan and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption
     "-- Change of Control", and/or the provisions described above under the caption "-- Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant; and

          (2) the issuance of Equity Interests by any of Leviathan's Restricted Subsidiaries or the sale by Leviathan or any of its Restricted Subsidiaries of Equity Interests in any of its Restricted Subsidiaries;

Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

          (1) any single transaction or series of related transactions that: (a) involves assets having a fair market value of less than $1.0 million; or
     (b) results in net proceeds to Leviathan and its Restricted Subsidiaries of less than $1.0 million;

          (2) a transfer of assets between or among Leviathan and its Restricted Subsidiaries;

          (3) an issuance of Equity Interests by a Restricted Subsidiary to Leviathan or to another Restricted Subsidiary;

          (4) a Restricted Payment that is permitted by the covenant described above under the caption "-- Restricted Payments;" and

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          (5) a transaction of the type described in the last paragraph of the covenant entitled "Asset Sales."

     "Attributable Debt" in respect of a Sale and Lease-Back Transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

     "Available Cash" has the meaning assigned to such term in the Partnership Agreement, as in effect on the date of the Indenture.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Cash Equivalent" means:

          (1) United States dollars or, in an amount up to the amount necessary or appropriate to fund local operating expenses, other currencies;

          (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition;

          (3) certificates of deposit, time deposits and Eurodollar deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding 365 days, demand and overnight bank deposits and other similar types of investments routinely offered by commercial banks, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thompson Bank Watch Rating of "B" or better or any commercial bank of any other country that is a member of the Organization for Economic Cooperation and Development ("OECD") and has total assets in excess of $500.0 million;

          (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

          (5) commercial paper having one of the two highest ratings obtainable from Moody's Investors Service, Inc. or Standard & Poor's Ratings Group and in each case maturing within six months after the date of acquisition; and

          (6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

     "Cash from Operations" shall have the meaning assigned to such term in the Partnership Agreement, as in effect on the date of the Indenture.

     "Change of Control" means the occurrence of any of the following:

          (1) the sale, transfer, lease, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Leviathan and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than the El Paso Group;

          (2) the adoption of a plan relating to the liquidation or dissolution of Leviathan or the General Partner; and

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          (3) such time as the El Paso Group ceases to own, directly or indirectly, the general partner interests of Leviathan, or members of the El Paso Group cease to serve as the only general partners of Leviathan.

     Notwithstanding the foregoing, a conversion of Leviathan from a limited partnership to a corporation, limited liability company or other form of entity or an exchange of all of the outstanding limited partnership interests for capital stock in a corporation, for member interests in a limited liability company or for Equity Interests in such other form of entity shall not constitute a Change of Control, so long as following such conversion or exchange the El Paso Group beneficially owns, directly or indirectly, in the aggregate more than 50% of the Voting Stock of such entity, or continues to own a sufficient number of the outstanding shares of Voting Stock of such entity to elect a majority of its directors, managers, trustees or other persons serving in a similar capacity for such entity.

     "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus:

          (1) an amount equal to the dividends or distributions paid during such period in cash or Cash Equivalents to such Person or any of its Restricted Subsidiaries by a Person that is not a Restricted Subsidiary of such Person; plus

          (2) an amount equal to any extraordinary loss of such Person and its Restricted Subsidiaries plus any net loss realized by such Person and its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

          (3) the provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

          (4) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with aspect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments, if any, pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, excluding any such expenses to the extent incurred by a Person that is not a Restricted Subsidiary of the Person for which the calculation is being made; plus

          (5) depreciation, depletion and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income (excluding any such expenses to the extent incurred by a Person that is not a Restricted Subsidiary;) minus

          (6) non-cash items increasing such Consolidated Net Income for such period, other than items that were accrued in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

     Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Restricted Subsidiary of Leviathan shall be added to Consolidated Net Income to compute Consolidated Cash Flow of Leviathan only to the extent that a corresponding amount would be permitted at the date of determination to be dividended or distributed to Leviathan by such Restricted Subsidiary without prior approval (that has not been

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obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

     "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

          (1) the aggregate Net Income (but not net loss in excess of such aggregate Net Income) of all Persons that are Unrestricted Subsidiaries shall be excluded (without duplication);

          (2) the earnings included therein attributable to all entities that are accounted for by the equity method of accounting and the aggregate Net Income (but not net loss in excess of such aggregate Net Income) included therein attributable to all entities constituting Joint Ventures that are accounted for on a consolidated basis (rather than by the equity method of accounting) shall be excluded;

          (3) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement (other than the Indenture or its Guarantee), instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

          (4) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded; and

          (5) the cumulative effect of a change in accounting principles shall be excluded.

     "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of:

          (1) the consolidated equity of the common stockholders (or consolidated partners' capital in the case of a partnership) of such Person and its consolidated Subsidiaries as of such date as determined in accordance with GAAP; plus

          (2) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Equity) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock.

     "Credit Facilities" means, with respect to Leviathan, Leviathan Finance or any Restricted Subsidiary, one or more debt facilities or commercial paper facilities, including the Leviathan Credit Facility, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

     "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

     "Designated Senior Debt" means any Senior Debt permitted under the Indenture the principal amount of which is $25.0 million or more and that has been designated by Leviathan as "Designated Senior Debt."

     "Disqualified Equity" means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or

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prior to the date on which the notes mature. Notwithstanding the preceding sentence, any Equity Interest that would constitute Disqualified Equity solely because the holders thereof have the right to require Leviathan or a Restricted Subsidiary to repurchase such Equity Interests upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Equity if the terms of such Equity Interests provide that Leviathan or Restricted Subsidiary may not repurchase or redeem any such Equity Interests pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "-- Certain Covenants -- Restricted Payments."

     "El Paso Energy" means El Paso Energy Corporation, a Delaware corporation, and its successors.

     "El Paso Group" means, collectively, (1) El Paso Energy, (2) each Person of which El Paso Energy is a direct or indirect Subsidiary and (3) each Person which is a direct or indirect Subsidiary of any Person described in (1) or (2) above.

     "Equity Interests" means:

          (1) in the case of a corporation, corporate stock;

          (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

          (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited);

          (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, and any rights (other than debt securities convertible into capital stock) warrants or options exchangeable for or convertible into such capital stock; and

          (5) all warrants, options or other rights to acquire any of the interests described in clauses (1) - (4) above (but excluding any debt security that is convertible into, or exchangeable for, any of the interests described in clauses (1) - (4) above).

     "Equity Offering" means any sale for cash of Equity Interests of Leviathan (excluding sales made to any Restricted Subsidiary and excluding sales of Disqualified Equity).

     "Existing Indebtedness" means the aggregate principal amount of Indebtedness of Leviathan and its Restricted Subsidiaries in existence on the date of the Indenture, which (excluding Indebtedness outstanding under the Leviathan Credit Facility) is zero.

     "Fixed Charges" means, with respect to any Person for any period, without duplication, (A) the sum of:

          (1) the consolidated interest expense of such Person and its Restricted Subsidiaries (excluding for purposes of this clause (1) consolidated interest expense included therein that is attributable to Indebtedness of a Person that is not a Restricted Subsidiary of the Person for which the calculation is being made) for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts, and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments, if any, pursuant to Hedging Obligations; plus

          (2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period (excluding for purposes of this clause (2) any such consolidated interest included therein that is attributable to Indebtedness of a Person that is not a Restricted Subsidiary); plus

          (3) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its

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     Restricted Subsidiaries, whether or not such guarantee or Lien is called upon, provided that this clause (3) excludes interest on "claw-back", "make-well" or "keep-well" payments made by Leviathan or any Restricted Subsidiary; plus

          (4) the product of (a) all dividend payments, whether or not in cash, on any series of Disqualified Equity of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of Leviathan (other than Disqualified Equity) or to Leviathan or a Restricted Subsidiary of Leviathan, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP; less

(B) to the extent included in (A) above, amortization or write-off of deferred financing costs of such Person and its Restricted Subsidiaries during such period and any charge related to, or any premium or penalty paid in connection with, incurring any such Indebtedness of such Person and its Restricted Subsidiaries prior to its Stated Maturity.

In the case of both (A) and (B), such amounts will be determined after elimination of intercompany accounts among such Person and its Restricted Subsidiaries and in accordance with GAAP.

     "Fixed Charge Coverage Ratio" means, with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays or redeems any Indebtedness (other than revolving credit borrowings not constituting a permanent commitment reduction) or issues or redeems Disqualified Equity subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence (and the application of the net proceeds thereof), assumption, guarantee, repayment or redemption of Indebtedness, or such issuance or redemption of Disqualified Equity, as if the same had occurred at the beginning of the applicable four-quarter reference period (and if such Indebtedness is incurred to finance the acquisition of assets (including, without limitation, a single asset, a division or segment or an entire company) that were conducting commercial operations prior to such acquisition, there shall be included pro forma net income for such assets, as if such assets had been acquired on the first day of such period).

     In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

          (1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (4) of the proviso set forth in the definition of Consolidated Net Income;

          (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded;

          (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

          (4) interest on outstanding Indebtedness of the specified Person or any of its Restricted Subsidiaries as of the last day of the four-quarter reference period shall be deemed to have accrued at

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

     a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on such last day after giving effect to any Hedging Obligation then in effect; and

          (5) if interest on any Indebtedness incurred by the specified Person or any of its Restricted Subsidiaries on such date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate or other rates, then the interest rate in effect on the last day of the four-quarter reference period will be deemed to have been in effect during such period.

     "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements, and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

     "guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets, or through letters of credit or reimbursement, "claw-back," "make-well," or "keep-well" agreements in respect thereof, of all or any part of any Indebtedness.

     "Hedging Obligations" means, with respect to any Person, the net obligations (not the notional amount) of such Person under interest rate and commodity price swap agreements, interest rate and commodity price cap agreements, interest rate and commodity price collar agreements and foreign currency and commodity price exchange agreements, options or futures contract or other similar agreements or arrangements or hydrocarbon hedge contract or forward sale contract, in each case designed to protect such Person against fluctuations in interest rates, of foreign exchange rates, or commodity prices.

     "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent, in respect of:

          (1) borrowed money;

          (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof), other than standby letters of credit and performance bonds issued by such Person in the ordinary course of business, to the extent not drawn;

          (3) banker's acceptances;

          (4) representing Capital Lease Obligations;

          (5) all Attributable Debt of such Person in respect of Sale and Lease-Back Transactions not involving a Capital Lease Obligation;

          (6) the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable incurred in the ordinary course of business;

          (7) representing Disqualified Equity; or

          (8) representing any Hedging Obligations other than to (in the ordinary course of business and consistent with prior practice) hedge risk exposure in the operations, ownership of assets or the management of liabilities of Leviathan and its Restricted Subsidiaries;

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by such Person of any indebtedness of any other Person, provided that a guarantee otherwise permitted by the Indenture to be incurred by Leviathan or a
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Restricted Subsidiary of Indebtedness incurred by Leviathan or a Restricted
Subsidiary in compliance with the terms of the Indenture shall not constitute a separate incurrence of Indebtedness.

     The amount of any Indebtedness outstanding as of any date shall be:

          (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

          (2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

For purposes of clause (7) of the preceding paragraph, Disqualified Equity shall be valued at the maximum fixed redemption, repayment or repurchase price, which shall be calculated in accordance with the terms of such Disqualified Equity as if such Disqualified Equity were repurchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture; provided, however, that if such Disqualified Equity is not then permitted by its terms to be redeemed, repaid or repurchased, the redemption, repayment or repurchase price shall be the book value of such Disqualified Equity. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of any guarantees at such date; provided that for purposes of calculating the amount of any non-interest bearing or other discount security, such Indebtedness shall be deemed to be the principal amount thereof that would be shown on the balance sheet of the issuer thereof dated such date prepared in accordance with GAAP, but that such security shall be deemed to have been incurred only on the date of the original issuance thereof. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

     "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender and commission, moving, travel and similar advances to officers and employees made in the ordinary course of business) or capital contributions, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. For purposes of the definition of "Unrestricted Subsidiary," the definition of "Restricted Payment" and the covenant described under the "Limitation on Restricted Payments" covenant (i) "Investment" shall include the portion (proportionate to Leviathan's Equity Interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of Leviathan or any of its Restricted Subsidiaries at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, Leviathan or such Restricted Subsidiary shall be deemed to continue to have a permanent "Investment" in such Subsidiary at the time immediately before the effectiveness of such redesignation less (y) the portion (proportionate to Leviathan's or such Restricted Subsidiary's Equity Interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation, and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the General Partner. If Leviathan or any Restricted Subsidiary of Leviathan sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of Leviathan such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of Leviathan, Leviathan shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "-- Restricted Payments."

     "Leviathan Credit Facility" means the Third Amended and Restated Credit Agreement to be entered into among Leviathan, Leviathan Finance, the lenders from time to time party thereto and The Chase
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Manhattan Bank, as administrative agent, including any deferrals, renewals, extensions, replacements, refinancings or refundings thereof, and any amendments, modifications or supplements thereto and any agreement providing therefor (including any restatement thereof and any increases in the amount of commitments thereunder), whether by or with the same or any other lenders, creditors, group of lenders or group of creditors and including related notes, guarantees, collateral security documents and other instruments and agreements executed in connection therewith.

     "Lien" means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, charge, security interest, hypothecation, assignment for security, claim, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement or any lease in the nature thereof, any option or other agreement to grant a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute) of any jurisdiction.

     "Liquidated Damages" means all liquidated damages then owing pursuant to the Registration Rights Agreement.

     "Net Income" means, with respect to any Person, the consolidated net income
(loss) of such Person and its Restricted Subsidiaries, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

          (1) the aggregate gain (but not loss in excess of such aggregate gain), together with any related provision for taxes on such gain, realized in connection with:

             (a) any Asset Sale; or

             (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

          (2) the aggregate extraordinary gain (but not loss in excess of such aggregate extraordinary gain), together with any related provision for taxes on such aggregate extraordinary gain (but not loss in excess of such aggregate extraordinary gain).

     "Net Proceeds" means, with respect to any Asset Sale or sale of Equity Interests, the aggregate proceeds received by Leviathan or any of its Restricted Subsidiaries in cash or Cash Equivalents in respect of any Asset Sale or sale of Equity Interests (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any such sale), net of, without duplication, (i) the direct costs relating to such Asset Sale or sale of Equity Interests, including, without limitation, brokerage commissions and legal, accounting and investment banking fees, sales commissions, recording fees, title transfer fees, and any relocation expenses incurred as a result thereof, (ii) taxes paid or payable as a result thereof, in each case after taking into account any available tax credits or deductions and any tax sharing arrangements and amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale or sale of Equity Interests, (iii) all distributions and payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Sale and (iv) any amounts to be set aside in any reserve established in accordance with GAAP or any amount placed in escrow, in either case for adjustment in respect of the sale price of such asset or assets or for liabilities associated with such Asset Sale or sale of Equity Interests and retained by Leviathan or any of its Restricted Subsidiaries until such time as such reserve is reversed or such escrow arrangement is terminated, in which case Net Proceeds shall include only the amount of the reserve so reversed or the amount returned to Leviathan or its Restricted Subsidiaries from such escrow arrangement, as the case may be.

     "Non-Recourse Debt" means Indebtedness as to which:

          (1) neither Leviathan nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender of such Indebtedness;

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          (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the notes) of Leviathan or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

          (3) the lenders have been notified in writing that they will not have any recourse to the stock or assets of Leviathan or any of its Restricted Subsidiaries;

provided that in no event shall Indebtedness of any Person which is not a Restricted Subsidiary fail to be Non-Recourse Debt solely as a result of any default provisions contained in a guarantee thereof by Leviathan or any of its Restricted Subsidiaries provided that Leviathan or such Restricted Subsidiary was otherwise permitted to incur such guarantee pursuant to the Indenture.

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursement obligations, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Partnership Agreement" means the Amended and Restated Agreement of Limited Partnership of Leviathan Gas Pipeline Partners, L.P., dated as of February 19, 1993, as such may be amended, modified or supplemented from time to time.

     "Permitted Business" means (1) gathering, transporting (by barge, pipeline, ship, truck or other modes of hydrocarbon transportation), terminalling, storing, producing, acquiring, developing, exploring for, processing, dehydrating and otherwise handling hydrocarbons, including, without limitation, constructing pipeline, platform, dehydration, processing and other energy-related facilities, and activities or services reasonably related or ancillary thereto, and (2) any other business that does not constitute a reportable segment (as determined in accordance with GAAP) for Leviathan's annual audited consolidated financial statements.

     "Permitted Business Investments" means Investments by Leviathan or any of its Restricted Subsidiaries in any Unrestricted Subsidiary of Leviathan or in any Person that does not constitute a direct or indirect Subsidiary of Leviathan (a "Joint Venture"), provided that

          (1) either (a) at the time of such Investment and immediately thereafter, Leviathan could incur $1.00 of additional Indebtedness under the first paragraph in the limitation of indebtedness set forth under the caption "-- Incurrence of Indebtedness and Issuance of Disqualified Equity" above or (b) such Investment is made with the proceeds of Incremental Funds;

          (2) if such Unrestricted Subsidiary or Joint Venture has outstanding Indebtedness at the time of such Investment, either (a) all such Indebtedness is non-recourse to Leviathan and its Restricted Subsidiaries or (b) any such Indebtedness of such Unrestricted Subsidiary or Joint Venture that is recourse to Leviathan or any of its Restricted Subsidiaries (which shall include all Indebtedness of such Unrestricted Subsidiary or Joint Venture for which Leviathan or any of its Restricted Subsidiaries may be directly or indirectly, contingently or otherwise, obligated to pay, whether pursuant to the terms of such Indebtedness, by law or pursuant to any guaranty or "claw-back", "make-well" or "keep-well" arrangement) could, at the time such Investment is made and, if later, at the time any such Indebtedness is incurred, be incurred by Leviathan and its Restricted Subsidiaries in accordance with the limitation on indebtedness set forth in the first paragraph under the caption "-- Incurrence of Indebtedness and Issuance of Disqualified Equity" above; and

          (3) such Unrestricted Subsidiary's or Joint Venture's activities are not outside the scope of the Permitted Business.

     The term "Joint Venture" shall include Western Gulf Holdings, L.L.C. ("Western Gulf") and its Subsidiaries (including High Island Offshore System, L.L.C. ("HIOS") and U-T Offshore System ("UTOS") and its Subsidiaries), and no such Person shall constitute a Restricted Subsidiary for purposes of the Indenture (even if such Person is then a Subsidiary of Leviathan), until such time as the Board of

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Directors of the General Partner designates, in a manner consistent with the designation of an Unrestricted Subsidiary as a Restricted Subsidiary or a Restricted Subsidiary as an Unrestricted Subsidiary, each as described under "Certain Covenants-Designation of Restricted and Unrestricted Subsidiaries," Western Gulf or UTOS, including one or more of its Subsidiaries, as the case may be, as a Restricted Subsidiary or an Unrestricted Subsidiary.

     "Permitted Investments" means:

          (1) any Investment in, or that results in the creation of, any Restricted Subsidiary of Leviathan;

          (2) any Investment in Leviathan or in a Restricted Subsidiary of Leviathan (excluding redemptions, purchases, acquisitions or other retirements of Equity Interests in Leviathan) at any one time outstanding;

          (3) any Investment in cash or Cash Equivalents;

          (4) any Investment by Leviathan or any Restricted Subsidiary of Leviathan in a Person if as a result of such Investment:

             (a) such Person becomes a Restricted Subsidiary of Leviathan; or

             (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Leviathan or a Restricted Subsidiary of Leviathan;

          (5) any Investment made as a result of the receipt of consideration consisting of other than cash or Cash Equivalents from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "-- Repurchase at the Option of Holders -- Asset Sales;"

          (6) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Equity) of Leviathan;

          (7) payroll advances in the ordinary course of business and other advances and loans to officers and employees of Leviathan or any of its Restricted Subsidiaries, so long as the aggregate principal amount of such advances and loans does not exceed $1.0 million at any one time outstanding;

          (8) Investments in stock, obligations or securities received in settlement of debts owing to Leviathan or any of its Restricted Subsidiaries as a result of bankruptcy or insolvency proceedings or upon the foreclosure, perfection or enforcement of any Lien in favor of Leviathan or any such Restricted Subsidiary, in each case as to debt owing to Leviathan or any of its Restricted Subsidiary that arose in the ordinary course of business of Leviathan or any such Restricted Subsidiary;

          (9) any Investment in Hedging Obligations;

          (10) any Investments in prepaid expenses, negotiable instruments held for collection and lease, utility, workers' compensation and performance and other similar deposits and prepaid expenses made in the ordinary course of business;

          (11) any Investments required to be made pursuant to any agreement or obligation of Leviathan or any Restricted Subsidiary in effect on the Issue Date and listed on a schedule to the Indenture; and

          (12) other Investments in any Person engaged in a Permitted Business (other than an Investment in an Unrestricted Subsidiary) having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (12) since the date of the Indenture and existing at the time the Investment, which is the subject of the determination, was made, not to exceed $5.0 million.

     "Permitted Junior Securities" means: (1) nonmandatorily redeemable Equity Interests in Leviathan or any Subsidiary Guarantor, as reorganized or readjusted; or (2) debt securities of Leviathan or any

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Subsidiary Guarantor as reorganized or readjusted that are subordinated to all
Senior Debt and any debt securities issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the notes and the Guarantees are subordinated to Senior Debt pursuant to the Indenture, provided that the rights of the holders of Senior Debt under the Leviathan Credit Agreement are not altered or impaired by such reorganization or readjustment.

     "Permitted Liens" means:

          (1) Liens on the assets of Leviathan and any Subsidiary securing Senior Debt;

          (2) easements, rights-of-way, restrictions, minor defects and irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of Leviathan or its Restricted Subsidiaries;

          (3) Liens securing reimbursement obligations of Leviathan or a Restricted Subsidiary with respect to letters of credit encumbering only documents and other property relating to such letters of credit and the products and proceeds thereof;

          (4) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of Leviathan and its Restricted Subsidiaries;

          (5) Liens in favor of Leviathan or any of the Restricted Subsidiaries;

          (6) any interest or title of a lessor in the property subject to a Capital Lease Obligation;

          (7) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with Leviathan or any Restricted Subsidiary of Leviathan, provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with Leviathan or such Restricted Subsidiary;

          (8) Liens on property existing at the time of acquisition thereof by Leviathan or any Restricted Subsidiary of Leviathan, provided that such Liens were in existence prior to the contemplation of such acquisition and relate solely to such property, accessions thereto and the proceeds thereof;

          (9) Liens to secure the performance of tenders, bids, leases, statutory obligations, surety or appeal bonds, government contracts, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

          (10) Liens on any property or asset acquired, constructed or improved by Leviathan or any Restricted Subsidiary (a "Purchase Money Lien"), which
     (A) are in favor of the seller of such property or assets, in favor of the Person constructing or improving such asset or property, or in favor of the Person that provided the funding for the acquisition, construction or improvement of such asset or property, (B) are created within 360 days after the date of acquisition, construction or improvement, (C) secure the purchase price or construction or improvement cost, as the case may be, of such asset or property in an amount up to 100% of the fair market value (as determined by the Board of Directors of the General Partner) of such acquisition, construction or improvement of such asset or property, and (D) are limited to the asset or property so acquired, constructed or improved (other than proceeds thereof, accessions thereto and upgrades thereof);

          (11) Liens to secure performance of Hedging Obligations of Leviathan or a Restricted Subsidiary;

          (12) Liens existing on the date of the Indenture and Liens on any extensions, refinancing, renewal, replacement or defeasance of any Indebtedness or other obligation secured thereby;

          (13) Liens on and pledges of the Equity Interests of any Unrestricted Subsidiary or any Joint Venture owned by Leviathan or any Restricted Subsidiary to the extent securing Non-Recourse Debt or Indebtedness (other than Permitted Debt) otherwise permitted by the first paragraph under
     "-- Incurrence of Indebtedness and Issuance of Disqualified Equity;"
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          (14) statutory Liens of landlords and warehousemen's, carriers', mechanics', suppliers', materialman's, repairmen's, or other like Liens (including contractual landlord's liens) arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings, if a reserve or appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor;

          (15) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other similar types of social security, old age pension or public liability obligations;

          (16) Liens on pipelines or pipeline facilities that arise by operation of law;

          (17) Liens arising under operating agreements, joint venture agreements, partnership agreements, oil and gas leases, farm out agreements, division orders, contracts for sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements and other agreements arising in the ordinary course of Leviathan's or any Restricted Subsidiary's business that are customary in the Permitted Business;

          (18) judgment and attachment Liens not giving rise to a Default or Event of Default;

          (19) Liens securing the Obligations of the issuers under the notes and the indenture and of the Subsidiary Guarantors under the Guarantees;

          (20) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

          (21) Liens arising from protective filings made in the appropriate office(s) for the filing of a financing statement in the applicable jurisdiction(s) in connection with any lease, consignment or similar transaction otherwise permitted hereby, which filings are made for the purpose of perfecting the interest of the secured party in the relevant items, if the transaction were subsequently classified as a sale secured lending arrangement;

          (22) Liens arising out of consignment or similar arrangements for sale of goods;

          (23) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (24) Liens securing any Indebtedness which includes a covenant that limits liens in a manner substantially similar to the covenant entitled "Liens;" and

          (25) Liens incurred in the ordinary course of business of Leviathan or any Restricted Subsidiary of Leviathan with respect to obligations that do not exceed $5.0 million at any one time outstanding.

     "Permitted Refinancing Indebtedness" means any Indebtedness of Leviathan or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of Leviathan or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

          (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of necessary fees and expenses incurred in connection therewith and any premiums paid on the Indebtedness refinanced);

          (2) such Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted

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     Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

          (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes or the Guarantees, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the notes or the Guarantees, as the case may be, on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

          (4) such Indebtedness is incurred either by Leviathan or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Restricted Investment" means an Investment other than a Permitted Investment or a Permitted Business Investment.

     "Restricted Subsidiary" of a Person means any Subsidiary of the referenced Person that is not an Unrestricted Subsidiary, provided that UTOS, Western Gulf and their Subsidiaries (including HIOS) shall not constitute a Restricted Subsidiary of Leviathan, even if such Person is then a Subsidiary of Leviathan, until such time as either such entity becomes a Restricted Subsidiary in the manner provided in the final paragraph under the definition of "Permitted Business Investments" above. Notwithstanding anything in the Indenture to the contrary, Leviathan Finance shall be designated as a Restricted Subsidiary of Leviathan.

     "Senior Debt" means:

          (1) all Indebtedness outstanding under Credit Facilities and all Hedging Obligations with respect thereto;

          (2) any other Indebtedness permitted to be incurred by Leviathan and the Restricted Subsidiaries under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the notes; and

          (3) all Obligations with respect to the items listed in the preceding clauses (1) and (2).

     Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:

          (1) any Indebtedness that is expressly subordinate or junior in right of payment to any Indebtedness of Leviathan or any Subsidiary Guarantor;

          (2) Indebtedness evidenced by the notes or the Guarantees;

          (3) any liability for federal, state, local or other taxes owed or owing by Leviathan or any Subsidiary Guarantor;

          (4) any Indebtedness of Leviathan or any of its Subsidiaries to any of its Subsidiaries or other Affiliates;

          (5) any trade payables; or

          (6) any Indebtedness that is incurred in violation of the Indenture.

     "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act and the Exchange Act, as such Regulation is in effect on the date hereof.

     "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to

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repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof

     "Subsidiary" means, with respect to any Person:

          (1) any corporation, association or other business entity of which more than 50% of the Voting Stock is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

          (2) any partnership (whether general or limited), limited liability company or joint venture (a) the sole general partner or the managing general partner or managing member of which is such Person or a Subsidiary of such Person, or (b) if there are more than a single general partner or member, either (i) the only general partners or managing members of which are such Person and/or one or more Subsidiaries of such Person (or any combination thereof) or (ii) such Person owns or controls, directly or indirectly, a majority of the outstanding general partner interests, member interests or other Voting Stock of such partnership, limited liability company or joint venture, respectively;

     provided, however, that each of Western Gulf and its Subsidiaries (including HIOS and East Breaks) shall be deemed not to be a Subsidiary of Leviathan or any of its Subsidiaries unless, and to the extent, any of Western Gulf or any of its Subsidiaries is redesignated as a Subsidiary of Leviathan in accordance with the terms of the Indenture.

     "Subsidiary Guarantors" means each of:

          (1) Delos Offshore Company, L.L.C.; Ewing Bank Gathering Company, L.L.C.; Flextrend Development Company, L.L.C.; Green Canyon Pipe Line Company, L.L.C.; Leviathan Oil Transport Systems, L.L.C.; Manta Ray Gathering Company, L.L.C.; Poseidon Pipeline Company, L.L.C.; Sailfish Pipeline Company, L.L.C.; Stingray Holding, L.L.C.; Tarpon Transmission Company; Transco Hydrocarbons Company, L.L.C.; Texam Offshore Gas Transmission, L.L.C.; Transco Offshore Pipeline Company, L.L.C.; VK Deepwater Gathering Company, L.L.C.; VK-Main Pass Gathering Company, L.L.C.; and, as a result of the acquisition from El Paso Energy of an additional interest in Viosca Knoll Gathering Company as described in this prospectus, Viosca Knoll Gathering Company; and

          (2) any other Subsidiary that executes a Guarantee in accordance with the provisions of the Indenture; and

          (3) their respective successors and assigns.

Notwithstanding anything in the Indenture to the contrary, Leviathan Finance shall not be a Subsidiary Guarantor.

     "U.S. Government Obligations" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged; (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under clauses (i) or (ii) above, are not callable or redeemable at the option of the issuers thereof: or (iii) depository receipts issued by a bank or trust company as custodian with respect to any such U.S. Government Obligations or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a Depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such Depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation evidenced by such Depository receipt.

     "Unrestricted Subsidiary" means any Subsidiary of Leviathan (other than Leviathan Finance) that is designated by the Board of Directors of the General Partner as an Unrestricted Subsidiary pursuant to a

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Board Resolution, provided that, at the time of such designation, (x) no portion of the Indebtedness or other obligation of such Subsidiary (whether contingent or otherwise and whether pursuant to the terms of such Indebtedness or the terms governing the organization of such Subsidiary or by law (a) is guaranteed by Leviathan or any other Restricted Subsidiary, (B) is recourse to or obligates Leviathan or any Restricted Subsidiary in any way (including any "claw-back," "keep-well," "make-well" or other agreements, arrangements or understandings to maintain the financial performance or results of operations of such Subsidiary or to otherwise infuse or contribute cash to such Subsidiary). or (C) subjects any property or assets of Leviathan or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction of such Indebtedness, unless such Investment or Indebtedness is permitted by the provisions of the Indenture described above under the captions "-- Restricted Payments" and "-- Incurrence of Indebtedness and Issuance of Disqualified Equity," (y) no Equity Interests of a Restricted Subsidiary are held by such Subsidiary, directly or indirectly, and (z) the amount of Leviathan's Investment, as determined at the time of such designation, in such Subsidiary since the Issue Date to the date of designation is treated as of the date of such designation as a Restricted Investment, Permitted Investment or Permitted Business Investment, as applicable.

     Any designation of a Subsidiary of Leviathan as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolutions of the Board of Directors of the General Partner giving effect to such designation and an Officers' Certificate certifying that such designation compiled with the preceding conditions and was permitted by the covenant described above under the caption "--Certain Covenants-Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of Leviathan as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "Incurrence of Indebtedness and Issuance of Preferred Stock," Leviathan shall be in default of such covenant. The Board of Directors of the General Partner may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Leviathan of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Disqualified Equity," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

     "Voting Stock" of any Person as of any date means the Equity Interests of such Person pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers, general partners or trustees of any Person (irrespective of whether or not, at the time, Equity Interests of any other class or classes shall have, or might have, voting power by reason of the occurrence of any contingency) or, with respect to a partnership (whether general or limited), any general partner interest in such partnership.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

          (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

          (2) the then outstanding principal amount of such Indebtedness.

     "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary of which all of the outstanding Equity Interests (other than directors' qualifying shares, if any, or other ownership interests required by applicable law to be held by third parties) shall at the time be owned by Leviathan and its Restricted Subsidiaries; provided that up to 1.0101% of such Person may be owned by the General Partner.
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                       SERIES A NOTES REGISTRATION RIGHTS

     The issuers, the Subsidiary Guarantors and the Initial Purchasers entered into the Registration Rights Agreement on May 27, 1999. In the Registration Rights Agreement, the issuers and Subsidiary Guarantors agreed to file the Exchange Offer Registration Statement with the SEC within 60 days after the Closing Date, and use their respective best efforts to have it declared effective at the earliest possible time, but in no event later than 150 days after the Closing Date. The issuers and the Subsidiary Guarantors also agreed to use their best efforts to cause the Exchange Offer Registration Statement to be effective continuously, to keep the Exchange Offer open for a period of not less than 20 business days and cause the Exchange Offer to be consummated no later than the 30th business day after it is declared effective by the SEC. The Registration Rights Agreement provides the following. Pursuant to the Exchange Offer, certain holders of notes which constitute Transfer Restricted Securities may exchange their Transfer Restricted Securities for a new series of registered notes containing terms substantially identical in all material respects to the notes (the "Series B notes"). To participate in the Exchange Offer, each holder must represent that it is not an affiliate of Leviathan, that it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Series B notes, and that it is acquiring the Series B notes in the Exchange Offer in its ordinary course of business.

     If (i) the Exchange Offer is not permitted by applicable law or SEC policy or (ii) any holder of notes which are Transfer Restricted Securities notifies Leviathan prior to the 20th business day following the consummation of the Exchange Offer that (a) it is prohibited by law or SEC policy from participating in the Exchange Offer, (b) it may not resell the Series B notes acquired by it in the Exchange Offer to the public without delivering a prospectus, and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by it, or (c) it is a broker-dealer and holds notes acquired directly from Leviathan or any of the Leviathan's affiliates, the issuers and the Subsidiary Guarantors will file with the SEC a Shelf Registration Statement to register for public resale the Transfer Restricted Securities held by any such holder who provides Leviathan with certain information for inclusion in the Shelf Registration Statement.

     For the purposes of the Registration Rights Agreement, "Transfer Restricted Securities" means each Series A note or Series B note until the earliest of the date of which (i) such Series A note or Series B note is exchanged in the Exchange Offer and entitled to be resold to the public by the holder thereof without complying with the prospectus delivery requirements of the Securities Act, (ii) such Series A note or Series B note has been disposed of in accordance with the Shelf Registration Statement, (iii) such Series A note or Series B note is disposed of by a Broker-Dealer pursuant to the "Plan of Distribution" beginning on page 137 contemplated by the Exchange Offer Registration Statement (including delivery of the Prospectus contained therein) or (iv) such Series A note or Series B note is distributed to the public pursuant to Rule 144 under the Securities Act.

     The Registration Rights Agreement provides that (1) if the issuers and the Subsidiary Guarantors fail to file an Exchange Offer Registration Statement with the SEC on or prior to the 60th day after the Closing Date, (2) if the Exchange Offer Registration Statement is not declared effective by the SEC on or prior to the 150th day after the Closing Date, (3) if the Exchange Offer is not consummated on or before the 30th business day after the Exchange Offer Registration Statement is declared effective, (4) if obligated to file the Shelf Registration Statement and the issuers and the Subsidiary Guarantors fail to file the Shelf Registration Statement with the SEC on or prior to the 60th day after such filing obligation arises, (5) if obligated to file a Shelf Registration Statement and the Shelf Registration Statement is not declared effective on or prior to the 150th day after the obligation to file a Shelf Registration Statement arises, or (6) subject to certain conditions, if the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, is declared effective but thereafter ceases to be effective or useable in connection with resales of the Transfer Restricted Securities, for such time of non-effectiveness or non-usability (each, a "Registration Default"), the issuers and the Subsidiary Guarantors agree to pay to each holder of Transfer Restricted Securities affected thereby liquidated damages ("Liquidated Damages") in an amount equal to $0.05 per week per $1,000 in original principal amount of Transfer Restricted Securities held by such holder for each week or portion thereof that the Registration Default
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

continues for the first 90 day period immediately following the occurrence of such Registration Default. The amount of the Liquidated Damages shall increase by an additional $0.05 per week per $1,000 in original principal amount of Transfer Restricted Securities with respect to each subsequent 90 day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages of $0.50 per week per $1,000 in principal amount of Transfer Restricted Securities. None of the issuers and the Subsidiary Guarantors shall be required to pay Liquidated Damages for more than one Registration Default at any given time. Upon curing all Registration Defaults, Liquidated Damages will cease to accrue.

     All accrued Liquidated Damages shall be paid by the issuers and the Subsidiary Guarantors to holders entitled thereto by wire transfer to the accounts specified by them or by mailing checks to their registered address if no such accounts have been specified.

     Holders of the Series A notes will be required to make certain representations to the issuers (as described in the Registration Rights Agreement) in order to participate in the Exchange Offer and will be required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their notes included in the Shelf Registration Statement.

     If the issuers effect the Registered Exchange Offer, the issuers will be entitled to close the Registered Exchange Offer 20 business days after the commencement thereof; provided that the issuers have accepted all Series A notes theretofore validly rendered in accordance with the terms of the Exchange Offer and no brokers/dealers continue to hold any Series A notes.

     The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy of which has been filed with the SEC and is available upon request to Leviathan.

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                       DESCRIPTION OF OTHER INDEBTEDNESS

LEVIATHAN CREDIT FACILITY

     We have a revolving credit facility with a syndicate of commercial banks to provide up to $375.0 million of available credit, subject to customary terms and conditions, including certain limitations on incurring additional indebtedness (including borrowings under this facility) if certain financial targets are not achieved and maintained. In addition, we would be required to prepay a portion of the balance outstanding under our credit facility to the extent such financial targets are not achieved and maintained. As of June 1, 1999 and as of December 31, 1998 and 1997, we had $250.0 million, $338.0 million and $238.0 million, respectively, outstanding under our revolving credit facility. At our election, interest under our revolving credit facility is determined by reference to the reserve-adjusted London interbank offer rate ("LIBOR"), the prime rate or the 90-day average certificate of deposit rate. The interest rate at June 1, 1999 and at December 31, 1998 and 1997 was 7.5%, 7.1% and 6.6% per annum, respectively. We pay a commitment fee on the unused and available to be borrowed portion of the revolving credit facility. This fee varies between 0.25% and 0.375% per annum and was 0.375% per annum at December 31, 1998. Concurrently with the closing of this offering, we amended our revolving credit facility to, among other things, increase the commitment fee to 0.50% per annum and extend the maturity from December 1999 to May 2002.

     We may use amounts remaining under the revolving credit facility for general partnership purposes, including financing capital expenditures, working capital requirements, and, subject to certain limitations, distributions to unitholders. We may also use our revolving credit facility to issue letters of credit from time to time; however, no letters of credit are currently outstanding. The revolving credit facility is guaranteed by the general partner and each of our subsidiaries, and is collateralized by our management agreement, substantially all of our assets and the general partner's 1.0% general partner interest and approximate 1.0% nonmanaging interest in certain of our subsidiaries.

     Interest and other financing costs totaled $21.3 million, $15.9 million and $17.5 million for the years ended December 31, 1998, 1997 and 1996, respectively. During the years ended December 31, 1998, 1997 and 1996, we capitalized $1.1 million, $1.7 million and $11.9 million, respectively, of such interest costs in connection with construction projects and drilling activities in progress during such periods. At December 31, 1998 and 1997, the unamortized portion of debt issue costs totaled $2.5 million and $3.7 million, respectively.

JOINT VENTURE CREDIT ARRANGEMENTS

     Each of Poseidon, Western Gulf and Stingray is a party to a credit agreement (Viosca Knoll was a party to a credit agreement prior to June 1, 1999) under which it has outstanding obligations that may restrict the payment of distributions to its owners. Poseidon has a revolving credit facility with a syndicate of commercial banks to provide up to $150.0 million for other working capital needs. Poseidon's ability to borrow money under the facility is subject to certain customary terms and conditions, including certain limitations on incurring additional indebtedness (including borrowings under this credit facility) if certain financial targets are not achieved and maintained. In addition, Poseidon would be required to prepay a portion of the balance outstanding under this credit facility to the extent such financial targets are not achieved and maintained. The Poseidon credit facility is collateralized by a substantial portion of Poseidon's assets and matures on April 30, 2001. As of December 31, 1998 and 1997, Poseidon had $131.0 million and $120.5 million, respectively, outstanding under its credit facility bearing interest at an average floating rate of 6.9% and 7.2% per annum, respectively. As of June 1, 1999, Poseidon had $135.5 million outstanding under its credit facility bearing interest at a floating rate of 6.2% per annum and had approximately $14.5 million of additional borrowing available under this facility.

     Stingray has an existing term loan agreement with a syndicate of commercial banks which matures on March 31, 2003. This credit agreement requires Stingray to make 18 quarterly principal payments of approximately $1.6 million commencing December 31, 1998, and is principally collateralized by current

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and future natural gas transportation contracts between Stingray and its customers. As of December 31, 1998 and 1997, Stingray had $26.9 million and $17.4 million, respectively, outstanding under this credit agreement bearing interest at an floating rate of 6.5% per annum. On the earlier to occur of March 31, 2003 or the accelerated due date pursuant to the Stingray credit agreement, if Stingray has not paid all amounts due under its credit agreement, we are obligated to pay the lesser of (1) $8.5 million, (2) the aggregate amount of distributions received by us from Stingray subsequent to January 1, 1998 or (3) 50.0% of any then outstanding amounts due pursuant to the Stingray credit agreement. We do not expect to have to pay any amount pursuant to this obligation. As of June 1, 1999, Stingray had $25.3 million outstanding under this credit facility bearing interest at a floating rate of 6.3% per annum.

     In January 1999, Western Gulf entered into a revolving credit facility with a syndicate of commercial banks to provide up to $100.0 million for the construction of the East Breaks system and for other working capital needs of Western Gulf and East Breaks. Western Gulf's ability to borrow money under this credit facility is subject to customary terms and conditions, including certain limitations on incurring additional indebtedness (including borrowings under this credit facility) if certain financial targets are not achieved and maintained. In addition, Western Gulf would be required to prepay a portion of the balance outstanding under this credit facility to the extent such financial targets are not achieved and maintained. This credit facility is secured by Western Gulf's ownership interest in HIOS and East Breaks, as well as by all of East Breaks' material contracts and assets and supported by the guarantee of East Breaks. In addition, we are obligated to return up to $2.0 million in distributions paid to us by Western Gulf under certain circumstances. As of June 1, 1999, Western Gulf had $47.1 million outstanding under this credit facility bearing interest at a floating rate of 6.4% per annum and had approximately $52.9 million of additional funds available under this facility.

     Prior to June 1, 1999, Viosca Knoll had a revolving credit facility with a syndicate of commercial banks to provide up to $100.0 million for the original construction of the Viosca Knoll system and for other working capital needs, including funds for a one-time distribution of $25.0 million to the partners in Viosca Knoll. Upon the consummation of the acquisition of the Viosca Knoll interest, we repaid in full and terminated the Viosca Knoll credit facility. Viosca Knoll's ability to borrow money under its credit facility was subject to certain customary terms and conditions, including certain limitations on incurring additional indebtedness (including borrowings under this credit facility) if certain financial targets were not achieved and maintained. In addition, Viosca Knoll was required to prepay a portion of the balance outstanding under this credit facility to the extent such financial targets were not achieved and maintained. The Viosca Knoll credit facility was collateralized by all of Viosca Knoll's material contracts and agreements, receivables and inventory, and matured on December 20, 2001. If Viosca Knoll failed to pay any principal, interest or other amounts due under to the Viosca Knoll credit facility, Leviathan was obligated to reimburse Viosca Knoll or pay to the banks distributions Leviathan had received from Viosca Knoll up to a maximum of $2.5 million. As of December 31, 1998 and 1997, Viosca Knoll had $66.7 million and $52.2 million, respectively, outstanding under the Viosca Knoll credit facility bearing interest at an average floating rate of 6.7% per annum.

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                           THE PARTNERSHIP AGREEMENT

     The following paragraphs are a summary of certain provisions of our Partnership Agreement. The following discussion is qualified in its entirety by reference to the Partnership Agreement.

PURPOSE

     Our stated purposes under the Partnership Agreement are to serve as the managing member of its subsidiaries and to engage in any business activity permitted under Delaware law. The general partner is generally authorized to perform all acts deemed necessary to carry out these purposes and to conduct Leviathan's business. The partnership will continue in existence until December 31, 2043, unless sooner dissolved pursuant to the terms of the Partnership Agreement.

AUTHORITY OF THE GENERAL PARTNER

     The general partner has a power of attorney to take certain actions, including the execution and filing of documents, on Leviathan's behalf and with respect to the Partnership Agreement. However, the Partnership Agreement limits the authority of the general partner as follows:

     - Without the prior approval of holders of at least a majority of the units, the general partner may not, among other things, (a) sell or exchange all or substantially all of Leviathan's assets (whether in a single transaction or a series of related transactions) or (b) approve on Leviathan's behalf the sale, exchange or other disposition of all or substantially all of the assets of Leviathan's subsidiaries; however, Leviathan or its subsidiaries may mortgage, pledge, hypothecate or grant a security interest in all or substantially all of their assets without such approval;

     - With certain exceptions generally described below under "-- Amendment of Partnership Agreement," an amendment to a provision of the Partnership Agreement generally requires the approval of the holders of at least
       66 2/3% of the outstanding units;

     - With certain exceptions described below, any amendment that would materially and adversely affect the rights and preference of any type or class of partnership interests in relation to other types or classes of partnership interests will require the approval of the holders of at least a majority of such type or class of partnership interest (excluding those held by the general partner and its affiliates); and

     - In general, the general partner may not take any action, or refuse to take any reasonable action, the effect of which would be to cause Leviathan or its subsidiaries to be taxable as a corporation or to be treated as an association taxable as a corporation for federal income tax purposes, without the consent of the holders of at least 66 2/3% of the outstanding units, including the vote of the holders of a majority of the preference units (other than preference units held by the general partner and its affiliates).

WITHDRAWAL OR REMOVAL OF THE GENERAL PARTNER

     The general partner has agreed not to voluntarily withdraw as general partner of Leviathan on or prior to December 31, 2002 (with limited exceptions described below) without the approval of at least a majority of the remaining outstanding units and by providing an opinion of counsel that (following the selection of a successor) its withdrawal would not result in the loss of limited liability or cause Leviathan or its subsidiaries to be taxed as an entity for federal income tax purposes. However, the general partner may withdraw without such approval of the unitholders, upon 90 days' notice, if more than 50.0% of the outstanding preference units are held or controlled by one person and its affiliates other than the withdrawing general partner and its affiliates.

     After December 31, 2002, the general partner may withdraw as such general partner by giving 90 days' written notice. If such an opinion of counsel cannot be obtained, Leviathan and/or its subsidiaries, as the case may be, will be dissolved as a result of such withdrawal.

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     The general partner may not be removed, with or without cause, as general partner of Leviathan except upon approval by the affirmative vote of (after the closing of the Viosca Knoll transaction) the holders of not less than 55.0% of the outstanding units, subject to the satisfaction of certain conditions.

     In the event of withdrawal of the general partner where such withdrawal violates the Partnership Agreement or removal of the general partner for "cause," a successor general partner will have the option to acquire the general partner interest of the departing general partner (the "Departing Partner") in Leviathan and, if requested by the Departing Partner, its nonmanaging interests in its subsidiaries, for a fair market value cash payment. Under all other circumstances where the general partner withdraws or is removed by the limited partners, the Departing Partner will have the option to require the successor general partner to acquire the general partner and nonmanaging interests of the Departing Partner for a fair market value cash payment.

     The general partner may transfer all, but not less than all, of its general partner interest in Leviathan and its nonmanaging interests in its subsidiaries without the approval of the limited partners (1) to an affiliate of the general partner or (2) upon its merger or consolidation into another entity or the transfer of all or substantially all of its assets to another entity. In the case of any other transfer, in addition to the foregoing requirements, the approval of the holders of at least a majority of the outstanding units is required, excluding for purposes of such determination units held by the general partner and its affiliates. However, no approval of the unitholders is required for transfers of the stock or other securities of the general partner.

REDEMPTION AND LIMITED CALL RIGHT

     After approximately August 2000, any or all of the outstanding preference units may be redeemed at any time at Leviathan's option, exercised in the sole discretion of the general partner, upon at least 30 but not more than 60 days' notice. If, after giving effect to an anticipated redemption, fewer than 1,000,000 preference units would be held by persons other than the general partner and its affiliates, Leviathan must redeem all such preference units if it redeems any preference units.

     If at any time not more than 15.0% of the issued and outstanding units of any class are held by persons other than the general partner and its affiliates, the general partner will have the right, which it may assign and transfer to any of its affiliates or to Leviathan, to purchase all, but not less than all, of the outstanding units held by such nonaffiliated persons, as of a record date to be selected by the general partner on at least 30 but not more than 60 days' notice.

AMENDMENT OF PARTNERSHIP AGREEMENT

     Amendments to the Partnership Agreement may be proposed only by the general partner. Proposed amendments (other than those described below) must be approved by holders of at least 66 2/3% of the outstanding units, except (1) that any amendment that would have a disproportionate material adverse effect on a class of units will require the approval of the holders of at least a majority of the outstanding units (excluding those held by the general partner and its affiliates) of the class so affected or (2) as otherwise provided in the Partnership Agreement. No provision of the Partnership Agreement that establishes a percentage of outstanding units required to take any action may be amended or otherwise modified to reduce such voting requirement without the approval of the holders of that percentage of outstanding Units constituting the voting requirement sought to be amended.

     In general, amendments which would enlarge the obligations of the limited partners or the general partner require the consent of the limited partner or general partner, as applicable. Notwithstanding the foregoing, the Partnership Agreement permits the general partner to make certain amendments to the Partnership Agreement without the approval of any limited partner, including, subject to certain limitations, (1) an amendment that in the sole discretion of the general partner is necessary or desirable in connection with the authorization of additional preference units or other equity securities of Leviathan, (2) any amendment made, the effect of which is to separate into a separate security, separate and apart from the units, the right of preference unitholders to receive any arrearage, and (3) several other
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amendments expressly permitted in the Partnership Agreement to be made by the general partner acting alone.

     In addition, the general partner may make amendments to the Partnership Agreement without the approval of any limited partner if such amendments do not adversely affect the limited partners in any material respect, or are required by law or by the Partnership Agreement.

     No other amendments to the Partnership Agreement will become effective without the approval of at least 95.0% of the units unless Leviathan obtains an opinion of counsel to the effect that such amendment will not cause Leviathan to be taxable as a corporation or otherwise taxed as an entity for federal income tax purposes and will not affect the limited liability of any limited partner or any member of Leviathan's subsidiaries.

MEETINGS; VOTING

     Record holders of units on the record date set pursuant to the Partnership Agreement will be entitled to notice of, and to vote at, meetings of limited partners. Meetings of the limited partners may only be called by the general partner or, with respect to meetings called to remove the general partner, by limited partners owning 55% or more of the outstanding units.

     The general partner does not anticipate that any meeting of limited partners will be called in the foreseeable future (or that action by written consent will occur). Representation in person or by proxy of two-thirds (or a majority, if that is the vote required to take action at the meeting in question) of the outstanding units of the class for which a meeting is to be held will constitute a quorum at a meeting of limited partners. Except for (a) a proposal for removal or withdrawal of the general partner, (b) the sale of all or substantially all of the Partnership's assets or (c) certain amendments to the Partnership Agreement described above, substantially all matters submitted for a vote are determined by the affirmative vote, in person or by proxy, of holders of at least a majority of the outstanding units.

     Each record holder of a unit has one vote per unit, according to his percentage interest in Leviathan. However, the Partnership Agreement does not restrict the general partner from issuing units having special or superior voting rights.

INDEMNIFICATION

     The Partnership Agreement provides that Leviathan:

     - will indemnify the general partner, any Departing Partner and any person who is or was an officer or director of the general partner or any Departing Partner, to the fullest extent permitted by law, and

     - may indemnify, to the fullest extent permitted by law, (a) any person who is or was an affiliate of the general partner or any Departing Partner,
       (b) any person who is or was an employee, partner, agent or trustee of the general partner, any Departing Partner or any such affiliate, or (c) any person who is or was serving at the request of Leviathan as an officer, director, employee, partner, member or agent of another corporation, partnership, joint venture, trust, committee or other enterprise;

(each, as well as any employee, partner or agent of the general partner, any Departing Partner or any of their affiliates, an "Indemnitee") from and against any and all claims, damages, expenses and fines, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as
(1) the general partner, Departing Partner or an affiliate of either, (2) an officer, director, employee, partner, agent or trustee of the general partner, any Departing Partner or any of their affiliates or (3) a person serving at the request of Leviathan in any other entity in a similar capacity. Indemnification will be conditioned on the determination that, in each case, the Indemnitee acted in good faith, in a manner which such Indemnitee

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believed to be in, or not opposed to, the best interests of Leviathan and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful.

     The above indemnification may result in indemnification of Indemnitees for negligent acts, and may include indemnification for liabilities under the Securities Act. Leviathan has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. Any indemnification under these provisions will be only out of Leviathan's assets. Leviathan is authorized to purchase (or to reimburse the general partner or its affiliates for the cost of) insurance against liabilities asserted against and expenses incurred by such persons in connection with Leviathan's activities, whether or not Leviathan would have the power to indemnify such Person against such liabilities under the provisions described above.

GENERAL PARTNER EXPENSES

     Our general partner will be reimbursed for its direct and indirect expenses incurred on our behalf on a monthly or other appropriate basis as provided for in the Partnership Agreement, including, without limitation, expenses allocated to the general partner by its affiliates and payments made by our general partner to El Paso Energy and its affiliates pursuant to the management agreement.

CONVERSION OF PREFERENCE UNITS INTO COMMON UNITS.

     On May 14, 1999, we notified the holders of our 1,016,906 outstanding preference units of their right to convert their preference units into an equal number of common units prior to 90 days after such notice is mailed. This is the second conversion opportunity that holders of preference units have been offered.

     The first opportunity began on May 7, 1998, pursuant to which the holders of 17,058,094 preference units, representing approximately 94.0% of the preference units then outstanding, were converted to common units, effective as of August 5, 1998. As a result of that conversion, the common units then (including the 6,291,894 common units held by the general partner) became the primary listed security on the NYSE under the symbol "LEV". A total of 1,016,906 preference units remain outstanding and now trade as our secondary listed security on the NYSE under the symbol "LEV.P".

LIMITED LIABILITY

     Assuming that a limited partner does not take part in the control of Leviathan's business, and that he otherwise acts in conformity with the provisions of the Partnership Agreement, his liability under Delaware law will be limited, subject to certain possible exceptions, generally to the amount of capital he is obligated to contribute to Leviathan in respect of his units plus his share of any of Leviathan's undistributed profits and assets.

TERMINATION, DISSOLUTION AND LIQUIDATION

     Leviathan will continue until December 31, 2043, unless sooner dissolved pursuant to the Partnership Agreement. Leviathan will be dissolved upon (a) the election of the general partner to dissolve Leviathan, if approved by the holders of at least 66 2/3% of the outstanding units, (b) the sale, exchange or other disposition of all or substantially all of Leviathan's assets and properties or its subsidiaries, (c) bankruptcy or dissolution of the general partner or (d) withdrawal or removal of the general partner or any other event that results in its ceasing to be the general partner (other than by reason of transfer in accordance with the Partnership Agreement or withdrawal or removal following approval of a successor). Notwithstanding the foregoing, Leviathan shall not be dissolved if within 90 days after such event the Partners agree in writing to continue its business and to the appointment, effective as of the date of such event, of a successor general partner.

     Upon a dissolution pursuant to clause (c) or (d) above, the holders of at least 66 2/3% of the outstanding units may also elect, within certain time limitations, to reconstitute Leviathan and continue its business on the same terms and conditions set forth in the Partnership Agreement by forming a new

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limited partnership on terms identical to those set forth in the Partnership
Agreement and having as a general partner an entity approved by the holders of at least 66 2/3% of the outstanding units, subject to Leviathan's receipt of an opinion of counsel that such reconstitution, continuation and approval will not result in the loss of the limited liability of unitholders or cause Leviathan, the reconstituted limited partnership or Leviathan's subsidiaries to be taxable as a corporation or otherwise subject to taxation as an entity for federal income tax purposes.

     Upon dissolution of Leviathan, unless it is reconstituted and continued as a new limited partnership, a liquidator will liquidate Leviathan's assets and apply the proceeds of the liquidation in the order of priority set forth in the Partnership Agreement. The liquidator may defer liquidation or distribution of Leviathan's assets and/or distribute assets to Partners in kind if it determines that a sale or other disposition of Leviathan's assets would be unsuitable.

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            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

     The following is a summary of certain U.S. federal income tax consequences associated with the exchange of Series A notes for Series B notes pursuant to the exchange offer, and does not purport to be a complete analysis of all potential tax effects. This summary is based upon the Internal Revenue Code of 1986, as amended, existing and proposed regulations thereunder, published rulings and court decisions, all as in effect and existing on the date of this prospectus and all of which are subject to change at any time, which change may be retroactive. This summary is not binding on the Internal Revenue Service ("IRS") or on the courts, and no ruling will be requested from the IRS on any issues described below. There can be no assurance that the IRS will not take a different position concerning the matters discussed below. This summary applies only to those persons who are the initial holders of Series A notes, who acquired Series A notes for cash and who hold Series A notes as capital assets, and assumes that the Series A notes were not issued with "original issue discount," as defined in the Internal Revenue Code. It does not address the tax consequences to taxpayers who are subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies and persons who are not "U.S. Holders," or the effect of any applicable U.S. federal estate and gift tax laws or state, local or foreign tax laws. For purposes of this summary, a "U.S. Holder" means a beneficial owner of a note who purchased the notes pursuant to the offering that is for U.S. federal income tax purposes:

     - a citizen or resident of the United States;

     - a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof;

     - an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

     - a trust if (A) a court within the U.S. is able to exercise primary supervision over the administration of the trust, and (B) one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust.

EXCHANGE OFFER

     The exchange of Series A notes for Series B notes pursuant to the exchange offer should not constitute a taxable exchange for U.S. federal income tax purposes. Accordingly, a U.S. Holder should not recognize gain or loss upon the receipt of Series B notes pursuant to the exchange offer, and a U.S. Holder should be required to include interest on the Series B notes in gross income in the manner and to the extent interest income was includible under the Series A notes. A U.S. Holder's holding period for the Series B notes should include the holding period of the Series A notes exchanged therefor, and such U.S. Holder's adjusted basis in the Series B notes should be the same as the basis of the Series A notes exchanged therefor immediately before the exchange.

     THE FOREGOING DISCUSSION IS INCLUDED HEREIN FOR GENERAL INFORMATION ONLY. ACCORDINGLY, EACH HOLDER SHOULD CONSULT WITH ITS OWN TAX ADVISORS CONCERNING THE TAX CONSEQUENCES OF THE EXCHANGE OFFER WITH RESPECT TO ITS PARTICULAR SITUATION, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

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                              PLAN OF DISTRIBUTION

     Based on interpretations by the staff of the SEC set forth in no action letters issued to third parties, we believe that you may transfer Series B notes issued under the exchange offer in exchange for Series A notes unless you are:

     - our "affiliate" within the meaning of Rule 405 under the Securities Act;

     - a broker-dealer that acquired Series A notes directly from us; or

     - a broker-dealer that acquired Series A notes as a result of market-making or other trading activities without compliance with the registration and prospectus delivery provisions of the Securities Act;

provided that you acquire the Series B notes in the ordinary course of your business and you are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the Series B notes. Broker-dealers receiving Series B notes in the exchange offer will be subject to a prospectus delivery requirement with respect to resales of the Series B notes.

     To date, the staff of the SEC has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to transactions involving an exchange of securities such as this exchange offer, other than a resale of an unsold allotment from the original sale of the Series A notes, with the prospectus contained in the exchange offer registration statement. Pursuant to the registration agreement, we have agreed to permit participating broker-dealers to use this prospectus in connection with the resale of Series B notes.

     If you wish to exchange your Series A notes for Series B notes in the exchange offer, you will be required to make certain representations to us as set forth in "The Exchange Offer -- Exchange Terms" and "-- Procedures for Tendering Series A Notes -- Other Matters" of this prospectus beginning on pages 75 and 78, respectively, and in the letter of transmittal. In addition, if you are a broker-dealer who receives Series B notes for your own account in exchange for Series A notes that were acquired by you as a result of market-making activities or other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale by you of those Series B notes. See "The Exchange Offer -- Resale of Series B Notes" beginning on page 76 of this prospectus.

     We will not receive any proceeds from any sale of Series B notes by broker-dealers. Broker-dealers who receive Series B notes for their own account in the exchange offer may sell them from time to time in one or more transactions in the over-the-counter market:

     - in negotiated transactions;

     - through the writing of options on the Series B notes or a combination of such methods of resale;

     - at market prices prevailing at the time of resale; or

     - at prices related to the prevailing market prices or negotiated prices.

Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer or the purchasers of any Series B notes. Any broker-dealer that resells Series B notes it received for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of Series B notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any resale of Series B notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     We have agreed to pay all expenses incidental to the exchange offer other than commissions and concessions of any brokers or dealers and will indemnify holders of the Series A notes, including any

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

broker-dealers, against certain liabilities, including liabilities under the Securities Act, as set forth in the registration rights agreement.

                                 LEGAL MATTERS

     Certain legal matters with respect to the offering of the Series B notes being offered will be passed upon for us by Akin, Gump, Strauss, Hauer & Feld, L.L.P., Houston, Texas.

                                    EXPERTS

     The consolidated financial statements of Leviathan Gas Pipeline Partners, L.P. and its subsidiaries as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998 included in this Registration Statement have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The financial statements of Viosca Knoll Gathering Company as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998 included in this Registration Statement have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The statements of financial position of High Island Offshore System, L.L.C. as of December 31, 1998 and 1997 and the related statements of income, members' equity, and cash flows for each of the three years in the period ended December 31, 1998 included in this Registration Statement have been so included in reliance on the report of Deloitte & Touche LLP, independent auditors, given upon the authority of said firm as experts in auditing and accounting.

     The financial statements of Poseidon Oil Pipeline Company, L.L.C. as of December 31, 1998 and 1997 and for the years ended December 31, 1998 and 1997 and for the period from inception (February 14, 1996) through December 31, 1996 included in this Registration Statement have been so included in reliance on the report of Arthur Andersen LLP, independent public accountants, given on the authority of said firm as experts in auditing and accounting.

     The financial statements of Neptune Pipeline Company, L.L.C. as of December 31, 1998 and 1997 and for the years then ended included in this Registration Statement have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The balance sheet of Leviathan Finance Corporation as of April 30, 1999 included in this Registration Statement has been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The balance sheet of Leviathan Gas Pipeline Company as of December 31, 1998 included in this Registration Statement has been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The information derived from the report of Netherland, Sewell & Associates, Inc., independent petroleum engineers, with respect to estimated oil and natural gas reserves of Leviathan Gas Pipeline Partners, L.P. and its subsidiaries included in this Registration Statement have been so included in reliance upon the authority of said firm as experts with respect to such matters contained in their report.

                         INDEX TO FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
LEVIATHAN GAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES
PRO FORMA:
  Unaudited Pro Forma Condensed Consolidated Financial
     Statements.............................................  F-3
  Unaudited Pro Forma Condensed Consolidated Balance Sheet
     as of March 31, 1999...................................  F-5
  Unaudited Pro Forma Condensed Consolidated Statement of
     Operations for the Three Months Ended March 31, 1999...  F-6
  Unaudited Pro Forma Condensed Consolidated Statement of
     Operations for the Year Ended December 31, 1998........  F-7
  Notes to Unaudited Pro Forma Condensed Consolidated
     Financial Statements...................................  F-8
HISTORICAL:
  Condensed Consolidated Statements of Income for the Three
     Months Ended March 31, 1999 and 1998 (unaudited).......  F-11
  Condensed Consolidated Balance Sheets as of March 31, 1999
     (unaudited) and December 31, 1998......................  F-12
  Condensed Consolidated Statements of Cash Flows for the
     Three Months Ended March 31, 1999 and 1998
     (unaudited)............................................  F-13
  Condensed Consolidated Statement of Partners' Capital for
     the Three Months Ended March 31, 1999 (unaudited)......  F-14
  Notes to Condensed Consolidated Financial Statements
     (unaudited)............................................  F-15
  Report of Independent Accountants.........................  F-24
  Consolidated Balance Sheet as of December 31, 1998 and
     1997...................................................  F-25
  Consolidated Statement of Operations for the Years Ended
     December 31, 1998, 1997 and 1996.......................  F-26
  Consolidated Statement of Cash Flows for the Years Ended
     December 31, 1998, 1997 and 1996.......................  F-27
  Consolidated Statement of Partners' Capital for the Years
     Ended December 31, 1996, 1997 and 1998.................  F-28
  Notes to Consolidated Financial Statements................  F-29
LEVIATHAN FINANCE CORPORATION
  Report of Independent Accountants.........................  F-56
  Balance Sheet as of April 30, 1999........................  F-57
  Note to Balance Sheet.....................................  F-58
VIOSCA KNOLL GATHERING COMPANY
  Report of Independent Accountants.........................  F-59
  Balance Sheet as of March 31, 1999 (unaudited) and
     December 31, 1998 and 1997.............................  F-60
  Statement of Operations for the Three Months Ended March
     31, 1999 and 1998 (unaudited) and for the Years Ended
     December 31, 1998, 1997 and 1996.......................  F-61
  Statement of Cash Flows for the Three Months Ended March
     31, 1999 and 1998 (unaudited) and for the Years Ended
     December 31, 1998, 1997 and 1996.......................  F-62
  Statement of Partners' Capital for the Years Ended
     December 31, 1996, 1997 and 1998 and for the Three
     Months Ended March 31, 1999 (unaudited)................  F-63
  Notes to Financial Statements.............................  F-64

                                                              PAGE
                                                              ----
HIGH ISLAND OFFSHORE SYSTEM, L.L.C.
  Independent Auditors' Report..............................  F-69
  Statements of Financial Position as of December 31, 1998
     and 1997...............................................  F-70
  Statements of Income and Statements of Members' Equity for
     the Years Ended December 31, 1998, 1997 and 1996.......  F-71
  Statements of Cash Flows for the Years Ended December 31,
     1998, 1997 and 1996....................................  F-72
  Notes to the Financial Statements for the Years Ended
     December 31, 1998, 1997 and 1996.......................  F-73

POSEIDON OIL PIPELINE COMPANY, L.L.C.
  Report of Independent Public Accountants..................  F-76
  Balance Sheets -- December 31, 1998 and 1997..............  F-77
  Statements of Income for the Years Ended December 31, 1998
     and 1997 and for the Period from Inception (February
     14, 1996) through December 31, 1996....................  F-78
  Statements of Members' Equity for the Years Ended December
     31, 1998 and 1997 and for the Period from Inception
     (February 14, 1996) through December 31, 1996..........  F-79
  Statements of Cash Flows for the Years Ended December 31,
     1998 and 1997 and for the Period from Inception
     (February 14, 1996) through December 31, 1996..........  F-80
  Notes to Financial Statements -- December 31, 1998, 1997
     and 1996...............................................  F-81

NEPTUNE PIPELINE COMPANY, L.L.C.
  Report of Independent Accountants.........................  F-85
  Consolidated Balance Sheet as of December 31, 1998 and
     1997...................................................  F-86
  Consolidated Statement of Income for the Years Ended
     December 31, 1998 and 1997.............................  F-87
  Consolidated Statement of Cash Flows for the Years Ended
     December 31, 1998 and 1997.............................  F-88
  Statement of Members' Capital as of December 31, 1998 and
     1997...................................................  F-89
  Notes to Consolidated Financial Statements-- December 31,
     1998...................................................  F-90

LEVIATHAN GAS PIPELINE COMPANY
  Report of Independent Accountants.........................  F-95
  Balance Sheet as of December 31, 1998.....................  F-96
  Notes to Balance Sheet....................................  F-97

             LEVIATHAN GAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES

                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS

     The unaudited pro forma condensed consolidated financial statements as of and for the three months ended March 31, 1999 and for the year ended December 31, 1998 have been prepared based on the historical consolidated balance sheet and statements of operations of Leviathan Gas Pipeline Partners, L.P. and its subsidiaries ("Leviathan"). The historical balance sheet and statements of operations were adjusted to give effect to the transactions identified below (the "Transactions"). The balance sheet was adjusted by giving effect to the Transactions as if they had occurred on March 31, 1999 and the statements of operations for the three months ended March 31, 1999 and for the year ended December 31, 1998 were adjusted by giving effect to the Transactions as if they had occurred on January 1, 1999 and January 1, 1998, respectively.

     Leviathan, a publicly held Delaware master limited partnership, is primarily engaged in the gathering and transportation and production of natural gas and crude oil in the Gulf of Mexico (the "Gulf"). Through its subsidiaries and joint ventures, Leviathan owns interests in certain significant assets, including (i) eight natural gas pipelines, (ii) a crude oil pipeline system,
(iii) six strategically-located multi-purpose platforms, (iv) a dehydration facility, (v) four producing oil and natural gas properties and (vi) a 100% working interest in a non-producing oil and natural gas unit comprised of Ewing Bank Blocks 958, 959, 1002 and 1003.

     The unaudited pro forma financial information gives effect to the following
Transactions:

          (1) The sale of $175.0 million of Senior Subordinated Notes due May 2009 (the "Notes"). Proceeds from the Notes will be used (a) to fund the cash portion of the acquisition of the additional interest in Viosca Knoll Gathering Company ("Viosca Knoll") as described in (2) and (3) below, (b) to repay outstanding principal under Viosca Knoll's credit facility discussed in (4) below, (c) to reduce the balance outstanding on Leviathan's $375.0 million credit facility, as amended and restated, (the "Credit Facility") and (d) to pay fees and expenses incurred in connection with the sale of the Notes and the amendment and restatement of the Credit Facility.

          (2) The Boards of Directors of Leviathan Gas Pipeline Company ("General Partner"), a wholly owned indirect subsidiary of El Paso Energy Corporation ("El Paso Energy") and general partner of Leviathan, and El Paso Energy and the unitholders of Leviathan have approved, subject to the execution of definitive agreements, the acquisition by Leviathan of an additional 49.0% interest in Viosca Knoll from El Paso Energy (currently owned 50.0% by Leviathan and 50.0% by El Paso Energy), for approximately $85.3 million (subject to adjustment for 49% of Viosca Knoll's distributions to its partners from the effective date of January 1, 1999 through closing).

          (3) The total consideration of $85.3 million consists of 25% cash (up to a maximum of $21.3 million) and 75% common units of Leviathan (at least 2,647,826 common units). The actual number of common units issued by Leviathan will depend on the market price of the common units during the applicable trading reference period. Such number would be determined by dividing $64.0 million by the Market Price. The "Market Price" is the average closing sales price for a common unit as reported on the New York Stock Exchange for the ten trading day period ending two days prior to the closing date; provided that, for the purposes of such calculation, the Market Price will not be less than $19.95 per common unit or more than $24.15 per common unit. Accordingly, Leviathan will neither issue less than 2,647,826 nor more than 3,205,263 common units in connection with the acquisition of the Viosca Knoll interest, subject to adjustment in the event of any split or unit distribution. During the six month period commencing on the day after the first anniversary of the closing date of Leviathan would have an option to acquire the remaining 1.0% interest in Viosca Knoll for a cash payment equal to the sum of $1.7 million plus the amount of additional distributions (paid, payable or in arrears) which would have been paid, accrued or been in arrears had Leviathan

             LEVIATHAN GAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES

                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                      FINANCIAL STATEMENTS -- (CONTINUED)

     acquired the remaining 1.0% of Viosca Knoll at the initial closing by issuing additional common units in lieu of a cash payment of $1.7 million.

          (4) Immediately prior to closing, El Paso Energy will contribute to Viosca Knoll an amount of cash equal to 50.0% of the amount outstanding under Viosca Knoll's current credit facility (the "Capital Contribution"). Viosca Knoll will use the proceeds from the Capital Contribution to reduce the principal amount outstanding.

          (5) Additionally, at the closing, as required by Leviathan's Amended and Restated Agreement of Limited Partnership, the General Partner will contribute approximately $620,000 to Leviathan in order to maintain its 1.0% capital account balance.

          (6) The amendment of the Credit Facility to extend its maturity from December 1999 to May 2002.

     The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of Leviathan's consolidated financial condition or results of operations that might have occurred had the Transactions been completed at the beginning of the period or as of the dates specified, and do not purport to indicate Leviathan's consolidated financial position or results of operations for any future period or at any future date. The unaudited pro forma condensed consolidated financial statements should be read in the context of the related historical consolidated financial statements and notes thereto appearing elsewhere in this prospectus.

             LEVIATHAN GAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 1999
                                 (IN THOUSANDS)

                                                HISTORICAL              PRO FORMA ADJUSTMENTS
                                         ------------------------     -------------------------
                                         LEVIATHAN   VIOSCA KNOLL     FINANCING     ACQUISITION     PRO FORMA
                                         ---------   ------------     ---------     -----------     ---------
                ASSETS
Current assets:
  Cash and cash equivalents............  $  6,371      $  1,593       $ 175,000(a)   $  33,350(b)   $  7,835
                                                                         (6,500)(a)    (33,350)(c)
                                                                         (3,250)(h)    (21,244)(d)
                                                                       (111,406)(i)        621(e)
                                                                                       (33,350)(g)
  Accounts receivable..................     4,494         3,868              --             --         8,362
  Other current assets.................       169           415              --             --           584
                                         --------      --------       ---------      ---------      --------
         Total current assets..........    11,034         5,876          53,844        (53,973)       16,781
                                         --------      --------       ---------      ---------      --------
Property and equipment, net............   240,570        96,725              --         32,619(f)    369,914
Equity investments.....................   187,563            --              --         82,727(d)    170,123
                                                                                      (100,167)(f)
Other noncurrent assets................     4,073           203           6,500(a)        (203)(g)    13,823
                                                                          3,250(h)
                                         --------      --------       ---------      ---------      --------
         Total assets..................  $443,240      $102,804       $  63,594      $ (38,997)     $570,641
                                         ========      ========       =========      =========      ========

   LIABILITIES AND PARTNERS' CAPITAL

Current liabilities:
  Accounts payable and accrued
    liabilities........................  $  7,125      $    864       $      --      $      --      $  7,989
  Notes payable, current portion.......   355,000            --        (355,000)(h)         --            --
                                         --------      --------       ---------      ---------      --------
         Total current liabilities.....   362,125           864        (355,000)            --         7,989
Notes payable..........................        --        66,700         355,000(h)     (33,350)(c)   243,594
                                                                       (111,406)(i)    (33,350)(g)
Long-term debt.........................        --            --         175,000(a)          --       175,000
Deferred income taxes..................       908            --              --             --           908
Other noncurrent liabilities...........    10,401           360              --             --        10,761
                                         --------      --------       ---------      ---------      --------
         Total liabilities.............   373,434        67,924          63,594        (66,700)      438,252
                                         --------      --------       ---------      ---------      --------
Minority interests.....................    (1,118)           --              --            682(f)       (439)
                                                                                            (3)(g)
                                         --------      --------       ---------      ---------      --------
Partners' capital:
  Preference unitholders...............     7,134            --              --             (4)(g)     7,130
  Common unitholders...................    81,487            --              --         61,483(d)    142,812
                                                                                          (158)(g)
  General Partner......................   (17,697)           --              --            621(e)    (17,114)
                                                                                           (38)(g)
  Viosca Knoll partners' capital.......        --        34,880              --         33,350(b)         --
                                                                                       (68,230)(f)
                                         --------      --------       ---------      ---------      --------
                                           70,924        34,880              --         27,024       132,828
                                         --------      --------       ---------      ---------      --------
         Total liabilities and
           partners' capital...........  $443,240      $102,804       $  63,594      $ (38,997)     $570,641
                                         ========      ========       =========      =========      ========

    The accompanying notes are an integral part of this financial statement.

             LEVIATHAN GAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                       THREE MONTHS ENDED MARCH 31, 1999
                    (IN THOUSANDS, EXCEPT PER UNIT AMOUNTS)

                                             HISTORICAL            PRO FORMA ADJUSTMENTS
                                      ------------------------   -------------------------
                                      LEVIATHAN   VIOSCA KNOLL   FINANCING     ACQUISITION     PRO FORMA
                                      ---------   ------------   ---------     -----------     ---------
Revenue:
  Oil and natural gas sales.........   $ 6,805      $    19       $    --        $    --        $ 6,824
  Gathering, transportation and
     platform services..............     4,373        7,342            --             --         11,715
  Equity in earnings................    10,701           --            --         (2,516)(d)      8,185
                                       -------      -------       -------        -------        -------
                                        21,879        7,361            --         (2,516)        26,724
                                       -------      -------       -------        -------        -------
Costs and expenses:
  Operating expenses................     2,594          229            --             --          2,823
  Depreciation, depletion and
     amortization...................     6,719          950            --            322(e)       7,991
  General and administrative
     expenses and management fee....     3,130           41            --             --          3,171
                                       -------      -------       -------        -------        -------
                                        12,443        1,220            --            322         13,985
                                       -------      -------       -------        -------        -------
Operating income....................     9,436        6,141            --         (2,838)        12,739
Interest and other income...........       103           16            --             --            119
Interest and other financing
  costs.............................    (6,102)      (1,125)        6,102(b)       1,125(a)      (9,190)
                                                                   (4,539)(c)
                                                                     (160)(c)
                                                                   (4,491)(f)
Minority interests in (income)
  loss..............................       (37)          --            31            (95)(g)       (101)
                                       -------      -------       -------        -------        -------
Income before income taxes..........     3,400        5,032        (3,057)        (1,808)         3,567
Income tax benefit..................        99           --            --             --             99
                                       -------      -------       -------        -------        -------
Net income..........................   $ 3,499      $ 5,032       $(3,057)       $(1,808)       $ 3,666
                                       =======      =======       =======        =======        =======
Weighted average number units
  outstanding.......................    24,367                                     2,819(h)      27,186
                                       =======                                   =======        =======
Basic and diluted net income per
  unit..............................   $  0.12                                                  $  0.11
                                       =======                                                  =======

    The accompanying notes are an integral part of this financial statement.

             LEVIATHAN GAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1998
                    (IN THOUSANDS, EXCEPT PER UNIT AMOUNTS)

                                            HISTORICAL            PRO FORMA ADJUSTMENTS
                                     ------------------------   -------------------------
                                     LEVIATHAN   VIOSCA KNOLL   FINANCING     ACQUISITION     PRO FORMA
                                     ---------   ------------   ---------     -----------     ---------
Revenue:
  Oil and natural gas sales........   $31,411      $   528      $     --       $     --       $ 31,939
  Gathering, transportation and
     platform services.............    17,320       28,806            --             --         46,126
  Equity in earnings...............    26,724           --            --         (9,113)(d)     17,611
                                      -------      -------      --------       --------       --------
                                       75,455       29,334            --         (9,113)        95,676
                                      -------      -------      --------       --------       --------
Costs and expenses:
  Operating expenses...............    11,369        2,877            --             --         14,246
  Depreciation, depletion and
     amortization..................    29,267        3,860            --          1,431(e)      34,558
  Impairment, abandonment and
     other.........................    (1,131)          --            --             --         (1,131)
  General and administrative
     expenses and management fee...    16,189          154            --             --         16,343
                                      -------      -------      --------       --------       --------
                                       55,694        6,891            --          1,431         64,016
                                      -------      -------      --------       --------       --------
Operating income...................    19,761       22,443            --        (10,544)        31,660
Interest and other income..........       771           50            --             --            821
Interest and other financing
  costs............................   (20,242)      (4,267)       20,242(b)       4,267(a)     (32,579)
                                                                 (18,156)(c)
                                                                    (650)(c)
                                                                 (13,773)(f)
Minority interests in (income)
  loss.............................       (15)          --           125           (346)(g)       (236)
                                      -------      -------      --------       --------       --------
Income before income taxes.........       275       18,226       (12,212)        (6,623)          (334)
Income tax benefit.................       471           --            --             --            471
                                      -------      -------      --------       --------       --------
Net income.........................   $   746      $18,226      $(12,212)      $ (6,623)      $    137
                                      =======      =======      ========       ========       ========
Weighted average number units
  outstanding......................    24,367                                     2,819(h)      27,186
                                      =======                                  ========       ========
Basic and diluted net income per
  unit.............................   $  0.02                                                 $   0.00
                                      =======                                                 ========

    The accompanying notes are an integral part of this financial statement.

             LEVIATHAN GAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                       CONSOLIDATED FINANCIAL STATEMENTS

     The unaudited pro forma condensed consolidated financial statements have been prepared to reflect the Transactions described on pages F-3 and F-4 and the application of the adjustments to the historical amounts as described below:

BALANCE SHEET

     (a) To record the proceeds from the sale of $175.0 million of Notes and the payment of $6.5 million of fees and expenses incurred in connection with the sale of the Notes.

     (b) To record the Capital Contribution from El Paso Energy to Viosca Knoll as described in Transaction (4).

     (c) To reduce notes payable of Viosca Knoll using the proceeds from the Capital Contribution.

     (d) To record the purchase of an additional 49.0% interest in Viosca Knoll from El Paso Energy with a cash payment of $20,494,000 and the issuance of 2,709,983 common units at $22.6875 per unit, and $750,000 of estimated acquisition costs. The cash payment is calculated as $85,260,000 (original purchase price) less $3,283,000 which represents 49.0% of Viosca Knoll's cash distributions to its partners from the effective date of the Viosca Knoll transaction (January 1, 1999) through March 31, 1999 multiplied by 25.0%. The $22.6875 unit price is based on the closing sales price of Leviathan's common units on May 14, 1999.

     (e) To record the additional capital contribution (1.0%) by the General Partner described in the Transaction (5).

     (f) To record eliminating and consolidating entries related to Leviathan's investment in Viosca Knoll. For purposes of a preliminary purchase price allocation, the excess of the purchase price over the net book value of Viosca Knoll's assets has been allocated to property and equipment.

     (g) To repay the remaining outstanding principal balance under Viosca Knoll's credit facility, cancel this credit facility and write off the associated debt issue costs.

     (h) To pay fees and expenses associated with the amendment and extension of the Credit Facility and reclassify the outstanding balance of the Credit Facility as long-term.

     (i) To reduce the balance outstanding under the Credit Facility using the remaining proceeds from the Notes calculated as follows (in thousands):

          Proceeds from the Notes...........................  $175,000
          Fees and expenses related to sale of the Notes....    (6,500)
          Cash portion of the acquisition of the additional
           Viosca Knoll interest............................   (20,494)
          Repayment and cancellation of Viosca Knoll's
           credit facility..................................   (33,350)
          Fees and expenses associated with the amended and
           restated Credit Facility.........................    (3,250)
                                                              --------
               Remaining proceeds from the Notes used to
                reduce Credit Facility......................  $111,406
                                                              ========

STATEMENT OF OPERATIONS

     (a) To reverse interest expense related to Viosca Knoll's credit facility which was repaid with the proceeds from the Capital Contribution and the Notes.

     (b) To reverse Leviathan's historical interest expense.

     (c) To record interest expense on the Notes at a rate of 10 3/8% per annum and the amortization of debt issue costs related to the Notes over ten years.

             LEVIATHAN GAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES

     (d) To reverse Leviathan's historical equity in earnings of Viosca Knoll.

     (e) To record depreciation expense associated with the allocation of the excess purchase price to property and equipment. Such equipment will be depreciated on a straight-line basis over the remaining useful lives of the assets which approximate 25 years.

     (f) To record interest expense and amortization costs related to the amended and restated Credit Facility calculated as follows (in thousands):

THREE MONTHS ENDED MARCH 31, 1999
         Credit Facility debt issue costs:
           Balance of debt issue costs as of January 1,
             1999...........................................  $  2,712
           Amendment and restatement fees...................     3,250
                                                              --------
                                                                 5,962
           Life of Credit Facility..........................   3 years
           Quarterly debt issue cost amortization...........  $    497(x)
                                                              ========

         Credit Facility interest expense:
           Outstanding balance as of January 1, 1999........  $338,000
           Reduction of Credit Facility using proceeds from
             the Notes......................................  (111,406)
                                                              --------
           Outstanding balance at beginning of quarter......   226,594
           Quarterly borrowings.............................    17,000
                                                              --------
           Outstanding balance at end of quarter............  $243,594

           Average outstanding balance......................  $235,094
           Assumed average interest rate....................       7.5%
         Assumed quarterly interest expense.................  $  4,408
         Less capitalized interest..........................      (439)
         Commitment fees....................................        25
                                                                   497see(x)
         Amortization of debt issue costs...................           above
                                                              --------
         Adjusted interest expense..........................  $  4,491
                                                              ========

             LEVIATHAN GAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES

                  YEAR ENDED DECEMBER 31, 1998
                  ----------------------------
  Credit Facility debt issue costs:
    Balance of debt issue costs as of January 1, 1998.........  $3,749
    Amendment and restatement fees............................   3,250
                                                                ------
                                                                 6,999
    Life of Credit Facility...................................       3years
                                                                ------
    Annual debt issue cost amortization.......................  $2,333(y)
                                                                ======

                                    1ST QUARTER   2ND QUARTER   3RD QUARTER   4TH QUARTER    TOTAL
                                    -----------   -----------   -----------   -----------   -------
         Credit Facility interest
           expense:
           Outstanding balance as
             of January 1, 1998...   $ 238,000
           Reduction of Credit
             Facility using
             proceeds from the
             Notes................    (110,585)(1)
                                     ---------
           Outstanding balance at
             beginning of
             quarter..............     127,415     $140,415      $159,415      $180,415
           Quarterly borrowings...      13,000       19,000        21,000        47,000
                                     ---------     --------      --------      --------
           Outstanding balance at
             end of quarter.......   $ 140,415     $159,415      $180,415      $227,415
           Average outstanding
             balance..............   $ 133,915     $149,915      $169,915      $203,915
           Assumed average
             interest rate........         7.5%         7.5%          7.5%          7.5%
           Assumed quarterly
             interest expense.....   $   2,511     $  2,811      $  3,186      $  3,823     $12,331
         Less capitalized interest.......................................................    (1,066)
         Commitment fees.................................................................       175
                                                                                              2,333see(y)
         Amortization of debt issue costs................................................           above
                                                                                            -------
         Adjusted interest expense.......................................................   $13,773
                                                                                            =======

---------------

     (1) Calculated as follows (in thousands):

     Proceeds from the Notes.................................  $175,000
     Fees and expenses related to sale of the Notes..........    (6,500)
     Cash portion of the acquisition of the additional Viosca
       Knoll
       interest (25% of the original purchase price of
       $85,260,000)..........................................   (21,315)
     Repayment and cancellation of Viosca Knoll's credit
       facility..............................................   (33,350)
     Fees and expenses associated with the amended and
       restated Credit Facility..............................    (3,250)
                                                               --------
          Remaining proceeds from the Notes used to reduce
            Credit Facility..................................  $110,585
                                                               ========

     (g) To adjust minority interest in income for the approximate 1.0% minority interest ownership in certain of Leviathan's subsidiaries and the 1.0% minority interest ownership in Viosca Knoll.

     (h) To adjust weighted average units outstanding for the common units issued (2,818,512 common units based on 75% of the purchase price on the effective date of the transaction of January 1, 1999 and 1998 of $85,260,000 and the closing price of Leviathan's common units on May 14, 1999 of $22.6875) in Transaction (3).

             LEVIATHAN GAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES

                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                    (IN THOUSANDS, EXCEPT PER UNIT AMOUNTS)
                                  (UNAUDITED)

                                                                THREE MONTHS
                                                               ENDED MARCH 31,
                                                              -----------------
                                                               1999      1998
                                                              -------   -------
Revenue
  Oil and natural gas sales.................................  $ 6,805   $ 9,135
  Gathering, transportation and platform services...........    4,373     3,260
  Equity in earnings........................................   10,701     5,319
                                                              -------   -------
                                                               21,879    17,714
                                                              -------   -------
Costs and expenses
  Operating expenses........................................    2,594     2,837
  Depreciation, depletion and amortization..................    6,719     7,867
  General and administrative expenses and management fee....    3,130     4,950
                                                              -------   -------
                                                               12,443    15,654
                                                              -------   -------
Operating income............................................    9,436     2,060
Interest income and other...................................      103        84
Interest and other financing costs..........................   (6,102)   (3,722)
Minority interest in (income) loss..........................      (37)       13
                                                              -------   -------
Income (loss) before income taxes...........................    3,400    (1,565)
Income tax benefit..........................................       99       141
                                                              -------   -------
Net income (loss)...........................................  $ 3,499   $(1,424)
                                                              =======   =======
Weighted average number of units outstanding................   24,367    24,367
                                                              =======   =======
Basic and diluted net income (loss) per unit (Note 8).......  $  0.12   $ (0.05)
                                                              =======   =======

  The accompanying Notes are an integral part of these Condensed Consolidated
                             Financial Statements.

             LEVIATHAN GAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES

                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                               MARCH 31,    DECEMBER 31,
                                                                 1999           1998
                                                              -----------   ------------
                                                              (UNAUDITED)
                                         ASSETS
Current assets:
  Cash and cash equivalents.................................   $  6,371       $  3,108
  Accounts receivable.......................................      4,494          8,588
  Other current assets......................................        169            247
                                                               --------       --------
          Total current assets..............................     11,034         11,943
                                                               --------       --------
Equity investments..........................................    187,563        186,079
                                                               --------       --------
Property and equipment:
  Pipelines.................................................     66,844         64,464
  Platforms and facilities..................................    124,387        123,912
  Oil and natural gas properties, at cost, using successful
     efforts method.........................................    155,514        152,750
                                                               --------       --------
                                                                346,745        341,126
  Less accumulated depreciation, depletion, amortization and
     impairment.............................................    106,175         99,134
                                                               --------       --------
     Property and equipment, net............................    240,570        241,992
                                                               --------       --------
Other noncurrent assets.....................................      4,073          2,712
                                                               --------       --------
          Total assets......................................   $443,240       $442,726
                                                               ========       ========

                       LIABILITIES AND PARTNERS' CAPITAL

Current liabilities:
  Accounts payable and accrued liabilities..................   $  7,125       $ 11,167
  Notes payable.............................................    355,000        338,000
                                                               --------       --------
          Total current liabilities.........................    362,125        349,167
Other noncurrent liabilities................................     11,309         11,661
                                                               --------       --------
          Total liabilities.................................    373,434        360,828
Minority interest...........................................     (1,118)          (998)
Partners' capital...........................................     70,924         82,896
                                                               --------       --------
          Total liabilities and partners' capital...........   $443,240       $442,726
                                                               ========       ========

  The accompanying Notes are an integral part of these Condensed Consolidated
                             Financial Statements.

             LEVIATHAN GAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                 THREE MONTHS
                                                                ENDED MARCH 31,
                                                              -------------------
                                                                1999       1998
                                                              --------   --------
Cash flows from operating activities:
  Net income (loss).........................................  $  3,499   $ (1,424)
  Adjustments to reconcile net income (loss) to net cash
     provided by operating activities:
     Depreciation, depletion and amortization...............     6,719      7,867
     Distributed (undistributed) earnings in equity
      investees.............................................      (611)     1,006
     Other noncash items....................................       279      1,651
  Working capital changes...................................       130      4,099
                                                              --------   --------
          Net cash provided by operating activities.........    10,016     13,199
                                                              --------   --------
Cash flows from investing activities:
  Additions to pipelines, platforms and facilities..........    (2,855)   (13,190)
  Investments in equity investees...........................      (873)    (3,338)
  Development of oil and natural gas properties.............    (2,764)       (43)
  Other.....................................................      (365)        --
                                                              --------   --------
          Net cash used in investing activities.............    (6,857)   (16,571)
                                                              --------   --------
Cash flows from financing activities:
  Proceeds from notes payable...............................    22,000     23,000
  Repayments of notes payable...............................    (5,000)   (10,000)
  Debt issuance costs.......................................    (1,268)        --
  Distributions to partners.................................   (15,628)   (14,794)
                                                              --------   --------
          Net cash provided by (used in) financing
           activities.......................................       104     (1,794)
                                                              --------   --------
Increase (decrease) in cash and cash equivalents............     3,263     (5,166)
Cash and cash equivalents:
  Beginning of period.......................................     3,108      6,430
                                                              --------   --------
  End of period.............................................  $  6,371   $  1,264
                                                              ========   ========

  The accompanying Notes are an integral part of these Condensed Consolidated
                             Financial Statements.

             LEVIATHAN GAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES

             CONDENSED CONSOLIDATED STATEMENT OF PARTNERS' CAPITAL
                                 (IN THOUSANDS)

                                   PREFERENCE   PREFERENCE    COMMON     COMMON       GENERAL
                                     UNITS      UNITHOLDERS   UNITS    UNITHOLDERS   PARTNER(A)      TOTAL
                                   ----------   -----------   ------   -----------   ----------     --------
Partners' capital at December 31,
  1998...........................    1,017        $7,351      23,350    $ 90,972      $(15,427)     $ 82,896
Net income for the three months
  ended March 31, 1999
  (unaudited)....................       --            63         --        2,773           663         3,499
Cash distributions (unaudited)...       --          (280)        --      (12,258)       (2,933)      (15,471)
                                     -----        ------      ------    --------      --------      --------
Partners' capital at March 31,
  1999 (unaudited)...............    1,017        $7,134      23,350    $ 81,487      $(17,697)(b)  $ 70,924
                                     =====        ======      ======    ========      ========      ========

---------------

(a) Leviathan Gas Pipeline Company, an indirect subsidiary of El Paso Energy Corporation, owns a 1% general partner interest in Leviathan Gas Pipeline Partners, L.P. ("Leviathan").

(b) Pursuant to the terms of Leviathan's partnership agreement, no partner shall have any obligation to restore any negative balance in its capital account upon liquidation of Leviathan. Therefore, any net gains from the dissolution of Leviathan's assets would be allocated first to any then-outstanding deficit capital account balance before any of the remaining net proceeds would be distributed to the partners in accordance with their ownership percentages.

  The accompanying Notes are an integral part of these Condensed Consolidated
                             Financial Statements.

             LEVIATHAN GAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

NOTE 1 -- ORGANIZATION AND BASIS OF PRESENTATION:

     Leviathan Gas Pipeline Partners, L.P. ("Leviathan"), a publicly held Delaware master limited partnership, is a provider of integrated energy services, including natural gas and oil gathering, transportation, midstream and other related services in the Gulf of Mexico (the "Gulf"). Through its subsidiaries and joint ventures, Leviathan owns interests in significant assets, including (i) eight existing natural gas pipelines (the "Gas Pipelines"), (ii) a crude oil pipeline system, (iii) six strategically-located multi-purpose platforms, (iv) production handling and dehydration facilities, (v) four producing oil and natural gas properties and (vi) a non-producing oil and natural gas property, the Ewing Bank 958 Unit, comprised of Ewing Bank Blocks 958, 959, 1002 and 1003, formerly referred to as the Sunday Silence property.

     Leviathan Gas Pipeline Company ("General Partner"), a Delaware corporation and wholly owned indirect subsidiary of El Paso Energy Corporation ("El Paso Energy"), is the general partner of Leviathan, and as such, performs all management and operational functions for Leviathan and its subsidiaries.

     As of March 31, 1999, Leviathan had 23,349,988 Common Units and 1,016,906 Preference Units outstanding. Preference Units and Common Units totaling 18,075,000 are owned by the public, representing a 72.7% effective limited partner interest in Leviathan. The General Partner, through its ownership of a 25.3% limited partner interest in the form of 6,291,894 Common Units, its 1% general partner interest in Leviathan and its approximate 1% nonmanaging interest in certain subsidiaries of Leviathan, owns a 27.3% effective interest in Leviathan. See Note 5.

     The 1998 Annual Report on Form 10-K for Leviathan includes a summary of significant accounting polices and other disclosures and should be read in conjunction with this Form 10-Q. The condensed consolidated financial statements at March 31, 1999, and for the three months ended March 31, 1999 and 1998 are unaudited. The condensed balance sheet at December 31, 1998, is derived from audited financial statements. These financial statements do not include all disclosures required by generally accepted accounting principles, but have been prepared pursuant to the rules and regulations of the U.S. Securities and Exchange Commission. In the opinion of management, all material adjustments necessary to present fairly the consolidated financial position and results of operations for such periods have been included. All such adjustments are of a normal recurring nature. Results of operations for any interim period are not necessarily indicative of the results of operations for the entire year due to the seasonal nature of Leviathan's businesses.

NOTE 2 -- EQUITY INVESTMENTS:

     Leviathan owns interests of 50% in Viosca Knoll Gathering Company ("Viosca Knoll"), 36% in Poseidon Oil Pipeline Company, L.L.C. ("POPCO"), 50% in Stingray Pipeline Company ("Stingray"), an indirect 40% in each of High Island Offshore System, L.L.C. ("HIOS") and in East Breaks Gathering Company, L.L.C. ("East Breaks"), 33.3% in U-T Offshore System ("UTOS"), 50% in West Cameron Dehydration Company, L.L.C. ("West Cameron Dehy") and an indirect 25.67% interest in each of Manta Ray Offshore Gathering Company, L.L.C. ("Manta Ray Offshore") and Nautilus Pipeline Company, L.L.C. ("Nautilus") (collectively, the "Equity Investees"). The summarized financial information for these investments, which are accounted for using the equity method, is as follows:

             LEVIATHAN GAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES

                    SUMMARIZED HISTORICAL OPERATING RESULTS
                       THREE MONTHS ENDED MARCH 31, 1999
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                               WEST
                                      VIOSCA                  CAMERON                      MANTA RAY
                            HIOS(A)    KNOLL       STINGRAY    DEHY      POPCO    UTOS    OFFSHORE(B)   NAUTILUS(B)    TOTAL
                            -------   -------      --------   -------   -------   -----   -----------   -----------   -------
Operating revenue.........  $10,006   $ 7,361      $ 4,432     $831     $16,778   $993      $ 3,446       $ 2,051
Other income..............      58         16          600        6        118      19          764          (234)
Operating expenses........  (3,858)      (270)      (3,158)     (75)    (1,671)   (452)      (1,040)         (501)
Depreciation..............  (1,091)      (950)      (1,901)      (4)    (1,911)   (140)      (1,221)       (1,479)
Interest expense..........      --     (1,125)          --       (8)    (2,116)     --           --            --
                            -------   -------      -------     ----     -------   -----     -------       -------
Net earnings (loss).......   5,115      5,032          (27)     750     11,198     420        1,949          (163)
Ownership percentage......      40%        50%(c)       50%      50%        36%   33.3%       25.67%        25.67%
                            -------   -------      -------     ----     -------   -----     -------       -------
                             2,046      2,516          (14)     375      4,031     140          500           (42)
Adjustments:
  Depreciation(d).........     179         --          213       --        (30)      9          (87)           --
  Contract
    amortization(d).......     (26)        --           --       --         --      --           --            --
  Other...................      32         --          899(e)    --         --      18           --           (58)
                            -------   -------      -------     ----     -------   -----     -------       -------
Equity in earnings
  (loss)..................  $2,231    $ 2,516      $ 1,098     $375     $4,001    $167      $   413       $  (100)    $10,701
                            =======   =======      =======     ====     =======   =====     =======       =======     =======
Distributions(f)..........  $1,600    $ 3,350      $    --     $275     $2,639    $333      $ 1,366       $   527     $10,090
                            =======   =======      =======     ====     =======   =====     =======       =======     =======

---------------

(a) As a result of restructuring the joint venture arrangement in December 1998, the partners of the High Island Offshore System, a Delaware partnership, (i) created a holding company, Western Gulf Holdings, L.L.C. ("Western Gulf"), (ii) converted the Delaware partnership into a limited liability company and (iii) formed East Breaks. Western Gulf owns 100% of each of HIOS and East Breaks. HIOS owns a regulated natural gas system, and East Breaks is currently constructing an unregulated natural gas system. Leviathan believes the disclosure of separate financial data for HIOS and East Breaks is more meaningful than the consolidated results of Western Gulf, however, East Breaks only had construction activity during the period.

(b) Leviathan owns a 25.67% interest in Neptune Pipeline Company, L.L.C. ("Neptune"). Neptune owns a 99% member interest in each of Manta Ray Offshore, which owns an unregulated natural gas system, and Nautilus, which owns a regulated natural gas system. Leviathan believes the disclosure of separate financial data for Manta Ray Offshore and Nautilus is more meaningful than the consolidated results of Neptune.

(c) Leviathan has entered into an agreement to acquire an additional 49% interest in Viosca Knoll from El Paso Energy, and has an option to purchase the remaining 1% interest. See Note 5 for a further description of such agreement.

(d) Adjustments result from purchase price adjustments made in accordance with Accounting Principles Board Opinion No. 16, "Business Combinations."

(e) Adjustments resulting from changes in prior period estimates of reserves for uncollectible revenues.

(f) Future distributions are at the discretion of Equity Investees' management committees and could further be restricted by the terms the Equity Investees' respective credit agreements.

             LEVIATHAN GAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES

                    SUMMARIZED HISTORICAL OPERATING RESULTS
                       THREE MONTHS ENDED MARCH 31, 1998
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                              WEST
                                         VIOSCA              CAMERON                       MANTA RAY
                                HIOS     KNOLL    STINGRAY    DEHY      POPCO     UTOS    OFFSHORE(A)   NAUTILUS(A)   TOTAL
                               -------   ------   --------   -------   -------   ------   -----------   -----------   ------
Operating revenue............  $10,928   $7,027   $ 5,519     $565     $8,097    $1,091     $ 1,533       $   638
Other income.................       55      11        224        1         75       25          118            10
Operating expenses...........   (4,047)   (651)    (3,439)     (46)      (888)    (601)        (305)         (253)
Depreciation.................   (1,192)   (930)    (1,808)      (4)    (2,196)    (140)      (1,031)       (1,411)
Interest expense.............       --    (929)      (305)      --     (2,198)      --           --           (12)
                               -------   ------   -------     ----     -------   ------     -------       -------
Net earnings (loss)..........    5,744   4,528        191      516      2,890      375          315        (1,028)
Ownership percentage.........       40%     50%        50%      50%        36%    33.3%       25.67%        25.67%
                               -------   ------   -------     ----     -------   ------     -------       -------
                                 2,298   2,264         96      258      1,040      125           81          (264)
Adjustments:
  Depreciation(b)............      190      --        234       --        (30)       8          (87)           --
  Contract amortization(b)...      (26)     --        (95)      --         --       --           --            --
  Other......................      (41)     --        (12)      --         --      (10)          --          (710)(c)
                               -------   ------   -------     ----     -------   ------     -------       -------
Equity in earnings (loss)....  $ 2,421   $2,264   $   223     $258     $1,010    $ 123      $    (6)      $  (974)    $5,319
                               =======   ======   =======     ====     =======   ======     =======       =======     ======
Distributions................  $ 2,400   $2,150   $ 1,000     $275     $   --    $  --      $   500       $    --     $6,325
                               =======   ======   =======     ====     =======   ======     =======       =======     ======

---------------

(a) Leviathan owns a 25.67% interest in Neptune. Neptune owns a 99% member interest in each of Manta Ray Offshore, which owns an unregulated natural gas system, and Nautilus, which owns a regulated natural gas system. Leviathan believes the disclosure of separate financial data for Manta Ray Offshore and Nautilus is more meaningful than the consolidated results of Neptune.

(b) Adjustments result from purchase price adjustments made in accordance with Accounting Principles Board Opinion No. 16, "Business Combinations."

(c) Primarily relates to a revision of the allowance for funds used during construction ("AFUDC") which represents the estimated costs, during the construction period, of funds used for construction purposes.

NOTE 3 -- BUSINESS SEGMENT INFORMATION:

     Leviathan's operations consist of three segments: (i) gathering, transportation, and platform services, (ii) oil and natural gas and (iii) equity investments. All of Leviathan's operations are conducted in the Gulf. The gathering, transportation, and platform services segment owns interests in natural gas systems and platforms strategically located offshore Texas, Louisiana, and Mississippi that provide services to producers, marketers, other pipelines and end-users for a fee. Leviathan is engaged in the development and production of hydrocarbons through its oil and natural gas segment. Equity investments primarily include Leviathan's nonregulated and regulated gathering and transportation activities that are conducted through joint ventures, organized as general partnerships or limited liability companies, with subsidiaries of major energy companies. The operational and administrative activities of Leviathan's equity investments are primarily conducted by the major energy companies and management decisions related to the operations are made by management committees comprised of representatives of each partner or member, as applicable, with authority appointed in direct relationship to ownership interests (Note 2). Leviathan evaluates segment performance based on net cash flows which consists of operating income (loss) plus depletion, depreciation, abandonment, and impairment included in determining operating income (loss) and, for equity investees, cash distributions. The accounting policies of the individual segments are the

             LEVIATHAN GAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES same as those of Leviathan. The following table summarizes certain financial information for each business segment (in thousands):

                                 GATHERING,
                               TRANSPORTATION
                                AND PLATFORM      OIL AND       EQUITY                 ELIMINATIONS
                                  SERVICES      NATURAL GAS   INVESTMENTS   SUBTOTAL    AND OTHER      TOTAL
                               --------------   -----------   -----------   --------   ------------   --------
THREE MONTHS ENDED MARCH 31,
  1999:
  Revenue from external
     customers...............     $  4,373        $ 6,805      $ 10,701     $ 21,879     $    --      $ 21,879
  Intersegment revenue.......        2,874             --            --        2,874      (2,874)           --
  Depreciation, depletion and
     amortization............       (1,920)        (4,799)           --       (6,719)         --        (6,719)
  Operating income (loss)....        2,943         (2,866)        9,359        9,436          --         9,436
  Net cash flows.............        4,863          1,933         8,748       15,544          --        15,544
  Segment assets.............      156,199         88,360       188,065      432,624      10,616       443,240
THREE MONTHS ENDED MARCH 31,
  1998:
  Revenue from external
     customers...............     $  3,260        $ 9,135      $  5,319     $ 17,714     $    --      $ 17,714
  Intersegment revenue.......        2,589             --            --        2,589      (2,589)           --
  Depreciation, depletion and
     amortization............       (1,616)        (6,251)           --       (7,867)         --        (7,867)
  Operating income (loss)....          429         (2,048)        3,679        2,060          --         2,060
  Net cash flows.............        2,045          4,203         4,685       10,933          --        10,933
  Segment assets.............      145,336         64,915       186,601      396,852      13,948       410,800

NOTE 4 -- PARTNERS' CAPITAL INCLUDING CASH DISTRIBUTIONS:

  Cash distributions

     In February 1999, Leviathan paid a cash distribution of $0.275 per Preference Unit and $0.525 per Common Unit for the period from October 1, 1998 through December 31, 1998 and an incentive distribution of $2.8 million to the General Partner. On April 20, 1999, Leviathan declared a cash distribution of $0.275 per Preference Unit and $0.525 per Common Unit for the period from January 1, 1999, through March 31, 1999, which was paid on May 14, 1999 to all holders of record of Common Units and Preference Units as of April 30, 1999. The General Partner received an incentive distribution of $2.8 million for the three months ended March 31, 1999. At the current distribution rates, the General Partner receives approximately 19% of total cash distributions paid by Leviathan and is thus allocated approximately 19% of Leviathan's net income. See Note 8.

  Conversion of Preference Units into Common Units

     On May 14, 1999, Leviathan notified the holders of its 1,016,906 outstanding Preference Units of their opportunity to submit their Preference Units for conversion into an equal number of Common Units during a 90-day period. The conversion period will expire on August 12, 1999. Remaining Preference Units, if any, will retain their distribution preferences over the Common Units; that is, no Common Unitholder or the General Partner will receive any quarterly distribution until each Preference Unitholder has received the minimum quarterly distribution of $0.275 per unit plus any arrearages. Holders of the Common Units and the General Partner, however, are entitled to distributions in excess of $0.275 per unit. Preference Units are not entitled to any such excess distributions. Further, after the conversion period

             LEVIATHAN GAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES expires, any remaining preference units may be subject to delisting by the New York Stock Exchange ("NYSE") and, in certain circumstances, any remaining Preference Units may be subject to mandatory redemption at a price below the market trading price.

     In accordance with Leviathan's partnership agreement, holders of Preference Units not converting to Common Units during this 90-day period will have another opportunity to convert their Preference Units into Common Units in May 2000. Thereafter, any remaining Preference Units may, under certain circumstances, be subject to redemption.

NOTE 5 -- RELATED PARTY TRANSACTIONS:

     Management fees. For the three months ended March 31, 1999 and 1998, the General Partner charged Leviathan $2.3 million and $2.5 million, respectively, pursuant to Leviathan's partnership agreement which provides for reimbursement of expenses the General Partner incurred, including reimbursement of expenses incurred by El Paso Energy in providing management services to Leviathan, its subsidiaries and the General Partner.

     Viosca Knoll System. Viosca Knoll system is currently owned 50% by a subsidiary of Leviathan and 50% by El Paso Energy (through a wholly owned subsidiary). Viosca Knoll is managed by a committee consisting of representatives from each of the partners. Leviathan is the operator of Viosca Knoll and has contracted with a wholly owned indirect subsidiary of El Paso Energy to maintain the pipeline and with the General Partner to perform financial, accounting and administrative services. The Viosca Knoll gathering system interconnects with six interstate pipelines in the South Pass and Main Pass areas of the Gulf. One of these interstate pipelines is owned by an affiliate of El Paso Energy.

     In January 1999, Leviathan entered into an agreement to acquire all of El Paso Energy's interest in Viosca Knoll, other than a 1% interest, for up to $85.3 million (subject to adjustment), comprised of 25% in cash (up to a maximum of $21.3 million) and 75% in Common Units (at least 2,647,826 Common Units), the number of which will depend on the average closing price of Common Units during the applicable trading reference period. At the closing, (i) El Paso Energy will contribute approximately $33.4 million in cash to Viosca Knoll, which is 50% of the principal amount outstanding under Viosca Knoll's credit facility, (ii) Leviathan will deliver to El Paso Energy the cash and Common Units described above and (iii) as required by Leviathan's partnership agreement, the General Partner will contribute approximately $650,000 to Leviathan in order to maintain its 1% capital account balance. Upon consummation of the acquisition, Leviathan's partnership agreement will be amended to decrease the vote required for approval of certain actions, including the removal of a general partner without cause, from 66 2/3% to 55%.

     As a result of the acquisition, Leviathan will own 99% of Viosca Knoll and will have the option to acquire the remaining 1% interest during the six-month period commencing on the day after the first anniversary of that closing date. The option price, payable in cash, is equal to the sum of $1.7 million plus the amount of additional distributions which would have been paid, accrued or been in arrears had Leviathan acquired the remaining 1% of Viosca Knoll at the initial closing by issuing additional Common Units in lieu of a cash payment of $1.7 million.

     The number of units actually issued by Leviathan in connection with the acquisition of the additional interest in the Viosca Knoll transaction will be determined by dividing $64 million (subject to adjustment) by the average closing sales price for a Common Unit on the NYSE for the ten-day trading period ending two days prior to the closing date (the "Market Price"); provided that, for purposes of such calculation, the Market Price will not be less than $19.95 per Common Unit or more than $24.15 per Common Unit. Accordingly, Leviathan will neither issue less than 2,647,826 nor more than 3,205,263 Common Units, subject to adjustments contemplated by the definitive agreements. Based on the closing sales price of the

             LEVIATHAN GAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES

Common Units on May 10, 1999 of $22.25 per unit and certain adjustments contemplated by the definitive agreements, Leviathan would issue 2,674,079 Common Units to El Paso Energy, which issuance would constitute approximately 9.7% of the units (Common and Preference) outstanding immediately after such issuance and would result in El Paso Energy owning, indirectly through its subsidiaries, a combined 34.5% effective interest in Leviathan, consisting of a 1% general partner interest, a 32.5% limited partner interest comprised of 8,965,973 Common Units and an approximate 1% nonmanaging interest in certain subsidiaries of Leviathan.

     In connection with the Viosca Knoll transaction, Leviathan has granted El Paso Energy the right on three occasions during the three years after the closing to require Leviathan to file a registration statement covering such Common Units and to participate in offerings made pursuant to certain other registration statements filed by Leviathan during a ten-year period. Such registrations would be at Leviathan's expense and, generally, would allow El Paso Energy to dispose of all or any of its Common Units without registration under applicable security laws. If the acquisition is consummated, there can be no assurance (i) regarding how long El Paso Energy may hold any of its Common Units or (ii) whether or not El Paso Energy's disposition of a significant number of Common Units in a short period of time would depress the market price of the Common Units.

     Consummation of the acquisition is subject to the satisfaction of certain closing conditions, including obtaining approval or consent from any required third party. Management believes that the acquisition of the Viosca Knoll interest does not require any federal, state or other regulatory approval. On March 5, 1999, the Unitholders of record as of January 28, 1999, held a meeting and ratified and approved the transactions based upon the ratification, approval and recommendation of the board of directors of the General Partner and a special committee of independent directors of the General Partner and based on a fairness opinion of an independent advisor. Leviathan will need to obtain consent of the lenders under the Leviathan Credit Facility and, if the Viosca Knoll Credit Facility is not terminated immediately prior to consummating this transaction, the lenders under that credit facility. There can be no assurance that all such required consents will be obtained.

     If the remaining conditions to closing are satisfied, including obtaining certain third party approvals and consents, management believes that the closing of the acquisition of the Viosca Knoll interest will occur during the second quarter of 1999.

  Other

     In January 1999, Leviathan issued 1,500 unit options at $20.625 per unit option to an outside director under the 1998 Unit Option Plan for Non-Employee Directors.

NOTE 6 -- COMMITMENTS AND CONTINGENCIES:

     Leviathan may utilize derivative financial instruments for purposes other than trading to manage its exposure to movements in interest rates and commodity prices. In accordance with procedures established by Leviathan's Board of Directors, Leviathan monitors current economics conditions and evaluates its expectations of future prices and interest rates when making decisions with respect to risk management.

     Interest Rate Risk. Leviathan is exposed to some market risk due to the floating interest rate under its credit facility. Under Leviathan's credit facility, the remaining principal and the final interest payment are due in December 1999. As of May 10, 1999, Leviathan's credit facility had a principal balance of $350 million at an average floating interest rate of 7.2% per annum. A 1.5% increase in interest rates could result in a $5.3 million annual increase in interest expense on the existing principal balance. Leviathan is exposed to similar risk under the credit facilities and loan agreements entered into by its joint ventures. Leviathan has determined that it is not necessary to participate in interest rate-related derivative financial

             LEVIATHAN GAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES instruments because it currently does not expect significant short-term increases in the interest rates charged under Leviathan's credit facility or the various joint venture credit facilities and loan agreements.

     Commodity Price Risk. Leviathan hedges a portion of its oil and natural gas production to reduce its exposure to fluctuations in the market prices thereof. Leviathan uses commodity price swap transactions whereby monthly settlements are based on differences between the prices specified in the commodity price swap agreements and the settlement prices of certain futures contracts quoted on the New York Mercantile Exchange ("NYMEX") or certain other indices. Leviathan settles the commodity price swap transactions by paying the negative difference or receiving the positive difference between the applicable settlement price and the price specified in the contract. The commodity price swap transactions Leviathan uses differ from futures contracts in that there are no contractual obligations which require or allow for the future delivery of the product. The credit risk from Leviathan's price swap contracts is derived from the counter-party to the transaction, typically a major financial institution. Leviathan does not require collateral and does not anticipate non-performance by this counter-party, which does not transact a sufficient volume of transactions with Leviathan to create a significant concentration of credit risk. Gains or losses resulting from hedging activities and the termination of any hedging instruments are initially deferred and included as an increase or decrease to oil and natural gas sales in the period in which the hedged production is sold. For the three months ended March 31, 1999, Leviathan recorded a net loss of $0.4 million related to hedging activities.

     As of March 31, 1999, Leviathan has open sales swap transactions for 10,000 million British thermal units ("MMbtu") of natural gas per day for calendar 2000 at a fixed price to be determined at its option equal to the February 2000 Natural Gas Futures Contract on the NYMEX as quoted at any time during 1999 and January 2000, to and including the last two trading days of the February 2000 contract, minus $0.5450 per MMbtu. Additionally, Leviathan has open sales swap transactions of 10,000 MMbtu of natural gas per day at a fixed price to be determined at its option equal to the January 2000 Natural Gas Futures Contract on NYMEX as quoted at any time during 1999, to and including the last two trading days of the January 2000 contract, minus $0.50 per MMbtu.

     If Leviathan had settled its open natural gas hedging positions as of March 31, 1999 based on the applicable settlement prices of the NYMEX futures contracts, Leviathan would have recognized a loss of approximately $2.6 million.

  Other

     Leviathan is involved from time to time in various claims, actions, lawsuits and regulatory matters that have arisen in the ordinary course of business, including various rate cases and other proceedings before the Federal Energy Regulatory Commission.

     Leviathan and several subsidiaries of El Paso Energy have been made defendants in actions brought by Jack Grynberg on behalf of the U.S. Government under the false claims act. Generally, the complaints allege an industry-wide conspiracy to underreport the heating value as well as the volumes of the natural gas produced from federal and Indian lands, thereby depriving the U.S. Government of royalties. In April 1999, the U.S. Government filed a notice that it does not intend to intervene in these actions. Leviathan and El Paso Energy believe the complaint is without merit and therefore will not have a material adverse effect on Leviathan's consolidated financial position, results of operations or cash flows.

     Leviathan is a defendant in a lawsuit filed by Transco Gas Pipe Line Corporation ("Transco") in the 157th Judicial District Court, Harris County, Texas on August 30, 1996. Transco alleges that, pursuant to a platform lease agreement entered into on June 28, 1994, Transco has the right to expand its facilities and operations on the offshore platform by connecting additional pipeline receiving and appurtenant facilities. Management has denied Transco's request to expand its facilities and operations because the lease agreement does not provide for such expansion and because Transco's activities will interfere with the

             LEVIATHAN GAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES

Manta Ray Offshore system and Leviathan's existing and planned activities on the platform. Transco has requested a declaratory judgment and is seeking damages. The case is set for trial in June 1999. It is the opinion of management that adequate defenses exist and that the final disposition of this suit, will not have a material adverse effect on Leviathan's consolidated financial position, results of operations or cash flows.

     Leviathan is a named defendant in numerous lawsuits and a named party in numerous governmental proceedings arising in the ordinary course of business. While the outcome of such lawsuits or other proceedings against Leviathan cannot be predicted with certainty, management currently does not expect these matters to have a material adverse effect on Leviathan's consolidated financial position, results of operations, or cash flows.

NOTE 7 -- NEW ACCOUNTING PRONOUNCEMENT NOT YET ADOPTED:

     In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 requires that entities recognize all derivative investments as either assets or liabilities on the balance sheet and measure those instruments at fair value. Changes in the fair value of derivatives are recorded each period in current earnings or other comprehensive income, depending on whether a derivative is designated as a hedge transaction. For fair-value hedge transactions in which Leviathan is hedging changes in an asset's, liability's or firm commitment's fair value, changes in the fair value of the derivative instrument will generally be offset in the income statement by changes in the hedged item's fair value. For cash-flow hedge transactions, in which Leviathan is hedging the variability of cash flows related to a variable-rate asset, liability, or a forecasted transaction, changes in the fair value of the derivative instrument will be reported in other comprehensive income. The gains and losses on the derivative instrument that are reported in other comprehensive income will be reclassified as earnings in the periods in which earnings are impacted by the variability of the cash flows of the hedged item. The ineffective portion of all hedges will be recognized in current-period earnings. This statement is effective for fiscal years beginning after June 15, 1999. Leviathan is currently evaluating the effects of this pronouncement.

             LEVIATHAN GAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES

NOTE 8 -- NET INCOME (LOSS) PER UNIT:

     Basic and diluted net income (loss) per unit is calculated based upon the net income (loss) of Leviathan less an allocation of net income (loss) to the General Partner proportionate to its share of cash distributions and is presented below for the three months ended March 31 (in thousands).

                                                    1999                           1998
                                         ---------------------------   ----------------------------
                                         LIMITED    GENERAL            LIMITED    GENERAL
                                         PARTNERS   PARTNER   TOTAL    PARTNERS   PARTNER    TOTAL
                                         --------   -------   ------   --------   -------   -------
Net income (loss)(a)...................  $ 3,464     $ 35     $3,499   $(1,410)    $ (14)   $(1,424)
Allocation to General Partner(b).......     (628)     628         --       261      (261)        --
                                         -------     ----     ------   -------     -----    -------
Allocation of net income (loss) as
  adjusted for incentive
  distributions........................  $ 2,836     $663     $3,499   $(1,149)    $(275)   $(1,424)
                                         =======     ====     ======   =======     =====    =======
Weighted average number of units
  outstanding(c).......................   24,367                        24,367
                                         =======                       =======
Basic and diluted net income (loss) per
  unit.................................  $  0.12                       $ (0.05)
                                         =======                       =======

---------------

(a) Net income (loss) allocated 99% to the limited partners as holders of the Preference and Common Units and 1% to the General Partner.

(b) Represents allocation of net income (loss) to the General Partner proportionate to its share of each quarter's cash distributions which included incentive distributions (Note 4).

(c) Diluted weighted average number of units outstanding is less than 1 thousand units higher than basic weighted average units outstanding as a result of unit options included in the diluted weighted average. Diluted average number of units outstanding excludes 933 thousand outstanding unit options to purchase an equal number of Common Units of Leviathan, as the exercise prices of these unit options were greater than the average market price of the Common Units.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Unitholders of Leviathan Gas Pipeline Partners, L.P.
  and the Board of Directors and Stockholder of Leviathan Gas Pipeline Company, as General Partner

     In our opinion, the accompanying consolidated balance sheet and related consolidated statements of operations, of cash flows and of partners' capital present fairly, in all material respects, the financial position of Leviathan Gas Pipeline Partners, L.P. and its subsidiaries ("Leviathan") at December 31, 1998 and 1997 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998 in conformity with generally accepted accounting principles. These financial statements are the responsibility of Leviathan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

                                          PricewaterhouseCoopers LLP

Houston, Texas
March 19, 1999

             LEVIATHAN GAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET
                                 (In thousands)

                                                                  DECEMBER 31,
                                                              --------------------
                                                                1998        1997
                                                              --------    --------
                           ASSETS
Current assets:
  Cash and cash equivalents.................................  $  3,108    $  6,430
  Accounts receivable.......................................     1,482       1,953
  Accounts receivable from affiliates.......................     7,106       6,608
  Other current assets......................................       247         653
                                                              --------    --------
          Total current assets..............................    11,943      15,644
                                                              --------    --------
Equity investments..........................................   186,079     182,301
                                                              --------    --------
Property and equipment:
  Pipelines.................................................    64,464      78,617
  Platforms and facilities..................................   123,912      97,509
  Oil and natural gas properties, at cost, using successful
     efforts method.........................................   152,750     120,296
                                                              --------    --------
                                                               341,126     296,422
  Less accumulated depreciation, depletion, amortization and
     impairment.............................................    99,134      95,783
                                                              --------    --------
     Property and equipment, net............................   241,992     200,639
                                                              --------    --------
Investment in Tatham Offshore, Inc. (Notes 1 and 8).........        --       7,500
Other noncurrent assets.....................................     2,712       3,758
                                                              --------    --------
          Total assets......................................  $442,726    $409,842
                                                              ========    ========
                       LIABILITIES AND PARTNERS' CAPITAL
Current liabilities:
  Accounts payable and accrued liabilities..................  $ 10,429    $ 12,522
  Accounts payable to affiliates............................       738       1,032
  Notes payable.............................................   338,000          --
                                                              --------    --------
          Total current liabilities.........................   349,167      13,554
Deferred federal income taxes...............................       937       1,399
Notes payable...............................................        --     238,000
Other noncurrent liabilities................................    10,724      13,304
                                                              --------    --------
          Total liabilities.................................   360,828     266,257
                                                              --------    --------

Commitments and contingencies

Minority interest...........................................      (998)       (381)
                                                              --------    --------
Partners' capital:
  Preference unitholders' interest..........................     7,351     163,426
  Common unitholders' interest..............................    90,972     (15,400)
  General Partner's interest................................   (15,427)     (4,060)
                                                              --------    --------
                                                                82,896     143,966
                                                              --------    --------
          Total liabilities and partners' capital...........  $442,726    $409,842
                                                              ========    ========

    The accompanying notes are an integral part of this financial statement.

             LEVIATHAN GAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF OPERATIONS
                    (In thousands, except per Unit amounts)

                                                                  YEAR ENDED DECEMBER 31,
                                                              -------------------------------
                                                                1998        1997       1996
                                                              --------    --------    -------
Revenue:
  Oil and natural gas sales.................................  $    186    $    276    $   772
  Oil and natural gas sales to affiliates...................    31,225      57,830     46,296
  Gathering, transportation and platform services...........    13,924      10,029     13,974
  Gathering, transportation and platform services to
     affiliates.............................................     3,396       7,300     10,031
  Equity in earnings........................................    26,724      29,327     20,434
                                                              --------    --------    -------
                                                                75,455     104,762     91,507
                                                              --------    --------    -------
Costs and expenses:
  Operating expenses........................................    11,369      11,352      9,068
  Depreciation, depletion and amortization..................    29,267      46,289     31,731
  Impairment, abandonment and other.........................    (1,131)     21,222         --
  General and administrative expenses.......................     6,416       5,869        788
  Management fee and general and administrative expenses
     allocated from General Partner.........................     9,773       8,792      7,752
                                                              --------    --------    -------
                                                                55,694      93,524     49,339
                                                              --------    --------    -------

Operating income............................................    19,761      11,238     42,168
Interest income and other...................................       771       1,475      1,710
Interest and other financing costs..........................   (20,242)    (14,169)    (5,560)
Minority interest in (income) loss..........................       (15)          7       (427)
                                                              --------    --------    -------
Income (loss) before income taxes...........................       275      (1,449)    37,891
Income tax benefit..........................................       471         311        801
                                                              --------    --------    -------
Net income (loss)...........................................  $    746    $ (1,138)   $38,692
                                                              ========    ========    =======
Weighted average number of units outstanding................    24,367      24,367     24,367
                                                              ========    ========    =======
Basic and diluted net income (loss) per unit (Note 2).......  $   0.02(a) $  (0.06)   $  1.57
                                                              ========    ========    =======

---------------

(a) Excludes 933,000 outstanding unit options to purchase an equal number of Common Units of Leviathan as the exercise prices of the unit options were greater than the average market price of the Common Units (Note 7).

    The accompanying notes are an integral part of this financial statement.

             LEVIATHAN GAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                 (In thousands)

                                                                 YEAR ENDED DECEMBER 31,
                                                            ---------------------------------
                                                              1998        1997        1996
                                                            --------    --------    ---------
Cash flows from operating activities:
  Net income (loss).......................................  $    746    $ (1,138)   $  38,692
  Adjustments to reconcile net income (loss) to net cash
     provided by operating activities:
      Amortization of debt issue costs....................     2,128         960        1,351
      Depreciation, depletion and amortization............    29,267      46,289       31,731
      Impairment, abandonment and other...................    (1,131)     21,222           --
      Minority interest in income (loss)..................        15          (7)         427
      Equity in earnings..................................   (26,724)    (29,327)     (20,434)
      Distributions from equity investments...............    31,171      27,135       36,823
      Deferred income taxes and other.....................      (462)       (323)        (936)
      Other noncash items.................................      (310)     (1,596)      (6,560)
      Changes in operating working capital:
        Decrease (increase) in accounts receivable........       471       4,284       (3,442)
        (Increase) decrease in accounts receivable from
           affiliates.....................................      (498)      7,499       (7,512)
        Decrease (increase) in other current assets.......       406         206          (97)
        Decrease in accounts payable and accrued
           liabilities....................................    (9,108)     (5,247)     (23,190)
        (Decrease) increase in accounts payable to
           affiliates.....................................      (294)     (2,472)       3,326
                                                            --------    --------    ---------
          Net cash provided by operating activities.......    25,677      67,485       50,179
                                                            --------    --------    ---------
Cash flows from investing activities:
  Acquisition and development of oil and natural gas
     properties...........................................   (30,548)    (11,249)     (59,599)
  Additions to pipelines, platforms and facilities........   (27,368)    (30,708)     (30,095)
  Equity investments......................................    (8,195)         --      (12,027)
  Proceeds from sales of assets and other.................       487         188           --
                                                            --------    --------    ---------
          Net cash used in investing activities...........   (65,624)    (41,769)    (101,721)
                                                            --------    --------    ---------
Cash flows from financing activities:
  Decrease in restricted cash.............................        --         716           --
  Debt issue costs........................................      (928)        (93)      (2,843)
  Proceeds from notes payable.............................   129,000      65,000       89,220
  Repayments of notes payable.............................   (29,000)    (54,000)          --
  Distributions to partners...............................   (62,447)    (47,398)     (33,852)
                                                            --------    --------    ---------
          Net cash provided by (used in) financing
            activities....................................    36,625     (35,775)      52,525
                                                            --------    --------    ---------

Net (decrease) increase in cash and cash equivalents......    (3,322)    (10,059)         983
Cash and cash equivalents at beginning of year............     6,430      16,489       15,506
                                                            --------    --------    ---------
Cash and cash equivalents at end of year..................  $  3,108    $  6,430    $  16,489
                                                            ========    ========    =========

Supplemental disclosures to the statement of cash flows -- see Note 11.

    The accompanying notes are an integral part of this financial statement.

             LEVIATHAN GAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES

                  CONSOLIDATED STATEMENT OF PARTNERS' CAPITAL
                                 (In thousands)

                                   PREFERENCE   PREFERENCE    COMMON     COMMON       GENERAL
                                     UNITS      UNITHOLDERS   UNITS    UNITHOLDERS   PARTNER(A)      TOTAL
                                   ----------   -----------   ------   -----------   ----------     --------
Partners' capital at December 31,
  1995...........................    18,075      $ 192,225    6,292     $ (5,380)     $     (4)     $186,841
Net income for the year ended
  December 31, 1996..............        --         28,400       --        9,905           387        38,692
Cash distributions...............        --        (24,401)      --       (8,494)         (615)      (33,510)
                                    -------      ---------    ------    --------      --------      --------
Partners' capital at December 31,
  1996...........................    18,075        196,224    6,292       (3,969)         (232)      192,023
Net loss for the year ended
  December 31, 1997..............        --         (1,167)      --         (420)          449        (1,138)
Cash distributions...............        --        (31,631)      --      (11,011)       (4,277)      (46,919)
                                    -------      ---------    ------    --------      --------      --------
Partners' capital at December 31,
  1997...........................    18,075        163,426    6,292      (15,400)       (4,060)      143,966
Net income for the year ended
  December 31, 1998..............        --             63       --          541           142           746
Conversion of Preference Units
  into Common Units (Note 7).....   (17,058)      (127,842)   17,058     127,842            --            --
Cash distributions...............        --        (28,296)      --      (22,011)      (11,509)      (61,816)
                                    -------      ---------    ------    --------      --------      --------
Partners' capital at December 31,
  1998...........................     1,017      $   7,351    23,350    $ 90,972      $(15,427)(b)  $ 82,896
                                    =======      =========    ======    ========      ========      ========

---------------
(a) Leviathan Gas Pipeline Company owns a 1% general partner interest in Leviathan Gas Pipeline Partners, L.P.

(b) Pursuant to the terms of the Partnership Agreement, no partner shall have any obligation to restore any negative balance in its capital account upon liquidation of Leviathan. Therefore, any net gains from the dissolution of Leviathan's assets would be allocated first to any then-outstanding deficit capital account balance before any of the remaining net proceeds would be distributed to the partners in accordance with their ownership percentages.

    The accompanying notes are an integral part of this financial statement.

             LEVIATHAN GAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 -- ORGANIZATION:

     Leviathan Gas Pipeline Partners, L.P., a publicly held Delaware limited partnership ("Leviathan"), is primarily engaged in the gathering, transportation and production of natural gas and crude oil in the Gulf of Mexico (the "Gulf"). Through its subsidiaries and joint ventures, Leviathan owns interests in significant assets, including (i) eight natural gas pipelines, (ii) a crude oil pipeline system, (iii) six strategically located multi-purpose platforms, (iv) a dehydration facility, (v) four producing oil and natural gas properties and (vi) one undeveloped oil and natural gas property.

     Leviathan Gas Pipeline Company, a Delaware corporation and the general partner of Leviathan (the "General Partner"), performs all management and operational functions of Leviathan and its subsidiaries. In August 1998, the General Partner became a wholly-owned indirect subsidiary of El Paso Energy Corporation ("El Paso") pursuant to El Paso's merger with DeepTech International Inc. ("DeepTech"), the indirect parent of the General Partner, as discussed below.

  Merger

     Effective August 14, 1998, El Paso completed the acquisition of DeepTech by merging a wholly-owned subsidiary of El Paso with and into DeepTech (the "Merger") pursuant to the Agreement and Plan of Merger dated as of February 27, 1998 (as amended, the "Merger Agreement"). The material terms of the Merger and the transactions contemplated by the Merger Agreement and other agreements as these agreements relate to Leviathan are as follows:

     (a) Prior to the Merger, Leviathan Holdings Company, which owns 100% of the General Partner, was owned 85% by DeepTech resulting in DeepTech owning an overall 23.2% effective interest in Leviathan. El Paso acquired the minority interests of Leviathan Holdings Company and two other subsidiaries of DeepTech primarily held by former DeepTech management for an aggregate of $55.0 million. As a result, El Paso owns 100% of the General Partner's interest in Leviathan and an overall 27.3% effective interest in Leviathan.

     (b) In June 1998, Tatham Offshore, Inc. ("Tatham Offshore"), an affiliate of Leviathan through August 14, 1998, canceled its reversionary interests in certain oil and natural gas properties owned by Leviathan (Note 4).

     (c) On August 14, 1998, Tatham Offshore transferred its remaining assets located in the Gulf to Leviathan in exchange for the 7,500 shares of Series B 9% Senior Convertible Preferred Stock (the "Senior Preferred Stock") issued by Tatham offshore (Note 8) and owned by Leviathan (the "Redemption Agreement"). Under the terms of the Redemption Agreement, Leviathan acquired all of Tatham Offshore's right, title and interest in and to Viosca Knoll Blocks 817 (subject to an existing production payment obligation), West Delta Block 35, the platform located at Ship Shoal Block 331 and other lease blocks not material to Leviathan's current operations. The net cash expenditure of Leviathan under the Redemption Agreement totaled $774,000 representing (i) $2,771,000 of abandonment costs relating to wells located at Ewing Bank Blocks 914 and 915 offset by (ii) $1,997,000 of net cash generated from the producing properties from January 1, 1998 through August 14, 1998. In addition, Leviathan assumed all remaining abandonment and restoration obligations associated with the platform and leases.

NOTE 2 -- SIGNIFICANT ACCOUNTING POLICIES:

  Principles of consolidation

     The accompanying consolidated financial statements include the accounts of those 50% or more owned subsidiaries controlled by Leviathan. The General Partner's approximate 1% nonmanaging interest

             LEVIATHAN GAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES in certain subsidiaries of Leviathan represents the minority interest in Leviathan's consolidated financial statements. Investments in which Leviathan owns a 20% to 50% ownership interest are accounted for using the equity method. All significant intercompany balances and transactions have been eliminated in consolidation. Certain amounts from the prior year have been reclassified to conform to the current year's presentation.

  Cash and cash equivalents

     All highly liquid investments with a maturity of three months or less when purchased are considered to be cash equivalents.

  Property and equipment

     Gathering pipelines, platforms and related facilities are recorded at cost and are depreciated on a straight-line basis over the estimated useful lives of the assets which generally range from 5 to 30 years for the gathering pipelines and from 18 to 30 years for platforms and the related facilities. Repair and maintenance costs are expensed as incurred; additions, improvements and replacements are capitalized.

     Leviathan accounts for its oil and natural gas exploration and production activities using the successful efforts method of accounting. Under this method, costs of successful exploratory wells, development wells and acquisitions of mineral leasehold interests are capitalized. Production, exploratory dry hole and other exploration costs, including geological and geophysical costs and delay rentals, are expensed as incurred. Unproved properties are assessed periodically and any impairment in value is recognized currently as depreciation, depletion and amortization expense.

     Depreciation, depletion and amortization of the capitalized costs of producing oil and natural gas properties, consisting principally of tangible and intangible costs incurred in developing a property and costs of productive leasehold interests, are computed on the unit-of-production method. Unit-of-production rates are based on annual estimates of remaining proved developed reserves or proved reserves, as appropriate, for each property. Repair and maintenance costs are charged to expense as incurred; additions, improvements and replacements are capitalized.

     Estimated dismantlement, restoration and abandonment costs and estimated residual salvage values are taken into account in determining depreciation provisions for gathering pipelines, platforms, related facilities and oil and natural gas properties. Other noncurrent liabilities at December 31, 1998 and 1997 include $10,724,000 and $9,158,0000, respectively, of accrued dismantlement, restoration and abandonment costs.

     Retirements, sales and disposals of assets are recorded by eliminating the related costs and accumulated depreciation, depletion and amortization of the disposed assets with any resulting gain or loss reflected in income.

     Leviathan evaluates impairment of its property and equipment in accordance with Statement of Financial Accounting Standard ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," which requires recognition of impairment losses on long-lived assets (including pipelines, proved properties, wells, equipment and related facilities) if the carrying amount of such assets, grouped at the lowest level for which there are identifiable cash flows that are largely independent of the cash flows from other assets, exceeds the estimated undiscounted future cash flows of such assets. Measurement of any impairment loss is based on the fair value of the assets.

             LEVIATHAN GAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES

  Capitalization of interest

     Interest and other financing costs are capitalized in connection with construction and drilling activities as part of the cost of the asset and amortized over the related asset's estimated useful life.

  Debt issue costs

     Debt issue costs are capitalized and amortized over the life of the related indebtedness. Any unamortized debt issue costs are expensed at the time the related indebtedness is repaid or otherwise terminated.

  Revenue recognition

     Revenue from pipeline transportation of hydrocarbons is recognized upon receipt of the hydrocarbons into the pipeline systems. Revenue from oil and natural gas sales is recognized upon delivery in the period of production. Revenue from platform access and processing services is recognized in the period the services are provided.

  Income taxes

     Leviathan and its subsidiaries other than Tarpon Transmission Company ("Tarpon") are not taxable entities. However, the taxable income or loss resulting from the operations of Leviathan will ultimately be included in the federal and state income tax returns of the general and limited partners. Individual partners will have different investment bases depending upon the timing and price of acquisition of partnership units. Further, each partner's tax accounting, which is partially dependent upon his/her tax position, may differ from the accounting followed in the consolidated financial statements. Accordingly, there could be significant differences between each individual partner's tax basis and his/her share of the net assets reported in the consolidated financial statements. Leviathan does not have access to information about each individual partner's tax attributes in Leviathan, and the aggregate tax bases cannot be readily determined. Accordingly, management does not believe that, in Leviathan's circumstances, the aggregate difference would be meaningful information.

     Tarpon is, and Manta Ray Gathering Systems, Inc. ("Manta Ray") was, prior to its liquidation in May 1996, a subsidiary of Leviathan subject to federal corporate income taxation. Leviathan utilizes an asset and liability approach for accounting for income taxes of Tarpon and Manta Ray that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and tax bases of other assets and liabilities. Resulting tax liabilities, if any, are borne by Leviathan.

  Net income per unit

     Basic earnings per share ("EPS") excludes dilution and is computed by dividing net income (loss) attributable to the limited partners by the weighted average number of units outstanding during the period. Dilutive EPS reflects potential dilution and is computed by dividing net income (loss) attributable to the limited partners by the weighted average number of units outstanding during the period increased by the number of additional units that would have been outstanding if the dilutive potential units had been issued.

     Basic income (loss) per unit and diluted income (loss) per unit for Leviathan are the same for the years ended December 31, 1998, 1997 and 1996 as no dilutive potential units were outstanding during the respective periods. Leviathan includes the outstanding Preference Units in the basic and diluted net income (loss) per unit calculation as if the Preference Units had been converted into Common Units.

             LEVIATHAN GAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES

     Basic and diluted net income (loss) per unit is calculated based upon the net income (loss) of Leviathan less an allocation of net income to the General Partner proportionate to its share of cash distributions and is calculated as follows (in thousands).

                                           YEAR ENDED DECEMBER 31, 1998    YEAR ENDED DECEMBER 31, 1997
                                           -----------------------------   ----------------------------
                                            LIMITED    GENERAL             LIMITED    GENERAL
                                           PARTNERS    PARTNER    TOTAL    PARTNERS   PARTNER    TOTAL
                                           ---------   --------   ------   --------   -------   -------
Net income (loss)(a).....................   $   738      $  8      $746    $(1,127)    $(11)    $(1,138)
Allocation to General Partner(b).........      (134)      134        --       (460)     460          --
                                            -------      ----      ----    -------     ----     -------
Allocation of net income (loss) as
  adjusted for Incentive Distributions...   $   604      $142      $746    $(1,587)    $449     $(1,138)
                                            =======      ====      ====    =======     ====     =======
Weighted average number of units
  outstanding............................    24,367                         24,367
                                            =======                        =======
Basic and diluted net income (loss) per
  unit...................................   $  0.02                        $ (0.06)
                                            =======                        =======

---------------

(a) Net income (loss) allocated 99% to the limited partners as holders of the Preference and Common Units and 1% to the General Partner.

(b) Represents allocation of net income to the General Partner proportionate to its share of each quarter's cash distributions which included Incentive Distributions (Note 7).

     For the year ended December 31, 1996, basic and diluted net income per unit was computed based upon the net income of Leviathan less an allocation of approximately 1% of Leviathan's net income to the General Partner. During 1996, the General Partner only received a 1% allocation of net income as Leviathan did not pay any Incentive Distributions (Note 7) until 1997. The weighted average number of Units outstanding for the year ended December 31, 1996 was 24,366,894 Units.

  Estimates

     The preparation of consolidated financial statements in conformity with generally accepted accounting principles and the estimation of oil and natural gas reserves requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the related reported amounts of revenue and expenses during the reporting period. Such estimates and assumptions include those regarding: (i) Federal Energy Regulatory Commission ("FERC") regulations, (ii) oil and natural gas reserve disclosure, (iii) estimated useful lives of depreciable assets and
(iv) potential abandonment, dismantlement, restoration and environmental liabilities. Actual results could differ from those estimates. Management believes that its estimates are reasonable.

  Unit Options

     In August 1998, Leviathan adopted SFAS No. 123, "Accounting for Stock Based Compensation." While SFAS No. 123 encourages entities to adopt the fair value method of accounting for their stock-based compensation plans, this standard permits and Leviathan has elected to utilize the intrinsic value method under Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees." Prior to August 1998, compensation expense for Leviathan's unit appreciation rights was recorded annually based on the quoted market price of Preference Units at the end of the period and the percentage of vesting which had occurred. A description of Leviathan's option plans and pro forma information regarding net income (loss) and net income (loss) per unit, as calculated under the provisions of SFAS No. 123, are disclosed in Note 7.

             LEVIATHAN GAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES

  Price Risk Management Activities

     Leviathan enters into commodity price swap instruments for non-trading purposes to manage its exposure to price fluctuations on anticipated natural gas and crude oil sales transactions. To qualify for hedge accounting, the transactions must reduce the risk of the underlying hedge items, be designated as hedges at inception and result in cash flows and financial impacts which are inversely correlated to the position being hedged. If correlation ceases to exist, hedge accounting is terminated and mark-to-market accounting is applied. Gains and losses resulting from hedging activities and the termination of any hedging instruments are initially deferred and included as an increase or decrease to oil and natural gas sales in the period in which the hedged production is sold. See Note 10.

  Recent Pronouncements

     Effective January 1, 1998, Leviathan adopted SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information." SFAS No. 131 establishes standards for the method public entities report information about operating segments in both interim and annual financial statements issued to unitholders and requires related disclosures about products and services, geographic areas and major customers. See Notes 3, 4, 12 and 13.

     In April 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities." This statement defines start-up activities, requires start-up and organization costs to be expensed as incurred and requires that any such costs that exist on the balance sheet be expensed upon adoption of this pronouncement. The statement is effective for fiscal years beginning after December 15, 1998. Leviathan does not expect the implementation of this statement to have a material effect on Leviathan's financial position or results of operations.

     In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 requires that entities recognize all derivative instruments as either assets or liabilities on the balance sheet and measure those instruments at fair value. Changes in the fair value of derivatives are recorded each period in current earnings or other comprehensive income, depending on whether a derivative is designated as a hedge transaction. For fair-value hedge transactions in which Leviathan is hedging changes in an asset's, liability's or firm commitment's fair value, changes in the fair value of the derivative instrument will generally be offset in the income statement by changes in the hedged item's fair value. For cash-flow hedge transactions, in which Leviathan is hedging the variability of cash flows related to a variable-rate asset, liability, or a forecasted transaction, changes in the fair value of the derivative instrument will be reported in other comprehensive income. The gains and losses on the derivative instrument that are reported in other comprehensive income will be reclassified as earnings in the periods in which earnings are impacted by the variability of the cash flows of the hedged item. The ineffective portion of all hedges will be recognized in current-period earnings. This statement is effective for fiscal years beginning after June 15, 1999. Leviathan has not yet determined the impact that the adoption of SFAS No. 133 will have on its financial position or results of operations.

     In November 1998, the Emerging Issues Task Force ("EITF") reached a consensus on EITF 98-10, "Accounting for Contracts Involved in Energy Trading and Risk Management Activities." EITF 98-10 requires energy trading contracts to be recorded at fair value on the balance sheet, with the changes in fair value included in earnings and is effective for fiscal years beginning after December 15, 1998. Leviathan adopted the provisions of EITF 98-10 in January 1999 and does not believe that the application of this pronouncement will have a material impact on Leviathan's financial position or results of operations.

             LEVIATHAN GAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES

NOTE 3 -- EQUITY INVESTMENTS:

     Leviathan owns interests of 50% in Viosca Knoll Gathering Company ("Viosca Knoll"), 36% in Poseidon Oil Pipeline Company, L.L.C. ("POPCO"), 50% in Stingray Pipeline Company ("Stingray"), 40% in High Island Offshore System, L.L.C., ("HIOS"), 33 1/3% in U-T Offshore System ("UTOS"), 50% in West Cameron Dehydration Company, L.L.C. ("West Cameron Dehy") and an effective 25.67% interest in each of Manta Ray Offshore Gathering Company, L.L.C. ("Manta Ray Offshore") and Nautilus Pipeline Company, L.L.C. ("Nautilus").

     The excess of the carrying amount of the investments accounted for using the equity method over the underlying equity in net assets as of December 31, 1998 is $45,023,000. The difference between the cost of the investments accounted for on the equity method and the underlying equity in net assets is being depreciated on a straight-line basis over the estimated lives of the underlying net assets.

     The summarized financial information for investments, which are accounted for using the equity method, is as follows.

SUMMARIZED HISTORICAL OPERATING RESULTS
YEAR ENDED DECEMBER 31, 1998
(In thousands)

                                                                      WEST                  MANTA
                                      VIOSCA                         CAMERON                 RAY
                             HIOS      KNOLL    STINGRAY    POPCO     DEHY      UTOS     OFFSHORE(A)   NAUTILUS(A)    TOTAL
                           --------   -------   --------   -------   -------   -------   -----------   -----------   -------
Operating revenue........  $ 43,818   $29,334   $ 23,008   $44,522   $2,796    $ 5,174     $10,949      $  5,403
Other income.............        --        50        670      290        11        100         488           100
Operating expenses.......   (19,047)   (3,031)   (16,814)  (4,763)     (183)    (2,466)     (3,710)       (1,979)
Depreciation.............    (4,772)   (3,860)    (6,852)  (8,846)      (16)      (559)     (4,303)       (5,845)
Interest expense.........       (16)   (4,267)    (1,668)  (8,671)       --         (2)         --            --
                           --------   -------   --------   -------   ------    -------     -------      --------
Net earnings (loss)......    19,983    18,226     (1,656)  22,532     2,608      2,247       3,424        (2,321)
Ownership percentage.....        40%       50%        50%      36%       50%      33.3%      25.67%        25.67%
                           --------   -------   --------   -------   ------    -------     -------      --------
                              7,993     9,113       (828)   8,111     1,304        749         879          (596)
Adjustments:
  Depreciation(b)........       881        --        749     (120)       --         33        (348)           --
  Contract
    amortization(b)......      (105)       --       (127)      --        --         --          --            --
  Other..................      (149)       --        (49)      --        --        (52)         --          (714)(c)
                           --------   -------   --------   -------   ------    -------     -------      --------
Equity in earnings
  (loss).................  $  8,620   $ 9,113   $   (255)  $7,991    $1,304    $   730     $   531      $ (1,310)    $26,724
                           ========   =======   ========   =======   ======    =======     =======      ========     =======
Distributions(d).........  $  9,240   $10,350   $  1,000   $6,732    $1,100    $   933     $ 1,182      $    634     $31,171
                           ========   =======   ========   =======   ======    =======     =======      ========     =======

---------------

(a) Leviathan owns a 25.67% interest in Neptune Pipeline Company, L.L.C. ("Neptune"). Neptune owns a 99% member interest in each of Manta Ray Offshore, which owns a non-jurisdictional natural gas system, and Nautilus, which owns a jurisdictional natural gas system. Leviathan believes the disclosure of separate financial data for Manta Ray Offshore and Nautilus is more meaningful than the consolidated results of Neptune.

(b) Adjustments result from purchase price adjustments made in accordance with APB Opinion No. 16 "Business Combinations."

(c) Primarily relates to a revision of the allowance for funds used during construction ("AFUDC") which represents the estimated costs, during the construction period, of funds used for construction.

(d) Future distributions could be restricted by the terms of the equity investees' respective credit agreements.

             LEVIATHAN GAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES

SUMMARIZED HISTORICAL OPERATING RESULTS
YEAR ENDED DECEMBER 31, 1997
(In thousands)

                                                                        WEST                  MANTA
                                        VIOSCA                         CAMERON                 RAY
                               HIOS      KNOLL    STINGRAY    POPCO     DEHY      UTOS     OFFSHORE(A)   NAUTILUS(A)    TOTAL
                             --------   -------   --------   -------   -------   -------   -----------   -----------   -------
Operating revenue..........  $ 45,917   $23,128   $ 23,630   $26,161   $2,451    $ 3,785     $ 6,263       $   54
Other income...............        --        40        970      209        29         61       1,564        6,489(b)
Operating expenses.........   (17,101)   (2,115)   (15,612)  (5,782)     (164)    (2,472)     (2,223)        (435)
Depreciation...............    (4,774)   (2,474)    (7,216)  (6,463)      (16)      (566)     (1,823)        (233)
Interest expense...........        --    (1,959)    (1,384)  (5,341)       --         37      (1,483)          --
                             --------   -------   --------   -------   ------    -------     -------       ------
Net earnings...............    24,042    16,620        388    8,784     2,300        845       2,298        5,875
Ownership percentage.......        40%       50%        50%      36%       50%      33.3%      25.67%       25.67%
                             --------   -------   --------   -------   ------    -------     -------       ------
                                9,617     8,310        194    3,162     1,150        281         590        1,508
Adjustments:
  Depreciation(c)..........       845        --        959     (120)       --         35          --           --
  Contract
    amortization(c)........      (105)       --       (350)      --        --         --          --           --
  Other....................      (228)       --        (49)    (263)       --        (24)      3,082(d)       733
                             --------   -------   --------   -------   ------    -------     -------       ------
Equity in earnings.........  $ 10,129   $ 8,310   $    754   $2,779    $1,150    $   292     $ 3,672       $2,241      $29,327
                             ========   =======   ========   =======   ======    =======     =======       ======      =======
Distributions(e)...........  $ 12,200   $ 9,650   $  1,375   $   --    $1,150    $   200     $ 2,560       $   --      $27,135
                             ========   =======   ========   =======   ======    =======     =======       ======      =======

---------------

(a) Leviathan owns a 25.67% interest in Neptune. Neptune owns a 99% member interest in each of Manta Ray Offshore, which owns a non-jurisdictional natural gas system, and Nautilus, which owns a jurisdictional natural gas system. Leviathan believes the disclosure of separate financial data for Manta Ray Offshore and Nautilus is more meaningful than the consolidated results of Neptune.

(b) Includes $6,431,000 related to AFUDC. Recognition of this allowance is appropriate because it constitutes an actual cost of construction. For regulated activities, Nautilus is permitted to earn a return on and recover AFUDC through its inclusion in the rate base and the provision for depreciation. The rate employed for the equity component of AFUDC is the equity rate of return stated in Nautilus' FERC tariff.

(c) Adjustments result from purchase price adjustments made in accordance with APB Opinion No. 16 "Business Combinations."

(d) Represents additional net earnings specifically allocated to Leviathan related to the assets contributed by Leviathan to the Manta Ray Offshore joint venture. Pursuant to the terms of the joint venture agreement, Leviathan managed the operations of the assets contributed to Manta Ray Offshore and was permitted to retain approximately 100% of the net earnings from such assets during the construction phase of the expansion to the Manta Ray Offshore system (January 17, 1997 through December 31, 1997). Effective January 1, 1998, Manta Ray Offshore began allocating all net earnings in accordance with the ownership percentages of the joint venture.

(e) Future distributions could be restricted by the terms of the equity investees' respective credit agreements.

             LEVIATHAN GAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES

SUMMARIZED HISTORICAL OPERATING RESULTS
YEAR ENDED DECEMBER 31, 1996
(In thousands)

                                                                                          WEST
                                                          VIOSCA                         CAMERON
                                                 HIOS      KNOLL    STINGRAY    POPCO     DEHY      UTOS      TOTAL
                                               --------   -------   --------   -------   -------   -------   -------
Operating revenue............................  $ 47,440   $13,923   $ 24,146   $7,819    $1,686    $ 3,476
Other income.................................        97        --      1,186      339        10         48
Operating expenses...........................   (15,683)     (424)   (14,260)  (3,042)     (162)    (2,511)
Depreciation.................................    (4,775)   (2,269)    (7,057)  (2,176)      (16)      (560)
Other expenses...............................        --       (90)    (1,679)    (269)       --         --
                                               --------   -------   --------   -------   ------    -------
Net earnings.................................    27,079    11,140      2,336    2,671     1,518        453
Ownership percentage.........................        40%       50%        50%      36%       50%      33.3%
                                               --------   -------   --------   -------   ------    -------
                                                 10,832     5,570      1,168      962       759        151
Adjustments:
  Depreciation(a)............................       783        --        669       --        --          2
  Contract amortization(a)...................      (105)       --         --       --        --         --
  Rate refund reserve........................      (417)       --         --       --        --         --
  Other......................................      (107)       --         --      167        --         --
                                               --------   -------   --------   -------   ------    -------
Equity in earnings...........................  $ 10,986   $ 5,570   $  1,837   $1,129    $  759    $   153   $20,434
                                               ========   =======   ========   =======   ======    =======   =======
Distributions................................  $ 11,400   $18,450   $  1,923   $4,000    $  650    $   400   $36,823
                                               ========   =======   ========   =======   ======    =======   =======

---------------

(a) Adjustments result from purchase price adjustments made in accordance with APB Opinion No. 16, "Business Combinations."

SUMMARIZED HISTORICAL BALANCE SHEETS
(In thousands)

                                           HIOS            VIOSCA KNOLL           STINGRAY                POPCO
                                     -----------------   -----------------   -------------------   -------------------
                                       DECEMBER 31,        DECEMBER 31,         DECEMBER 31,          DECEMBER 31,
                                     -----------------   -----------------   -------------------   -------------------
                                      1998      1997      1998      1997       1998       1997       1998       1997
                                     -------   -------   -------   -------   --------   --------   --------   --------
Current assets.....................  $ 4,662   $ 5,587   $ 5,451   $ 3,354   $ 17,892   $ 20,184   $ 43,338   $ 31,763
Noncurrent assets..................   12,936    12,081    97,758    98,004     50,109     42,541    233,082    226,055
Current liabilities................    2,626     3,380     1,021    11,280     18,960     21,787     40,134     35,864
Long-term debt.....................       --        --    66,700    52,200     20,583     11,600    131,000    120,500
Other noncurrent liabilities.......       --       199       340       256     12,924      5,289         --         --

                                       WEST CAMERON
                                           DEHY                UTOS          MANTA RAY OFFSHORE         NAUTILUS
                                     -----------------   -----------------   -------------------   -------------------
                                       DECEMBER 31,        DECEMBER 31,         DECEMBER 31,          DECEMBER 31,
                                     -----------------   -----------------   -------------------   -------------------
                                      1998      1997      1998      1997       1998       1997       1998       1997
                                     -------   -------   -------   -------   --------   --------   --------   --------
Current assets.....................  $   848   $   455   $ 4,699   $ 3,955   $  7,250   $ 31,714   $  2,782   $    924
Noncurrent assets..................      647       663     2,745     2,803    135,626    127,731    113,434    120,074
Current liabilities................       13        43     4,125     2,900      5,023     32,601        709      3,699

             LEVIATHAN GAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES

NOTE 4 -- OIL AND NATURAL GAS PROPERTIES:

  Capitalized Costs

                                                                 DECEMBER 31,
                                                              -------------------
                                                                1998       1997
                                                              --------   --------
                                                                (In thousands)
Proved properties...........................................  $ 53,313   $ 38,790
Wells, equipment and related facilities.....................    99,437     81,506
                                                              --------   --------
          Total capitalized costs...........................   152,750    120,296
Accumulated depreciation, depletion and amortization........    72,194     53,684
                                                              --------   --------
          Net capitalized costs.............................  $ 80,556   $ 66,612
                                                              ========   ========

  Costs incurred in the Oil and Natural Gas Acquisitions, Exploration and Development Activities

                                                              YEAR ENDED DECEMBER 31,
                                                              ------------------------
                                                                1998           1997
                                                              ---------      ---------
                                                                   (In thousands)
Acquisitions of proved properties...........................   $16,945        $     1
Development.................................................    17,783         10,522
Capitalized interest........................................       328            726
                                                               -------        -------
          Total costs incurred..............................   $35,056        $11,249
                                                               =======        =======

     In October 1998, Leviathan purchased a 100% working interest in Ewing Bank Blocks 958, 959, 1002 and 1003 from a wholly-owned indirect subsidiary of El Paso for $12,235,000. In December 1998, Leviathan completed the drilling of a successful delineation well on the Ewing Bank unit.

     In 1995, Leviathan entered into a purchase and sale agreement (the "Purchase and Sale Agreement") with Tatham Offshore pursuant to which Leviathan acquired, subject to certain reversionary rights, a 75% working interest in Viosca Knoll Block 817, a 50% working interest in Garden Banks Block 72 and a 50% working interest in Garden Banks Block 117 (the "Acquired Properties") from Tatham Offshore for $30 million. Leviathan was entitled to retain all of the revenue attributable to the Acquired Properties until it had received net revenue equal to the payout amount, whereupon Tatham Offshore was entitled to receive a reassignment of the Acquired Properties, subject to certain reductions and conditions. In connection with the Merger, Tatham Offshore canceled its reversionary interests in the Acquired Properties (Note 1).

NOTE 5 -- REGULATORY MATTERS:

     The FERC has jurisdiction under the Natural Gas Act of 1938, as amended (the "NGA"), and the Natural Gas Policy Act of 1978, as amended (the "NGPA"), over Nautilus, Stingray, HIOS and UTOS (the "Regulated Pipelines") with respect to transportation of natural gas, rates and charges, construction of new facilities, extension or abandonment of service and facilities, accounts and records, depreciation and amortization policies and certain other matters. Leviathan's remaining systems (the "Unregulated Pipelines") are gathering facilities and as such are not currently subject to rate and certificate regulation by the FERC under the NGA and the NGPA. However, the FERC has asserted that it has rate jurisdiction under the NGA over services performed through gathering facilities owned by a natural gas company (as defined in the NGA) when such services are performed "in connection with" transportation services provided by such natural gas company. Whether, and to what extent, the FERC will exercise any NGA rate jurisdiction it may be found to have over gathering facilities owned either by natural gas companies or affiliates thereof is subject to case-by-case review by the FERC. Based on current FERC

             LEVIATHAN GAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES policy and precedent, Leviathan does not anticipate that the FERC will assert or exercise any NGA rate jurisdiction over the Unregulated Pipelines so long as the services provided through such lines are not performed "in connection with" transportation services performed through any of the Regulated Pipelines. Both the Regulated and the Unregulated Pipelines are subject to the FERC's administration of the "equal access" requirements of the Outer Continental Shelf Lands Act ("OCSLA").

     Poseidon is subject to regulation under the Hazardous Liquid Pipeline Safety Act ("HLPSA"). Operations in offshore federal waters are regulated by the Department of the Interior. In addition, as transporter of hydrocarbons across the Outer Continental Shelf ("OCS"), the Poseidon system must offer "equal access" to other potential shippers of crude. Poseidon is located in federal waters in the Gulf, and its right-of-way was granted by the federal government. Therefore, the FERC may assert that it has jurisdiction to compel Poseidon to grant access under OCSLA to other shippers of crude oil upon the satisfaction of certain conditions and to apportion the capacity of the line among owner and non-owner shippers.

     The FERC has generally disclaimed jurisdiction to set rates for oil pipelines in the OCS under the Interstate Commerce Act. As a result, POPCO has not filed tariffs with the FERC for the Poseidon crude oil pipeline system.

  Rate Cases

     Tarpon. In March 1997, the FERC issued an order declaring Tarpon's facilities exempt from NGA regulation under the gathering exception, thereby terminating Tarpon's status as a "natural gas company" under the NGA. Tarpon has agreed, however, to continue service for shippers that have not executed replacement contracts on the terms and conditions, and at the rates reflected in, its last effective regulated tariff for two years from the date of the order.

     Other. Each of Nautilus, Stingray, HIOS, and UTOS are currently operating under agreements with their respective customers that provide for rates that have been approved by the FERC.

NOTE 6 -- INDEBTEDNESS:

     Leviathan has a revolving credit facility, as amended and restated (the "Leviathan Credit Facility"), with a syndicate of commercial banks to provide up to $375 million of available credit, subject to certain incurrence limitations. As of December 31, 1998 and 1997, Leviathan had $338 million and $238 million, respectively, outstanding under its credit facility. At the election of Leviathan, interest under the Leviathan Credit Facility is determined by reference to the reserve-adjusted London interbank offer rate ("LIBOR"), the prime rate or the 90-day average certificate of deposit. The interest rate at December 31, 1998 and 1997 was 7.1% and 6.6% per annum, respectively. A commitment fee is charged on the unused and available to be borrowed portion of the credit facility. This fee varies between 0.25% and 0.375% per annum and was 0.375% per annum at December 31, 1998. The amendment to the credit facility in January 1999 increased the commitment fee to 0.50% per annum. Amounts advanced under the Leviathan Credit Facility were used to finance Leviathan's capital expenditures, including construction of platforms and pipelines, investments in equity investees and the acquisition and development of oil and natural gas properties. Amounts remaining under the Leviathan Credit Facility are available to Leviathan for general partnership purposes, including financing capital expenditures, for working capital, and subject to certain limitations, for paying distributions to unitholders. The Leviathan Credit Facility can also be utilized to issue letters of credit as may be required from time to time; however, no letters of credit are currently outstanding. The Leviathan Credit Facility matures in December 1999; is guaranteed by Leviathan and each of Leviathan's subsidiaries; and is collateralized by the management agreement with Leviathan (Note 8), substantially all of the assets of Leviathan and the General Partner's 1% general partner interest in Leviathan and approximate 1% nonmanaging interest in certain subsidiaries of Leviathan. Management

             LEVIATHAN GAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES believes it will be able to extend or refinance this credit facility on acceptable terms and conditions prior to its maturity.

     Interest and other financing costs totaled $21,308,000, $15,890,000 and $17,470,000 for the years ended December 31, 1998, 1997 and 1996, respectively. During the years ended December 31, 1998, 1997 and 1996, Leviathan capitalized $1,066,000, $1,721,000 and $11,910,000, respectively, of such interest costs in connection with construction projects and drilling activities in progress during such periods. At December 31, 1998 and 1997, the unamortized portion of debt issue costs totaled $2,549,000 and $3,749,000, respectively.

NOTE 7 -- PARTNERS' CAPITAL:

  General

     As of December 31, 1998, Leviathan had 23,349,988 Common Units and 1,016,906 Preference Units outstanding. Preference Units and Common Units totaling 18,075,000 are owned by the public, representing a 72.7% effective limited partner interest in Leviathan. The General Partner, through its ownership of a 25.3% limited partner interest in the form of 6,291,894 Common Units, its 1% general partner interest in Leviathan and its approximate 1% nonmanaging interest in certain subsidiaries of Leviathan, owns a 27.3% effective interest in Leviathan. See Note 14.

  Conversion of Preference Units into Common Units

     On May 7, 1998, Leviathan notified the holders of its 18,075,000 then outstanding Preference Units of their right to convert their Preference Units into an equal number of Common Units within a 90-day period. On August 5, 1998, the conversion period expired and holders of 17,058,094 Preference Units, representing approximately 94% of the Preference Units then outstanding, elected to convert to Common Units. As a result, the Preference Period, as defined in the Amended and Restated Agreement of Limited Partnership (the "Partnership Agreement"), ended and the Common Units (including the 6,291,894 Common Units held by Leviathan) became the primary listed security on the New York Stock Exchange ("NYSE") under the symbol "LEV." A total of 1,016,906 Preference Units remain outstanding and trade as Leviathan's secondary listed security on the NYSE under the symbol "LEV.P". Leviathan reallocated partners' capital to reflect this conversion of Preference Units into Common Units.

     The remaining Preference Units retain their distribution preferences over the Common Units; that is, holders of such Preference Units will be paid up to the minimum quarterly distribution of $0.275 per unit before any quarterly distributions are made to the Common Unitholders or the General Partner. However, holders of Preference Units will not receive any distributions in excess of the minimum quarterly distribution of $0.275 per unit. Only holders of Common Units and the General Partner will be eligible to receive any such excess distributions. See "Cash Distributions" below.

     In accordance with the Partnership Agreement, holders of the remaining Preference Units will have the opportunity to convert their Preference Units into Common Units in May 1999 and May 2000. Thereafter, any remaining Preference Units may, under certain circumstances, be subject to redemption.

  Cash Distributions

     Leviathan makes quarterly distributions of 100% of its Available Cash, as defined in the Partnership Agreement, to its unitholders and the General Partner. Available Cash consists generally of all the cash receipts of Leviathan plus reductions in reserves less all of its cash disbursements and net additions to reserves. The General Partner has broad discretion to establish cash reserves that it determines are necessary or appropriate to provide for the proper conduct of the business of Leviathan including cash reserves for future capital expenditures, to stabilize distributions of cash to the unitholders and the General

             LEVIATHAN GAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES

Partner, to reduce debt or as necessary to comply with the terms of any agreement or obligation of Leviathan. Leviathan expects to make distributions of Available Cash within 45 days after the end of each quarter to unitholders of record on the applicable record date, which will generally be the last business day of the month following the close of such calendar quarter.

     The distribution of Available Cash for each quarter is subject to the preferential rights of the Preference Unitholders to receive the minimum quarterly distribution of $0.275 per unit for such quarter, plus any arrearages in the payment of the minimum quarterly distribution for prior quarters, if any, before any distribution of Available Cash is made to holders of Common Units for such quarter. The holders of Common Units are not entitled to arrearages in the payment of the minimum quarterly distribution. See the discussion above regarding distributions subsequent to the end of the Preference Period.

     Since commencement of operations on February 19, 1993 through December 31, 1998, Leviathan has made distributions to the unitholders equal to and in excess of the minimum quarterly distribution of $0.275 per unit. See Note 16.

     Distributions by Leviathan of its Available Cash are effectively made 98% to unitholders and 2% to the General Partner, subject to the payment of incentive distributions to the General Partner if certain target levels of cash distributions to unitholders are achieved ("Incentive Distributions"). As an incentive, the general partner's interest in the portion of quarterly cash distributions in excess of $0.325 per Unit and less than or equal to $0.375 per Unit is increased to 15%. For quarterly cash distributions over $0.375 per Unit but less than or equal to $0.425 per Unit, the general partner receives 25% of such incremental amount and for all quarterly cash distributions in excess of $0.425 per Unit, the general partner receives 50% of the incremental amount. During the years ended December 31, 1998, 1997 and 1996, the General Partner received Incentive Distributions totaling $11,113,000, $3,885,000 and $285,000, respectively. In February 1999, Leviathan paid a cash distribution of $0.275 per Preference Unit and $0.525 per Common Unit and an Incentive Distribution of $2,835,000 to the General Partner.

  Unit Rights Appreciation Plan

     In 1995, Leviathan adopted the Unit Rights Appreciation Plan (the "Plan") to provide Leviathan with the ability of making awards of unit rights to certain officers and employees of the General Partner or its affiliates as an incentive for these individuals to continue in the service of Leviathan or its affiliates. Under the Plan, Leviathan granted 1,200,000 unit rights to certain officers and employees of the General Partner or its affiliates that provided for the right to purchase, or realize the appreciation of, a Preference Unit or a Common Unit (a "Unit Right"), pursuant to the provisions of the Plan. The exercise prices covered by the Unit Rights granted pursuant to the Plan ranged from $15.6875 to $21.50, the closing prices of the Preference Units as reported on the NYSE on the grant date of the respective Unit Rights. For the years ended December 31, 1997 and 1996, Leviathan had accrued $3,710,000 and $436,000, respectively, related to the appreciation and vestiture of these Unit Rights through such dates. As a result of the "change in control" occurring upon the closing of the Merger, the Unit Rights fully vested and the holders of the Unit Rights elected to be paid $8,591,000, the amount equal to the difference between the grant price of the Unit Rights and the average of the high and the low sales price of the Common Units on the date of exercise. Upon the exercise of all of the Unit Rights outstanding, the Plan was terminated. Leviathan replaced the Plan with the Omnibus Plan discussed below.

  Option Plans

     In August 1998, Leviathan adopted the 1998 Omnibus Compensation Plan (the "Omnibus Plan") to provide the General Partner with the ability to issue unit options to attract and retain the services of knowledgeable officers and key management personnel. Unit options to purchase a maximum of 3,000,000 Common Units of Leviathan may be issued pursuant to the Omnibus Plan. Unit options granted pursuant

             LEVIATHAN GAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES to the Omnibus Plan are not immediately exercisable. One-half of the unit options are considered vested and exercisable one year after the date of grant and the remaining one-half of the unit options are considered vested and exercisable one year after the first anniversary of the date of grant. The unit options shall expire ten years from such grant date, but shall be subject to earlier termination under certain circumstances.

     In August 1998, Leviathan adopted the 1998 Unit Option Plan for Non-Employee Directors (the "Director Plan" and collectively with the Omnibus Plan, the "Option Plans") to provide the General Partner with the ability to issue unit options to attract and retain the services of knowledgeable directors. Unit options to purchase a maximum of 100,000 Common Units of Leviathan may be issued pursuant to the Director Plan. Each unit option granted under the Director Plan vests immediately at the date of grant and shall expire ten years from such date, but shall be subject to earlier termination in the event that the director ceases to be a director of the General Partner for any reason, in which case the unit options expire 36 months after such date except in the case of death, in which case the unit options expire 12 months after such date.

     The following table summarizes the Option Plans as of and for the year ended December 31, 1998. No unit options had been granted by Leviathan prior to August 1998.

                                                        NUMBER UNITS OF     WEIGHTED AVERAGE
                                                       UNDERLYING OPTIONS    EXERCISE PRICE
                                                       ------------------   ----------------
Outstanding at beginning of year.....................            --              $   --
  Granted............................................       933,000               27.18
  Exercised..........................................            --                  --
  Forfeited..........................................            --                  --
  Canceled...........................................            --                  --
                                                            -------              ------
Outstanding at end of year...........................       933,000(1)           $27.18(3)
                                                            =======              ======
Options Exercisable at end of year...................         3,000(2)           $26.17
                                                            =======              ======

---------------

(1) The weighted average remaining contractual life approximates 9.8 years.

(2) The weighted average remaining contractual life approximates 9.6 years.

(3) The exercise prices for outstanding options range from $25.00 to $27.3438.

     The fair value of each unit option granted is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions: an expected volatility of 37%, a risk-free interest rate of 4.65%, an expected dividend yield of 8% and an expected term of 8 years. The weighted average fair value of the unit options granted during the year ended December 31, 1998 was $4.59. All of the unit options granted during 1998 were granted at market value on the date of grant.

     Leviathan applied APB Opinion No. 25 and related interpretations in accounting for its Option Plans, under which no compensation expense has been recognized during 1998 as the exercise price of each grant equaled the market price on the date of grant. Had compensation costs for the Option Plans been determined consistent with the methodology prescribed by SFAS No. 123, Leviathan's net income and net income per unit would have been adjusted to a net loss of $461,000 or $0.015 per unit on a proforma basis. The effects of applying SFAS No. 123 in this pro forma disclosure are not indicative of future amounts.

             LEVIATHAN GAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES

NOTE 8 -- RELATED PARTY TRANSACTIONS:

  Management Fees

     Substantially all of the individuals who perform the day-to-day financial, administrative, accounting and operational functions for Leviathan as well as those who are responsible for the direction and control of Leviathan are currently employed by El Paso or were employed by DeepTech. Pursuant to a management agreement between DeepTech and the General Partner, a management fee is charged to the General Partner which is intended to approximate the amount of resources allocated by El Paso and/or DeepTech in providing various operational, financial, accounting and administrative services on behalf of the General Partner and Leviathan. The management agreement expires on June 30, 2002, and may be terminated thereafter upon 90 days notice by either party. Pursuant to the terms of the Partnership Agreement, the General Partner is entitled to reimbursement of all reasonable general and administrative expenses and other reasonable expenses incurred by the General Partner and its affiliates for or on behalf of Leviathan including, but not limited to, amounts payable by the General Partner to DeepTech under the management agreement.

     Effective November 1, 1995, July 1, 1996 and July 1, 1997, primarily as a result of the increased activities of Leviathan, the General Partner amended its management agreement with DeepTech to provide for an annual management fee of 45.3%, 54% and 52%, respectively, of DeepTech's overhead. In connection with the Merger, the General Partner amended its management agreement with DeepTech to provide for a monthly management fee of $775,000. The General Partner charged Leviathan $9,283,000, $8,080,000 and $6,590,000 pursuant to its management agreement with DeepTech for the years ended December 31, 1998, 1997 and 1996, respectively.

     The General Partner is also required to reimburse DeepTech for certain tax liabilities resulting from, among other things, additional taxable income allocated to the General Partner due to (i) the issuance of additional Preference Units (including the sale of the Preference Units by Leviathan pursuant to its second public offering) and (ii) the investment of such proceeds in additional acquisitions or construction projects. During the years ended December 31, 1998, 1997 and 1996, the General Partner charged Leviathan $489,000, $713,000 and $1,162,000, respectively, to compensate DeepTech for additional taxable income allocated to the General Partner.

  Platform Access and Transportation Agreements

     General. In 1993, Leviathan entered into a master gas dedication arrangement with Tatham Offshore (the "Master Dedication Agreement"). Under the Master Dedication Agreement, Tatham Offshore dedicated all production from its Viosca Knoll, Garden Banks, Ewing Bank and Ship Shoal leases as well as certain adjoining areas of mutual interest to Leviathan for transportation. In exchange, Leviathan agreed to install the pipeline facilities necessary to transport production from the areas and certain related facilities and to provide transportation services with respect to such production. Tatham Offshore agreed to pay certain fees for transportation services and facilities access provided under the Master Dedication Agreement. Pursuant to the terms of the Purchase and Sale Agreement (Note 4) and the Redemption Agreement (Note 1), a subsidiary of Leviathan assumed all of Tatham Offshore's obligations under the Master Dedication Agreement and certain ancillary agreements.

     Viosca Knoll. For the years ended December 31, 1998, 1997 and 1996, Leviathan received $1,099,000, $1,973,000 and $1,896,000, respectively, from Tatham Offshore as platform access and processing fees related to Leviathan's platform located in Viosca Knoll Block 817.

     For the years ended December 31, 1998, 1997 and 1996, Leviathan charged Viosca Knoll $2,447,000, $2,116,000 and $249,000, respectively, for expenses and platform access fees related to the Viosca Knoll Block 817 platform.

             LEVIATHAN GAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES

     In addition, for the years ended December 31, 1998, 1997 and 1996, Viosca Knoll reimbursed $152,000, $47,000 and $254,000, respectively, to Leviathan for costs incurred by Leviathan in connection with the acquisition and installation of a booster compressor on Leviathan's Viosca Knoll Block 817 platform.

     During the years ended December 31, 1998, 1997 and 1996, Viosca Knoll charged Leviathan $1,881,000, $3,921,000 and $3,229,000, respectively, for transportation services related to transporting production from the Viosca Knoll Block 817 lease.

     Garden Banks. During the years ended December 31, 1998, 1997 and 1996, POPCO charged Leviathan $1,445,000, $2,003,000 and $1,056,000, respectively, for transportation services related to transporting production from the Garden Banks Block 72 and 117 leases.

     Ewing Bank. Pursuant to a gathering agreement (the "Ewing Bank Agreement") among Tatham Offshore, DeepTech, and a subsidiary of Leviathan, Tatham Offshore dedicated all natural gas and crude oil produced from eight of its Ewing Bank leases for gathering and redelivery by Leviathan and was obligated to pay a demand and a commodity rate for shipment of all oil and natural gas under this agreement. Pursuant to the Ewing Bank Agreement, Leviathan constructed gathering facilities connecting Tatham Offshore's Ewing Bank 914 #2 well to a third party platform at Ewing Bank Block 826. For the years ended December 31, 1997 and 1996, Tatham Offshore paid Leviathan demand and commodity charges of $54,000 and $349,000, respectively, under this agreement. Additionally, through May 1997, Leviathan received revenue from the oil and natural gas production from the Ewing Bank 914 #2 well as a result of its 7.13% overriding royalty interest in the well. In 1995, Tatham Offshore experienced production problems with its Ewing Bank 914 #2 well and in March 1996, as a result of the continued production problems, Leviathan settled all remaining unpaid demand charge obligations under the Ewing Bank Agreement in exchange for certain consideration as discussed below.

     Ship Shoal. Pursuant to the Master Dedication Agreement, Leviathan and Tatham Offshore entered into a gathering and processing agreement (the "Ship Shoal Agreement") pursuant to which Leviathan constructed a gathering line from Tatham Offshore's Ship Shoal Block 331 to interconnect with a third-party pipeline at Leviathan's platform and processing facilities located on Ship Shoal Block 332 in exchange for the dedication of all of the production from Tatham Offshore's Ship Shoal Block 331 and eight additional surrounding leases and receipt of a demand charge of $113,000 per month over a five-year period ending June 1999. During late 1994, all of Tatham Offshore's wells at Ship Shoal Block 331 experienced completion and production problems and in March 1996, as a result of the continued production problems, Leviathan settled all remaining unpaid demand charge obligations under this transportation agreement in exchange for certain consideration as discussed below.

     Transportation Agreements Settled. Tatham Offshore was obligated to make demand charge payments to Leviathan pursuant to the Ewing Bank and Ship Shoal Agreements discussed above. However, production problems at Ship Shoal Block 331 and the Ewing Bank 914 #2 well affected Tatham Offshore's ability to pay the demand charge obligations under agreements relative to these properties. As a result, effective February 1, 1996, Leviathan released Tatham Offshore from all remaining demand charge payments under the Ewing Bank Agreement and the Ship Shoal Agreement, a total of $17,800,000. In exchange, Leviathan received 7,500 shares Senior Preferred Stock valued at $7,500,000 and added an additional $7,500,000 to the payout amount under the Purchase and Sale Agreement (Note 4), which was recorded as a noncurrent receivable. Pursuant to the Redemption Agreement, Leviathan exchanged the Senior Preferred Stock for Tatham Offshore's remaining assets located in the Gulf (Note 1).

     During 1997, Tatham Offshore announced its intent to reserve its remaining costs associated with the Ewing Bank 914 #2 well and the three wellbores at Ship Shoal Block 331 as a result of production problems. In addition, Leviathan had determined that the designated net revenue from the Acquired

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             LEVIATHAN GAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

Properties (Note 4) was not likely to be sufficient to satisfy the payout amount and as such, would (i) retain 100% of the net revenue from the Acquired Properties, (ii) bear all abandonment obligations related to these properties and (iii) not realize the $7,500,000 plus accrued interest Leviathan had recorded as a noncurrent receivable related to the settlement of the Ewing Bank and Ship Shoal Agreements discussed above. Accordingly, in June 1997, Leviathan recorded as impairment, abandonment and other expense on the accompanying consolidated statement of operations a non-recurring charge of $21,222,000 to reserve its investment in certain gathering facilities and other assets associated with Tatham Offshore's Ewing Bank 914 #2 well and Ship Shoal Block 331 property ($6,443,000), to fully accrue its abandonment obligations associated with the gathering facilities serving these properties ($3,825,000), to reserve its noncurrent receivable related to the prepayment of the demand charge obligations under the Ewing Bank and Ship Shoal Agreements ($9,094,000) and to accrue certain abandonment obligations associated with its Viosca Knoll and Garden Banks properties ($1,860,000).

     During 1998, Leviathan abandoned the Ewing Bank flowlines at a cost of $2,869,000 and recorded a credit to impairment, abandonment and other of $1,131,000, which represented the excess of the accrued costs over the actual costs incurred associated with the abandonment of the flowlines.

  Other

     Leviathan has agreed to sell all of its oil and natural gas production to Offshore Gas Marketing, Inc. ("Offshore Marketing"), an affiliate of Leviathan, on a month to month basis. The agreement with Offshore Marketing provides Offshore Marketing fees equal to 2% of the sales value of crude oil and condensate and $0.015 per dekatherm of natural gas for selling Leviathan's production. During the years ended December 31, 1998, 1997 and 1996, oil and natural gas sales to Offshore Marketing totaled $31,225,000, $57,830,000 and $46,296,000, respectively.

     Pursuant to a management agreement between Viosca Knoll and Leviathan, Leviathan charges Viosca Knoll a base fee of $100,000 annually in exchange for Leviathan providing financial, accounting and administrative services on behalf of Viosca Knoll. For each of the years ended December 31, 1998, 1997 and 1996, Leviathan charged Viosca Knoll $100,000 in accordance with this management agreement.

     For the years ended December 31, 1998 and 1997, Leviathan charged Manta Ray Offshore $1,274,000 and $287,000, respectively, pursuant to management and operations agreements.

     Mr. Grant E. Sims and Mr. James H. Lytal entered into employment agreements with five year terms with El Paso pursuant to which they would continue to serve as Chief Executive Officer and President, respectively, of the General Partner and Leviathan. However, pursuant to the terms of their respective employment agreements, Messrs. Sims and Lytal have the right to terminate such agreements upon thirty days notice and El Paso has the right to terminate such agreements under certain circumstances.

     Pursuant to the former Leviathan non-employee director compensation arrangements, Leviathan was obligated to pay each non-employee director 2 1/2% of the general partners' Incentive Distribution as a profit participation fee. During the years ended December 31, 1998 and 1997, Leviathan paid the three non-employee directors of Leviathan a total of $621,000 and $313,000, respectively, as a profit participation fee. As a result of the Merger, the three non-employee directors resigned and the compensation arrangements were terminated.

     During the years ended December 31, 1997 and 1996, Leviathan was charged $3,351,000 and $7,223,000, respectively, by Sedco Forex Division of Schlumberger Technology Corporation ("Sedco Forex") for contract drilling services rendered by the semisubmersible drilling rig, the FPS Laffit Pincay, at its Garden Banks Block 117 project. The FPS Laffit Pincay was owned by an affiliate of DeepTech and managed by Sedco Forex during such period.

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             LEVIATHAN GAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     POPCO, which owns the Poseidon crude oil pipeline system, entered into certain agreements with a subsidiary of Leviathan which provided for POPCO's use of certain pipelines and platforms owned by such subsidiary for fees which consisted of a monthly rental fee of $100,000 per month for the period from February 1996 to January 1997 and reimbursement of $2,000,000 of capital expenditures incurred in readying one of the platforms for use.

     In 1996, a subsidiary of Leviathan received a performance fee of $1,400,000 for managing the construction and installation of the initial 117 mile segment of the Poseidon crude oil pipeline system.

     Mr. Charles M. Darling IV, a director of the General Partner and DeepTech through August 14, 1998, was a partner in a law firm until April 1997 that provided legal services to Leviathan. During the years ended December 31, 1997 and 1996, Leviathan incurred $55,000 and $203,000, respectively, for these services.

     Dover Technology, Inc., which is 50% owned by DeepTech, performed certain technical and geophysical services for Leviathan in the aggregate amount of $240,000 for the year ended December 31, 1996.

NOTE 9 -- INCOME TAXES:

     Leviathan (other than its subsidiaries, Tarpon and Manta Ray) is not subject to federal income taxes. Therefore, no recognition has been given to income taxes other than income taxes related to Tarpon and Manta Ray. The tax returns of Leviathan are subject to examination; if such examinations result in adjustments to distributive shares of taxable income or loss, the tax liability of partners could be adjusted accordingly.

     Tarpon is and Manta Ray was, prior to its liquidation in May 1996, a subsidiary of Leviathan that files separate federal income tax returns. The income tax benefit recorded for the years ended December 31, 1998, 1997, and 1996 equals $471,000, $311,000 and $801,000, respectively, and is entirely related to Tarpon. The benefit equals Tarpon's book loss times the effective statutory rate for such period as no material book/tax permanent differences exist. Leviathan's deferred income tax liability at December 31, 1998 and 1997 of $937,000 and $1,399,000, respectively, is entirely related to the differences in the tax and book bases of the pipeline assets of Tarpon. In May 1996, Manta Ray was merged with and into a subsidiary of Leviathan. Manta Ray had no taxable income for the respective periods prior to its liquidation.

NOTE 10 -- COMMITMENTS AND CONTINGENCIES:

 Credit Facilities

     Each of POPCO, Viosca Knoll and Stingray are parties to a credit agreement under which it has outstanding obligations that may restrict the payment of distributions to its owners.

     POPCO has a revolving credit facility, as amended, (the "POPCO Credit Facility") with a syndicate of commercial banks to provide up to $150 million for the construction and expansion of Poseidon and for other working capital needs of POPCO. POPCO's ability to borrow money under the facility is subject to certain customary terms and conditions, including borrowing base limitations. The POPCO Credit Facility is collateralized by a substantial portion of POPCO's assets and matures on April 30, 2001. As of December 31, 1998 and 1997, POPCO had $131,000,000 and $120,500,000, respectively, outstanding under its credit facility bearing interest at an average floating rate of 6.9% and 7.2% per annum, respectively. At December 31, 1998, POPCO had approximately $19,000,000 of additional funds available under the facility.

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             LEVIATHAN GAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Viosca Knoll has a revolving credit facility, as amended, (the "Viosca Knoll Credit Facility") with a syndicate of commercial banks to provide up to $100 million for the addition of compression to and expansion of the Viosca Knoll system and for other working capital needs of Viosca Knoll, including funds for a one-time distribution of $25 million to its partners. In December 1996, Leviathan received a $12,500,000 distribution from Viosca Knoll as a result of its 50% interest in Viosca Knoll. Viosca Knoll's ability to borrow money under its credit facility is subject to certain customary terms and conditions, including borrowing base limitations. The Viosca Knoll Credit Facility is collateralized by all of Viosca Knoll's material contracts and agreements, receivables and inventory and matures on December 20, 2001. If Viosca Knoll fails to pay any principal, interest or other amounts due pursuant to the Viosca Knoll Credit Facility, Leviathan is obligated to pay up to a maximum of $2,500,000 in settlement of 50% of Viosca Knoll's obligations under the Viosca Knoll Credit Facility agreement. As of December 31, 1998 and 1997, Viosca Knoll had $66,700,000 and $52,200,000, respectively, outstanding under the Viosca Knoll Credit Facility bearing interest at an average floating rate of 6.7% per annum. At December 31, 1998, Viosca Knoll had approximately $33,300,000 of additional funds available under the facility. See Note 14.

     In March 1998, Stingray amended an existing term loan agreement (the "Stingray Credit Agreement") to provide for additional borrowings of up to $11.1 million and to extend the maturity date of the loan from December 31, 2000 to March 31, 2003. The Stingray Credit Agreement requires Stingray to make 18 quarterly principal payments of $1,583,333 commencing December 31, 1998. The term loan agreement is principally collateralized by current and future natural gas transportation contracts between Stingray and its customers. As of December 31, 1998 and 1997, Stingray had $26,917,000 and $17,400,000, respectively, outstanding under the Stingray Credit Agreement bearing interest at an average floating rate of 6.5% per annum. On the earlier to occur of March 31, 2003 or the accelerated due date pursuant to the Stingray Credit Agreement, if Stingray has not settled all amounts due under the Stingray Credit Agreement, Leviathan is obligated to pay the lesser of (i) $8,500,000, (ii) the aggregate amount of distributions received by Leviathan from Stingray subsequent to January 1, 1998, or (iii) 50% of any then outstanding amounts due pursuant to the Stingray Credit Agreement. Management cannot determine the likelihood of Leviathan's potential obligation associated with the Stingray Credit Agreement.

  Hedging Activities

     Leviathan hedges a portion of its oil and natural gas production to reduce Leviathan's exposure to fluctuations in market prices of oil and natural gas and to meet certain requirements of the Leviathan Credit Facility. Leviathan uses commodity price swap instruments whereby monthly settlements are based on differences between the prices specified in the instruments and the settlement prices of certain futures contracts quoted on the New York Mercantile Exchange ("NYMEX") or certain other indices. Leviathan settles the instruments by paying the negative difference or receiving the positive difference between the applicable settlement price and the price specified in the contract. The instruments utilized by Leviathan differ from futures contracts in that there is no contractual obligation which requires or allows for the future delivery of the product. The credit risk from Leviathan's price swap contracts is derived from the counter-party to the transaction, typically a major financial institution. Management does not require collateral and does not anticipate non-performance by this counter-party, which does not transact a sufficient volume of transactions with Leviathan to create a significant concentration of credit risk. Gains or losses on hedging activities are recognized as oil and gas sales in the period in which the hedged production is sold. For the years ended December 31, 1998, 1997 and 1996, Leviathan recorded a net (gain) loss of ($2,526,000), $6,340,000 and $2,826,000, respectively, from such activities.

     As of December 31, 1998, Leviathan had open sales swap transactions for calendar 1999 of 10,000 million British thermal units ("MMbtu") of natural gas per day at a fixed price to be determined at Leviathan's option equal to the February 1999 Natural Gas Futures Contract on NYMEX as quoted at any time during 1998 and January 1999, to and including the last two trading days of the February 1999

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             LEVIATHAN GAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

contract, minus $0.23 per MMbtu. In January 1999, Leviathan renegotiated this contract to provide for 10,000 MMbtu of natural gas per day for calendar 2000 at a fixed price to be determined at Leviathan's option equal to the February 2000 Natural Gas Futures Contract on NYMEX as quoted at any time during 1999 and January 2000, to and including the last two trading days of the February 2000 contract, minus $0.5450 per MMbtu.

     Additionally, Leviathan had open sales swap transactions for calendar 2000 of 10,000 MMbtu of natural gas per day at a fixed price to be determined at Leviathan's option equal to the January 2000 Natural Gas Futures Contract on NYMEX as quoted at any time during 1999, to and including the last two trading days of the January 2000 contract minus, $0.50 per MMbtu.

     If Leviathan had settled its open natural gas hedging positions as of December 31, 1998 and 1997 based on the applicable settlement prices of the NYMEX futures contracts, Leviathan would have recognized a loss (gain) of approximately $2.6 million and ($2.2 million), respectively.

  Other

     Leviathan is involved from time to time in various claims, actions, lawsuits and regulatory matters that have arisen in the ordinary course of business, including various rate cases and other proceedings before the FERC.

     Leviathan and several subsidiaries of El Paso have been made defendants in United States ex rel Grynberg v. El Paso Natural Gas Company, et al. litigation. Generally, the complaint in this motion alleges an industry-wide conspiracy to underreport the heating value as well as the volumes of the natural gas produced from federal and Indian lands, thereby depriving the United States government of royalties. The complaint remains sealed. Leviathan and El Paso believe the complaint is without merit and therefore will not have a material adverse effect on the consolidated financial position, operations or cash flows of Leviathan.

     Leviathan is a defendant in a lawsuit filed by Transco Gas Pipe Line Corporation ("Transco") in the 157th Judicial District Court, Harris County, Texas on August 30, 1996. Transco alleges that, pursuant to a platform lease agreement entered into on June 28, 1994, Transco has the right to expand its facilities and operations on the offshore platform by connecting additional pipeline receiving and appurtenant facilities. Management has denied Transco's request to expand its facilities and operations because the lease agreement does not provide for such expansion and because Transco's activities will interfere with the Manta Ray Offshore system and Leviathan's existing and planned activities on the platform. Transco has requested a declaratory judgment and is seeking damages. The case is set for trial in June 1999. It is the opinion of management that adequate defenses exist and that the final disposition of this suit individually, and all of Leviathan's other pending legal proceedings in the aggregate, will not have a material adverse effect on the consolidated financial position, operations or cash flows of Leviathan.

     In the ordinary course of business, Leviathan is subject to various laws and regulations. In the opinion of management, compliance with existing laws and regulations will not materially affect the consolidated financial position, operations or cash flows of Leviathan. Various legal actions which have arisen in the ordinary course of business are pending with respect to the pipeline interests and other assets of Leviathan. Management believes that the ultimate disposition of these actions, either individually or in the aggregate, will not have a material adverse effect on the consolidated financial position, operations or cash flows of Leviathan.

             LEVIATHAN GAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES

NOTE 11 -- SUPPLEMENTAL DISCLOSURES TO THE STATEMENT OF CASH FLOWS:

  Cash paid, net of amounts capitalized, during each of the periods presented

                                                            YEAR ENDED DECEMBER 31,
                                                           --------------------------
                                                            1998      1997      1996
                                                           -------   -------   ------
                                                                 (In thousands)
Interest.................................................  $17,608   $12,965   $2,890
Taxes....................................................  $    --   $    11   $   20

  Supplemental disclosures of noncash investing and financing activities

                                                            YEAR ENDED DECEMBER 31,
                                                          ---------------------------
                                                           1998      1997      1996
                                                          -------   -------   -------
                                                                (In thousands)
Decrease (increase) in investment in Tatham Offshore....  $ 7,500   $    --   $(7,500)
Additions to oil and natural gas properties.............   (4,683)       --        --
Additions to platform and facilities....................   (7,024)       --        --
Assumption of abandonment obligations...................    4,033        --        --
Increase in other noncurrent receivable.................       --        --    (7,500)
Increase in deferred revenue............................       --        --    15,000
Conveyance of assets and liabilities to POPCO...........       --        --    29,758
Conveyance of assets and liabilities to Manta Ray
  Offshore and Nautilus.................................       30    72,080        --

NOTE 12 -- MAJOR CUSTOMERS:

     As discussed in Note 8, Leviathan sells substantially all of its oil and natural gas production to Offshore Marketing.

     The percentage of gathering, transportation and platform services revenue from major customers was as follows:

                                                              YEAR ENDED DECEMBER 31,
                                                              -----------------------
                                                              1998     1997     1996
                                                              -----    -----    -----
                                                                  (In thousands)
Kerr-McGee Corporation......................................   32%      --       --
Texaco Gas Marketing, Inc...................................   10%      13%      --
Viosca Knoll................................................   13%      --       --
Walter Oil & Gas Corporation................................    7%      13%      --
Shell Gas Trading Company...................................   --       --       17%
Tatham Offshore.............................................   --       --       30%

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             LEVIATHAN GAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 13 -- BUSINESS SEGMENT INFORMATION:

     Leviathan's operations consist of three segments: (i) gathering, transportation and platform services, (ii) oil and natural gas and (iii) equity investments. All of Leviathan's operations are conducted in the Gulf. The gathering, transportation and platform services segment owns interests in natural gas systems and platforms strategically located offshore Texas, Louisiana and Mississippi that provides services to producers, marketers, other pipelines and end-users for a fee. Leviathan is engaged in the development and production of hydrocarbons through its oil and natural gas segment (Note 4). Equity investments primarily include Leviathan's nonregulated and regulated gathering and transportation activities that are conducted through joint ventures, organized as general partnerships or limited liability companies, with subsidiaries of major energy companies. The operational and administrative activities of Leviathan's equity investments are primarily conducted by the major energy companies and management decisions related to the operations are made by management committees comprised of representatives of each partner or member, as applicable, with authority appointed in direct relationship to ownership interests (Note 3). Leviathan evaluates segment performance based on operating net cash flows. The accounting policies of the individual segments are the same as those of Leviathan, as a whole, as described in Note 2. The following table summarizes certain financial information for each business segment (in thousands):

                                        GATHERING,
                                      TRANSPORTATION
                                       AND PLATFORM      OIL AND       EQUITY                 INTERSEGMENT
                                         SERVICES      NATURAL GAS   INVESTMENTS   SUBTOTAL   ELIMINATIONS    TOTAL
                                      --------------   -----------   -----------   --------   ------------   --------
YEAR ENDED DECEMBER 31, 1998:
  Revenue from external customers...     $ 17,320       $ 31,411       $26,724     $ 75,455     $     --     $ 75,455
  Intersegment revenue..............       10,673             --            --       10,673      (10,673)          --
  Depreciation, depletion and
    amortization....................       (7,134)       (22,133)           --      (29,267)          --      (29,267)
  Impairment, abandonment and
    other...........................        1,131             --            --        1,131           --        1,131
  Operating income (loss)...........        9,128        (10,271)       20,904       19,761           --       19,761
YEAR ENDED DECEMBER 31, 1997:
  Revenue from external customers...     $ 17,329       $ 58,106       $29,327     $104,762     $     --     $104,762
  Intersegment revenue..............       11,162             --            --       11,162      (11,162)          --
  Depreciation, depletion and
    amortization....................       (9,900)       (36,389)           --      (46,289)          --      (46,289)
  Impairment, abandonment and
    other...........................      (10,268)       (10,954)           --      (21,222)          --      (21,222)
  Operating income (loss)...........       (1,278)        (9,676)       22,192       11,238           --       11,238
YEAR ENDED DECEMBER 31, 1996:
  Revenue from external customers...     $ 24,005       $ 47,068       $20,434     $ 91,507     $     --     $ 91,507
  Intersegment revenue..............       10,052             --            --       10,052      (10,052)          --
  Depreciation, depletion and
    amortization....................      (15,002)       (16,729)           --      (31,731)          --      (31,731)
  Operating income..................        9,787         15,489        16,892       42,168           --       42,168

NOTE 14 -- SUBSEQUENT EVENTS:

  Acquisition of Additional Interest in Viosca Knoll Gathering Company, the Issuance of Common Units to the General Partner and the Amendment to the Partnership Agreement

     Currently, Viosca Knoll is effectively owned 50% by Leviathan and 50% by El Paso (Note 3). In January 1999, Leviathan announced its intent to acquire all of El Paso's interest in Viosca Knoll, other than a 1% interest in profits and capital of Viosca Knoll, for approximately $85.26 million (subject to adjustment), comprised of 25% cash (up to a maximum of $21.315 million) and 75% Common Units (up

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             LEVIATHAN GAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

to a maximum of 3,205,263 Common Units), the number of which will depend on the average closing price of Common Units during the applicable trading reference period. At the closing, (i) El Paso will contribute to Viosca Knoll an amount of money equal to 50% of the amount then outstanding under the Viosca Knoll Credit Facility (currently a total of $66.7 million is outstanding), (ii) Leviathan will deliver to El Paso the cash and Common Units discussed above and (iii) as required by the Partnership Agreement, the General Partner will contribute approximately $650,000 to Leviathan in order to maintain its 1% capital account balance. Then, during the six month period commencing on the day after the first anniversary of that closing date, Leviathan would have the option to acquire the remaining 1% in profits and capital in Viosca Knoll for a cash payment equal to the sum of $1.74 million plus the amount of additional distributions which would have been paid, accrued or been in arrears had Leviathan acquired the remaining 1% of Viosca Knoll at the initial closing by issuing additional Common Units in lieu of a cash payment of $1.74 million.

     The number of units actually issued by Leviathan will vary depending on the market price of Common Units during the applicable trading reference period. Such number will be determined by dividing $63.945 million (subject to adjustment) by the average closing sales price for a Common Unit on the NYSE for the ten day trading period ending two days prior to the closing date (the "Market Price"); provided that, for purposes of such calculation, the Market Price will not be less than $19.95 per Common Unit or more than $24.15 per Common Unit. Accordingly, Leviathan will neither issue less than 2,647,826 nor more than 3,205,263 Common Units, subject to adjustments contemplated by the definitive agreements. Based on the closing sales price of the Common Units on March 5, 1999 of $20.875 per unit, Leviathan would issue 3,063,234 Common Units to El Paso, which issuance would constitute approximately 10.9% of the units (Common and Preference) outstanding immediately after such issuance and would result in El Paso owning, indirectly through its subsidiaries, a combined 35.4% effective interest in Leviathan, consisting of a 1% general partnership interest, a 33.4% limited partnership interest comprised of 9,355,128 Common Units and an approximate 1% nonmanaging interest in certain subsidiaries of Leviathan.

     Although certain federal and state securities laws would otherwise limit El Paso's ability to dispose of any Common Units held by it, El Paso would have the right on three occasions to require Leviathan to file a registration statement covering such Common Units and to participate in offerings made pursuant to certain other registration statements filed by Leviathan during a ten year period. Such registrations would be at Leviathan's expense and, generally, would allow El Paso to dispose of all or any of its Common Units. If the acquisition is consummated, there can be no assurance regarding how long El Paso may hold any of its Common Units or whether El Paso's disposition of a significant number of Common Units in a short period of time would not depress the market price of the Common Units.

     Upon consummation of the acquisition, Leviathan would be the beneficial owner of 99% of Viosca Knoll and have the option to acquire the remaining 1% interest. Leviathan and El Paso entered into a Contribution Agreement dated January 22, 1999, which is effective as of January 1, 1999. Consummation of the acquisition is subject to the satisfaction of certain closing conditions, including, among other things, obtaining certain third party consents. The consent of the lenders under the Leviathan Credit Facility and the Viosca Knoll Credit Facility must be obtained prior to consummating this transaction. There can be no assurance that all such required consents will be obtained. Management believes that the acquisition of the Viosca Knoll interest does not require any federal, state or other regulatory approval.

     On January 19, 1999, the Board of Directors of the General Partner unanimously approved and ratified and recommended that the unitholders approve and ratify the acquisition of the additional Viosca Knoll interest. Based upon, among other things, a multi-faceted review and analysis of the acquisition, as well as the recommendation for approval and ratification from the Special Committee of independent directors and the fairness opinion of an independent financial advisor, the Board of Directors of the

             LEVIATHAN GAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES

General Partner believes that the acquisition is fair to and in the best interests of Leviathan and its unitholders. On March 5, 1999, the unitholders of record as of January 28, 1999, held a meeting and ratified and approved (i) the transactions relating to Leviathan's acquisition of El Paso's interest in Viosca Knoll and (ii) an amendment of the Partnership Agreement to decrease the vote required for approval of certain actions, including the removal of the general partner without cause, from 66 2/3% to 55%.

     If the remaining conditions to closing are satisfied, including obtaining certain third party consents, management believes that the closing of the acquisition of the Viosca Knoll interest will occur during the second quarter of 1999.

  Joint Venture Restructuring and New Pipeline Construction

     In December 1998, the partners of High Island Offshore System, a Delaware partnership between Leviathan (40%), subsidiaries of ANR Pipeline Company ("ANR") (40%) and a subsidiary of Natural Gas Pipeline Company ("NGPL") (20%), restructured the joint venture arrangement by (i) creating a holding company, Western Gulf Holdings, L.L.C. ("Western Gulf"), (ii) converting High Island Offshore System, which owns a jurisdictional natural gas pipeline located in the Gulf, into a limited liability company, HIOS and (iii) forming a new limited liability company, East Breaks Gathering Company, L.L.C. ("East Breaks") to construct and operate a non-jurisdictional natural gas pipeline system. Western Gulf, owned 40% by Leviathan, 40% by ANR and 20% by NGPL, owns 100% of each of HIOS and East Breaks.

     In February 1999, Western Gulf entered into a $100 million revolving credit facility (the "Western Gulf Credit Facility") with a syndicate of commercial banks to provide funds for the construction of the East Breaks system and for other working capital needs of Western Gulf. The ability of Western Gulf to borrow money under its credit facility is subject to certain customary terms and conditions, including borrowing base limitations. The credit facility is collateralized by substantially all of the material contracts and agreements of East Breaks and Western Gulf including Western Gulf's ownership in HIOS and East Breaks, and matures in February 2004. As of March 10, 1999, Western Gulf had $44.1 million outstanding under its credit facility bearing interest at an average floating rate of 6.4% per annum and $55.9 million of additional funds were available under the credit facility.

     The East Breaks system will initially consist of 85 miles of an 18 to 20-inch pipeline and related facilities connecting the Diana/Hoover prospects developed by Exxon Company USA ("Exxon") and BP Amoco Plc ("BP Amoco") in Alaminos Canyon Block 25 in the Gulf, with the HIOS system. The majority of the construction of the East Breaks system will occur in 1999 and the system is anticipated to be in service in late 2000 at an estimated cost of approximately $90 million. East Breaks entered into long-term agreements with Exxon and BP Amoco involving the commitment, gathering and processing of production from the Diana/Hoover prospects. All of the natural gas to be produced from 11 blocks in the East Breaks and Alaminos Canyon areas will be dedicated for transportation services on the HIOS system.

NOTE 15 -- SUPPLEMENTAL OIL AND NATURAL GAS INFORMATION (UNAUDITED):

  Oil and natural gas reserves

     The following table represents Leviathan's net interest in estimated quantities of developed and undeveloped reserves of crude oil, condensate and natural gas and changes in such quantities at fiscal year end 1998, 1997 and 1996. Estimates of Leviathan's reserves at December 31, 1998, 1997 and 1996 have been made by the independent engineering consulting firm, Netherland, Sewell & Associates, Inc. Net proved reserves are the estimated quantities of crude oil and natural gas which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are proved reserve volumes that can

             LEVIATHAN GAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES be expected to be recovered through existing wells with existing equipment and operating methods. Proved undeveloped reserves are proved reserve volumes that are expected to be recovered from new wells on undrilled acreage or from existing wells where a significant expenditure is required for recompletion.

     Estimates of reserve quantities are based on sound geological and engineering principles, but, by their very nature, are still estimates that are subject to substantial upward or downward revision as additional information regarding producing fields and technology becomes available.

                                                             OIL/CONDENSATE   NATURAL GAS
                                                               (BARRELS)         (MCF)
                                                             --------------   -----------
                                                                    (In thousands)
Proved reserves -- December 31, 1995.......................      4,323           61,292
  Revisions of previous estimates..........................       (734)          (4,823)
  Extensions, discoveries and other additions..............        294            3,832
  Production...............................................       (421)         (15,787)
                                                                 -----          -------
Proved reserves -- December 31, 1996.......................      3,462           44,514
  Revisions of previous estimates..........................       (542)           5,441
  Production...............................................       (801)         (19,792)
                                                                 -----          -------
Proved reserves -- December 31, 1997.......................      2,119           30,163
  Revisions of previous estimates..........................        (33)           1,833
  Purchase of reserves in place............................         32            8,212
  Production...............................................       (540)         (11,324)
                                                                 -----          -------
Proved reserves -- December 31, 1998.......................      1,578           28,884
                                                                 =====          =======
Proved developed reserves -- December 31, 1996.............      3,149           44,075
                                                                 =====          =======
Proved developed reserves -- December 31, 1997.............      2,119           28,324
                                                                 =====          =======
Proved developed reserves -- December 31, 1998.............      1,578           26,432
                                                                 =====          =======

     In general, estimates of economically recoverable oil and natural gas reserves and of the future net revenue therefrom are based upon a number of variable factors and assumptions, such as historical production from the subject properties, the assumed effects of regulation by governmental agencies and assumptions concerning future oil and natural gas prices, future operating costs and future plugging and abandonment costs, all of which may vary considerably from actual results. All such estimates are to some degree speculative, and classifications of reserves are only attempts to define the degree of speculation involved. For these reasons, estimates of the economically recoverable oil and natural gas reserves attributable to any particular group of properties, classifications of such reserves based on risk of recovery and estimates of the future net revenue expected therefrom, prepared by different engineers or by the same engineers at different times, may vary substantially. The meaningfulness of such estimates is highly dependent upon the assumptions upon which they are based.

     Furthermore, Leviathan's wells have only been producing for a short period of time and, accordingly, estimates of future production are based on this limited history. Estimates with respect to proved undeveloped reserves that may be developed and produced in the future are often based upon volumetric calculations and upon analogy to similar types of reserves rather than upon actual production history. Estimates based on these methods are generally less reliable than those based on actual production history. Subsequent evaluation of the same reserves based upon production history will result in variations, which may be substantial, in the estimated reserves. A significant portion of Leviathan's reserves is based upon volumetric calculations.

             LEVIATHAN GAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES

  Future net cash flows

     The standardized measure of discounted future net cash flows relating to Leviathan's proved oil and natural gas reserves is calculated and presented in accordance with SFAS No. 69, "Disclosures About Oil and Gas Producing Activities." Accordingly, future cash inflows were determined by applying year-end oil and natural gas prices, as adjusted for hedging and other fixed price contracts in effect, to Leviathan's estimated share of future production from proved oil and natural gas reserves. The average prices utilized in the calculation of the standardized measure of discounted future net cash flows at December 31, 1998 were $9.80 per barrel of oil and $1.53 per Mcf of gas. Future production and development costs were computed by applying year-end costs to future years. As Leviathan is not a taxable entity, no future income taxes were provided. A prescribed 10% discount factor was applied to the future net cash flows.

     In Leviathan's opinion, this standardized measure is not a representative measure of fair market value, and the standardized measure presented for Leviathan's proved oil and natural gas reserves is not representative of the reserve value. The standardized measure is intended only to assist financial statement users in making comparisons between companies.

                                                                DECEMBER 31,
                                                       ------------------------------
                                                         1998       1997       1996
                                                       --------   --------   --------
                                                               (In thousands)
Future cash inflows..................................  $ 53,299   $104,192   $206,311
Future production costs..............................   (13,412)   (15,895)   (13,019)
Future development costs.............................   (10,566)   (10,463)    (5,328)
Future income tax expenses...........................        --         --         --
                                                       --------   --------   --------
Future net cash flows................................    29,321     77,834    187,964
Annual discount at 10% rate..........................    (2,649)   (10,468)   (32,326)
                                                       --------   --------   --------
Standardized measure of discounted future net cash
  flows..............................................  $ 26,672   $ 67,366   $155,638
                                                       ========   ========   ========

                                                               DECEMBER 31, 1998
                                                      ------------------------------------
                                                       PROVED         PROVED
                                                      DEVELOPED    UNDEVELOPED      TOTAL
                                                      ---------   --------------   -------
                                                                 (In thousands)
Undiscounted estimated future net cash flows from
  proved reserves before income taxes...............   $28,457         $864        $29,321
                                                       =======         ====        =======
Present value of estimated future net cash flows
  from proved reserves before income taxes,
  discounted at 10%.................................   $26,131         $541        $26,672
                                                       =======         ====        =======

             LEVIATHAN GAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES

     The following are the principal sources of change in the standardized measure (in thousands):

                                                         1998       1997       1996
                                                       --------   --------   --------
Beginning of year....................................  $ 67,366   $155,638   $115,170
  Sales and transfers of oil and natural gas
     produced, net of production costs...............   (22,131)   (53,492)   (40,420)
  Net changes in prices and production costs.........   (32,129)   (35,645)    45,358
  Extensions, discoveries and improved recovery, less
     related costs...................................        --         --     17,077
  Oil and natural gas development costs incurred
     during the year.................................       120     11,140     57,501
  Changes in estimated future development costs......      (443)   (12,439)   (29,421)
  Revisions of previous quantity estimates...........     1,920     (3,817)   (19,686)
  Purchase of reserves in place......................     7,573         --         --
  Accretion of discount..............................     6,736     15,564     11,517
  Changes in production rates, timing and other......    (2,340)    (9,583)    (1,458)
                                                       --------   --------   --------
End of year..........................................  $ 26,672   $ 67,366   $155,638
                                                       ========   ========   ========

             LEVIATHAN GAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES

NOTE 16 -- SUPPLEMENTAL QUARTERLY FINANCIAL INFORMATION (UNAUDITED):

                                                                   YEAR 1998
                                           ---------------------------------------------------------
                                                            QUARTER ENDED
                                           -----------------------------------------------
                                           MARCH 31   JUNE 30   SEPTEMBER 30   DECEMBER 31    YEAR
                                           --------   -------   ------------   -----------   -------
                                                   (In thousands, except for per Unit data)
Revenue..................................  $17,714    $18,373     $18,230        $21,138     $75,455
Gross profit(a)..........................  $ 7,010    $ 8,687     $ 8,165        $10,957     $34,819
Net income (loss)........................  $(1,424)   $ 1,510     $(1,806)       $ 2,466     $   746
Basic and diluted net income (loss) per
  unit...................................  $ (0.05)   $  0.05     $ (0.06)       $  0.08     $  0.02
Weighted average number of Units
  outstanding............................   24,367     24,367      24,367         24,367      24,367
Distributions declared per Common Unit...  $ 0.525    $ 0.525     $ 0.525        $ 0.525     $  2.10
Distributions declared per Preference
  Unit...................................  $ 0.525    $ 0.525     $ 0.275        $ 0.275     $  1.60

                                                                    YEAR 1997
                                           -----------------------------------------------------------
                                                            QUARTER ENDED
                                           ------------------------------------------------
                                           MARCH 31   JUNE 30    SEPTEMBER 30   DECEMBER 31     YEAR
                                           --------   --------   ------------   -----------   --------
                                                    (In thousands, except for per Unit data)
Revenue..................................  $31,028    $ 28,226     $25,474        $20,034     $104,762
Gross profit(a)..........................  $13,980    $ 11,289     $11,311        $10,541     $ 47,121
Net income (loss)........................  $ 8,964    $(15,855)    $ 3,274        $ 2,479     $ (1,138)
Basic and diluted net income (loss) per
  unit...................................  $  0.32    $  (0.58)    $  0.12        $  0.08     $  (0.06)
Weighted average number of Units
  outstanding............................   24,367      24,367      24,367         24,367       24,367
Distributions declared per Preference and
  Common Unit............................  $ 0.425    $   0.45     $ 0.475        $  0.50     $   1.85

                                                                   YEAR 1996
                                           ---------------------------------------------------------
                                                            QUARTER ENDED
                                           -----------------------------------------------
                                           MARCH 31   JUNE 30   SEPTEMBER 30   DECEMBER 31    YEAR
                                           --------   -------   ------------   -----------   -------
                                                   (In thousands, except for per Unit data)
Revenue..................................  $19,637    $18,562     $24,214        $29,094     $91,507
Gross profit(a)..........................  $12,437    $10,792     $13,246        $14,233     $50,708
Net income (loss)........................  $10,910    $ 9,161     $10,006        $ 8,615     $38,692
Basic and diluted net income (loss) per
  unit...................................  $  0.44    $  0.37     $  0.41        $  0.35     $  1.57
Weighted average number of Units
  outstanding............................   24,367     24,367      24,367         24,367      24,367
Distributions declared per Preference and
  Common Unit............................  $ 0.325    $  0.35     $ 0.375        $  0.40     $  1.45

---------------
(a) Represent revenue less operating and depreciation, depletion and amortization expenses.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholder of Leviathan Finance Corporation

     In our opinion, the accompanying balance sheet presents fairly, in all material respects, the financial position of Leviathan Finance Corporation (the "Company") at April 30, 1999 in conformity with generally accepted accounting principles. This financial statement is the responsibility of the Company's management; our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit of this statement in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

                                          PricewaterhouseCoopers LLP

Houston, Texas
May 3, 1999

                         LEVIATHAN FINANCE CORPORATION
      (A WHOLLY OWNED SUBSIDIARY OF LEVIATHAN GAS PIPELINE PARTNERS, L.P.)

                                 BALANCE SHEET

                                 APRIL 30, 1999

                           ASSETS

Subscription receivable from parent.........................   $1,000
                                                               ------
          Total assets......................................   $1,000
                                                               ======

                    STOCKHOLDER'S EQUITY

Common stock, $1.00 par value, 1,000 shares authorized;
  1,000 issued and outstanding..............................   $1,000
                                                               ------
          Total stockholder's equity........................   $1,000
                                                               ======

     The accompanying note is an integral part of this financial statement.

                         LEVIATHAN FINANCE CORPORATION
      (A WHOLLY OWNED SUBSIDIARY OF LEVIATHAN GAS PIPELINE PARTNERS, L.P.)

                             NOTE TO BALANCE SHEET

NOTE 1 -- ORGANIZATION:

     Leviathan Finance Corporation (the "Company"), a Delaware corporation, was formed on April 30, 1999 for the sole purpose of co-issuing $175,000,000 aggregate principal amount of Senior Subordinated Notes due May 2009 (the "Notes") with Leviathan Gas Pipeline Partners, L.P. ("Leviathan"), the Company's parent. Leviathan, a publicly held Delaware master limited partnership, is primarily engaged in the gathering, transportation and production of natural gas and crude oil in the Gulf of Mexico. Through its subsidiaries and joint ventures, Leviathan owns interests in significant assets, including (i) eight natural gas pipelines, (ii) a crude oil pipeline system, (iii) six strategically-located multi-purpose platforms, (iv) a dehydration facility, (v) four producing oil and natural gas properties and (vi) one undeveloped oil and natural gas property.

     The Company's subscription receivable was generated from the initial capitalization of the Company in which the Company issued 1,000 shares of common stock at $1.00 par value. The Company has not conducted any operations and all activities have related to the issuance of the Notes.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Partners of Viosca Knoll Gathering
  Company (a Delaware general partnership)

     In our opinion, the accompanying balance sheet and the related statements of operations, of cash flows and of partners' capital present fairly, in all material respects, the financial position of Viosca Knoll Gathering Company (a Delaware general partnership) ("Viosca Knoll") as of December 31, 1998 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1998 in conformity with generally accepted accounting principles. These financial statements are the responsibility of Viosca Knoll's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

                                          PricewaterhouseCoopers LLP

Houston, Texas
March 19, 1999

                         VIOSCA KNOLL GATHERING COMPANY
                        (A DELAWARE GENERAL PARTNERSHIP)

                                 BALANCE SHEET
                                 (In thousands)

                                                                               DECEMBER 31,
                                                               MARCH 31,    -------------------
                                                                 1999         1998       1997
                                                              -----------   --------   --------
                                                              (UNAUDITED)
                           ASSETS
Current assets:
  Cash and cash equivalents.................................    $  1,593    $    155   $    135
  Accounts receivable.......................................       3,356       4,885      2,658
  Accounts receivable from affiliates.......................         512         179        561
  Other current assets......................................         415         232         --
                                                                --------    --------   --------
          Total current assets..............................       5,876       5,451      3,354
                                                                --------    --------   --------
  Property and equipment:
     Pipelines..............................................     108,121     108,121    103,121
     Construction-in-progress...............................         119          --      1,449
     Other..................................................          77          77         24
                                                                --------    --------   --------
                                                                 108,317     108,198    104,594
     Less: Accumulated depreciation.........................      11,592      10,662      6,886
                                                                --------    --------   --------
       Property, plant and equipment, net...................      96,725      97,536     97,708
                                                                --------    --------   --------
Debt issue costs, net.......................................         203         222        296
                                                                --------    --------   --------
          Total assets......................................    $102,804    $103,209   $101,358
                                                                ========    ========   ========

             LIABILITIES AND PARTNERS' CAPITAL
Current liabilities:
  Accounts payable..........................................    $    523    $    414   $  3,841
  Accounts payable to affiliates............................         292         552        851
  Accrued liabilities.......................................          49          55      6,588
                                                                --------    --------   --------
          Total current liabilities.........................         864       1,021     11,280
Provision for negative salvage..............................         360         340        256
Notes payable...............................................      66,700      66,700     52,200
                                                                --------    --------   --------
                                                                  67,924      68,061     63,736
                                                                --------    --------   --------
Commitments and contingencies
Partners' capital:
  VK Deepwater..............................................      17,440      17,574     18,811
  EPEC Deepwater............................................      17,440      17,574     18,811
                                                                --------    --------   --------
                                                                  34,880      35,148     37,622
                                                                --------    --------   --------
          Total liabilities and partners' capital...........    $102,804    $103,209   $101,358
                                                                ========    ========   ========

    The accompanying notes are an integral part of this financial statement.

                         VIOSCA KNOLL GATHERING COMPANY
                        (A DELAWARE GENERAL PARTNERSHIP)

                            STATEMENT OF OPERATIONS
                                 (In thousands)

                                                  THREE MONTHS
                                                 ENDED MARCH 31,     YEAR ENDED DECEMBER 31,
                                                 ---------------   ---------------------------
                                                  1999     1998     1998      1997      1996
                                                 ------   ------   -------   -------   -------
                                                   (UNAUDITED)
Revenue:
  Transportation services......................  $7,342   $6,804   $28,806   $23,128   $13,923
  Oil and natural gas sales....................      19      223       528        --        --
                                                 ------   ------   -------   -------   -------
                                                  7,361    7,027    29,334    23,128    13,923
                                                 ------   ------   -------   -------   -------
Costs and expenses:
  Operating expenses...........................     229      606     2,877     1,990       298
  Depreciation.................................     950      930     3,860     2,474     2,269
  General and administrative expenses..........      41       45       154       125       126
                                                 ------   ------   -------   -------   -------
                                                  1,220    1,581     6,891     4,589     2,693
                                                 ------   ------   -------   -------   -------

Operating income...............................   6,141    5,446    22,443    18,539    11,230
Interest income................................      16       11        50        40        --
Interest and other financing costs.............  (1,125)    (929)   (4,267)   (1,959)      (90)
                                                 ------   ------   -------   -------   -------

Net income.....................................  $5,032   $4,528   $18,226   $16,620   $11,140
                                                 ======   ======   =======   =======   =======

    The accompanying notes are an integral part of this financial statement.

                         VIOSCA KNOLL GATHERING COMPANY
                        (A DELAWARE GENERAL PARTNERSHIP)

                            STATEMENT OF CASH FLOWS
                                 (In thousands)

                                                  THREE MONTHS
                                                 ENDED MARCH 31,       YEAR ENDED DECEMBER 31,
                                                -----------------   ------------------------------
                                                 1999      1998       1998       1997       1996
                                                -------   -------   --------   --------   --------
                                                   (UNAUDITED)
Cash flows from operating activities:
  Net income..................................  $ 5,032   $ 4,528   $ 18,226   $ 16,620   $ 11,140
  Adjustments to reconcile net income to net
   cash provided by (used in) operating
   activities:
     Depreciation.............................      950       930      3,860      2,474      2,269
     Amortization of debt issue costs.........       19        18         74         73         --
     Changes in operating working capital:
       Decrease (increase) in accounts
          receivable..........................    1,529    (1,323)    (2,227)       340     (1,462)
       (Increase) decrease in accounts
          receivable from affiliates..........     (333)       65        382        573     (1,046)
       Increase in other current assets.......     (183)       --       (232)        --         --
       Increase (decrease) in accounts
          payable.............................      109    (2,827)    (3,427)     1,937      1,557
       (Decrease) increase in accounts payable
          to affiliates.......................     (260)     (194)      (299)       513     (2,312)
       (Decrease) increase in accrued
          liabilities.........................       (6)   (4,096)    (6,533)     6,328       (251)
                                                -------   -------   --------   --------   --------
          Net cash provided by (used in)
            operating activities..............    6,857    (2,899)     9,824     28,858      9,895
                                                -------   -------   --------   --------   --------

Cash flows from investing activities:
  Additions to pipeline assets................       --      (641)    (3,604)   (27,541)    (5,219)
  Construction-in-progress....................     (119)       --         --     (1,449)    (3,410)
                                                -------   -------   --------   --------   --------
          Net cash used in investing
            activities........................     (119)     (641)    (3,604)   (28,990)    (8,629)
                                                -------   -------   --------   --------   --------
Cash flows from financing activities:
  Proceeds from notes payable.................       --     7,800     14,500     18,900     33,300
  Contributions from partners.................    1,400        --         --        320      3,018
  Distributions to partners...................   (6,700)   (4,300)   (20,700)   (19,300)   (36,900)
  Debt issue costs............................       --        --         --        (70)      (300)
                                                -------   -------   --------   --------   --------
          Net cash (used in) provided by
            financing activities..............   (5,300)    3,500     (6,200)      (150)      (882)
                                                -------   -------   --------   --------   --------

Net increase (decrease) in cash and cash
  equivalents.................................    1,438       (40)        20       (282)       384
Cash and cash equivalents at beginning of
  year........................................      155       135        135        417         33
                                                -------   -------   --------   --------   --------
Cash and cash equivalents at end of period....  $ 1,593   $    95   $    155   $    135   $    417
                                                =======   =======   ========   ========   ========

Cash paid for interest, net of amounts
  capitalized.................................  $ 1,113   $   898   $  4,180   $  1,878   $     --
                                                =======   =======   ========   ========   ========

    The accompanying notes are an integral part of this financial statement.

                         VIOSCA KNOLL GATHERING COMPANY
                        (A DELAWARE GENERAL PARTNERSHIP)

                         STATEMENT OF PARTNERS' CAPITAL
                                 (In thousands)

                                                                 VK         EPEC
                                                              DEEPWATER   DEEPWATER     TOTAL
                                                              ---------   ---------   ---------
Partners' capital at December 31, 1995......................  $  31,362   $  31,362   $  62,724
  Contributions.............................................      1,509       1,509       3,018
  Distributions.............................................    (18,450)    (18,450)    (36,900)
  Net income................................................      5,570       5,570      11,140
                                                              ---------   ---------   ---------
Partners' capital at December 31, 1996......................     19,991      19,991      39,982
  Contributions.............................................        160         160         320
  Distributions.............................................     (9,650)     (9,650)    (19,300)
  Net income................................................      8,310       8,310      16,620
                                                              ---------   ---------   ---------
Partners' capital at December 31, 1997......................     18,811      18,811      37,622
  Distributions.............................................    (10,350)    (10,350)    (20,700)
  Net income................................................      9,113       9,113      18,226
                                                              ---------   ---------   ---------
Partners' capital at December 31, 1998......................     17,574      17,574      35,148
  Contributions (unaudited).................................        700         700       1,400
  Distributions (unaudited).................................     (3,350)     (3,350)     (6,700)
  Net income (unaudited)....................................      2,516       2,516       5,032
                                                              ---------   ---------   ---------
Partners' capital at March 31, 1999 (unaudited).............  $  17,440   $  17,440   $  34,880
                                                              =========   =========   =========

    The accompanying notes are an integral part of this financial statement.

                         VIOSCA KNOLL GATHERING COMPANY
                        (A DELAWARE GENERAL PARTNERSHIP)

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1 -- ORGANIZATION:

     Viosca Knoll Gathering Company ("Viosca Knoll") is a Delaware general partnership formed in May 1994 to design, construct, own and operate the Viosca Knoll Gathering System (the "Viosca Knoll system") and any additional facilities constructed or acquired pursuant to the Joint Venture Agreement between VK Deepwater Gathering Company, L.L.C. ("VK Deepwater"), an approximate 99% owned subsidiary of Leviathan Gas Pipeline Partners, L.P. ("Leviathan"), and EPEC Deepwater Gathering Company ("EPEC Deepwater"), an indirect subsidiary of El Paso Energy Corporation ("El Paso"). El Paso, as a result of its merger with DeepTech International Inc. on August 14, 1998, owns an effective 27.3% interest in Leviathan. Each of the partners has a 50% interest in Viosca Knoll. Viosca Knoll is managed by a committee consisting of representatives from each of the partners. Viosca Knoll has no employees. VK Deepwater is the operator of Viosca Knoll and has contracted with an affiliate of EPEC Deepwater to maintain the pipeline and with Leviathan to perform financial, accounting and administrative services.

     The Viosca Knoll system is a non-jurisdictional gathering system designed to serve the Main Pass, Mississippi Canyon and Viosca Knoll areas of the Gulf of Mexico (the "Gulf"), southeast of New Orleans, offshore Louisiana. The Viosca Knoll system, has a maximum design capacity of approximately 1 billion cubic feet of natural gas per day and consists of 125 miles of predominantly 20-inch natural gas pipelines and a large compressor. The Viosca Knoll system provides its customers access to the facilities of a number of major interstate pipelines, including Tennessee Gas Pipeline Company, Columbia Gulf Transmission Company, Southern Natural Gas Company, Transcontinental Gas Pipe Line and Destin Pipeline Company.

     The base system, comprised of (i) an approximately 94 mile, 20-inch diameter pipeline from a platform in Main Pass Block 252 owned by Shell Offshore, Inc. ("Shell") to a pipeline owned by Tennessee Gas Pipeline Company at South Pass Block 55 and (ii) a six mile, 16-inch diameter pipeline from an interconnection with the 20-inch diameter pipeline at Viosca Knoll Block 817 to a pipeline owned by Southern Natural Gas Company at Main Pass Block 289, was constructed in 1994. A 7,000 horsepower compressor was installed in 1996 on Leviathan's Viosca Knoll 817 platform to allow Viosca Knoll to effect deliveries at the operating pressures on downstream interstate pipelines with which it is interconnected. The additional capacity created by such compression allowed Viosca Knoll to transport new natural gas volumes during 1997 from the Shell-operated Southeast Tahoe and Ram-Powell fields as well as other new deepwater projects in the area. In 1997, Viosca Knoll added approximately 25 miles of parallel 20-inch pipelines.

NOTE 2 -- SIGNIFICANT ACCOUNTING POLICIES:

  Cash and cash equivalents

     All highly liquid investments with a maturity of three months or less when purchased are considered to be cash equivalents.

  Property and equipment

     Gathering pipelines and related facilities are recorded at cost and depreciated on a straight-line basis over an estimated useful life of 30 years. Viosca Knoll also calculates a negative salvage provision using the straight-line method based on an estimated cost of abandoning the pipeline of $2.5 million. Other property, plant and equipment is depreciated on a straight-line basis over an estimated useful life of five years. Maintenance and repair costs are expensed as incurred; additions, improvements and replacements

                         VIOSCA KNOLL GATHERING COMPANY
                        (A DELAWARE GENERAL PARTNERSHIP)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

are capitalized. Retirements, sales and disposals of assets are recorded by eliminating the related costs and accumulated depreciation of the disposed assets with any resulting gain or loss reflected in income.

     Viosca Knoll evaluates impairment of its property and equipment in accordance with Statement of Financial Accounting Standard ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" which requires recognition of impairment losses on long-lived assets if the carrying amount of such assets, grouped at the lowest level for which there are identifiable cash flows that are largely independent of the cash flows from other assets, exceeds the estimated undiscounted future cash flows of such assets. Measurement of any impairment loss will be based on the fair value of the assets.

  Capitalization of interest

     Interest and other financing costs are capitalized in connection with construction activities as part of the cost of the asset and amortized over the related asset's estimated useful life.

  Debt issue costs

     Debt issue costs are capitalized and amortized over the life of the related indebtedness. Any unamortized debt issue costs are expensed at the time the related indebtedness is repaid or otherwise terminated.

  Revenue recognition

     Revenue from pipeline transportation of natural gas is recognized upon receipt of the natural gas into the pipeline system. Revenue from demand charges is recognized in the period the services are provided. Revenue from oil and natural gas sales is recognized upon delivery in the period of production.

  Income taxes

     Viosca Knoll is not a taxable entity. Income taxes are the responsibility of the partners and are not reflected in these financial statements. However, the taxable income or loss resulting from the operations of Viosca Knoll will ultimately be included in the federal income tax returns of the partners and may vary substantially from income or loss reported for financial statement purposes.

  Estimates

     The preparation of Viosca Knoll's financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions, including those related to potential environmental liabilities and future regulatory status, that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Management believes that the estimates are reasonable.

  Recent Pronouncements

     In April 1998, the American Institute of Certified Public Accountants issued SOP 98-5, "Reporting on the Costs of Start-Up Activities." This statement defines start-up activities, requires start-up and organization costs to be expensed as incurred and requires that any such costs that exist on the balance sheet be expensed upon adoption of this pronouncement. The statement is effective for fiscal years beginning after December 15, 1998. Viosca Knoll adopted the provisions of this statement on January 1, 1999 resulting in no material impact on its financial position or results of operations.

                         VIOSCA KNOLL GATHERING COMPANY
                        (A DELAWARE GENERAL PARTNERSHIP)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," to be effective for all fiscal years beginning after June 15, 1999. SFAS No. 133 requires that entities recognize all derivative instruments as either assets or liabilities on the balance sheet and measure those instruments at fair value. The accounting for changes in the fair value of a derivative will depend on the intended use of the derivative and the resulting designation. Viosca Knoll is currently evaluating the impact, if any, of SFAS No. 133.

NOTE 3 -- INDEBTEDNESS:

     In December 1996, Viosca Knoll entered into a revolving credit facility (the "Viosca Knoll Credit Facility") with a syndicate of commercial banks to provide up to $100 million for the addition of compression and expansion to the Viosca Knoll System and for other working capital needs of Viosca Knoll, including providing a one time distribution not to exceed $25 million to its partners (Note 7). Viosca Knoll's ability to borrow money under the facility is subject to certain customary terms and conditions, including borrowing base limitations. The Viosca Knoll Credit Facility is collateralized by all of Viosca Knoll's material contracts and agreements, receivables and inventory and matures on December 20, 2001. As of March 31, 1999, December 31, 1998 and 1997, Viosca Knoll had $66,700,000, $66,700,000 and $52,200,000, respectively, outstanding under the Viosca Knoll Credit Facility bearing interest at an average floating rate of 6.0%, 6.7% and 6.7% per annum. As of March 31, 1999 and December 31, 1998, approximately $33,300,000 of additional funds are available under the Viosca Knoll Credit Facility. See Note 8.

     Interest and other financing costs totaled $1,125,000 (unaudited), $4,278,000, $2,710,000 and $90,000 for the three months ended March 31, 1999 and for the years ended December 31, 1998, 1997 and 1996, respectively. During the three months ended March 31, 1999 and the years ended December 31, 1998 and 1997, Viosca Knoll capitalized $0 (unaudited), $11,000 and $751,000, respectively, of such costs in connection with construction projects in progress.

NOTE 4 -- RELATED PARTY TRANSACTIONS:

     Pursuant to a management agreement dated May 24, 1994 between Viosca Knoll and Leviathan, Leviathan charges Viosca Knoll a base fee of $100,000 annually in exchange for Leviathan providing financial, accounting and administrative services on behalf of Viosca Knoll. For each of the years ended December 31, 1998, 1997 and 1996, Leviathan charged Viosca Knoll $100,000 in accordance with this management agreement.

     Viosca Knoll and EPEC Gas Services Company ("EPEC Gas"), an affiliate of EPEC Deepwater, entered into a construction and operation agreement whereby EPEC Gas provided personnel to manage the construction and operation of the Viosca Knoll System in exchange for a one-time management fee of $3,000,000 and provides routine maintenance services on behalf of Viosca Knoll. For the years ended December 31, 1998, 1997 and 1996, EPEC Gas charged Viosca Knoll $415,000, $216,000 and $200,000, respectively, with respect to its operating and maintenance services.

     In addition, EPEC Gas and VK-Main Pass Gathering Company, L.L.C. ("VK Main Pass"), a subsidiary of Leviathan, acquired and installed a compressor on the Viosca Knoll 817 Platform, which is owned by Leviathan. The compressor was placed in service in January 1997. For the years ended December 31, 1998, 1997 and 1996, Viosca Knoll reimbursed EPEC Gas $1,762,000, $1,282,000 and $8,072,000, respectively, for construction related costs. For the years ended December 31, 1998, 1997 and 1996, Viosca Knoll reimbursed VK Main Pass $152,000, $47,000 and $254,000, respectively, for construction related items.

                         VIOSCA KNOLL GATHERING COMPANY
                        (A DELAWARE GENERAL PARTNERSHIP)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Included in transportation services revenue during the years ended December 31, 1998, 1997 and 1996 is $1,881,000, $3,921,000 and $3,229,000, respectively, of revenue earned from transportation services provided to Flextrend Development Company, L.L.C., a subsidiary of Leviathan. Included in operating expenses for the years ended December 31, 1998, 1997 and 1996 is $2,447,000, $2,116,000 and
$249,000, respectively, of platform access fees and related expenses charged to Viosca Knoll by VK Main Pass.

NOTE 5 -- COMMITMENTS AND CONTINGENCIES:

     In the ordinary course of business, Viosca Knoll is subject to various laws and regulations. In the opinion of management, compliance with existing laws and regulations will not materially affect the financial position or operations of Viosca Knoll.

     The Viosca Knoll system is a gathering facility and as such is not currently subject to rate and certificate regulation by the Federal Energy Regulatory Commission (the "FERC"). However, the FERC has asserted that it has rate jurisdiction under the Natural Gas Act of 1938, as amended (the "NGA"), over gathering services performed through gathering facilities owned by a natural gas company (as defined in the NGA) when such services were performed "in connection with" transportation services provided by such natural gas company. Whether, and to what extent, the FERC should exercise any NGA rate jurisdiction it may be found to have over gathering facilities owned either by natural gas companies or affiliates thereof is subject to case-by-case review by the FERC. Based on current FERC policy and precedent, Viosca Knoll does not anticipate that the FERC will assert or exercise any NGA rate jurisdiction over the Viosca Knoll system so long as the services provided through such system are not performed "in connection with" transportation services performed through any of the regulated pipelines of either of the partners.

NOTE 6 -- MAJOR CUSTOMERS:

     Transportation revenue from major customers was as follows:

                                                        YEAR ENDED DECEMBER 31,
                                             ---------------------------------------------
                                                 1998            1997            1996
                                             -------------   -------------   -------------
                                             AMOUNT     %    AMOUNT     %    AMOUNT     %
                                             -------   ---   -------   ---   -------   ---
Shell Offshore, Inc........................  $10,836    38   $11,198    48   $ 5,141    37
Snyder Oil Corporation.....................    4,801    17     3,653    16     3,275    24
Exxon Corporation..........................    3,354    12       498     2        --    --
Amoco Production Company...................    3,292    11       475     2        --    --
Flextrend Development Company, L.L.C. .....    1,881     7     3,921    17     3,229    23
Other......................................    4,642    15     3,383    15     2,278    16
                                             -------   ---   -------   ---   -------   ---
                                             $28,806   100   $23,128   100   $13,923   100
                                             =======   ===   =======   ===   =======   ===

NOTE 7 -- CASH DISTRIBUTIONS:

     In March 1995, Viosca Knoll began making monthly distributions of 100% of its Available Cash, as defined in the Joint Venture Agreement, to the partners. Available Cash consists generally of all the cash receipts of Viosca Knoll less all of its cash disbursements less reasonable reserves, including, without limitation, those necessary for working capital and near-term commitments and obligations or other contingencies of Viosca Knoll. Viosca Knoll expects to make distributions of Available Cash within 15 days after the end of each month to its partners. During the three months ended March 31, 1999 and the years ended December 31, 1998, 1997 and 1996, Viosca Knoll paid distributions of $6,700,000 (unaudited), $20,700,000, $19,300,000 and $36,900,000, respectively, to its partners. The distributions paid during 1996 include $25 million of funds provided from borrowings under the Viosca Knoll Credit Facility.

                         VIOSCA KNOLL GATHERING COMPANY
                        (A DELAWARE GENERAL PARTNERSHIP)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

The Viosca Knoll Credit Facility Agreement includes a covenant by which distributions are limited to the greater of net income or 90% of earnings before interest and depreciation as defined in the agreement.

NOTE 8 -- SUBSEQUENT EVENTS:

     In January 1999, EPEC Deepwater announced the sale of (a) all of its interest in Viosca Knoll, other than a 1% interest in profits and capital in Viosca Knoll, to VK Deepwater for approximately $85.26 million (subject to adjustment), comprised of 25% cash (up to a maximum of $21.315 million) and 75% common units of Leviathan (up to a maximum of 3,205,263 common units), the actual number of which will depend on the average closing price of the common units during the applicable trading reference period, and (b) an option to acquire the remaining 1% interest in the profits and capital in Viosca Knoll.

     Prior to closing, Viosca Knoll must obtain consent from its lenders under the Viosca Knoll Credit Facility and Leviathan must obtain consent from its lenders as well. At such time, either or both of such credit facilities may be restructured.

     At the closing, which is anticipated to be during the second quarter of 1999, (i) EPEC Deepwater will contribute to Viosca Knoll an amount of money equal to 50% of the amount then outstanding under the Viosca Knoll Credit Facility (currently a total of $66.7 million is outstanding) and (ii) VK Deepwater, through Leviathan, will pay El Paso and EPEC Deepwater the cash and common units discussed above. Then, during the six month period commencing on the day after the first anniversary of that closing date, VK Deepwater would have the option to acquire the remaining 1% in profits and capital in Viosca Knoll for a cash payment equal to the sum of $1.74 million plus the amount of additional distributions which would have been paid, accrued or been in arrears had VK Deepwater acquired the remaining 1% of Viosca Knoll at the initial closing by issuing additional common units of Leviathan in lieu of a cash payment of $1.74 million.

INDEPENDENT AUDITORS' REPORT

To the Management Committee
High Island Offshore System, L.L.C.
Detroit, Michigan

     We have audited the accompanying statements of financial position of High Island Offshore System, L.L.C. as of December 31, 1998 and 1997, and the related statements of income, members' equity, and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the High Island Offshore System, L.L.C.'s management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such financial statements present fairly, in all material respects, the financial position of High Island Offshore System, L.L.C. as of December 31, 1998 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1998 in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP

Detroit, Michigan
February 19, 1999

                      HIGH ISLAND OFFSHORE SYSTEM, L.L.C.

                        STATEMENTS OF FINANCIAL POSITION
                        AS OF DECEMBER 31, 1998 AND 1997

                                                                  1998           1997
                                                              ------------   ------------
                           ASSETS
Current assets:
  Cash and cash equivalents.................................  $    868,312   $    876,845
  Accounts receivable.......................................     3,777,590      4,709,918
  Prepayments...............................................        15,948             --
                                                              ------------   ------------
          Total current assets..............................     4,661,850      5,586,763
                                                              ------------   ------------

Gas transmission plant......................................   372,370,180    371,321,033
  Less -- accumulated depreciation..........................   364,601,970    359,830,332
                                                              ------------   ------------
          Net gas transmission plant........................     7,768,210     11,490,701
                                                              ------------   ------------

Deferred charges............................................     5,168,277        590,189
                                                              ------------   ------------

          Total assets......................................  $ 17,598,337   $ 17,667,653
                                                              ============   ============

              LIABILITIES AND MEMBERS' EQUITY

Current liabilities:
  Accounts payable..........................................  $  2,424,849   $  3,077,779
  Unamortized rate reductions for excess deferred federal
     income taxes...........................................       201,347        302,021
                                                              ------------   ------------
          Total current liabilities.........................     2,626,196      3,379,800
                                                              ------------   ------------

Noncurrent liabilities
  Unamortized rate reductions for excess deferred federal
     income taxes...........................................            --        198,510
                                                              ------------   ------------

Commitments and contingencies (Note 6)......................            --             --
                                                              ------------   ------------

Members' equity.............................................    14,972,141     14,089,343
                                                              ------------   ------------

          Total liabilities and members' equity.............  $ 17,598,337   $ 17,667,653
                                                              ============   ============

                     See notes to the financial statements.

                      HIGH ISLAND OFFSHORE SYSTEM, L.L.C.

             STATEMENTS OF INCOME AND STATEMENTS OF MEMBERS' EQUITY
                  YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

                                                         1998           1997           1996
                                                     ------------   ------------   ------------
STATEMENTS OF INCOME
Operating revenues:
  Transportation services.........................   $ 43,477,250   $ 45,414,839   $ 47,052,978
  Other...........................................        340,323        502,111        387,764
                                                     ------------   ------------   ------------
          Total operating revenues................     43,817,573     45,916,950     47,440,742
                                                     ------------   ------------   ------------
Operating expenses:
  Operation and maintenance.......................     18,935,495     16,975,738     15,548,824
  Depreciation....................................      4,771,638      4,773,588      4,775,405
  Property taxes..................................        111,105        125,368        133,662
                                                     ------------   ------------   ------------
          Total operating expenses................     23,818,238     21,874,694     20,457,891
                                                     ------------   ------------   ------------

          Net operating income....................     19,999,335     24,042,256     26,982,851
                                                     ------------   ------------   ------------

Other income and deductions.......................        (16,537)            --         96,624
                                                     ------------   ------------   ------------
          Total other income and deductions.......        (16,537)            --         96,624
                                                     ------------   ------------   ------------

Net income........................................   $ 19,982,798   $ 24,042,256   $ 27,079,475
                                                     ============   ============   ============

STATEMENTS OF MEMBERS' EQUITY
Balance at beginning of period....................   $ 14,089,343   $ 20,547,087   $ 21,967,612
  Net income......................................     19,982,798     24,042,256     27,079,475
  Capital contributions...........................      4,000,000             --             --
  Distributions to members........................    (23,100,000)   (30,500,000)   (28,500,000)
                                                     ------------   ------------   ------------
Balance at end of period..........................   $ 14,972,141   $ 14,089,343   $ 20,547,087
                                                     ============   ============   ============

                     See notes to the financial statements.

                      HIGH ISLAND OFFSHORE SYSTEM, L.L.C.

                            STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

                                                         1998           1997           1996
                                                     ------------   ------------   ------------
Cash flows from operating activities:
  Net income.......................................  $ 19,982,798   $ 24,042,256   $ 27,079,475
  Adjustments to reconcile net income to cash
     provided by (used in) operating activities
       Depreciation................................     4,771,638      4,773,588      4,775,405
       Accounts receivable.........................       932,328          7,260       (353,633)
       Prepayments.................................       (15,948)       211,842         91,444
       Deferred charges and other..................    (4,877,271)      (145,294)        67,173
       Provision for regulatory matters............            --             --     (1,050,623)
       Accounts payable............................      (335,434)        23,821     (1,515,481)
                                                     ------------   ------------   ------------
          Cash provided by operating activities....    20,458,111     28,913,473     29,093,760
                                                     ------------   ------------   ------------

Cash flows from investing activities:
  Capital expenditures.............................    (1,366,644)      (822,554)      (209,863)
                                                     ------------   ------------   ------------
          Cash used in investing activities........    (1,366,644)      (822,554)      (209,863)
                                                     ------------   ------------   ------------

Cash flows from financing activities:
  Capital contributions............................     4,000,000             --             --
  Distributions to members.........................   (23,100,000)   (30,500,000)   (28,500,000)
                                                     ------------   ------------   ------------
          Cash used in financing activities........   (19,100,000)   (30,500,000)   (28,500,000)
                                                     ------------   ------------   ------------

(Decrease) increase in cash and cash equivalents...        (8,533)    (2,409,081)       383,897
Cash and cash equivalents at beginning of period...       876,845      3,285,926      2,902,029
                                                     ------------   ------------   ------------

Cash and cash equivalents at end of period.........  $    868,312   $    876,845   $  3,285,926
                                                     ============   ============   ============

                     See notes to the financial statements.

                      HIGH ISLAND OFFSHORE SYSTEM, L.L.C.

                       NOTES TO THE FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

NOTE 1 -- FORMATION AND OWNERSHIP STRUCTURE

  Description and Business Purpose

     Effective December 10, 1998, High Island Offshore System, ("HIOS" or the "Company"), a Delaware partnership, was converted to a Delaware Limited Liability Corporation ("L.L.C."). As of December 31, 1998, the members of the Company, each of which held a 20% interest in HIOS, were companies affiliated with three pipeline companies as follows:

                 MEMBER                          AFFILIATED PIPELINE COMPANY
                 ------                          ---------------------------
American Natural Offshore Company          ANR Pipeline Company
NATOCO, Inc.                               Natural Gas Pipeline Company of America
Texam Offshore Gas Transmission, L.L.C.    Leviathan Gas Pipeline Partners, L.P.
Texas Offshore Pipeline System, Inc.       ANR Pipeline Company
Transco Offshore Pipeline Company, L.L.C.  Leviathan Gas Pipeline Partners, L.P.

     In January 1999, the members contributed their capital accounts to Western Gulf Holdings, L.L.C. ("Western Gulf") in exchange for ownership interests in Western Gulf, which is now the sole member holding ownership in the Company. Western Gulf was formed to invest in the development of a 85 mile pipeline which will connect to HIOS and extend to the deep water "Diana" prospect containing an estimated 1 trillion cubic feet of reserves. The new line is scheduled to begin transporting gas in late 2000 and is projected to cost $90 million. The line will be owned by East Breaks Gathering Company, L.L.C., which is also owned by Western Gulf.

     HIOS owns a 203.4 mile undersea gas transmission system in the Gulf of Mexico which provides transportation services as authorized by the Federal Energy Regulatory Commission ("FERC"). HIOS' major transportation customers include natural gas marketers and producers, and interstate natural gas pipeline companies. The Company extends credit for transportation services provided to these customers. The concentrations of customers, described above, may affect the Company's overall credit risk in that the customers may be similarly affected by changes in economic, regulatory and other factors.

     HIOS is managed by a committee consisting of representatives from each of the member companies. HIOS has no employees. ANR Pipeline Company ("ANR") operates the system on behalf of HIOS under an agreement which provides that services rendered to HIOS will be reimbursed at cost ($12.4 million for 1998, $11.4 million for 1997, and $9.6 million for 1996).

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     The Company is regulated by the FERC. In addition, the Company meets the criteria and, accordingly, follows the accounting and reporting requirements of Statement of Financial Accounting Standards No. 71 for regulated enterprises.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the reported amounts of revenues and expenses. Actual results could differ from those estimates. Management believes that its estimates are reasonable.

                      HIGH ISLAND OFFSHORE SYSTEM, L.L.C.

  Depreciation

     Annual depreciation and negative salvage provisions are computed on a straight-line basis using rates of depreciation which vary by type of property. The annual composite depreciation rates were approximately 1.29% for 1998, 1997, and 1996 which include a provision for negative salvage of .2% for offshore facilities.

  Income Taxes

     For tax filing purposes, the Company has elected partnership status, and therefore, income taxes are the responsibility of the Members and are not reflected in the financial statements of the Company.

  Statement of Cash Flows

     For purposes of these financial statements, the Company considers short-term investments purchased with an original maturity of three months or less to be cash equivalents. The Company had short-term investments in the amount of $.9 million at December 31, 1998 and 1997. The Company made no cash payments for interest in 1998, 1997, or 1996.

  Accounting Pronouncements

     The Financial Accounting Standards Board has issued FAS 133, "Accounting for Derivative Instruments and Hedging Activities," to be effective for all fiscal years beginning after June 15, 1999. FAS 133 requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. The accounting for changes in the fair value of a derivative will depend on the intended use of the derivative and the resulting designation. The Company is currently evaluating the impact, if any, of FAS 133.

NOTE 3 -- REGULATORY MATTERS

     By letter order issued September 18, 1995, the FERC approved the settlement of the Company's rate filing at Docket No. RP94-162, which required that the Company file a new rate case within three years. On October 8, 1998, the FERC granted a request filed by the Company for an extension of time for the filing of its next general rate case until January 1, 2003. Costs incurred in connection with the extension of the rate case settlement have been deferred and are being amortized on a straight-line basis through the period ending December 31, 2002.

NOTE 4 -- FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying value of cash invested on a temporary basis at short-term market rates of interest approximates the fair market value of the investments.

NOTE 5 -- RELATED PARTY TRANSACTIONS

     Transportation revenues derived from affiliated pipeline companies were $.8 million for 1998, $6.2 million for 1997, and $16.7 million for 1996. The Company had no accounts receivable balances due from these affiliates for transportation services at December 31, 1998 and 1997.

     Both ANR and U-T Offshore System ("UTOS") provide separation, dehydration and measurement services to HIOS. UTOS is equally owned by affiliates of ANR, Natural Gas Pipeline Company of America, and Leviathan Gas Pipeline Partners, L.P. HIOS incurred charges for these services of $2.5 million in 1998, $2.5 million in 1997, and $2.8 million in 1996 from ANR and $2.0 million in 1998, $1.7 million in 1997, and $1.4 million in 1996 from UTOS.

     In February 1996, the Company reached an agreement with ANR, which was approved by the FERC, which provides that rates charged by ANR would be $2.8 million for calendar year 1996, $2.5 million per year for calendar years 1997, 1998 and 1999 and $2.2 million for calendar year 2000. The rate would be negotiated for calendar year 2001 and thereafter.

                      HIGH ISLAND OFFSHORE SYSTEM, L.L.C.

     Amounts due to ANR were $1.9 million and $1.8 million at December 31, 1998 and 1997, respectively, and amounts due to UTOS were $.2 million and $.1 million at December 31, 1998 and 1997, respectively.

NOTE 6 -- COMMITMENTS AND CONTINGENCIES

     In the ordinary course of business, the Company is subject to various laws and regulations. In the opinion of management, compliance with existing laws and regulations will not materially affect the financial position or the results of operations of the Company.

NOTE 7 -- LEGAL PROCEEDINGS

     In 1996, Jack Grynberg filed a claim under the False Claims Act on behalf of the U.S. government in the U.S. District Court, District of Columbia, against 70 defendants, including the Company. The suit sought damages for the alleged underpayment of royalties due to the purported improper measurement of gas. The 1996 suit was dismissed without prejudice in March 1997 and the dismissal was affirmed by the D.C. Court of Appeals in October 1998. In September 1997, Mr. Grynberg filed 77 separate, similar False Claims Act suits against natural gas transmission companies and producers, gatherers, and processors of natural gas, seeking unspecified damages. The Company has been included in two of the September 1997 suits. The suits were filed in the U.S. District Court, District of Colorado and the U.S. District Court, Eastern District of Michigan. The United States Department of Justice has notified the Company that it is reviewing these lawsuits to determine whether or not the United States will intervene.

     Although no assurances can be given and no determination can be made at this time as to the outcome of any particular lawsuit or proceeding, the Company believes there are meritorious defenses to substantially all such claims and that any liability which may be finally determined should not have a material adverse effect on the Company's financial position or results of operations.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Members of
Poseidon Oil Pipeline Company, L.L.C.:

     We have audited the accompanying balance sheets of Poseidon Oil Pipeline Company, L.L.C. (a Delaware limited liability company), as of December 31, 1998 and 1997, and the related statements of income, members' equity and cash flows for the years ended December 31, 1998 and 1997, and for the period from inception (February 14, 1996) through December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Poseidon Oil Pipeline Company, L.L.C., as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the years ended December 31, 1998 and 1997, and for the period from inception (February 14, 1996) through December 31, 1996, in conformity with generally accepted accounting principles.

                                            ARTHUR ANDERSEN LLP

Houston, Texas
March 18, 1999

                     POSEIDON OIL PIPELINE COMPANY, L.L.C.

                                 BALANCE SHEETS
                           DECEMBER 31, 1998 AND 1997

                                                                  1998           1997
                                                              ------------   ------------
                           ASSETS
Current assets:
  Cash and cash equivalents.................................  $    685,540   $  1,671,451
  Crude oil receivables --
     Related parties........................................    28,216,308     21,729,130
     Other..................................................    12,179,468      7,316,566
  Construction advances to operator (Note 6)................     1,234,467             --
  Materials, supplies and other.............................     1,022,450      1,045,937
                                                              ------------   ------------
          Total current assets..............................    43,338,233     31,763,084
Debt reserve fund (Notes 2 and 4)...........................     4,329,254      3,717,627
Property, plant and equipment, net of accumulated
  depreciation
  (Note 3)..................................................   228,752,910    222,337,758
                                                              ------------   ------------
          Total assets......................................  $276,420,397   $257,818,469
                                                              ============   ============

              LIABILITIES AND MEMBERS' EQUITY

Current liabilities:
  Accounts payable --
     Related parties........................................  $  4,945,839   $  2,602,133
     Other..................................................     2,165,159      5,516,554
  Crude oil payables --
     Related parties........................................    28,646,791     22,534,661
     Other..................................................     3,778,243      5,139,391
  Other.....................................................       597,590         70,922
                                                              ------------   ------------
          Total current liabilities.........................    40,133,622     35,863,661
                                                              ------------   ------------
Long-term debt (Note 4).....................................   131,000,000    120,500,000
                                                              ------------   ------------
Members' equity (Note 1):
  Capital contributions.....................................   107,999,320    107,999,320
  Capital distributions.....................................   (36,699,320)   (17,999,320)
  Retained earnings.........................................    33,986,775     11,454,808
                                                              ------------   ------------
          Total members' equity.............................   105,286,775    101,454,808
                                                              ------------   ------------
          Total liabilities and members' equity.............  $276,420,397   $257,818,469
                                                              ============   ============

   The accompanying notes are an integral part of these financial statements.

                     POSEIDON OIL PIPELINE COMPANY, L.L.C.

                              STATEMENTS OF INCOME
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
             AND FOR THE PERIOD FROM INCEPTION (FEBRUARY 14, 1996)
                           THROUGH DECEMBER 31, 1996

                                                      1998            1997            1996
                                                  -------------   -------------   -------------
Crude oil sales.................................  $ 370,431,640   $ 310,828,794   $ 176,849,075
Crude oil purchases.............................   (325,909,477)   (284,667,502)   (169,030,526)
                                                  -------------   -------------   -------------
          Net sales revenue.....................     44,522,163      26,161,292       7,818,549
                                                  -------------   -------------   -------------
Operating costs:
  Transportation costs..........................      1,636,162       3,146,736         858,229
  Operating expenses............................      3,127,134       2,635,717       2,183,375
  Depreciation..................................      8,846,395       6,463,327       2,176,157
                                                  -------------   -------------   -------------
          Total operating costs.................     13,609,691      12,245,780       5,217,761
                                                  -------------   -------------   -------------

Operating income................................     30,912,472      13,915,512       2,600,788
Other income (expense):
  Interest income...............................        290,745         208,961         339,452
  Interest expense..............................     (8,671,250)     (5,340,742)       (269,163)
                                                  -------------   -------------   -------------
Net income......................................  $  22,531,967   $   8,783,731   $   2,671,077
                                                  =============   =============   =============

   The accompanying notes are an integral part of these financial statements.

                     POSEIDON OIL PIPELINE COMPANY, L.L.C.

                         STATEMENTS OF MEMBERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
             AND FOR THE PERIOD FROM INCEPTION (FEBRUARY 14, 1996)
                           THROUGH DECEMBER 31, 1996

                                                     POSEIDON
                                       MARATHON      PIPELINE            TEXACO
                                          OIL        COMPANY,         TRADING AND
                                        COMPANY       L.L.C.      TRANSPORTATION, INC.
                                         (28%)         (36%)             (36%)              TOTAL
                                      -----------   -----------   --------------------   ------------
Balance, February 14, 1996..........  $        --   $        --       $         --       $         --
  Cash contributions................    5,200,000            --         36,399,660         41,599,660
  Property contributions............   20,000,000    36,399,660         10,000,000         66,399,660
  Cash distributions................           --    (3,999,660)       (13,999,660)       (17,999,320)
  Net income........................      747,901       961,588            961,588          2,671,077
                                      -----------   -----------       ------------       ------------
Balance, December 31, 1996..........   25,947,901    33,361,588         33,361,588         92,671,077
  Net income........................    2,459,445     3,162,143          3,162,143          8,783,731
                                      -----------   -----------       ------------       ------------
Balance, December 31, 1997..........   28,407,346    36,523,731         36,523,731        101,454,808
  Net income........................    6,308,951     8,111,508          8,111,508         22,531,967
  Cash distributions................   (5,236,000)   (6,732,000)        (6,732,000)       (18,700,000)
                                      -----------   -----------       ------------       ------------
Balance, December 31, 1998..........  $29,480,297   $37,903,239       $ 37,903,239       $105,286,775
                                      ===========   ===========       ============       ============

   The accompanying notes are an integral part of these financial statements.

                     POSEIDON OIL PIPELINE COMPANY, L.L.C.

                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
             AND FOR THE PERIOD FROM INCEPTION (FEBRUARY 14, 1996)
                           THROUGH DECEMBER 31, 1996

                                                        1998           1997           1996
                                                     -----------   ------------   -------------
Cash flows from operating activities:
  Net income.......................................  $22,531,967   $  8,783,731   $   2,671,077
  Adjustments to reconcile net income to net cash
   provided by operating activities --
     Depreciation..................................    8,846,395      6,463,327       2,176,157
     Changes in operating assets and liabilities --
       Crude oil receivables.......................  (11,350,080)     2,509,382     (31,555,078)
       Materials, supplies and other...............       23,487       (952,294)        (93,643)
       Accounts payable............................   (1,007,689)     5,939,637       2,179,050
       Crude oil payables..........................    4,750,982     (8,098,087)     35,772,139
       Other current liabilities...................      526,668        (16,110)         87,032
                                                     -----------   ------------   -------------
          Net cash provided by operating
            activities.............................   24,321,730     14,629,586      11,236,734
                                                     -----------   ------------   -------------
Cash flows from investing activities:
  Capital expenditures.............................  (15,261,547)   (54,024,948)   (110,698,884)
  Construction advances to operator, net...........   (1,234,467)     7,407,710      (7,407,710)
  Proceeds from the sale of property, plant and
     equipment.....................................           --        146,250              --
                                                     -----------   ------------   -------------
          Net cash used in investing activities....  (16,496,014)   (46,470,988)   (118,106,594)
                                                     -----------   ------------   -------------
Cash flows from financing activities:
  Proceeds from issuance of debt...................   32,000,000     38,000,000     107,000,000
  Cash contributions...............................           --             --      41,599,660
  Repayments of long-term debt.....................  (21,500,000)    (1,500,000)    (23,000,000)
  Cash distributions...............................  (18,700,000)            --     (17,999,320)
  Increase in debt reserve fund....................     (611,627)    (3,717,627)             --
                                                     -----------   ------------   -------------
          Net cash provided by financing
            activities.............................   (8,811,627)    32,782,373     107,600,340
                                                     -----------   ------------   -------------
Increase in cash and cash equivalents..............     (985,911)       940,971         730,480
Cash and cash equivalents, beginning of year.......    1,671,451        730,480              --
                                                     -----------   ------------   -------------
Cash and cash equivalents, end of year.............  $   685,540   $  1,671,451   $     730,480
                                                     ===========   ============   =============
Supplemental disclosure of cash flow information:
  Cash paid for interest, net of amounts
     capitalized...................................  $ 8,596,583   $  5,342,217   $     205,713
                                                     ===========   ============   =============
Supplemental disclosure of noncash financing
  activities:
  Initial Poseidon property contribution...........  $        --   $         --   $  36,399,660
                                                     ===========   ============   =============
  Block 873 Pipeline property contribution.........  $        --   $         --   $  30,000,000
                                                     ===========   ============   =============

   The accompanying notes are an integral part of these financial statements.

                     POSEIDON OIL PIPELINE COMPANY, L.L.C.

                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997

NOTE 1 -- ORGANIZATION AND NATURE OF BUSINESS

     Poseidon Oil Pipeline Company, L.L.C. (the Company), is a Delaware limited liability company formed on February 14, 1996, to design, construct, own and operate the unregulated Poseidon Pipeline extending from the Gulf of Mexico to onshore Louisiana. The original members of the Company were Texaco Trading and Transportation, Inc. (TTTI), and Poseidon Pipeline Company, L.L.C. (Poseidon), a subsidiary of Leviathan Gas Pipeline Partners, L.P. TTTI contributed $36,399,660 in cash, and Poseidon contributed property, plant and equipment, valued by the two parties (TTTI and Poseidon) at $36,399,660, at the formation of the Company. Each member received a 50 percent ownership interest in the Company. Subsequently, $2,799,320 in cash was equally distributed to TTTI and Poseidon, leaving $70 million of equity in the Company as of April 23, 1996.

     On July 1, 1996, Marathon Pipeline Company (MPLC) and Texaco Pipeline, Inc.
(TPLI), through their 66 2/3 percent and 33 1/3 percent respectively owned venture, Block 873 Pipeline Company (Block 873), contributed property, plant and equipment valued by the parties (Block 873, TTTI and Poseidon) at $30,000,000. In return, they received a 33 1/3 percent interest in the Company. Immediately after the contribution, MPLC and TPLI transferred their pro rata ownership interests in the Company to Marathon Oil Company (Marathon) and TTTI, respectively. Marathon then contributed an additional $5.2 million in cash, and distributions of $12.6 million and $2.6 million in cash were made to TTTI and Poseidon, respectively. Upon completion of this transaction, TTTI, Poseidon and Marathon owned 36 percent, 36 percent and 28 percent of the Company, respectively, and total equity was $90,000,000.

     The Company purchased crude oil line-fill and began operating Phase I of the pipeline in April 1996. Phase I consists of 16-inch and 20-inch sections of pipe extending from the Garden Banks Block 72 to Ship Shoal Block 332. Phase II of the pipeline is a 24-inch section of pipe from Ship Shoal Block 332 to Caillou Island. Line-fill was purchased for Phase II in late December 1996 and operations began in January 1997. Construction of Phase III of the pipeline consisting of a section of 24-inch line extending from Caillou Island to the Houma, Louisiana, area was completed during 1997, and operations began in December 1997.

     The Company is in the business of transporting crude oil in the Gulf of Mexico in accordance with various purchase and sale contracts with producers served by the pipeline. The Company buys crude oil at various points along the pipeline and resells the crude oil at a destination point in accordance with each individual contract. Net sales revenue is earned based upon the differential between the sale price and purchase price. Differences between purchased and sold volumes in any period are recorded as changes in line-fill.

     Effective January 1, 1998, Shell Oil Company and Texaco Inc. (Texaco) formed Equilon Enterprises LLC (Equilon). Equilon is a joint venture which combines both companies' western and midwestern U.S. refining and marketing businesses and both companies' nationwide trading, transportation and lubricants businesses. Under the formation agreement, Shell Oil Company and Texaco assigned, or caused to be assigned, the economic benefits and detriments of certain regulated and unregulated pipeline assets, including TTTI's beneficial interest in the Company. As a result of the joint venture, Equilon became operator of the Company on January 1, 1998.

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Accounting

     The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles.

                     POSEIDON OIL PIPELINE COMPANY, L.L.C.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Property, Plant and Equipment

     Contributed property, plant and equipment is recorded at fair value as agreed to by the members at the date of contribution. Acquired property, plant and equipment is recorded at cost. Pipeline equipment is depreciated using a composite, straight-line method over estimated useful lives of three to 30 years. Line-fill is not depreciated as management of the Company believes the cost of all barrels is fully recoverable. Major renewals and betterments are capitalized in the property accounts while maintenance and repairs are expensed as incurred. No gain or loss is recognized on normal asset retirements under the composite method.

  Cash and Cash Equivalents

     The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

  Debt Reserve Fund

     In connection with the Company's revolving credit facility (see Note 4), the Company is required to maintain a debt reserve account as security on the outstanding balance. At December 31, 1998, the balance in the account totaled $4,329,254 and was comprised of funds earning interest at a money market rate.

  Fair Value of Financial Instruments

     The Company's financial instruments consist of cash and cash equivalents, short-term receivables, payables and long-term debt. The carrying values of cash and cash equivalents, short-term receivables and payables approximate fair value. The fair value for long-term debt is estimated based on current rates available for similar debt with similar maturities and securities and, at December 31, 1998, approximates the carrying value.

                     POSEIDON OIL PIPELINE COMPANY, L.L.C.

NOTE 3 -- PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment consisted of the following at December 31, 1998 and 1997:

                                                               1998           1997
                                                           ------------   ------------
Rights-of-way............................................  $  3,218,788   $  3,218,788
Line-fill................................................    11,350,466     11,160,410
Line pipe, line pipe fittings and pipeline
  construction...........................................   223,076,191    206,041,256
Pumping and station equipment............................     4,613,516      4,584,563
Office furniture, vehicles and other equipment...........        83,812         67,609
Construction work in progress............................     3,896,016      5,904,616
                                                           ------------   ------------
                                                            246,238,789    230,977,242
Less -- Accumulated depreciation.........................   (17,485,879)    (8,639,484)
                                                           ------------   ------------
                                                           $228,752,910   $222,337,758
                                                           ============   ============

     Management evaluates the carrying value of the pipeline in accordance with the guidelines presented under Statement of Financial Accounting Standards
(SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." SFAS No. 121 establishes standards for measuring the impairment of long-lived assets to be held and used and of those to be disposed. Management believes no impairment of assets exists as of December 31, 1998.

     During 1998 and 1997, the Company capitalized approximately $-- and $2,151,000, respectively, of interest cost into property, plant and equipment.

NOTE 4 -- DEBT

     The Company maintains a $150,000,000 revolving credit facility with a group of banks. The outstanding balance at December 31, 1998, is $131,000,000. Under the terms of the related credit agreement, the Company has the option to either draw or renew amounts at various maturities ranging from one to 12 months if a Eurodollar interest rate arrangement is selected (6.875 percent to 6.9375 percent at December 31, 1998). These borrowings can then be renewed assuming no event of default exists. Alternatively, the Company may select to borrow under a base interest rate arrangement, calculated in accordance with the credit agreement. The revolving credit facility matures on April 30, 2001.

     At December 31, 1998, the entire outstanding balance had been borrowed under the Eurodollar alternative, and it is the Company's intent to extend repayment beyond one year, thus the entire balance has been classified as long-term.

     The debt is secured by various assets of the Company including accounts receivable, inventory, pipeline equipment and investments. The Company has used the funds drawn on the revolver primarily for construction costs associated with Phases II and III of the pipeline.

     The revolving credit agreement requires the Company to meet certain financial and nonfinancial covenants. The Company must maintain a tangible net worth, calculated in accordance with the credit agreement, of not less than $80,000,000. Beginning April 1, 1997, the Company is required to maintain a ratio of earnings before interest, taxes, depreciation and amortization to interest paid or accrued, as calculated in accordance with the credit agreement, of 2.50 to 1.00. In addition, the Company is required to maintain a debt reserve fund (see Note 2) with a balance equal to two times the interest payments made in the previous quarter under the credit facility.

                     POSEIDON OIL PIPELINE COMPANY, L.L.C.

NOTE 5 -- INCOME TAXES

     A provision for income taxes has not been recorded in the accompanying financial statements because such taxes accrue directly to the members. The federal and state income tax returns of the Company are prepared and filed by the operator.

NOTE 6 -- TRANSACTIONS WITH RELATED PARTIES

     The Company derives a significant portion of its gross sales and gross purchases from its members and other related parties. The Company generated approximately $263,872,000 in gross affiliated sales and approximately $226,184,000 in gross affiliated purchases for 1998. During 1997 and 1996, the Company generated approximately $19,790,000 and $4,086,000 of net sales revenue from related parties.

     The Company paid approximately $558,000 to Equilon in 1998 and $454,000 and $401,000 to TTTI in 1997 and 1996, respectively, for management, administrative and general overhead. In 1998, 1997 and 1996, the Company paid construction management fees of $2,133,507, $1,091,000 and $2,364,000, respectively, to Equilon in connection with the completion of Phase II and Phase III. As of December 31, 1998 and 1997, the Company had outstanding advances to Equilon of approximately $1,234,000 and $--, respectively, in connection with construction work in progress.

NOTE 7 -- CONTINGENCIES

     In the normal course of business, the Company is involved in various legal actions arising from its operations. In the opinion of management, the outcome of these legal actions will not significantly affect the financial position or results of operations of the Company.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Members
  of Neptune Pipeline Company, L.L.C.

     In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of income, of members' capital and of cash flows present fairly, in all material respects, the financial position of Neptune Pipeline Company, L.L.C. at December 31, 1998 and 1997, and the result of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

                                            PricewaterhouseCoopers LLP

Houston, Texas
March 11, 1999

                        NEPTUNE PIPELINE COMPANY, L.L.C.

                           CONSOLIDATED BALANCE SHEET
                        AS OF DECEMBER 31, 1998 AND 1997

                                                                  1998           1997
                                                              ------------   ------------
                           ASSETS
Current assets:
  Cash and cash equivalents.................................  $  6,016,841   $ 18,531,456
  Transportation receivable.................................     1,279,405        764,008
  Owing from related parties................................     2,880,664     11,974,091
  Other receivable..........................................       104,756         89,821
                                                              ------------   ------------
          Total current assets..............................    10,281,666     31,359,376

Pipelines and equipment.....................................   261,104,113    249,861,312
  Less: accumulated depreciation............................    12,204,577      2,056,246
                                                              ------------   ------------
                                                               248,899,536    247,805,066

Long-term receivable........................................       160,000             --
                                                              ------------   ------------
          Total assets......................................  $259,341,202   $279,164,442
                                                              ============   ============

              LIABILITIES AND MEMBERS' EQUITY

Current liabilities:
  Accounts payable..........................................  $    964,761   $  2,001,863
  Owing to related parties..................................     4,784,102     32,779,237
  Deferred income...........................................            --         20,478
                                                              ------------   ------------
          Total current liabilities.........................     5,748,863     34,801,578

Minority interest...........................................     1,872,959      1,778,740

Members' equity.............................................   251,719,380    242,584,124
                                                              ------------   ------------
          Total liabilities and members' equity.............  $259,341,202   $279,164,442
                                                              ============   ============

        The accompanying notes are an integral part of these statements.

                        NEPTUNE PIPELINE COMPANY, L.L.C.

                        CONSOLIDATED STATEMENT OF INCOME
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

                                                                 1998          1997
                                                              -----------   ----------
Operating income:
  Transportation revenue....................................  $16,172,659   $6,317,728
  Other gas revenue.........................................      180,236           --
                                                              -----------   ----------
          Total revenues....................................   16,352,895    6,317,728

Operating expenses:
  Operating & maintenance...................................    3,575,712    1,693,978
  Administrative & general..................................    1,455,240      992,520
  Depreciation..............................................   10,148,332    2,056,246
  Property taxes............................................      326,332           --
                                                              -----------   ----------
          Total operating expenses..........................   15,505,616    4,742,744

Net operating income........................................      847,279    1,574,984

  Other income (expense)
     Other expense..........................................     (150,100)          --
     Interest income........................................      385,123      362,142
     Allowance for funds used during construction...........           --    6,430,641
                                                              -----------   ----------
          Total other income, net...........................      235,023    6,792,783

Net income before minority interest.........................    1,082,302    8,367,767

  Minority interest in income of subsidiaries...............       11,026       81,736
                                                              -----------   ----------
Net income..................................................  $ 1,071,276   $8,286,031
                                                              ===========   ==========

        The accompanying notes are an integral part of these statements.

                        NEPTUNE PIPELINE COMPANY, L.L.C.

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

                                                                  1998           1997
                                                              ------------   -------------
Cash flows from operating activities:
  Net income................................................  $  1,071,276   $   8,286,031
  Adjustments to reconcile net income to net cash provided
   by (used for) operating activities:
     Depreciation...........................................    10,148,332       2,056,246
     Allowance for funds used during construction...........            --      (6,430,641)
     Minority interest in income of subsidiaries............        11,026          81,736
  (Increases) decreases in working capital:
     Transportation receivables.............................      (515,397)       (764,008)
     Owing from related parties.............................     9,093,427     (11,974,091)
     Other receivable.......................................        25,065         (89,503)
     Accounts payable.......................................    (1,037,102)      2,001,863
     Owing to related parties...............................   (30,791,136)     32,779,237
     Deferred income........................................       (20,478)        (54,522)
                                                              ------------   -------------
          Net cash provided by (used for) operating
            activities......................................   (12,014,987)     25,892,348
                                                              ------------   -------------

Cash flows used for investing activities:
  Capital expenditures......................................    (9,252,950)   (179,087,955)
  Proceeds from property sales and salvage..................       187,149              --
  Contributions in aid of construction......................       419,000              --
                                                              ------------   -------------
          Net cash used for investing activities............    (8,646,801)   (179,087,955)
                                                              ------------   -------------

Cash flows provided by financing activities:
  Members' contributed capital..............................    13,985,491     172,512,990
  Minority interest contributed capital.....................        83,193       1,696,980
  Distributions.............................................    (5,921,511)     (2,560,000)
                                                              ------------   -------------
          Net cash provided by financing activities.........     8,147,173     171,649,970
                                                              ------------   -------------

Increase (decrease) in cash and cash equivalents............  $(12,514,615)  $  18,454,363
                                                              ============   =============

Reconciliation of beginning and ending balances
  Cash and cash equivalents -- beginning of year............  $ 18,531,456   $      77,093
  Increase (decrease) in cash and cash equivalents..........   (12,514,615)     18,454,363
                                                              ------------   -------------
Cash and cash equivalents -- end of year....................  $  6,016,841   $  18,531,456
                                                              ============   =============

        The accompanying notes are an integral part of these statements.

                        NEPTUNE PIPELINE COMPANY, L.L.C.

                         STATEMENT OF MEMBERS' CAPITAL
                        AS OF DECEMBER 31, 1998 AND 1997

                                        TEJAS OFFSHORE
                                        PIPELINE LLC/    MARATHON GAS    SAILFISH
                                        SHELL SEAHORSE   TRANSMISSION    PIPELINE
                                           COMPANY           INC.       COMPANY LLC      TOTAL
                                        --------------   ------------   -----------   ------------
Capital account balances at December
  31, 1996............................   $      1,194    $       581    $      612    $      2,387
Members' contributions................    115,473,693     56,659,297       380,000     172,512,990
Contributed assets....................      4,100,000             --    60,242,716      64,342,716
Net income............................      3,433,401      1,328,264     3,524,366       8,286,031
Distributions.........................             --             --    (2,560,000)     (2,560,000)
                                         ------------    -----------    -----------   ------------
Capital account balances at December
  31, 1997............................    123,008,288     57,988,142    61,587,694     242,584,124
Members' contributions................      5,369,182      3,524,321     5,091,988      13,985,491
Net income............................        585,317        236,169       249,790       1,071,276
Distributions.........................     (3,358,512)    (1,246,864)   (1,316,135)     (5,921,511)
                                         ------------    -----------    -----------   ------------
Capital account balances at December
  31, 1998............................   $125,604,275    $60,501,768    $65,613,337   $251,719,380
                                         ============    ===========    ===========   ============

        The accompanying notes are an integral part of these statements.

                        NEPTUNE PIPELINE COMPANY, L.L.C.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1998

NOTE 1 -- ORGANIZATION AND CONTROL

     Neptune Pipeline Company, L.L.C. (Neptune) owns a 99% member interest in Manta Ray Offshore Gathering Company, L.L.C. (Manta Ray) and Nautilus Pipeline Company, L.L.C. (Nautilus). Neptune is owned as follows: Tejas Offshore Pipeline, LLC (Tejas), an affiliate of Shell Oil Company owns a 49.9% member interest; Shell Seahorse Company (Shell Seahorse), an affiliate of Shell Oil Company owns a 0.1% member interest; Marathon Gas Transmission Inc. (Marathon) owns a 24.33% member interest; Sailfish Pipeline Company, L.L.C. (Sailfish) owns a 25.67% member interest.

     Tejas acquired its 49.9% interest from Shell Seahorse on February 2, 1998.

     Agreements between the member companies address the allocation of income and capital contributions and distributions amongst the respective members' capital accounts. As a result of these agreements, the ratio of members' equity accounts per the Statement of Members' Capital differs from the members' ownership interests in Neptune.

     Neptune was formed to acquire, construct, own and operate through Manta Ray and Nautilus, the Manta Ray System and the Nautilus System and any other natural gas pipeline systems approved by the members. As of December 31, 1998 the Manta Ray System and the Nautilus System are the only pipelines owned by Manta Ray and Nautilus, respectively.

     The formation of Manta Ray was accomplished through cash and fixed asset contributions from the member companies. Fixed asset contributions, which accounted for approximately 50% of all contributions, consisted of the Manta Ray System and various compressor equipment (contributed by Sailfish) and the Boxer-Bullwinkle System (contributed by Shell Seahorse). Because both cash and fixed assets were contributed, the Manta Ray System and related compressor equipment and the Boxer-Bullwinkle System were recorded at $64,342,716, which represented their fair value on the date of contribution.

     The Manta Ray System consists of a 169 mile gathering system located in the South Timbalier and Ship Shoal areas of the Gulf of Mexico. An additional segment, 47 miles of 24 inch pipeline and associated facilities, extending from Green Canyon Block 65, offshore Louisiana, to Ship Shoal Block 207, offshore Louisiana, was constructed during 1997 and first provided natural gas transportation service on December 15, 1997. This newly constructed pipeline is referred to as Phase II Facilities elsewhere in these notes.

     The Nautilus System consists of a 30-inch natural gas pipeline and appurtenant facilities extending approximately 101 miles from Ship Shoal Block 207, offshore Louisiana, to six delivery point interconnects near the outlet of Exxon Company, U.S.A.'s Garden City Gas Processing Plant in St. Mary Parish, Louisiana. The Nautilus System was constructed during 1997 and first provided natural gas transportation service on December 15, 1997.

     Neptune, Manta Ray and Nautilus (collectively referred to as the Companies) have no employees and receive all administrative and operating support through contractual arrangements with affiliated companies. These services and agreements are outlined in Note 3, Related Party Transactions.

NOTE 2 -- SIGNIFICANT ACCOUNTING POLICIES

  Principles of Consolidation

     The consolidated financial statements include the accounts of Neptune and its subsidiaries. All intercompany transactions and balances have been eliminated in consolidation.

                        NEPTUNE PIPELINE COMPANY, L.L.C.

  Regulation

     Nautilus, as an interstate pipeline, is subject to regulation by the Federal Energy Regulatory Commission (FERC). Nautilus has accounting policies that conform to generally accepted accounting principles, as applied to regulated enterprises and are in accordance with the accounting requirements and ratemaking practices of the FERC.

  Cash and Cash Equivalents

     All highly liquid investments with a maturity of three months or less when purchased are considered to be cash equivalents.

  Pipelines and Equipment

     Newly constructed pipelines are recorded at historical cost. Regulated pipelines and equipment includes an Allowance for Funds Used During Construction (AFUDC). The rates used in the calculation of AFUDC are determined in accordance with guidelines established by FERC. The Manta Ray pipeline and related facilities are depreciated on a straight-line basis over their estimated useful life of 30 years, while the Nautilus pipeline and related facilities are depreciated on a straight line basis over their estimated useful life of 20 years. Maintenance and repair costs are expensed as incurred while additions, improvements and replacements are capitalized.

  Income Taxes

     Neptune is treated as a tax partnership under the provisions of the Internal Revenue Code. Accordingly, the accompanying financial statements do not reflect a provision for income taxes since Neptune's results of operations and related credits and deductions will be passed through to and taken into account by its partners in computing their respective tax liabilities.

  Impairment of Long-Lived Assets

     Statement of Financial Accounting Standard (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" requires recognition of impairment losses on long-lived assets if the carrying amount of such assets, grouped at the lowest level for which there are identifiable cash flows that are largely independent of the cash flows from other assets, exceeds the estimated undiscounted future cash flows of such assets. Measurement of any impairment loss is based on the fair value of the asset. At December 31, 1998 and 1997, there were no impairments.

  Revenue Recognition

     Revenue from Manta Ray's and Nautilus' transportation of natural gas is recognized upon receipt of natural gas into the pipeline systems.

     In the course of providing transportation services to customers, Nautilus and Manta Ray may receive different quantities of gas from shippers than the quantities delivered on behalf of those shippers. These transactions result in imbalances which are settled in cash on a monthly basis. In addition, certain imbalances may occur with interconnecting facilities when the Companies deliver more or less than what is nominated (scheduled). The settlement of these imbalances is governed by Operational Balancing Agreements (OBA). Certain OBAs stipulate that settlement will occur through delivery of physical quantities in subsequent months. The Companies record the net of all imbalances as Transportation Revenue or Other Revenue and carry the net position as a payable or a receivable, as appropriate.

                        NEPTUNE PIPELINE COMPANY, L.L.C.

  Fair Value of Financial Instruments

     The reported amounts of financial instruments such as cash and cash equivalents, receivables, and current liabilities approximate fair value because of their maturities.

  Use of Estimates and Significant Risks

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the related reported amounts of revenue and expenses during the reporting period. Such estimates and assumptions include those made in areas of FERC regulations, fair value of financial instruments, future cash flows associated with assets, useful lives for depreciation and potential environmental liabilities. Actual results could differ from those estimates. Management believes that the estimates are reasonable.

     Development and production of natural gas in the service area of the pipelines are subject to, among other factors, prices for natural gas and federal and state energy policy, none of which are within the Companies' control.

  Reclassification

     Certain prior period amounts in the financial statements and notes thereto have been reclassified to conform with the current year presentation.

NOTE 3 -- RELATED PARTY TRANSACTIONS

  Construction Management Agreements

     On January 17, 1997, Nautilus entered into a Construction Management Agreement (the Agreement) with Marathon under which Marathon agreed to construct the Nautilus System. As of December 31, 1998 and 1997 respectively, Nautilus had incurred $113,127,385, and $113,041,314 of costs under the Agreement. Of these amounts, $309,238 and $2,665,922 were recorded as liabilities to affiliates at December 31, 1998 and 1997, respectively.

     On January 17, 1997, Manta Ray entered into a Construction Management Agreement with Shell Seahorse under which Shell Seahorse agreed to construct the Phase II Facilities. Also on January 17, 1997, Manta Ray entered into a Construction Management Agreement with Marathon under which Marathon agreed to construct a slug catcher. On August 1, 1998, Manta Ray entered into a Construction Management Agreement with Marathon under which Marathon agreed to construct condensate stabilization facilities. As of December 31, 1998 and 1997, Manta Ray had incurred $83,388,913 and $64,016,789, respectively, under these agreements. Of these amounts, $4,236,507 and $7,875,533 were recorded as liabilities to affiliates at December 31, 1998 and 1997, respectively.

  Transportation Services

     During 1998, $3,881,667 of transportation revenues for Nautilus were derived from related parties. During 1997, Nautilus derived substantially all of its transportation revenue from transportation services provided under agreements with Shell Offshore Incorporated (SOI) and Marathon Oil Company, both of which are affiliates of Nautilus. All transactions were at rates pursuant to the existing tariff. At December 31, 1998 and 1997 respectively, Nautilus had affiliate receivables of $596,090 and $0 relating to transportation and gas imbalances. At December 31, 1998 and 1997, respectively, Nautilus had affiliate payables of $230,730 and $0 relating to transportation and gas imbalances.

                        NEPTUNE PIPELINE COMPANY, L.L.C.

     In 1998, $4,902,613 of transportation revenues on Manta Ray were derived from related parties. During 1997, Manta Ray derived substantially all of its transportation revenue from transportation services provided under agreements with third parties. All transactions were at negotiated rates. At December 31, 1998 and 1997 respectively, Manta Ray had receivables of $1,857,320 and $639,208 relating to transportation and gas imbalances.

     At December 31, 1998, Manta Ray also had a receivable from Sailfish of $297,348 relating to accumulated transportation and gas balancing activity associated with the assets contributed by Sailfish.

  Leases

     Effective December 1, 1997, Manta Ray, as lessor, and Nautilus, as lessee, entered into a lease agreement for usage of offshore platform space located at Ship Shoal Block 207. The term of the lease is for the life of the platform, subject to certain early termination conditions, and requires minimum lease payments of $225,000 per year adjusted annually for inflation. The associated lease revenue and expense have been eliminated in consolidation.

  Operating and Administrative Expense

     Since the Companies have no employees, operating, maintenance and general and administrative services are provided to the Companies under service agreements with Manta Ray Gathering Company, L.L.C., Marathon, and Shell Seahorse, all of which are affiliates of the Companies. Substantially all operating and administrative expenses were incurred through services provided under these agreements.

  Other Affiliate Transactions

     During 1997, Manta Ray and Nautilus had various transactions relating to construction with member companies or affiliates which resulted in affiliate receivables of $11,337,218 and affiliate payables of $22,237,782.

     Also included in Owing from Related Parties at December 31, 1998 is a receivable from an affiliate for $129,698 relating to the sale of land during the fourth quarter of 1998 by Nautilus. No gain or loss was recognized on the sale.

NOTE 4 -- PIPELINES AND EQUIPMENT

     Pipelines and equipment at December 31, 1998 and 1997 is comprised of the following (in thousands):

                                                                1998       1997
                                                              --------   --------
Pipelines and equipment.....................................  $244,835   $242,194
Land........................................................     1,107      1,237
AFUDC.......................................................     6,430      6,430
Construction in progress....................................     8,732         --
                                                              --------   --------
          Subtotal..........................................   261,104    249,861
Accumulated depreciation....................................    12,204      2,056
                                                              --------   --------
          Total.............................................  $248,900   $247,805
                                                              ========   ========

     At December 31, 1997, included in pipelines and equipment is an accrued estimate of costs incurred to date of $3,022,000. Actual costs incurred during 1998 relating to this accrual totaled $1,855,000. Pipelines and Equipment and Owing to Related Parties have been adjusted in 1998.

                        NEPTUNE PIPELINE COMPANY, L.L.C.

     During 1998, Nautilus entered into interconnection agreements with certain other parties in which Nautilus agreed to construct interconnection facilities whereby the parties agreed to contribute $619,000 as partial reimbursement for construction costs. Nautilus was reimbursed $419,000 during 1998 and the remaining balance will be paid monthly based on throughput. The receivable balance at December 31, 1998 was $200,000, the current portion of which is $40,000.

NOTE 5 -- REGULATORY MATTERS

     The FERC has jurisdiction over the Nautilus System with respect to transportation of gas, rates and charges, construction of new facilities, extension or abandonment of service facilities, accounts and records, depreciation and amortization policies and certain other matters.

NOTE 6 -- COMMITMENTS AND CONTINGENCIES

     In the ordinary course of business, the Companies are subject to various laws and regulations. In the opinion of management, compliance with existing laws and regulations will not materially affect the financial position, the results of operations or cash flows of the Companies.

     Various legal actions, which have arisen in the ordinary course of business, are pending with respect to the assets of the Companies. Management believes that the ultimate disposition of these actions, either individually or in aggregate, will not have a material adverse effect on the financial position, the results of operations or the cash flows of the Companies.

     Pursuant to the terms of a construction agreement entered into in 1995, Manta Ray agreed to pay liquidated damages to various parties if Manta Ray did not complete an interconnect by May 31, 1998 between the Manta Ray System and the system operated by Trunkline Gas Pipeline Company. Under the provision, Manta Ray incurred $150,000 in 1998, which is recorded in Other Expense. Manta Ray will be obligated to pay an additional $100,000 if the interconnect is not completed by May 31, 1999 and $50,000 if the interconnect is not completed by May 31, 2000.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholder of Leviathan Gas Pipeline Company

     In our opinion, the accompanying balance sheet presents fairly, in all material respects, the financial position of Leviathan Gas Pipeline Company at December 31, 1998 in conformity with generally accepted accounting principles. This financial statement is the responsibility of the Company's management; our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit of this statement in accordance with generally accepted auditing standards, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

                                            PricewaterhouseCoopers LLP

Houston, Texas
June 2, 1999

                         LEVIATHAN GAS PIPELINE COMPANY
             (AN INDIRECT SUBSIDIARY OF EL PASO ENERGY CORPORATION)

                                 BALANCE SHEET
                               DECEMBER 31, 1998
                       (In thousands, except share data)

                               ASSETS

Current assets:
  Cash and cash equivalents.................................  $ 6,409
  Accounts receivable from the Partnership (Note 5).........      406
  Other.....................................................       22
                                                              -------
          Total current assets..............................    6,837
  Equity investment.........................................   18,362
                                                              -------
          Total assets......................................  $25,199
                                                              =======

                LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
  Payable to parent.........................................  $   652
  Intercompany taxes payable (Note 4).......................      693
                                                              -------
          Total current liabilities.........................    1,345
Deferred tax liability (Note 4).............................   23,154
                                                              -------
          Total liabilities.................................   24,499
                                                              -------
Commitments and contingencies
Stockholder's equity:
  Common stock, $0.10 par value, 1,000 shares authorized,
     issued and outstanding.................................        1
  Additional paid-in capital................................      100
  Accumulated earnings......................................      599
                                                              -------
                                                                  700
                                                              -------
          Total liabilities and stockholder's equity........  $25,199
                                                              =======

    The accompanying notes are an integral part of this financial statement.

                         LEVIATHAN GAS PIPELINE COMPANY
             (AN INDIRECT SUBSIDIARY OF EL PASO ENERGY CORPORATION)

                             NOTES TO BALANCE SHEET

NOTE 1 -- ORGANIZATION:

     Leviathan Gas Pipeline Company ("Leviathan"), a Delaware corporation and indirect wholly-owned subsidiary of El Paso Energy Corporation ("El Paso Energy"), was formed in 1989 to purchase, operate and expand offshore natural gas pipeline systems. El Paso Energy is a diversified energy holding company, engaged, through it subsidiaries, in the interstate and intrastate transportation, gathering and processing of natural gas; the marketing of natural gas, power and other energy-related commodities; power generation; and the development and operation of energy infrastructure facilities worldwide.

     In 1993, Leviathan contributed substantially all of its natural gas pipeline operations, certain other assets and liabilities and related acquisition debt to Leviathan Gas Pipeline Partners, L.P. and its subsidiaries (collectively referred to as the "Partnership"), a publicly held Delaware master limited partnership, in exchange for an effective 35.8% interest in the Partnership. Leviathan's effective ownership interest in the Partnership was reduced to 27.3% as a result of an additional public offering by the Partnership in June 1994. The Partnership is primarily engaged in the gathering, transportation and production of oil and natural gas in the Gulf of Mexico and through its subsidiaries and joint ventures, owns interests in significant assets, including (i) eight existing natural gas pipelines, (ii) a crude oil pipeline system, (iii) six strategically-located multi-purpose platforms, (iv) production handling and dehydration facilities, (v) four producing oil and natural gas properties and (vi) a non-producing oil and natural gas property. Leviathan, as general partner, performs all management and operating functions of the Partnership. In August 1998, El Paso Energy paid approximately $422 million to acquire its interest in Leviathan through a merger with DeepTech International Inc. ("DeepTech"), Leviathan's parent.

     At December 31, 1998, Preference Units and Common Units totaling 18,075,000 were owned by the public, representing a 72.7% effective limited partner interest in the Partnership. Leviathan, through its ownership of a 25.3% limited partner interest in the form of 6,291,894 Common Units, its 1% general partner interest in the Partnership and its approximate 1% nonmanaging interest in certain subsidiaries of the Partnership, owned a 27.3% effective interest in the Partnership as of December 31, 1998.

NOTE 2 -- SIGNIFICANT ACCOUNTING POLICIES:

  Income taxes

     Income taxes are based on income reported for tax return purposes along with a provision for deferred income taxes. Deferred income taxes are provided to reflect the tax consequences in future years of differences between the financial statement and tax bases of assets and liabilities at each year-end. Tax credits are accounted for under the flow-through method, which reduces the provision for income taxes in the year the tax credits first become available. Deferred tax assets are reduced by a valuation allowance when, based upon management's estimates, it is more likely than not that a portion of the deferred tax assets will not be realized in the future period. The estimates utilized in the recognition of deferred tax assets are subject to revision in future periods based on new facts or circumstances.

     After August 14, 1998, as a result of El Paso Energy's acquisition of DeepTech, Leviathan's results are included in the consolidated federal income tax return of El Paso Energy. On behalf of itself and all members filing in its consolidated federal income tax return, including Leviathan, El Paso Energy adopted a tax sharing policy (the "Policy") which provides, among other things, that (i) each company in a taxable income position will be currently charged with an amount equivalent to its federal income tax computed on a separate return basis and (ii) each company in a tax loss position will be reimbursed currently to the extent its deductions, including general business credits, were utilized in the consolidated tax return. Under the Policy, El Paso Energy will pay all federal income taxes directly to the IRS and will bill or refund, as applicable, its subsidiaries for their applicable portion of such income tax payments.

                         LEVIATHAN GAS PIPELINE COMPANY
             (AN INDIRECT SUBSIDIARY OF EL PASO ENERGY CORPORATION)

                     NOTES TO BALANCE SHEET -- (CONTINUED)

  Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the related reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Management believes that the estimates used are reasonable.

  Recent Pronouncements

     Effective July 1, 1998, Leviathan adopted Statement of Financial Accounting Standard ("SFAS") No. 129, "Disclosure of Information About Capital Structure" which establishes standards for disclosing information about an entity's capital structure previously not required by nonpublic entities. The adoption of this pronouncement did not have a material impact on Leviathan's financial position or results of operations.

     In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". SFAS No. 133 requires that entities recognize all derivative investments as either assets or liabilities on the balance sheet and measure those instruments at fair value. Changes in the fair value of derivatives are recorded each period in current earnings or other comprehensive income, depending on whether a derivative is designated as part of a hedge transaction. For fair-value hedge transactions in which Leviathan is hedging changes in an asset's, liability's or firm commitment's fair value, changes in the fair value of the derivative instrument will generally be offset in the income statement by changes in the hedged item's fair value. For cash-flow hedge transactions, in which Leviathan is hedging the variability of cash flows related to a variable-rate asset, liability, or a forecasted transaction, changes in the fair value of the derivative instrument will be reported in other comprehensive income. The gains and losses on the derivative instrument that are reported in other comprehensive income will be reclassified as earnings in the periods in which earnings are impacted by the variability of the cash flows of the hedged item. The ineffective portion of all hedges will be recognized in current-period earnings. This statement was amended to be effective for fiscal years beginning after June 15, 2000. Leviathan has not yet determined the impact that the adoption of SFAS No. 133 will have on its financial position or results of operations.

NOTE 3 -- EQUITY INVESTMENT:

     Leviathan uses the equity method to account for its investment in the Partnership. Additional income is allocated by the Partnership to Leviathan as a result of the Partnership achieving certain target levels of cash distributions to its unitholders. See discussion of incentive distributions below. The summarized financial information for Leviathan's investment in the Partnership is as follows:

                     LEVIATHAN GAS PIPELINE PARTNERS, L.P.
                            SUMMARIZED BALANCE SHEET
                               DECEMBER 31, 1998
                                 (IN THOUSANDS)

Current assets..............................................   $ 11,943
Noncurrent assets...........................................    430,783
Current liabilities.........................................     11,167
Notes payable...............................................    338,000
Other noncurrent liabilities................................     10,724

                         LEVIATHAN GAS PIPELINE COMPANY
             (AN INDIRECT SUBSIDIARY OF EL PASO ENERGY CORPORATION)

                     NOTES TO BALANCE SHEET -- (CONTINUED)

     The Partnership distributes 100% of available cash, as defined in the Partnership Agreement, on a quarterly basis to the unitholders of the Partnership and to Leviathan, as general partner. During the Preference Period (as defined in the Partnership Agreement), these distributions were effectively made 98% to unitholders and 2% to Leviathan, subject to the payment of incentive distributions to Leviathan if certain target levels of cash distributions to unitholders are achieved. As an incentive, the general partner's interest in the portion of quarterly cash distributions in excess of $0.325 per unit and less than or equal to $0.375 per unit is increased to 15%. For quarterly cash distributions over $0.375 per unit but less than or equal to $0.425 per unit, the general partner receives 25% of such incremental amount and for all quarterly cash distributions in excess of $0.425 per unit, the general partner receives 50% of the incremental amount.

NOTE 4 -- INCOME TAXES:

     After August 14, 1998, Leviathan is included in the consolidated federal income tax return filed by El Paso Energy. The Policy provides for the manner of determining payments with respect to federal income tax liabilities (Note 2).

     Deferred federal income taxes are primarily attributable to the differences in depreciation rates and in the timing of recognizing income from the Partnership for financial and tax reporting purposes.

     Leviathan's deferred income tax liabilities (assets) at December 31, 1998 consisted of the following (in thousands):

Deferred tax liabilities:
  Investment in the Partnership.............................  $23,141
  Other.....................................................       13
                                                              -------
          Total deferred tax liability......................   23,154
                                                              -------
Deferred tax assets:
  Net operating loss ("NOL") carryforwards..................     (153)
  Alternative minimum tax ("AMT") credit carryforward.......   (1,719)
  Valuation allowance.......................................    1,872
                                                              -------
          Total deferred tax assets.........................       --
                                                              -------
Net deferred tax liability..................................  $23,154
                                                              =======

     As of December 31, 1998, approximately $1,719,000 of AMT credit carryforwards, which have no expiration date, were available to offset future regular tax liabilities. Additionally, as of December 31, 1998, approximately $438,000 of NOL carryforwards, which expire in 2017, were available to offset future tax liabilities.

     Leviathan has recorded a valuation allowance (i) to reflect the estimated amount of deferred tax assets that may not be realized due to the expiration of NOL carryforwards and (ii) to reflect the uncertainty that the AMT credit carryforwards will be utilized. Leviathan's NOL and AMT credit carryforwards are subject to separate return limitation year restrictions.

     Current amounts due to El Paso Energy for the intercompany charge for federal income taxes totaled $693,000 as of December 31, 1998.

NOTE 5 -- RELATED PARTY TRANSACTIONS:

     Leviathan, as general partner of the Partnership, is entitled to reimbursement of all reasonable expenses incurred by it or its affiliates for or on behalf of the Partnership including amounts payable by

                         LEVIATHAN GAS PIPELINE COMPANY
             (AN INDIRECT SUBSIDIARY OF EL PASO ENERGY CORPORATION)

                     NOTES TO BALANCE SHEET -- (CONTINUED)

Leviathan to El Paso Energy under a management agreement whereby El Paso Energy provides operational, financial, accounting and administrative services to Leviathan. The management agreement is intended to reimburse El Paso Energy for the estimated costs of its services provided to Leviathan and the Partnership.

     In addition, the management agreement also requires a payment by Leviathan to compensate El Paso Energy for certain tax liabilities resulting from, among other things, additional taxable income allocated to Leviathan due to (i) the issuance of additional Preference Units (including the sale of the Preference Units by the Partnership pursuant to the public offering of additional Preference Units) and (ii) the investment of such proceeds in additional acquisitions or construction projects. The management agreement expires on June 30, 2002, and may thereafter be terminated on 90 days' notice by either party.

NOTE 6 -- COMMITMENTS AND CONTINGENCIES:

     In the ordinary course of business, Leviathan is subject to various laws and regulations. In the opinion of management, compliance with existing laws and regulations will not materially effect the financial position of Leviathan. Various legal actions which have arisen in the ordinary course of business are pending with respect to the assets of Leviathan. Management believes that the ultimate disposition of these actions, either individually or in the aggregate, will not have a material adverse effect on Leviathan's financial position.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                     LEVIATHAN GAS PIPELINE PARTNERS, L.P.
                         LEVIATHAN FINANCE CORPORATION

                                  $175,000,000

                       OFFER TO EXCHANGE ALL OUTSTANDING
              10 3/8% SERIES A SENIOR SUBORDINATED NOTES DUE 2009

                                      FOR

              10 3/8% SERIES B SENIOR SUBORDINATED NOTES DUE 2009

                   ------------------------------------------

                                   PROSPECTUS
                   ------------------------------------------

                                 JUNE 18, 1999

--------------------------------------------------------------------------------

     We have not authorized any dealer, sales person or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell the notes or our solicitation of your offer to buy the notes in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein or the affairs of the company have not changed since the date of this prospectus.

--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Certificate of Incorporation of the General Partner of Leviathan limits the liability of the directors of the General Partner to the General Partner or its stockholder (in their capacity as directors but not in their capacity as officers) to the fullest extent permitted by the Delaware General Corporation Law (the "DGCL"). Accordingly, pursuant to the terms of the DGCL as presently in effect, directors of the General Partner will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the General Partner or its stockholder, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. The Certificate of Incorporation also provides that if the DGCL is amended after the approval of the Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the General Partner will be eliminated to the full extent permitted by the DGCL, as so amended.

     In addition, the Amended and Restated Bylaws of the General Partner (as amended and restated, the "Bylaws"), in substance, require the General Partner to indemnify each person who is or was a director, officer, employee or agent of the General Partner to the full extent permitted by the laws of the State of Delaware in the event he is involved in legal proceedings by reason of the fact that he is or was a director, officer, employee or agent of the General Partner, or is or was serving at the General Partner's request as a director, officer, employee or agent of the General Partner and its subsidiaries, another corporation, partnership or other enterprise. The General Partner is also required to advance to such persons payments incurred in defending a proceeding to which indemnification might apply, provided the recipient provides an undertaking agreeing to repay all such advanced amounts if it is ultimately determined that he is not entitled to be indemnified. In addition, the Bylaws specifically provide that the indemnification rights granted thereunder are non-exclusive.

     The Certificates of Incorporation and Bylaws of Leviathan Finance and each of the Registrant Guarantors, as applicable, provide the same limitations as to liability of their respective directors and indemnification provisions as those for the General Partner of Leviathan described above.

     The General Partner has entered into indemnification agreements with certain of its current and past directors providing for indemnification to the full extent permitted by the laws of the State of Delaware. These agreements provide for specific procedures to assure the directors' rights to indemnification, including procedures for directors to submit claims, for determination of directors' entitlement to indemnification (including the allocation of the burden of proof and selection of a reviewing party) and for enforcement of directors' indemnification rights.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Leviathan or the General Partner pursuant to the foregoing, Leviathan and the General Partner have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (A) EXHIBITS

        EXHIBIT
          NO.                                    DESCRIPTION
        -------                                  -----------
            1.1*         -- Purchase Agreement dated as of May 24, 1999 among (i)
                            Leviathan Gas Pipeline Partners, L.P., (ii) Leviathan
                            Finance Corporation, (iii) Delos Offshore Company,
                            L.L.C., Ewing Bank Gathering Company, L.L.C., Flextrend
                            Development Company, L.L.C., Green Canyon Pipe Line
                            Company, L.L.C., Leviathan Oil Transport Systems, L.L.C.,
                            Manta Ray Gathering Company, L.L.C., Poseidon Pipeline
                            Company, L.L.C., Sailfish Pipeline Company, L.L.C.,
                            Stingray Holding, L.L.C., Delaware Transco Hydrocarbons
                            Company, L.L.C., Texam Offshore Gas Transmission, L.L.C.,
                            Transco Offshore Pipeline Company, L.L.C, Tarpon
                            Transmission Company, Viosca Knoll Gathering Company, VK-
                            Main Pass Gathering Company, L.L.C., VK Deepwater
                            Gathering Company, L.L.C. and the Subsidiary Guarantors
                            from time to time party thereto (collectively, the
                            "Subsidiary Guarantors"), (iv) Donaldson, Lufkin &
                            Jenrette Securities Corporation, and (v) Chase Securities
                            Inc.
            3.1          -- Certificate of Limited Partnership of Leviathan (filed as
                            Exhibit 3.1 to Leviathan's Registration Statement on Form
                            S-1, File No. 33-55642).
            3.2          -- Amended and Restated Agreement of Limited Partnership of
                            Leviathan (filed as Exhibit 10.41 to Amendment No. 1 to
                            DeepTech's Registration Statement on Form S-1, File No.
                            33-73538).
            3.3          -- Amendment Number 1 to the Amended and Restated Agreement
                            of Limited Partnership of Leviathan (filed as Exhibit
                            10.1 to Leviathan's Current Report on Form 8-K dated
                            December 31, 1996, File No. 1-11680).
            3.4*         -- Amendment Number 2 to the Amended and Restated Agreement
                            of Limited Partnership of Leviathan.
            3.5*         -- Certificate of Incorporation of Leviathan Finance
                            Corporation.
            3.6*         -- Bylaws of Leviathan Finance Corporation.
            4.1*         -- Indenture dated as of May 27, 1999 among Leviathan Gas
                            Pipeline Partners, L.P., Leviathan Finance Corporation,
                            the Subsidiary Guarantors and Chase Bank of Texas, as
                            Trustee.
            4.2*         -- Form of Certificate of 10 3/8% Series A Senior
                            Subordinated Note due 2009 (included in Exhibit 4.1
                            hereto).
            4.3*         -- Form of Certificate of 10 3/8% Series B Senior
                            Subordinated Note due 2009 (included in Exhibit 4.1
                            hereto).
            4.4*         -- Form of Guarantee Notation of securities issued pursuant to the Indenture (included in Exhibit 4.1 hereto).
            4.5*         -- A/B Exchange Registration Rights Agreement dated as of
                            May 27, 1999 among Leviathan Gas Pipeline Partners, L.P.,
                            Leviathan Finance Corporation, the Subsidiary Guarantors,
                            Donaldson, Lufkin & Jenrette Securities Corporation, and
                            Chase Securities Inc.
            5.1**        -- Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
           10.1          -- First Amended and Restated Management Agreement, dated
                            June 27, 1994 and effective as of July 1, 1992, between
                            DeepTech International Inc. ("DeepTech") and the General
                            Partner (filed as Exhibit 10.1 to DeepTech's Annual
                            Report on Form 10-K for 1994, File No. 0-23934).

        EXHIBIT
          NO.                                    DESCRIPTION
        -------                                  -----------
           10.2          -- First Amendment to First Amended and Restated Management
                            Agreement between DeepTech and the General Partner (filed
                            as Exhibit 10.76 to DeepTech's Registration Statement on
                            Form S-1, File No. 33-88688).
           10.3          -- Second Amendment to First Amended and Restated Management
                            Agreement between DeepTech and the General Partner (filed
                            as Exhibit 10.18 to Leviathan's Annual Report on Form
                            10-K for the fiscal year ended December 31, 1995, File
                            No. 1-11680).
           10.4*         -- Third Amendment to First Amended and Restated Management
                            Agreement between DeepTech and the General Partner.
           10.5          -- Fourth Amendment to First Amended and Restated Management
                            Agreement between DeepTech and the General Partner (filed
                            as Exhibit 10.1 to Leviathan's Quarterly Report on Form
                            10-Q for the quarterly period ended June 30, 1997, File
                            No. 1-11680).
           10.6          -- Fifth Amendment to First Amended and Restated Management
                            Agreement between DeepTech and the General Partner (filed
                            as Exhibit 10.1 to Leviathan's Quarterly Report on Form
                            10-Q for the quarterly period ended September 30, 1997,
                            File No. 1-11680).
           10.7          -- Sixth Amendment to First Amended and Restated Management
                            Agreement between DeepTech and the General Partner (filed
                            as Exhibit 10.2 to Leviathan's Annual Report on Form 10-K
                            for the fiscal year ended December 31, 1998, File No.
                            1-11680).
           10.8          -- Redemption Agreement dated February 27, 1998 between
                            Tatham Offshore, Inc. and Flextrend Development Company,
                            L.L.C., a subsidiary of Leviathan (filed as Exhibit 10.1
                            to Leviathan's Quarterly Report on Form 10-Q for the
                            quarterly period ended September 30, 1998, File No.
                            1-11680).
           10.9          -- Contribution Agreement between Leviathan and El Paso
                            Field Services Company (filed as Exhibit C to Leviathan's
                            Schedule 14A (Rule 14A-101) Proxy Statement effective
                            February 9, 1998).
           10.10         -- Leviathan 1998 Unit Option Plan for Non-Employee
                            Directors Effective as of August 14, 1998 (filed as
                            Exhibit 10.2 to Leviathan's Quarterly Report on Form 10-Q
                            for the quarterly period ended September 30, 1998, File
                            No. 1-11680).
           10.11         -- Leviathan Unit Rights Appreciation Plan (filed as Exhibit
                            10.25 to Leviathan's Annual Report on Form 10-K for the
                            fiscal year ended December 31, 1996, File No. 1-11680).
           10.12         -- Leviathan 1998 Omnibus Compensation Plan, Amended and
                            Restated, Effective as of January 1, 1999 (filed as
                            Exhibit 10.9 to Leviathan's Annual Report on Form 10-K
                            for the fiscal year ended December 31, 1998, File No.
                            1-11680).
           12.1*         -- Statement Regarding Computation of Ratios.
           21.1*         -- List of Subsidiaries of the Leviathan Gas Pipeline
                            Partners, L.P.
           23.1*         -- Consent of PricewaterhouseCoopers LLP.
           23.2*         -- Consent of Deloitte & Touche LLP.
           23.3*         -- Consent of Arthur Andersen LLP.
           23.4*         -- Consent of Netherland, Sewell & Associates, Inc.
           23.5**        -- Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                            (included in Exhibit 5.1 hereto).

        EXHIBIT
          NO.                                    DESCRIPTION
        -------                                  -----------
           24.1*         -- Power of Attorney (included on the signature pages of
                            this Registration Statement on Form S-4).
           25.1*         -- Statement of Eligibility of Trustee.
           27.1          -- Financial Data Schedule (filed as Exhibit 27 to
                            Leviathan's Annual Report on Form 10-K for the fiscal
                            year ended December 31, 1998, File No. 1-11680).
           27.2          -- Financial Data Schedule (filed as Exhibit 27 to
                            Leviathan's Quarterly Report on Form 10-Q for the
                            quarterly period ended March 31, 1999, File No. 1-11680).
           99.1*         -- Form of Letter of Transmittal for the 10 3/8% Series B
                            Senior Subordinated Note due 2009.
           99.2*         -- Form of Notice of Guaranteed Delivery for the 10 3/8%
                            Series B Senior Subordinated Note due 2009.
           99.3*         -- Letter to Holders.
           99.4*         -- Letter to Clients.
           99.5*         -- Letter to Registered Holder and Depository Trust Company
                            Participants.
           99.6*         -- Guidelines for Certificate of Taxpayer Identification
                            Number on substitute Form W-9 (included in Exhibit 99.1
                            hereto).

---------------

 *  Filed herewith.

**  To be filed by amendment.

     (b) Consolidated Financial Statement Schedules, Years ended December 31, 1996, 1997 and 1998.

     All schedules are omitted because the required information is inapplicable or the information is presented in the Consolidated Financial Statements or related notes.

ITEM 22. UNDERTAKINGS

     (a) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (b) Leviathan hereby undertakes that:

          (1) for purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by Leviathan pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) for the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into this prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas, on June 18, 1999.

                                          LEVIATHAN GAS PIPELINE PARTNERS, L.P.

                                          By: Leviathan Gas Pipeline Company,
                                              its general partner

                                          By:      /s/ KEITH B. FORMAN
                                            ------------------------------------
                                              Name: Keith B. Forman
                                              Title: Chief Financial Officer

                                          LEVIATHAN FINANCE CORPORATION

                                          By:      /s/ KEITH B. FORMAN
                                            ------------------------------------
                                              Name: Keith B. Forman
                                              Title: Chief Financial Officer

                                          DELOS OFFSHORE COMPANY, L.L.C.

                                          By:      /s/ KEITH B. FORMAN
                                            ------------------------------------
                                              Name: Keith B. Forman
                                              Title: Chief Financial Officer

                                          EWING BANK GATHERING COMPANY, L.L.C.

                                          By:      /s/ KEITH B. FORMAN
                                            ------------------------------------
                                              Name: Keith B. Forman
                                              Title: Chief Financial Officer

                                          FLEXTREND DEVELOPMENT COMPANY, L.L.C.

                                          By:       /s/ KEITH B. FORMAN
                                              ----------------------------------
                                              Name: Keith B. Forman
                                              Title: Chief Financial Officer

                                          GREEN CANYON PIPE LINE COMPANY, L.L.C.

                                          By:      /s/ KEITH B. FORMAN
                                            ------------------------------------
                                              Name: Keith B. Forman
                                              Title: Chief Financial Officer

                                          LEVIATHAN OIL TRANSPORT SYSTEMS,
                                          L.L.C.

                                          By:      /s/ KEITH B. FORMAN
                                            ------------------------------------
                                              Name: Keith B. Forman
                                              Title: Chief Financial Officer

                                          MANTA RAY GATHERING COMPANY, L.L.C.

                                          By:      /s/ KEITH B. FORMAN
                                            ------------------------------------
                                              Name: Keith B. Forman
                                              Title: Chief Financial Officer

                                          POSEIDON PIPELINE COMPANY, L.L.C.

                                          By:      /s/ KEITH B. FORMAN
                                            ------------------------------------
                                              Name: Keith B. Forman
                                              Title: Chief Financial Officer

                                          SAILFISH PIPELINE COMPANY, L.L.C.

                                          By:       /s/ KEITH B. FORMAN
                                              ----------------------------------
                                              Name: Keith B. Forman
                                              Title: Chief Financial Officer

                                          STINGRAY HOLDING, L.L.C.

                                          By:      /s/ KEITH B. FORMAN
                                            ------------------------------------
                                              Name: Keith B. Forman
                                              Title: Chief Financial Officer

                                          TARPON TRANSMISSION COMPANY

                                          By:      /s/ KEITH B. FORMAN
                                            ------------------------------------
                                              Name: Keith B. Forman
                                              Title: Chief Financial Officer

                                          TRANSCO HYDROCARBONS COMPANY, L.L.C.

                                          By:      /s/ KEITH B. FORMAN
                                            ------------------------------------
                                              Name: Keith B. Forman
                                              Title: Chief Financial Officer

                                          TEXAM OFFSHORE GAS TRANSMISSION,
                                          L.L.C.

                                          By:      /s/ KEITH B. FORMAN
                                            ------------------------------------
                                              Name: Keith B. Forman
                                              Title: Chief Financial Officer

                                          TRANSCO OFFSHORE PIPELINE COMPANY,
                                          L.L.C.

                                          By:      /s/ KEITH B. FORMAN
                                            ------------------------------------
                                              Name: Keith B. Forman
                                              Title: Chief Financial Officer

                                          VK DEEPWATER GATHERING COMPANY, L.L.C.

                                          By:      /s/ KEITH B. FORMAN
                                            ------------------------------------
                                              Name: Keith B. Forman
                                              Title: Chief Financial Officer

                                          VK-MAIN PASS GATHERING COMPANY, L.L.C.

                                          By:      /s/ KEITH B. FORMAN
                                            ------------------------------------
                                              Name: Keith B. Forman
                                              Title: Chief Financial Officer

                                          VIOSCA KNOLL GATHERING COMPANY

                                          By:      /s/ KEITH B. FORMAN
                                            ------------------------------------
                                              Name: Keith B. Forman
                                              Title: Chief Financial Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that the persons whose signatures appear below, constitute and appoint H. Brent Austin and Britton White Jr., and each of them as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their names, places and steads, in any and all capacities, to sign the Registration Statement to be filed in connection with the exchange offering of Leviathan Gas Pipeline Partners, L.P. and Leviathan Finance Corporation and each of the Subsidiary Guarantors listed on pages II-6 through II-9 and any and all amendments (including post-effective amendments) to the Registration Statement, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
                             ---------------------

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below:

                      SIGNATURE                                      TITLE                    DATE
                      ---------                                      -----                    ----
                 /s/ WILLIAM A. WISE                   Chairman of the Board of the       June 18, 1999
-----------------------------------------------------    General Partner, on behalf of
                   William A. Wise                       Leviathan and its subsidiaries

                  /s/ GRANT E. SIMS                    Director and Chief Executive       June 18, 1999
-----------------------------------------------------    Officer of the General Partner,
                    Grant E. Sims                        on behalf of Leviathan and its
                                                         subsidiaries

                 /s/ JAMES H. LYTAL                    Director and President of the      June 18, 1999
-----------------------------------------------------    General Partner, on behalf of
                   James H. Lytal                        Leviathan and its subsidiaries

                 /s/ H. BRENT AUSTIN                   Director and Executive Vice        June 18, 1999
-----------------------------------------------------    President of the General
                   H. Brent Austin                       Partner, on behalf of Leviathan
                                                         and its subsidiaries

               /s/ ROBERT G. PHILLIPS                  Director and Executive Vice        June 18, 1999
-----------------------------------------------------    President of the General
                 Robert G. Phillips                      Partner, on behalf of Leviathan
                                                         and its subsidiaries

                 /s/ KEITH B. FORMAN                   Vice President and Chief           June 18, 1999
-----------------------------------------------------    Financial Officer of the
                   Keith B. Forman                       General Partner, on behalf of
                                                         Leviathan and its subsidiaries

                 /s/ D. MARK LELAND                    Vice President and Controller of   June 18, 1999
-----------------------------------------------------    the General Partner, on behalf
                   D. Mark Leland                        of Leviathan and its
                                                         subsidiaries

                      SIGNATURE                                      TITLE                    DATE
                      ---------                                      -----                    ----
                /s/ MICHAEL B. BRACY                   Director of the General Partner,   June 18, 1999
-----------------------------------------------------    on behalf of Leviathan and its
                  Michael B. Bracy                       subsidiaries

                /s/ H. DOUGLAS CHURCH                  Director of the General Partner,   June 18, 1999
-----------------------------------------------------    on behalf of Leviathan and its
                  H. Douglas Church                      subsidiaries

                 /s/ MALCOLM WALLOP                    Director of the General Partner,   June 18, 1999
-----------------------------------------------------    on behalf of Leviathan and its
                   Malcolm Wallop                        subsidiaries

                                 EXHIBIT INDEX

        EXHIBIT
          NO.                                    DESCRIPTION
        -------                                  -----------
            1.1*         -- Purchase Agreement dated as of May 24, 1999 among (i)
                            Leviathan Gas Pipeline Partners, L.P., (ii) Leviathan
                            Finance Corporation, (iii) Delos Offshore Company,
                            L.L.C., Ewing Bank Gathering Company, L.L.C., Flextrend
                            Development Company, L.L.C., Green Canyon Pipe Line
                            Company, L.L.C., Leviathan Oil Transport Systems, L.L.C.,
                            Manta Ray Gathering Company, L.L.C., Poseidon Pipeline
                            Company, L.L.C., Sailfish Pipeline Company, L.L.C.,
                            Stingray Holding, L.L.C., Delaware Transco Hydrocarbons
                            Company, L.L.C., Texam Offshore Gas Transmission, L.L.C.,
                            Transco Offshore Pipeline Company, L.L.C, Tarpon
                            Transmission Company, Viosca Knoll Gathering Company, VK-
                            Main Pass Gathering Company, L.L.C., VK Deepwater
                            Gathering Company, L.L.C. and the Subsidiary Guarantors
                            from time to time party thereto (collectively, the
                            "Subsidiary Guarantors"), (iv) Donaldson, Lufkin &
                            Jenrette Securities Corporation, and (v) Chase Securities
                            Inc.
            3.1          -- Certificate of Limited Partnership of Leviathan (filed as
                            Exhibit 3.1 to Leviathan's Registration Statement on Form
                            S-1, File No. 33-55642).
            3.2          -- Amended and Restated Agreement of Limited Partnership of
                            Leviathan (filed as Exhibit 10.41 to Amendment No. 1 to
                            DeepTech's Registration Statement on Form S-1, File No.
                            33-73538).
            3.3          -- Amendment Number 1 to the Amended and Restated Agreement
                            of Limited Partnership of Leviathan (filed as Exhibit
                            10.1 to Leviathan's Current Report on Form 8-K dated
                            December 31, 1996, File No. 1-11680).
            3.4*         -- Amendment Number 2 to the Amended and Restated Agreement
                            of Limited Partnership of Leviathan.
            3.5*         -- Certificate of Incorporation of Leviathan Finance
                            Corporation.
            3.6*         -- Bylaws of Leviathan Finance Corporation.
            4.1*         -- Indenture dated as of May 27, 1999 among Leviathan Gas
                            Pipeline Partners, L.P., Leviathan Finance Corporation,
                            the Subsidiary Guarantors and Chase Bank of Texas, as
                            Trustee.
            4.2*         -- Form of Certificate of 10 3/8% Series A Senior
                            Subordinated Note due 2009 (included in Exhibit 4.1
                            hereto).
            4.3*         -- Form of Certificate of 10 3/8% Series B Senior
                            Subordinated Note due 2009 (included in Exhibit 4.1
                            hereto).
            4.4*         -- Form of Guarantee Notation of securities issued pursuant to the Indenture (included in Exhibit 4.1 hereto).
            4.5*         -- A/B Exchange Registration Rights Agreement dated as of
                            May 27, 1999 among Leviathan Gas Pipeline Partners, L.P.,
                            Leviathan Finance Corporation, the Subsidiary Guarantors,
                            Donaldson, Lufkin & Jenrette Securities Corporation, and
                            Chase Securities Inc.
            5.1**        -- Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
           10.1          -- First Amended and Restated Management Agreement, dated
                            June 27, 1994 and effective as of July 1, 1992, between
                            DeepTech International Inc. ("DeepTech") and the General
                            Partner (filed as Exhibit 10.1 to DeepTech's Annual
                            Report on Form 10-K for 1994, File No. 0-23934).
           10.2          -- First Amendment to First Amended and Restated Management
                            Agreement between DeepTech and the General Partner (filed
                            as Exhibit 10.76 to DeepTech's Registration Statement on
                            Form S-1, File No. 33-88688).

        EXHIBIT
          NO.                                    DESCRIPTION
        -------                                  -----------
           10.3          -- Second Amendment to First Amended and Restated Management
                            Agreement between DeepTech and the General Partner (filed
                            as Exhibit 10.18 to Leviathan's Annual Report on Form
                            10-K for the fiscal year ended December 31, 1995, File
                            No. 1-11680).
           10.4*         -- Third Amendment to First Amended and Restated Management
                            Agreement between DeepTech and the General Partner.
           10.5          -- Fourth Amendment to First Amended and Restated Management
                            Agreement between DeepTech and the General Partner (filed
                            as Exhibit 10.1 to Leviathan's Quarterly Report on Form
                            10-Q for the quarterly period ended June 30, 1997, File
                            No. 1-11680).
           10.6          -- Fifth Amendment to First Amended and Restated Management
                            Agreement between DeepTech and the General Partner (filed
                            as Exhibit 10.1 to Leviathan's Quarterly Report on Form
                            10-Q for the quarterly period ended September 30, 1997,
                            File No. 1-11680).
           10.7          -- Sixth Amendment to First Amended and Restated Management
                            Agreement between DeepTech and the General Partner (filed
                            as Exhibit 10.2 to Leviathan's Annual Report on Form 10-K
                            for the fiscal year ended December 31, 1998, File No.
                            1-11680).
           10.8          -- Redemption Agreement dated February 27, 1998 between
                            Tatham Offshore, Inc. and Flextrend Development Company,
                            L.L.C., a subsidiary of Leviathan (filed as Exhibit 10.1
                            to Leviathan's Quarterly Report on Form 10-Q for the
                            quarterly period ended September 30, 1998, File No.
                            1-11680).
           10.9          -- Contribution Agreement between Leviathan and El Paso
                            Field Services Company (filed as Exhibit C to Leviathan's
                            Schedule 14A (Rule 14A-101) Proxy Statement effective
                            February 9, 1998).
           10.10         -- Leviathan 1998 Unit Option Plan for Non-Employee
                            Directors Effective as of August 14, 1998 (filed as
                            Exhibit 10.2 to Leviathan's Quarterly Report on Form 10-Q
                            for the quarterly period ended September 30, 1998, File
                            No. 1-11680).
           10.11         -- Leviathan Unit Rights Appreciation Plan (filed as Exhibit
                            10.25 to Leviathan's Annual Report on Form 10-K for the
                            fiscal year ended December 31, 1996, File No. 1-11680).
           10.12         -- Leviathan 1998 Omnibus Compensation Plan, Amended and
                            Restated, Effective as of January 1, 1999 (filed as
                            Exhibit 10.9 to Leviathan's Annual Report on Form 10-K
                            for the fiscal year ended December 31, 1998, File No.
                            1-11680).
           12.1*         -- Statement Regarding Computation of Ratios.
           21.1*         -- List of Subsidiaries of the Leviathan Gas Pipeline
                            Partners, L.P.
           23.1*         -- Consent of PricewaterhouseCoopers LLP.
           23.2*         -- Consent of Deloitte & Touche LLP.
           23.3*         -- Consent of Arthur Andersen LLP.
           23.4*         -- Consent of Netherland, Sewell & Associates, Inc.
           23.5**        -- Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                            (included in Exhibit 5.1 hereto).
           24.1*         -- Power of Attorney (included on the signature pages of
                            this Registration Statement on Form S-4).
           25.1*         -- Statement of Eligibility of Trustee.

        EXHIBIT
          NO.                                    DESCRIPTION
        -------                                  -----------
           27.1          -- Financial Data Schedule (filed as Exhibit 27 to
                            Leviathan's Annual Report on Form 10-K for the fiscal
                            year ended December 31, 1998, File No. 1-11680).
           27.2          -- Financial Data Schedule (filed as Exhibit 27 to
                            Leviathan's Quarterly Report on Form 10-Q for the
                            quarterly period ended March 31, 1999, File No. 1-11680).
           99.1*         -- Form of Letter of Transmittal for the 10 3/8% Series B
                            Senior Subordinated Note due 2009.
           99.2*         -- Form of Notice of Guaranteed Delivery for the 10 3/8%
                            Series B Senior Subordinated Note due 2009.
           99.3*         -- Letter to Holders.
           99.4*         -- Letter to Clients.
           99.5*         -- Letter to Registered Holder and Depository Trust Company
                            Participants.
           99.6*         -- Guidelines for Certificate of Taxpayer Identification
                            Number on substitute Form W-9 (included in Exhibit 99.1
                            hereto).

---------------

 *  Filed herewith.

**  To be filed by amendment.